Exhibit 10.2

Execution Version

AMENDMENT NO. 5

AMENDMENT NO. 5, dated as of September 26, 2025 (this “Agreement”), among Coherent Corp., a Pennsylvania corporation (the “Borrower”), each other Loan Party (as defined in the Credit Agreement referred to below) listed on the signature pages hereof, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement) and as Collateral Agent (as defined in the Credit Agreement), and the other parties party hereto. Unless otherwise defined herein, capitalized terms are used herein as defined in the Amended Credit Agreement.

W I T N E S S E T H

WHEREAS, reference is hereby made to the Credit Agreement, dated as of July 1, 2022 (as amended by Amendment No. 1, dated as of March 31, 2023, Amendment No. 2, dated as of April 2, 2024, Amendment No. 3, dated as of January 2, 2025, Refinancing Amendment, Incremental Assumption Agreement and Amendment No. 4, dated as of September 26, 2025 (“Amendment No. 4”), and as further as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement” and as amended pursuant to this Agreement, the “Amended Credit Agreement”), among the Borrower, the Lenders party thereto from time to time, the Issuing Banks party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and as Collateral Agent, and the other parties party thereto from time to time;

WHEREAS, Section 2.23 of the Credit Agreement provides that the Borrower may, by written notice to the Administrative Agent, incur Refinancing Term Loans, the proceeds of which are used to refinance in whole or in part any Class of Term Loans by entering into Refinancing Amendments with Lenders willing to provide such Refinancing Term Loans;

WHEREAS, the Borrower desires, pursuant to Section 2.23(a) of the Credit Agreement, to create a new Class of Term B-3 Loans (as defined in the Amended Credit Agreement) under the Credit Agreement having identical terms with and having the same rights and obligations under the Loan Documents as, and in the same aggregate principal amount as, the Term B-2 Loans, as set forth in the Credit Agreement and Loan Documents, except as such terms are amended hereby;

WHEREAS, each Term B Lender that executes and delivers a consent substantially in the form of Exhibit A hereto (a “Consent”) to exchange all (or such lesser amount allocated to it by the Administrative Agent) of its Term B-2 Loans outstanding for Term B-3 Loans upon effectiveness of this Agreement and thereafter become a Term B-3 Lender (as defined in the Amended Credit Agreement), shall be deemed to have consented to this Agreement;

WHEREAS, each Person that executes and delivers a joinder to this Agreement substantially in the form of Exhibit B (a “Joinder”) as an Additional Term B-3 Lender (as defined in the Amended Credit Agreement) will make Term B-3 Loans in the amount set forth on the signature page of such Person’s Joinder on the effective date of this Agreement to the Borrower, the proceeds of which will be used by the Borrower to repay in full the outstanding principal amount of Non-Exchanged Term B-2 Loans (as defined in the Amended Credit Agreement);

WHEREAS, in accordance with Section 9.08(b) of the Credit Agreement, the Borrower has requested and the Term B-3 Lenders and Additional Term B-3 Lenders agree to make certain amendments as set forth herein, and upon the terms and subject to the conditions of this Agreement have agreed to make such amendments to the Credit Agreement;

WHEREAS, each of JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citizens Bank, N.A., Credit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Mizuho Bank, Ltd., Morgan

Stanley Senior Funding, Inc., MUFG Bank, Ltd. and PNC Capital Markets LLC (or, in each case, any of its affiliates as so designated by it to act in such capacity) has been appointed and will act as a joint lead arranger and joint bookrunner for the Term Loan B-3 Facility (as defined below) (in such capacity, the “Lead Arrangers”);

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Term B-3 Loans. The Term B-3 Loans shall constitute Refinancing Term B Loans for the purpose of Section 2.23 of the Credit Agreement and a new Class of Term Loans and shall be subject to the following terms and conditions:

(a) Terms Generally. For all purposes under the Credit Agreement and the other Loan Documents, the Term B-3 Loans shall be deemed to be Refinancing Term B Loans incurred under the Credit Agreement, having the terms set forth in the Amended Credit Agreement for such Term B-3 Loans.

(b) Proposed Borrowing. This Agreement represents a request by the Borrower to borrow Term B-3 Loans from the Term B-3 Lenders on the Amendment No. 5 Effective Date as set forth on the applicable Borrowing Request to be delivered by the Borrower under the Credit Agreement.

(c) Additional Term B-3 Lenders. Each Additional Term B-3 Lender acknowledges and agrees that it shall become a “Lender” under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

(d) Credit Agreement Governs. Except as otherwise set forth in this Agreement, the Term B-3 Loans shall be subject to the provisions of the Amended Credit Agreement and the other Loan Documents.

(e) Acknowledgement. Each party hereto acknowledges that (i) each Term B-3 Lender constitutes, and for all purposes under the Credit Agreement and the other Loan Documents shall be, a Term B Lender, (ii) this Agreement shall be deemed to be an Refinancing Amendment for all purposes under the Credit Agreement and the other Loan Documents and (iii) this Agreement shall constitute the written notice required to be delivered by the Borrower to the Administrative Agent pursuant to Section 2.23 of the Credit Agreement.

(f) Notice. The Administrative Agent agrees that upon the occurrence of the Amendment No. 5 Effective Date it shall promptly notify each Lender as to the effectiveness of this Agreement.

SECTION 2. Amendment of the Credit Agreement. On and as of the Amendment No. 5 Effective Date upon the satisfaction or waiver of the conditions set forth in Section 3, the Credit Agreement shall be amended, without additional consent or approval of any other Lender, to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit C hereto.

SECTION 3. Conditions to Effectiveness and Funding.

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(a) The effectiveness of this Agreement is subject to the satisfaction or waiver of each of the following conditions (the date on which such conditions shall have been so satisfied or waived, the “Amendment No. 5 Effective Date”):

(i) The Administrative Agent shall have received a counterpart of this Agreement, executed and delivered by a duly authorized officer of the Borrower, the Term B-3 Lenders (provided that each Consent signature page by a Rollover Term B-2 Lender and each Joinder signature page by an Additional Term B-3 Lender shall be deemed to be a signature page to this Agreement), each other Loan Party and the Administrative Agent.

(ii) The Administrative Agent or the applicable Lender shall have received, at least three Business Days prior to the Amendment No. 5 Effective Date, (i) if any Loan Party qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation with respect to such Borrower, to the extent reasonably requested in writing by any Term B-3 Lender at least ten Business Days prior to the Amendment No. 5 Effective Date and (ii) all other documentation and information with respect to any Loan Party that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, to the extent reasonably requested in writing by any Term B-3 Lender at least ten Business Days prior to the Amendment No. 5 Effective Date.

(iii) All accrued reasonable and documented out-of-pocket costs and expenses (including reasonable and documented legal fees and out-of-pocket expenses of Simpson Thacher & Bartlett LLP, as counsel to the Administrative Agent), to the extent invoiced at least three Business Days in advance (except as otherwise reasonably agreed by the Borrower) and other fees, in each case, due and payable to the Administrative Agent and the Term B-3 Lenders on or prior to the Amendment No. 5 Effective Date, shall have been paid.

(iv) The Administrative Agent shall have received, on behalf of itself and the Term B-2 Lenders, a customary written opinion of (A) Sidley Austin LLP, as special New York, California and Texas counsel for the Loan Parties, and (B) K&L Gates LLP, as Pennsylvania counsel for the Loan Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent covering such customary matters relating to the Loan Documents as the Administrative Agent shall reasonably request, dated as of the Amendment No. 5 Effective Date.

(v) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated the Amendment No. 5 Effective Date certifying that (a) the representations and warranties of the Borrower and each other Loan Party contained in Article III of the Credit Agreement and any other Loan Document are true and correct in all material respects as of the Amendment No. 5 Effective Date; provided, that to the extent that such representations and warranties specifically relate to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language are true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (b) at the time and immediately after giving effect to Amendment No. 5 and the incurrence of the Term B-3 Loans, no Event of Default or Default has occurred and is continuing.

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(vi) The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Amendment No. 5 Effective Date and certifying:

(1) (i) that attached thereto is a true and complete copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, certified as of a recent date by the Secretary of State (or other similar official or Governmental Authority) of the jurisdiction of its organization or by the Secretary or Assistant Secretary or similar officer of such Loan Party or other person duly authorized by the constituent documents of such Loan Party or (ii) that there has been no change to such certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents since the Amendment No. 3 Effective Date,

(2) that attached thereto is a true and complete copy of a certificate as to the good standing of such Loan Party as of a recent date from the Secretary of State (or other similar official or Governmental Authority) of such Loan Party’s jurisdiction of formation or incorporation,

(3) (i) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Amendment No. 3 Effective Date and at all times since a date prior to the date of the resolutions described in the following clause (4) or (ii) that there has been no change to the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) since the Closing Date,

(4) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party, authorizing the execution, delivery and performance by such Loan Party of this Agreement and, in the case of the Borrower, the borrowings hereunder, and the execution, delivery and performance of each of the other Loan Documents required hereby and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Amendment No. 5 Effective Date, and

(5) as to the incumbency and specimen signature of each officer or authorized signatory executing this Agreement or any other Loan Document delivered in connection herewith on behalf of such Loan Party.

(vii) The aggregate principal amount of the Exchanged Term B-2 Loans plus the aggregate principal amount of the Additional Term B-3 Commitments shall equal the aggregate principal amount of the outstanding Term B-2 Loans immediately prior to the Amendment No. 5 Effective Date.

(viii) The Borrower shall have paid to the Administrative Agent, for the ratable account of the Term B-2 Lenders immediately prior to the Amendment No. 5 Effective Date, all accrued and unpaid interest on the Term B-2 Loans to, but not including, the Amendment No. 5 Effective Date.

(ix) The Administrative Agent shall have received the Borrowing Request required by Section 2.03 of the Credit Agreement; provided, that the Borrowing Request

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in respect of the Term B-3 Loans may be made conditional on the effectiveness of this Agreement.

(x) The Administrative Agent shall have received (i) the executed counterparts of the Joinder executed by the Borrower and each Additional Term B-3 Lender and (ii) the executed counterparts of the Consent by each Rollover Term B-2 Lender.

Notwithstanding anything to the contrary in this Agreement, in no event shall this Section 3 (including for the avoidance of doubt, this sentence) be waived, amended or otherwise modified in a manner that would result in any condition contained in this Section 3 being satisfied (and which, but for such waiver, amendment or modification would not otherwise be satisfied), without the consent of each Term B-3 Lender and the Administrative Agent (but without the necessity of obtaining the consent of any other Person).

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Agreement and to provide the Term B-3 Loans and to consent to the amendments herein, the Borrower and each other Loan Party hereby jointly and severally represent and warrant to the Administrative Agent and the Term B-3 Lenders, as of the Amendment No. 5 Effective Date, that:

(a) Each Loan Party has the power and authority to execute, deliver and perform its obligation under this Agreement and the Amended Credit Agreement and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder and under the Amended Credit Agreement. The execution, delivery and performance by the Borrower and each other Loan Party of this Agreement, and the performance by the Borrower and each other Loan Party of the Amended Credit Agreement and each other Loan Document to which it is a party, in each case, have been duly authorized by all requisite corporate, stockholder, partnership, limited liability company or other organizational action required to be obtained by such Loan Party.

(b) This Agreement has been duly executed and delivered by the Borrower and each other Loan Party and constitutes a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) implied covenants of good faith and fair dealing.

SECTION 5. Reaffirmation.

(a) Each Loan Party party hereto hereby expressly acknowledges and agrees to the terms of this Agreement and reaffirms and confirms, as applicable, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Agreement and the transactions contemplated hereby and that on and after the Amendment No. 5 Effective Date each Loan Document remains in full force and effect, (ii) in its capacity as Guarantor, its guarantee of the Secured Obligations (including, without limitation, the Secured Obligations with respect to the Term B-3 Loans) pursuant to the Loan Documents and that on and after the Amendment No. 5 Effective Date, its guarantee will extend to the Obligations as amended by this Agreement, subject to any limitations set out in the Amended Credit Agreement and any other Loan Document applicable to that Loan Party, and (iii) that neither the execution, delivery or performance of this Agreement nor the performance of the transactions contemplated hereby will impair the validity or effectiveness of the Liens granted pursuant any Loan Document, and such

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Liens continue unimpaired to secure repayment of the Secured Obligations (including, without limitation, the Secured Obligations with respect to the Term B-3 Loans).

(b) It is the intention of the parties hereto that, after giving effect to this Agreement and the transactions contemplated hereby, neither the modification of the Credit Agreement effected pursuant to this Agreement or as reflected in the Amended Credit Agreement nor the execution, delivery, performance or effectiveness of this Agreement and the transactions contemplated hereby:

(i) (a) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Secured Obligations (including, without limitation, with respect to the Term B-3 Loans), whether heretofore or hereafter incurred; or

(ii) is intended to or will require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

SECTION 6. Continuing Effect; Etc.

(a) Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect, in each case as amended by this Agreement. The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s, the Term B-3 Lenders’ or any other Lenders’ willingness to consent to any action requiring consent under any other provisions of the Credit Agreement or the same subsection for any other date or time period. Upon the effectiveness of the amendments set forth herein, on and after the Amendment No. 5 Effective Date, each reference in the Credit Agreement to “this Agreement”, “the Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby on the Amendment No. 5 Effective Date.

(b) This Agreement shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or any other Loan Document or discharge or release the Lien or priority of any Security Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement, the Security Documents or the other Loan Documents or a novation of the Credit Agreement or any other Loan Document. The obligations outstanding under or of the Credit Agreement and instruments securing the same shall remain in full force and effect, except to any extent expressly modified hereby. Nothing implied in this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower, guarantor, grantor or pledgor under any of the Loan Documents.

(c) The Borrower and the other parties hereto acknowledge and agree that this Agreement shall constitute a Loan Document and a Refinancing Amendment.

(d) Each Lender party hereto hereby directs and authorizes the Administrative Agent to execute this Agreement.

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SECTION 7. Expenses. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation and delivery of this Agreement, and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees, disbursements and other charges of one firm of counsel (and, if necessary, one local counsel in each relevant material jurisdiction) to the Administrative Agent subject to and in accordance with the terms of Section 9.05 of the Credit Agreement.

SECTION 8. Amendments; Execution in Counterparts. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

“Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

SECTION 9. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES TO THE PROVISIONS OF 9.11 AND 9.15 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

SECTION 10. ENTIRE AGREEMENT. This Agreement, the other Loan Documents and the Engagement and Fee Letter, dated as of August 29, 2025, among the Borrower and JPMorgan Chase Bank, N.A. (the “Engagement Letter”) constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement, the other Loan Documents and the Engagement Letter. Nothing in this Agreement, the other Loan Documents or the Engagement Letter, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Term B-3 Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents or the Engagement Letter.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

COHERENT CORP., as Borrower

By:	/s/ Ilaria Mocciaro
Name: Ilaria Mocciaro
Title: Chief Accounting Officer and
Corporate Controller

FINISAR CORPORATION
FINISAR SHERMAN RE HOLDCO, LLC
II-VI OPTOELECTRONIC DEVICES, INC.
II-VI PHOTONICS (US), INC.
COHERENT CERAMICS, INC.
PHOTOP TECHNOLOGIES, INC.
COHERENT, INC.
COHERENT ASIA, INC.
COHERENT NA, INC., each as a Loan Party

By:	/s/ Tadd Eyster
Name: Tadd Eyster
Title: Treasurer

II-VI DELAWARE, INC., as a Loan Party

By:	/s/ Tadd Eyster
Name: Tadd Eyster
Title: Vice President, Finance and Treasurer

[Signature Page to Amendment No. 5]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Vidita J. Shah
Name: Vidita J. Shah Title: Vice President

[Signature Page to Amendment No. 5]

JPMORGAN CHASE BANK, N.A., as a Term B-3
Lender and as a Lender

By:	/s/ Vidita J. Shah
Name: Vidita J. Shah Title: Vice President

[Signature Page to Amendment No. 5]

EXHIBIT A

CONSENT TO AMENDMENT AND CASHLESS ROLL

CONSENT TO AMENDMENT AND CASHLESS ROLL (this “Consent”) in connection with Amendment No. 5 (“Amendment”) to that certain Credit Agreement, dated as of July 1, 2022 (as amended from time to time prior to the date hereof, and as further as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Coherent Corp., a Pennsylvania corporation, the lenders party thereto from time to time (collectively, the “Lenders” and individually, a “Lender”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and as Collateral Agent (in such capacity, the “Administrative Agent”), and the other parties thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Amendment.

Existing Term B-1 Lenders / Cashless Settlement

The undersigned Term B-2 Lender hereby irrevocably and unconditionally consents to the terms of the Amendment and conversion 100% of the outstanding principal amount of the Term B-2 Loan held by such Term B-2 Lender (or such lesser amount allocated to such Lender by the Administrative Agent) into a Term B-3 Loan in a like principal amount via a cashless roll.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer.

as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

EXHIBIT B

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of September 26, 2025 (this “Agreement”), by and among JPMORGAN CHASE BANK, N.A. (the “Term B-3 Lender”), COHERENT CORP. (the “Borrower”), and JPMORGAN CHASE BANK, N.A. (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of July 1, 2022 (as amended by Amendment No. 1, dated as of March 31, 2023, Amendment No. 2, dated as of April 2, 2024, Amendment No. 3, dated as January 2, 2025, Refinancing Amendment, Incremental Assumption Agreement and Amendment No. 4, dated as of September 26, 2025, and as further as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Coherent Corp, a Pennsylvania corporation,, the lenders party thereto from time to time (collectively, the “Lenders” and individually, a “Lender”), the Administrative Agent and the other parties thereto (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement (as amended by Amendment No. 5));

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish the Additional Term B-3 Commitment with existing Term B-2 Lenders and/or Additional Term B-3 Lenders; and

WHEREAS, subject to the terms and conditions of Amendment No. 5, Additional Term B-3 Lenders shall become Lenders pursuant to one or more Joinders (as defined in Amendment No. 5);

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Additional Term B-3 Lender hereby agrees to provide the Additional Term B-3 Commitment set forth on its signature page hereto pursuant to and in accordance with Section 2.01(d) of the Credit Agreement. The Additional Term B-3 Commitment provided pursuant to this Agreement shall be subject to all of the terms in the Credit Agreement and to the conditions set forth in the Credit Agreement, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantee Agreement and security interests created by the Security Documents.

Each Additional Term B-3 Lender, the Borrower and the Administrative Agent acknowledge and agree that the Additional Term B-3 Commitment provided pursuant to this Agreement shall constitute Additional Term B-3 Commitments for all purposes of the Credit Agreement and the other applicable Loan Documents. Each Additional Term B-3 Lender hereby agrees to make an Additional Term B-3 Loan to the Borrower in an amount equal to its Additional Term B-3 Commitment on the Amendment No. 5 Effective Date in accordance with Section 2.01(d) of the Amended Credit Agreement.

Each Additional Term B-3 Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Additional Term B-3 Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Upon (i) the execution of a counterpart of this Agreement by each Additional Term B-3 Lender, the Administrative Agent and the Borrower and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the undersigned Additional Term B-3 Lenders shall become Lenders under the Credit Agreement and shall have the respective Additional Term B-3 Commitment set forth on its signature page hereto, effective as of the Amendment No. 5 Effective Date.

For each Additional Term B-3 Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Additional Term B-3 Lender may be required to deliver to the Administrative Agent pursuant to the Credit Agreement.

This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of date first written above.

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

Additional Term B-3 Commitments:

$

[Signature Page to Joinder]

COHERENT CORP.

By:
Name:
Title:

[Signature Page to Joinder]

Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

[Signature Page to Joinder]

EXHIBIT C

Amended Credit Agreement

[Attached]

EXHIBIT ~~A~~C

CREDIT AGREEMENT

dated as of July 1, 2022,

as amended by Amendment No. 1, dated as of March 31, 2023,

as amended by Amendment No. 2, dated as of April 2, 2024,

as amended by Amendment No. 3, dated as of January 2, 2025,

as amended by Amendment No. 4, dated as of September 26, 2025,

as amended by Amendment No. 5, dated as of September 26, 2025 among

COHERENT CORP.,

as the Borrower,

THE LENDERS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

BANK OF MONTREAL,

~~TD SECURITIES (USA) LLC~~CAPITAL ONE, N.A.,

FIRST NATIONAL BANK

and

~~FIRST NATIONAL~~TRUIST BANK ~~OF PENNSYLVANIA~~,

as ~~Co-Managers~~Co-Documentation Agents,

JPMORGAN CHASE BANK, N.A.,

~~CITIBANK,~~ BOFA SECURITIES, INC.,

CITIZENS BANK, N.A.,~~1~~

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

HSBC SECURITIES (USA) INC.,

~~MUFG~~MIZUHO BANK, LTD.,

~~PNC CAPITAL MARKETS LLC,~~

~~HSBC BANK USA, NATIONAL ASSOCIATION,~~

~~CITIZENS BANK,~~MORGAN STANLEY SENIOR FUNDING, INC~~.A~~.,

~~MIZUHO~~MUFG BANK, LTD.

~~1~~	~~Solely with respect to the Revolving Facility in effect on the Closing Date and Initial Term A Facility.~~

and

~~BMO~~PNC CAPITAL MARKETS ~~CORP.~~LLC

as Joint Lead Arrangers and Joint Bookrunners of the ~~Initial~~2025 Incremental Term A Loan Facility, ~~Initial~~ Term B-3 Facility and the 2025 Revolving Facility in effect on the Closing Date~~2~~

~~2~~

~~The Joint Lead Arrangers and Joint Bookrunners of the 2025 Revolving Facility and 2025 Incremental Term A Facility on the Amendment No. 4 Effective Date are JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citizens Bank, N.A., Credit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., MUFG Bank, Ltd. and PNC Capital Markets LLC. The Co-Documentation Agents of the 2025 Revolving Facility and 2025 Incremental Term A Facility on the Amendment No. 4 Effective Date are Bank of Montreal, Capital One, N.A., First National Bank and Truist Bank.~~

i

TABLE OF CONTENTS

ARTICLE I Definitions		1

Section 1.01	Defined Terms	1
Section 1.02	Terms Generally; GAAP	~~101~~103
Section 1.03	Effectuation of Transactions	~~102~~104
Section 1.04	Timing of Payment or Performance	~~102~~104
Section 1.05	Times of Day	~~102~~104
Section 1.06	Classification of Loans and Borrowings	~~102~~104
Section 1.07	Certain Conditions, Calculations and Tests	~~102~~104
Section 1.08	Exchange Rate; Currency Equivalents	~~104~~106
Section 1.09	Additional Alternate Currencies for Loans	~~106~~108
Section 1.10	Change of Currency	~~106~~108
Section 1.11	Interest Rates; Benchmark Notification	~~107~~109

ARTICLE II The Credits		~~108~~110

Section 2.01	Commitments	~~108~~110
Section 2.02	Loans and Borrowings	~~110~~113
Section 2.03	Requests for Borrowings	~~111~~114
Section 2.04	[Reserved]	~~113~~115
Section 2.05	Letters of Credit	~~113~~115
Section 2.06	Funding of Borrowings	~~118~~121
Section 2.07	Interest Elections	~~119~~122
Section 2.08	Termination and Reduction of Commitments	~~121~~123
Section 2.09	Repayment of Loans; Evidence of Debt	~~122~~124
Section 2.10	Repayment of Term Loans and Revolving Facility Loans	~~123~~125
Section 2.11	Prepayment of Loans	~~126~~129
Section 2.12	Fees	~~129~~132
Section 2.13	Interest	~~130~~133
Section 2.14	Alternate Rate of Interest	~~132~~134
Section 2.15	Increased Costs	~~135~~138
Section 2.16	Break Funding Payments	~~137~~139
Section 2.17	Taxes	~~138~~141
Section 2.18	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~143~~146
Section 2.19	Mitigation Obligations; Replacement of Lenders	~~145~~148
Section 2.20	[Reserved]	~~147~~150
Section 2.21	Incremental Commitments	~~147~~150
Section 2.22	Extensions of Loans and Commitments	~~151~~154
Section 2.23	Refinancing Amendments	~~154~~157
Section 2.24	Defaulting Lender	~~161~~163
Section 2.25	Loan Repurchases	~~163~~166

ARTICLE III Representations and Warranties		~~165~~167

Section 3.01	Organization; Powers	~~165~~167
Section 3.02	Authorization	~~165~~168

Section 3.03	Enforceability	~~166~~168
Section 3.04	Governmental Approvals	~~166~~168
Section 3.05	Financial Statements	~~166~~169
Section 3.06	No Material Adverse Effect	~~166~~169
Section 3.07	Title to Properties; Possession Under Leases	~~166~~169
Section 3.08	Subsidiaries	~~166~~169
Section 3.09	Litigation; Compliance with Laws	~~167~~169
Section 3.10	Federal Reserve Regulations	~~167~~170
Section 3.11	Investment Company Act	~~167~~170
Section 3.12	Use of Proceeds	~~167~~170
Section 3.13	Tax Returns	~~168~~170
Section 3.14	No Material Misstatements	~~168~~171
Section 3.15	Employee Benefit Plans	~~169~~171
Section 3.16	Environmental Matters	~~169~~171
Section 3.17	Security Documents	~~169~~172
Section 3.18	Solvency	~~170~~173
Section 3.19	Labor Matters	~~171~~173
Section 3.20	Insurance	~~171~~174
Section 3.21	Intellectual Property; Licenses, Etc.	~~171~~174
Section 3.22	USA PATRIOT Act	~~171~~174
Section 3.23	Anti-Corruption Laws and Sanctions	~~171~~174
Section 3.24	Outbound Investment Rules	~~172~~174

ARTICLE IV Conditions of Lending		~~172~~175

Section 4.01	Closing Date	~~172~~175
Section 4.02	Subsequent Credit Events	~~176~~178
Section 4.03	Determinations Under Section 4.01	~~176~~179

ARTICLE V Affirmative Covenants		~~176~~179

Section 5.01	Existence; Business and Properties	~~176~~179
Section 5.02	Insurance	~~177~~179
Section 5.03	Taxes	~~178~~181
Section 5.04	Financial Statements, Reports, Etc.	~~178~~181
Section 5.05	Litigation and Other Notices	~~180~~183
Section 5.06	Compliance with Laws	~~181~~183
Section 5.07	Maintaining Records; Access to Properties and Inspections	~~181~~183
Section 5.08	Use of Proceeds	~~182~~184
Section 5.09	Compliance with Environmental Laws	~~182~~184
Section 5.10	Further Assurances; Additional Security	~~182~~184
Section 5.11	Rating	~~186~~188
Section 5.12	Subsidiaries and Unrestricted Subsidiaries	~~186~~188
Section 5.13	Anti-Corruption Laws and Sanctions	~~186~~188
Section 5.14	Post-Closing	~~186~~189

ARTICLE VI Negative Covenants		~~186~~189

Section 6.01	Indebtedness	~~186~~189
Section 6.02	Liens	~~191~~194

Section 6.03	[Reserved]	~~197~~199
Section 6.04	Investments, Loans and Advances	~~197~~199
Section 6.05	Mergers, Consolidations, Sales of Assets and Acquisitions	~~200~~203
Section 6.06	Restricted Payments	~~204~~207
Section 6.07	Transactions with Affiliates	~~208~~210
Section 6.08	Business of the Borrower and the Subsidiaries; Etc.	~~210~~212
Section 6.09	Covenant Suspension	~~210~~213
Section 6.10	Fiscal Quarter and/or Fiscal Year	~~210~~213
Section 6.11	Financial Covenants	~~211~~213
Section 6.12	Restrictions on Subsidiary Distributions and Negative Pledge Clauses	~~211~~214

ARTICLE VII Events of Default		~~213~~216

Section 7.01	Events of Default	~~213~~216

ARTICLE VIII The Agents		~~217~~220

Section 8.01	Appointment	~~217~~220
Section 8.02	Delegation of Duties	~~218~~221
Section 8.03	Exculpatory Provisions	~~219~~221
Section 8.04	Reliance by Agents	~~220~~222
Section 8.05	Notice of Default	~~220~~223
Section 8.06	Non-Reliance on Agents, Arrangers, Co-Managers, Co-Documentation Agents and Other Lenders	~~221~~223
Section 8.07	Indemnification	~~221~~224
Section 8.08	Agent in Its Individual Capacity	~~222~~224
Section 8.09	Successor Administrative Agent	~~222~~225
Section 8.10	Arrangers, Etc.	~~223~~225
Section 8.11	Security Documents and Collateral Agent	~~223~~225
Section 8.12	Right to Realize on Collateral and Enforce Guarantees	~~224~~226
Section 8.13	Withholding Tax	~~224~~227
Section 8.14	Certain ERISA Matters	~~225~~227
Section 8.15	Erroneous Payments	~~226~~229

ARTICLE IX Miscellaneous		~~227~~230

Section 9.01	Notices; Communications	~~227~~230
Section 9.02	Survival of Agreement	~~229~~231
Section 9.03	Binding Effect	~~229~~231
Section 9.04	Successors and Assigns	~~229~~232
Section 9.05	Expenses; Indemnity	~~236~~239
Section 9.06	Right of Set-off	~~239~~241
Section 9.07	Applicable Law	~~239~~242
Section 9.08	Waivers; Amendment	~~240~~242
Section 9.09	Interest Rate Limitation	~~246~~248
Section 9.10	Entire Agreement	~~246~~249
Section 9.11	WAIVER OF JURY TRIAL	~~246~~249
Section 9.12	Severability	~~247~~249
Section 9.13	Counterparts; Electronic Signatures	~~247~~249
Section 9.14	Headings	~~248~~250

Section 9.15	Jurisdiction; Consent to Service of Process	~~248~~250
Section 9.16	Confidentiality	~~249~~251
Section 9.17	Platform; Borrower Materials	~~250~~253
Section 9.18	Release of Liens and Guarantees	~~251~~253
Section 9.19	USA PATRIOT Act Notice	~~253~~256
Section 9.20	Agency of the Borrower for the Loan Parties	~~253~~256
Section 9.21	No Liability of the Issuing Banks	~~253~~256
Section 9.22	Judgment Currency	~~254~~257
Section 9.23	Acknowledgment and Consent to Bail-In of EEA Affected Institutions	~~255~~257
Section 9.24	Acknowledgment Regarding Any Supported QFCs	~~255~~258

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Solvency Certificate
Exhibit D-1	Form of Borrowing Request
Exhibit D-2	Form of Letter of Credit Request
Exhibit E	Form of Interest Election Request
Exhibit F	Auction Procedures
Exhibit G	[Reserved]
Exhibit H	Form of Promissory Note
Exhibit I	Form of Perfection Certificate
Exhibit J-1	U.S. Tax Certificate (For Foreign Lenders That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-2	U.S. Tax Certificate (For Foreign Lenders That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)

Exhibit J-3	U.S. Tax Certificate (For Foreign Participants That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-4	U.S. Tax Certificate (For Foreign Participants That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)
Exhibit K	Form of First Lien Intercreditor Agreement
Exhibit L	Form of Collateral Agreement
Exhibit M	Form of Guarantee Agreement
Exhibit N	Form of Intercompany Subordination Agreement

Schedule 1.01	Letter of Credit Individual Sublimits
Schedule 2.01	Commitments
Schedule 3.04	Governmental Approvals
Schedule 3.08(a)	Subsidiaries
Schedule 3.09(a)	Litigation
Schedule 3.16	Environmental Matters
Schedule 3.20	Insurance
Schedule 3.21	Intellectual Property
Schedule 5.14	Post-Closing Items
Schedule 6.01	Indebtedness
Schedule 6.02(a)	Liens
Schedule 6.04	Investments
Schedule 6.07	Transactions with Affiliates
Schedule 6.09	Investment Grade Rating Trigger Date
Schedule 9.01	Notice Information

v

CREDIT AGREEMENT dated as of July 1, 2022 (this “Agreement”), among Coherent Corp. (f/k/a II-VI Incorporated), a Pennsylvania corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent (as defined below), and each Issuing Bank and Lender (each as defined below) party hereto from time to time.

WHEREAS, the Borrower, Merger Sub (as defined below) and Coherent, Inc., a Delaware corporation (the “Target”), have entered into that certain Merger Agreement (as defined below) pursuant to which Merger Sub will, subject to the terms and conditions set forth therein, merge with and into the Target (the “Merger”), with the Target surviving as a wholly owned subsidiary of the Borrower;

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Borrower has requested the Lenders and the Issuing Banks to extend credit as set forth herein; and

WHEREAS, the Borrower, the Administrative Agent, the 2025 Revolving Facility Lenders and the 2025 Incremental Term A Lenders have entered into that certain Amendment No. 4 (as defined below).

NOW, THEREFORE, the Lenders and the Issuing Banks are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“2025 Incremental Term A Commitments” shall mean the commitment of a 2025 Incremental Term A Lender to make the 2025 Incremental Term A Loans hereunder. The amount of each 2025 Incremental Term A Lender’s 2025 Incremental Term A Commitments as of the Amendment No. 4 Effective Date is set forth on Schedule 2.01 (as supplemented by Annex I to Amendment No. 4). The aggregate amount of the 2025 Incremental Term A Commitments as of the Amendment No. 4 Effective Date is $1,250,000,000.

“2025 Incremental Term A Lender” shall mean a Lender with a 2025 Incremental Term A Commitment or with outstanding 2025 Incremental Term A Loans.

“2025 Incremental Term A Loan Facility” shall mean the 2025 Incremental Term A Commitments and the 2025 Incremental Term A Loans made hereunder.

“2025 Incremental Term A Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(i).

“2025 Incremental Term A Loan Maturity Date” shall mean the earlier of (i) the fifth anniversary of the Amendment No. 4 Effective Date and (ii) if applicable, the Springing Maturity Date.

“2025 Incremental Term A Loans” shall mean (x) the term loans made by the 2025 Incremental Term A Lenders to the Borrower on the Amendment No. 4 Effective Date pursuant to Section 2.01(f) and (y) any Incremental Term Loans in the form of additional 2025 Incremental Term A Loans made by the Incremental Term Lenders to the Borrower pursuant to Section 2.01(c).

“2025 Revolving Facility” shall mean the credit facility for the 2025 Revolving Loans described in Section 2.01(b) hereof.

“2025 Revolving Facility Commitment” shall mean the commitment of a Lender to make 2025 Revolving Facility Loans to the Borrower pursuant to Section 2.01(b). The amount of each 2025 Revolving Facility Lender’s 2025 Revolving Facility Commitments as of the Amendment No. 4 Effective Date is set forth on Schedule 2.01 (as supplemented by Annex I to Amendment No. 4). The aggregate amount of the 2025 Revolving Facility Commitments as of the Amendment No. 4 Effective Date is $700,000,000.

“2025 Revolving Facility Lender” shall mean a Lender holding 2025 Revolving Facility Commitments or 2025 Revolving Facility Loans.

“2025 Revolving Facility Maturity Date” shall mean the earlier of (i) the fifth anniversary of the Amendment No. 4 Effective Date and (ii) if applicable, the Springing Maturity Date.

“2025 Revolving Loans” shall mean the Loans made by 2025 Revolving Facility Lenders pursuant to Section 2.01(b) utilizing the 2025 Revolving Facility Commitments.

“ABR” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1%, (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day), after giving effect to the Floor, plus 1.00%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology), and (d) 1.00%. Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. All ABR Loans shall be denominated in Dollars.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Term Loan or ABR Revolving Loan.

“ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.

“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“Accepting Term Lender” shall have the meaning assigned that term in Section 2.10(d).

“Acquired Business” shall mean the Target together with its Subsidiaries.

“Acquired EBITDA” shall mean, with respect to any Pro Forma Entity for any period, the amount for such period of Adjusted Consolidated EBITDA of such Pro Forma Entity (determined as if references to the Borrower and the Subsidiaries in the definition of the term “Adjusted Consolidated EBITDA” were references to such Pro Forma Entity and its Subsidiaries which will become Subsidiaries of the Borrower), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” shall have the meaning assigned to such term in the definition of the term “Adjusted Consolidated EBITDA.”

“Additional Alternate Currency” shall mean any currency other than Dollars that is approved in accordance with Section 1.09.

“Additional Term B-1 Commitment” shall mean, with respect to an Additional Term B-1 Lender, the commitment of such Additional Term B-1 Lender to make an Additional Term B-1 Loan hereunder on the Amendment No. 2 Effective Date, in the amount set forth on the signature page of such Additional Term B-1 Lender to the Amendment No. 2 Joinder. The aggregate amount of the Additional Term B-1 Commitments of all Additional Term B-1 Lenders shall equal the outstanding aggregate principal amount of Non-Exchanged Term B Loans.

“Additional Term B-1 Lender” shall mean a Person with an Additional Term B-1 Commitment to make Additional Term B-1 Loans to the Borrower on the Amendment No. 2 Effective Date.

“Additional Term B-1 Loan” shall mean a Loan that is made pursuant to Section 2.01(d) of the Credit Agreement on the Amendment No. 2 Effective Date.

“Additional Term B-2 Commitment” shall mean, with respect to an Additional Term B-2 Lender, the commitment of such Additional Term B-2 Lender to make an Additional Term B-2 Loan hereunder on the Amendment No. 3 Effective Date, in the amount set forth on the signature page of such Additional Term B-2 Lender to the Amendment No. 3 Joinder. The aggregate amount of the Additional Term B-2 Commitments of all Additional Term B-2 Lenders shall equal the outstanding aggregate principal amount of Non-Exchanged Term B-1 Loans.

“Additional Term B-2 Lender” shall mean a Person with an Additional Term B-2 Commitment to make Additional Term B-2 Loans to the Borrower on the Amendment No. 3 Effective Date.

“Additional Term B-2 Loan” shall mean a Loan that is made pursuant to Section  2.01(~~d~~e) of the Credit Agreement on the Amendment No. 3 Effective Date.

“Additional Term B-3 Commitment” shall mean, with respect to an Additional Term B-3 Lender, the commitment of such Additional Term B-3 Lender to make an Additional Term B-3 Loan hereunder on the Amendment No. 5 Effective Date, in the amount set forth on the signature page of such Additional Term B-3 Lender to the Amendment No. 5 Joinder. The aggregate amount of the Additional Term B-3 Commitments of all Additional Term B-3 Lenders shall equal the outstanding aggregate principal amount of Non-Exchanged Term B-2 Loans.

“Additional Term B-3 Lender” shall mean a Person with an Additional Term B-3 Commitment to make Additional Term B-3 Loans to the Borrower on the Amendment No. 5 Effective Date.

“Additional Term B-3 Loan” shall mean a Loan that is made pursuant to Section 2.01(g) of the Credit Agreement on the Amendment No. 5 Effective Date.

“Adjusted Consolidated EBITDA” shall mean, for any period, the Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities, together with items excluded from the definition of “Consolidated Interest Expense,”

(ii) provision for Taxes based on income, profits, revenue, gross receipts or capital, including federal, foreign, state, local and provincial income, franchise, excise, value added and similar Taxes based on income, profits, revenue, gross receipts or capital and foreign withholding Taxes paid or accrued during such period (including in respect of repatriated funds), including penalties and interest related to such Taxes or arising from any Tax examinations,

(iii) depreciation and amortization (including amortization of Capitalized Software Expenditures, internal labor costs and amortization of deferred financing fees and accelerated and other deferred financing costs, original issue discount or other costs),

(iv) other non-cash charges (other than any accrual in respect of bonuses) (provided that, in each case, if any non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may elect not to add back such non-cash charges in the current period and (B) to the extent the Borrower elects to add back such non-cash charges in the current period, the cash payment in respect thereof in such future period shall be subtracted from Adjusted Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),

(v) the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-wholly owned subsidiary deducted (and not added back in such period to Consolidated Net Income),

(vi) (A) the amount of payments made to option, phantom equity or profits interest holders of any parent entity in connection with, or as a result of, any distribution being made to shareholders of such person or its direct or indirect parent companies, which payments are being made to compensate such option, phantom equity or profits interest holders as though they were shareholders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity, in each case to the extent permitted in the Loan Documents and (B) the amount of fees, expenses and indemnities paid or accrued to directors, including of any parent entity, in the case of clause (A) and this clause (B), attributable to such parent entity’s ownership of the Borrower,

(vii) losses or discounts on sales of receivables and related assets in connection with any Qualified Receivables Facilities,

(viii) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Adjusted Consolidated EBITDA pursuant to paragraph (c) below for any previous period and not added back,

(ix) any costs or expenses incurred by the Borrower or any Subsidiary pursuant to any management equity plan or stock option or phantom equity plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of the Borrower or Net Proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Stock),

(x) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses,

including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature,

(xi) any unusual or non-recurring operating expenses directly attributable to the undertaking and/or implementation of cost savings initiatives and any accruals or reserves in respect of any expenses,

(xii) severance, relocation costs, integration and facilities’ or offices’ opening costs, start-up costs and other business optimization expenses (including related to new product introductions, new systems design, implementation costs, project startup costs and other strategic or cost saving initiatives and any costs or expenses related or attributable to the commencement of a New Project and including any related employee hiring or retention costs), restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions consummated prior to or after the Closing Date and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, signing costs, retention or completion bonuses and other executive recruiting and retention costs,

(xiii) the amount of any loss or pre-opening expenses attributable to a New Project, until the date that is 12 months after the date of completing the construction, acquisition, assembling or creation of such New Project, as the case may be; provided that (A) such losses or pre-opening expenses are reasonably identifiable and factually supportable and (B) losses or pre-opening expenses attributable to such New Project after 12 months from the date of completing such construction, acquisition, assembling or creation, as the case may be, shall not be included in this subclause,

(xiv) [reserved],

(xv) transition costs, costs related to closure or consolidation of facilities or offices (including any severance, rent termination costs, moving costs and legal costs related thereto), internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgements thereof),

(xvi) any expenses reimbursed in cash during such period by non-Affiliate third parties (other than the Borrower or any of its Subsidiaries),

(xvii) other add backs and adjustments reflected in a quality of earnings report provided by an accounting firm of recognized national standing (including any “big four” accounting firm) with respect to any permitted acquisition or other Investment (including, for the avoidance of doubt, add backs and adjustments of the same type in future periods),

(xviii) (A) unrealized or realized foreign exchange losses resulting from the impact of foreign currency changes and (B) losses due to fluctuations in currency values and related tax effects, and

(xix) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of Taxes.

plus

(b) without duplication, the amount of “run rate” cost savings, operating expense reductions, operating improvements and synergies related to the Transactions, any Specified Transaction and any transaction in connection therewith, any restructuring, cost saving initiative or other initiative (i) with respect to the Transactions, projected by the Borrower in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken or initiated (in the good faith determination of the Borrower) and (ii) with respect to any Specified Transaction and any transaction in connection therewith, any restructuring, cost saving initiative or other initiative projected by the Borrower in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken or initiated (in the good faith determination of the Borrower) within 36 months after such Specified Transaction or transaction in connection therewith, restructuring, cost saving initiative or other initiative, including, in each case, any cost savings, expenses and charges (including restructuring and integration charges) in connection with, or incurred by or on behalf of, any joint venture of the Borrower or any of the Subsidiaries (whether accounted for on the financial statements of any such joint venture or the Borrower) (collectively, “Projected Savings”) (which Projected Savings shall be added to Adjusted Consolidated EBITDA until fully realized and calculated on a Pro Forma Basis as though such Projected Savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (A) such Projected Savings are reasonably quantifiable, factually supportable and reasonably anticipated to result from such actions, (B) no Projected Savings shall be added pursuant to this clause (b) to the extent duplicative of any expenses or charges relating to such Projected Savings above (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken) and (C) the share of any Projected Savings with respect to a joint venture that are to be allocated to the Borrower or any Subsidiaries shall not exceed the total amount thereof for any such joint venture multiplied by the percentage of income of such venture expected to be included in Adjusted Consolidated EBITDA for the relevant Test Period;

less

(c) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Adjusted Consolidated EBITDA in any prior period),

(ii) the amount consisting of loss attributable to non-controlling interests of third parties in any non-wholly owned subsidiary added (and not deducted in such period from Consolidated Net Income), and

(iii) (A) unrealized or realized foreign exchange gains resulting from the impact of foreign currency changes and (B) gains due to fluctuations in currency values and related tax effects,

in each case, as determined on a consolidated basis for the Borrower and the Subsidiaries in accordance with GAAP; provided that,

(I) there shall be included in determining Adjusted Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any person, property, business or asset acquired by the Borrower or any Subsidiary during such period (other than any Unrestricted Subsidiary) whether such acquisition occurred before or after the Closing Date to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related person, property, business or assets to the extent not so acquired) (each such person, property, business or asset acquired, including pursuant to a transaction consummated prior to the Closing Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Subsidiary during such period, in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis, and

(II) there shall be excluded in determining Adjusted Consolidated EBITDA for any period the Disposed EBITDA of any person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Subsidiary during such period (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of, abandon, transfer, close or discontinue such operations, at the Borrower’s election only when and to the extent such operations are actually disposed of) (each such person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis.

“Adjusted Daily Simple SOFR” shall mean an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) (x) for any RFR Borrowing denominated in Dollars (other than a Term Loan A Borrowing and a Revolving Facility Borrowing), 0.0% and (y) for any RFR Borrowing denominated in Dollars that is a Term Loan A Borrowing or a Revolving Facility Borrowing, 0.0%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBOR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.

“Adjusted STIBOR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Swedish Kroner for any Interest Period, an interest rate per annum equal to (a) the STIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted STIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.

“Adjusted Term SOFR Rate” shall mean, for any (a) Term Benchmark Borrowing (other than a Term Loan A Borrowing or a Revolving Facility Borrowing) denominated in Dollars for any Interest Period, an interest rate per annum equal to the Term SOFR Rate for such Interest Period and (b) Term Benchmark Borrowing that is a Term Loan A Borrowing or a Revolving Facility Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (i) the Term SOFR Rate for such Interest Period, plus (ii) 0.0%; provided, in each case, that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted TIBOR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Yen for any Interest Period, an interest rate per annum equal to (a) the TIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form supplied by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreed Currencies” shall mean Dollars and each Alternate Currency.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement Currency” shall have the meaning assigned to such term in Section 9.22.

“All-in Yield” shall mean, as to any Loans (or other Indebtedness, if applicable), the yield thereon to Lenders (or other lenders, as applicable) providing such Loans (or other Indebtedness, if applicable) in the primary syndication thereof, as reasonably determined by the Administrative Agent and the Borrower, whether in the form of interest rate, margin, original issue discount, up-front fees, rate floors or otherwise; provided, that original issue discount and up-front fees shall be equated to interest rate based on an assumed four year average life (provided that, solely in the case of determining the All-in Yield in connection with a Repricing Event, original issue discount and up-front fees shall be amortized over the weighted average life of such new or replacement Indebtedness); and provided, further, that “All-in Yield” shall not include (x) arrangement, commitment, underwriting, structuring, ticking, unused line or similar fees, (y) any fees not paid generally to all lenders and (y) customary consent fees for an amendment paid generally to consenting lenders.

“Alternate Currency” shall mean Yen, Euros, Sterling, Swiss Francs and Swedish Kroner and any Additional Alternate Currency.

“Alternate Currency Letter of Credit” shall mean any Letter of Credit denominated in an Alternate Currency.

“Alternate Currency Loan” shall mean any Loan denominated in an Alternate Currency.

“Amendment No. 2” shall mean Amendment No. 2 to the Credit Agreement dated as of the Amendment No. 2 Effective Date.

“Amendment No. 2 Effective Date” shall mean April 2, 2024, the date on which all conditions precedent set forth in Section 4 of Amendment No. 2 are satisfied.

“Amendment No. 2 Joinder” shall mean the Joinder Agreement dated as of the Amendment No. 2 Effective Date among the Borrower, the Administrative Agent and each Additional Term B-1 Lender.

“Amendment No. 3” shall mean Amendment No. 3 to the Credit Agreement dated as of the Amendment No. 3 Effective Date.

“Amendment No. 3 Effective Date” shall mean January 2, 2025, the date on which all conditions precedent set forth in Section 4 of Amendment No. 3 are satisfied.

“Amendment No. 3 Joinder” shall mean the Joinder Agreement dated as of the Amendment No. 3 Effective Date among the Borrower, the Administrative Agent and each Additional Term B-2 Lender.

“Amendment No. 4” shall mean Refinancing Amendment, Incremental Assumption Agreement and Amendment No. 4, dated as of the Amendment No. 4 Effective Date.

“Amendment No. 4 Effective Date” shall mean September 26, 2025, the date on which all conditions precedent set forth in Section 7 of Amendment No. 4 are satisfied.

“Amendment No. 4 Lead Arrangers” shall mean JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citizens Bank, N.A., Credit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., MUFG Bank, Ltd. and PNC Capital Markets LLC.

“Amendment No. 5” shall mean Amendment No. 5 to the Credit Agreement dated as of the Amendment No. 5 Effective Date.

“Amendment No. 5 Effective Date” shall mean September 26, 2025, the date on which all conditions precedent set forth in Section 3 of Amendment No. 5 are satisfied.

“Amendment No. 5 Joinder” shall mean the Joinder Agreement dated as of the Amendment No. 5 Effective Date among the Borrower, the Administrative Agent and each Additional Term B-3 Lender.

“Amendment No. 5 Lead Arrangers” shall mean JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citizens Bank, N.A., Credit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., MUFG Bank, Ltd. and PNC Capital Markets LLC.

“Ancillary Document” shall have the meaning assigned to it in Section 9.13(b).

“Ancillary Fees” shall have the meaning assigned to it in Section 9.08(b)(vii).

“Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the Bribery Act 2010 of the United Kingdom and any other anti-bribery or anti-corruption laws applicable to the Borrower or any of its Subsidiaries.

“Applicable Commitment Fee” shall mean for any day (i) with respect to any Revolving Facility Commitments relating to Initial Revolving Loans, (x) initially, 0.30% per annum and (y) from and after the delivery by the Borrower to the Administrative Agent of the Borrower’s financial statements required to be delivered pursuant to Section 5.04(a) or (b), as applicable, for the first full fiscal quarter of the Borrower completed after the Closing Date, the applicable percentage per annum set forth under the heading “Commitment Fee Rate” in the applicable grid in the definition of “Applicable Margin,” as determined by reference to the Total Net Leverage Ratio set forth in the certificate received by the Administrative Agent pursuant to Section 5.04(c) prior to such day; (ii) with respect to any Revolving Facility Commitments relating to 2025 Revolving Loans, (x) initially, 0.20% per annum and (y) from and after the delivery by the Borrower to the Administrative Agent of the Borrower’s financial statements required to be delivered pursuant to Section 5.04(a) or (b), as applicable, commencing with the fiscal quarter of the Borrower ending on December 31, 2025, the applicable percentage per annum set forth under the heading “Commitment Fee Rate” in the applicable grid in the definition of “Applicable Margin,” as determined by reference to the Total Net Leverage Ratio set forth in the certificate received by the Administrative Agent pursuant to Section 5.04(c) prior to such day; or (iii) with respect to any Other Revolving Facility Commitments, the “Applicable Commitment Fee” set forth in the applicable Extension Amendment or Refinancing Amendment (as applicable).

“Applicable Date” shall have the meaning assigned to such term in Section 9.08(f).

“Applicable Margin” shall mean for any day:

(i) (~~x~~w) with respect to any Initial Term B Loan, 2.75% per annum in the case of any Term Benchmark Loan and 1.75% per annum in the case of any ABR Loan, (~~y~~x) with respect to any Term B-1 Loan, 2.50% per annum in the case of any Term Benchmark Loan and 1.50% per annum in the case of any ABR Loan ~~and~~, (~~z~~y) with respect to any Term B-2 Loan, 2.00% per annum in the case of any Term Benchmark Loan and 1.00% per annum in the case of any ABR Loan and (z) with respect to any Term B-3 Loan, 1.75% per annum in the case of any Term Benchmark Loan and 0.75% per annum in the case of any ABR Loan;

(ii) [reserved];

(iii) with respect to any 2025 Revolving Loan and 2025 Incremental Term A Loan, (x) from the Amendment No. 4 Effective Date until the first Business Day that immediately follows the date on which the Borrower delivers to the Administrative Agent the financial statements required to be delivered pursuant to Section 5.04(b) and the Compliance Certificate required to be delivered pursuant to Section 5.04(c) in respect of the fiscal quarter of the Borrower ending on December 31, 2025, 1.50% per annum in the case of any Term Benchmark Loan or RFR Loan and 0.50% per annum in the case of any ABR Loan and (y) thereafter, the applicable percentage per annum set forth below under the heading “Term/RFR Benchmark Loan Margin” or “ABR Loan Margin,” as applicable, as determined by reference to the Total Net Leverage Ratio set forth in the applicable Compliance Certificate;

Pricing Level	Total Net Leverage Ratio	Term/RFR Benchmark Loan	ABR Loan Margin	Commitment Fee Rate
5	> 4.00x	2.25%	1.25%	0.35%
4	≤ 4.00x but > 3.00x	2.00%	1.00%	0.30%
3	≤ 3.00x but > 2.00x	1.75%	0.75%	0.25%
2	≤ 2.00x but > 1.50x	1.50%	0.50%	0.20%
1	≤ 1.50x	1.25%	0.25%	0.15%

(iv) with respect to any Other Term Loan or Other Revolving Loan, the “Applicable Margin” set forth in the Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment (as applicable) relating thereto.

Any increase or decrease in the Applicable Margin or Commitment Fee resulting from a change in the Total Net Leverage Ratio shall become effective as of the third Business Day immediately following the date on which the Borrower delivers the Compliance Certificate; provided, however, that in the case of (i) Initial Revolving Loans and Initial Term A Loans, the Applicable Margin and Commitment Fee corresponding to Pricing Level 4 in the applicable pricing grid shall apply without regard to the Total Net Leverage Ratio and (ii) 2025 Revolving Loans and 2025 Incremental Term A Loans, the Applicable Margin and Commitment Fee corresponding to Pricing Level 5 in the applicable pricing grid shall apply without regard to the Total Net Leverage Ratio, in each case, at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 5.04(a) or Section 5.04(b) but was not (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 5.04(c) but was not) delivered, commencing with the third Business Day immediately following such date and continuing until the third Business Day immediately following the date on which such financial statement (or, if later, the Compliance Certificate related to such financial statement) is delivered.

If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Total Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Net Leverage Ratio would have resulted in a higher Pricing Level for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable Issuing Bank, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, automatically and without further action by the Administrative Agent, any Lender or any Issuing Bank), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.

“Approved Foreign Bank” shall have the meaning assigned to such term in the definition of the term “Permitted Investments.”

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b)(ii).

“Arrangers” shall mean, collectively, (i) the Original Lead Arrangers ~~and~~, (ii) with respect to the 2025 Revolving Facility and 2025 Incremental Term A Loan Facility, the Amendment No. 4 Lead Arrangers and (iii) with respect to the Term B-3 Facility, the Amendment No. 5 Lead Arrangers.

“Asset Sale” shall mean (x) any Disposition (including any sale and lease-back of assets and any mortgage or lease of Real Property) to any person of any asset or assets of the Borrower or any Subsidiary and (y) any sale of any Equity Interests by any Subsidiary to a person other than the Borrower or a Subsidiary.

“Assignee” shall have the meaning assigned to such term in Section 9.04(b)(i).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Borrower (if required by Section 9.04), in the form of Exhibit A or such other form reasonably satisfactory to the Administrative Agent and the Borrower.

“Attributable Receivables Indebtedness” shall mean the principal amount of Indebtedness (other than any Indebtedness subordinated in right of payment owing by a Receivables Entity to a Receivables Seller or a Receivables Seller to another Receivables Seller in connection with the transfer, sale and/or pledge of Permitted Receivables Facility Assets) which (i) if a Qualified Receivables Facility is structured as a secured lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if a Qualified Receivables Facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under such Qualified Receivables Facility if the same were structured as a secured lending agreement rather than a purchase agreement or such other similar agreement.

“Auction Manager” shall have the meaning assigned to such term in Section 2.25(a).

“Auction Procedures” shall mean auction procedures with respect to Purchase Offers set forth in Exhibit F hereto.

“Auto Renewal Letter of Credit” shall have the meaning assigned that term in Section 2.05(c).

“Availability Period” shall mean, with respect to any Class of Revolving Facility Commitments, the period from and including the Closing Date (or, if later, the effective date for such Class of Revolving Facility Commitments) to but excluding the earlier of the Revolving Facility Maturity Date for such Class and, in the case of each of the Revolving Facility Loans, Revolving Facility Borrowings and Letters of Credit, the date of termination of the Revolving Facility Commitments of such Class.

“Available Amount” shall mean, as at any time of determination, an amount, not less than zero in the aggregate, determined on a cumulative basis, equal to, without duplication:

(a) the greater of (i) $714,000,000 and (ii) 50% of Adjusted Consolidated EBITDA for the most recently ended Test Period, determined on a Pro Forma Basis, plus

(b) 50% of cumulative Consolidated Net Income of the Borrower (which amount, if less than zero, shall be zero) since the Closing Date, plus

(c) the cumulative amounts of all mandatory prepayments declined by Term Lenders, plus

(d) in the event any Unrestricted Subsidiary has been redesignated as a Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Subsidiary, in each case after the Closing Date, the Fair Market Value of the Investment of the Borrower in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), other than, to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary constituted an Investment permitted by Section 6.04, plus

(e) the Cumulative Qualified Equity Proceeds Amount on such date of determination, plus

(f) an amount equal to (A) the net reduction in Investments made after the Closing Date using the Available Amount (not in excess of the original amount of such Investments) in respect of any returns in cash and cash equivalents (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Borrower and its Subsidiaries from such Investments after the Closing Date and (B) the net cash proceeds of the Disposition of any Investment after the Closing Date made using the Available Amount actually received by the Borrower and its Subsidiaries after the Closing Date, plus

(g) (A) the amount of any Investment by the Borrower and its Subsidiaries that was made after the Closing Date using the Available Amount in any Unrestricted Subsidiary that has been re-designated as a Subsidiary or that has been merged, amalgamated or consolidated with or into the Borrower or any Subsidiary and (B) the fair market value (as reasonably determined by the Borrower in good faith) of the assets of any Unrestricted Subsidiary that has been transferred, conveyed or otherwise distributed to the Borrower or any Subsidiary (net of amounts paid by the Borrower or any Subsidiary to such Unrestricted Subsidiary for such assets), such amount not to exceed the amount of the Investment made with the Available Amount after the Closing Date by the Borrower and its Subsidiaries in such Unrestricted Subsidiary, minus

(h) the cumulative amount of Investments made with the Available Amount from and after the Closing Date and on or prior to such time, minus

(i) the cumulative amount of Restricted Payments made with the Available Amount from and after the Closing Date and on or prior to such time.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.14.

“Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender under any Class of Revolving Facility Commitments at any time, an amount equal to the amount by which (a) the applicable Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the applicable Revolving Facility Credit Exposure of such Revolving Facility Lender at such time.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy.”

“Benchmark” shall mean, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency and Class or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency and Class; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.14.

“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternate Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1) in the case of any Loan denominated in Dollars, the Adjusted Daily Simple SOFR;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement for purposes of clause (2) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, after consultation with the Borrower, in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable discretion that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides in its reasonable discretion is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof)

has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, as to any person, the board of directors, the board of managers, the sole manager or other governing body of such person.

“Bona Fide Debt Fund” shall mean any fund or investment vehicle that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.17.

“Borrowing” shall mean a group of Loans of a single Type under a single Facility, and made on a single date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean, in the case of any Loans, an amount equal to the Dollar Equivalent of $1,000,000.

“Borrowing Multiple” shall mean (a) in the case of Term Benchmark Loans, an amount equal to the Dollar Equivalent of $500,000 and (b) in the case of ABR Loans and RFR Loans, an amount equal to the Dollar Equivalent of $250,000.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D-1 or another form reasonably satisfactory to the Administrative Agent and the Borrower.

“Business Day” shall mean any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that “Business Day” shall mean (a) in relation to Loans denominated in Sterling and in relation to the calculation or computation of SONIA, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (b) in relation to Loans denominated in Yen and in relation to the calculation or computation of TIBOR Screen Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Japan, (c) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR Screen Rate, any day which is a TARGET Day, (d) in relation to Loans denominated in Swedish Kroner and in relation to the calculation or computation of STIBOR Screen Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Sweden, (e) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day and (f) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“Capital Expenditures” shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person; provided, however, that Capital Expenditures for the Borrower and the Subsidiaries shall not include:

(a) expenditures to the extent made with proceeds of the issuance of Qualified Equity Interests of the Borrower or capital contributions to the Borrower or funds that would have constituted Net Proceeds under clause (a) of the definition of the term “Net Proceeds” (but that will not constitute Net Proceeds as a result of the first or second proviso to such clause (a));

(b) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Borrower and the Subsidiaries to the extent such proceeds are not then required to be applied to prepay Term Loans pursuant to Section 2.11(b);

(c) interest capitalized during such period;

(d) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding the Borrower or any Subsidiary)

and for which none of the Borrower or any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period);

(e) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (ii) such book value shall have been included in Capital Expenditures when such asset was originally acquired;

(f) the purchase price of equipment purchased during such period to the extent that the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase, (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business or (iii) assets Disposed of pursuant to Section 6.05(m);

(g) Investments in respect of a Permitted Business Acquisition; or

(h) the purchase of property, plant or equipment made with proceeds from any Asset Sale to the extent such proceeds are not then required to be applied to prepay Term Loans pursuant to Section 2.11(b).

“Capitalized Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that for purposes of all calculations and covenants set forth in any Loan Document (other than, for the avoidance of doubt, financial statements) all obligations of the Borrower and its Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on December 31, 2018 (whether or not such operating lease was in effect on such date) shall continue to be or shall be accounted for as an operating lease (and not as a Capitalized Lease Obligation) for purposes of this Agreement regardless of any change in GAAP following December 31, 2018 (or any change in the implementation in GAAP for future periods that are contemplated as of December 31, 2018) that would otherwise require such obligation to be recharacterized as a Capitalized Lease Obligation.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and the Subsidiaries.

“Captive Insurance Subsidiary” shall mean any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash-Capped Incremental Facility” shall have the meaning assigned to such term in the definition of the term “Incremental Amount.”

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for Revolving L/C Exposure or obligations of the Lenders to fund participations in respect of Revolving L/C Exposure, cash or deposit account balances or, if the Collateral Agent and each Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and each applicable Issuing Bank. “Cash Collateral” and “Cash Collateralization” and “Cash Collateralized” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Interest Expense” shall mean, with respect to any person for any period, the sum of, without duplication, (A) cash dividends or cash distributions made by the Borrower in respect of the Designated Convertible Preferred Stock and (B) the cash interest expense (including that attributable to any Capitalized Lease Obligation), net of cash interest income, with respect to Indebtedness of such person and its Subsidiaries for such period on a consolidated basis (calculated on a consolidated basis in accordance with GAAP), including commissions, discounts and other fees and charges incurred for such period with respect to letters of credit and bankers’ acceptance financing and net cash costs under Hedging Agreements (other than in connection with the early termination thereof), excluding, in each case: (1) interest expense or unrealized mark-to-market gains and losses attributable to interest rate hedging obligations or other derivative instruments, (2) amortization of deferred financing fees, (3) expensing of any bridge or other financing fees, (4) original issue discount, upfront fees and any other financing fees and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or push-down accounting), (5) costs associated with incurring or terminating Hedging Agreements and cash costs associated with breakage in respect of Hedging Agreements for interest rates, (6) commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any Qualified Receivables Facilities, (7) “additional interest” owing pursuant to a registration rights agreement with respect to any securities, (8) any payments in respect of make-whole premiums or other breakage costs or any Indebtedness, including any Indebtedness issued in connection with the Transactions, (9) interest expense attributable to any parent of the Borrower resulting from push-down accounting, (10) penalties and interest relating to Taxes, (11) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto in connection with the Merger, any permitted acquisition or permitted Investment, (12) accretion or accrual of discounted liabilities not constituting Indebtedness, (13) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting and (14) annual agency fees paid to trustees, administrative agents and collateral agents with respect to any secured or unsecured loans, debt facilities, debentures, bonds, commercial paper facilities or other forms of Indebtedness (including any security or collateral trust arrangements related thereto).

“Cash Management Agreement” shall mean any agreement to provide to the Borrower or any Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, netting services, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, employee credit card programs, merchant card, purchase or debit cards, non-card e-payables services, cash pooling, operational foreign exchange management or cash management services or arrangements and similar arrangements, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“Cash Management Bank” shall mean any person that is (i) an Agent, an Arranger or a Lender on the Amendment No. 4 Effective Date or any person that becomes an Agent, Arranger or Lender after the Amendment No. 4 Effective Date (including, any Agent, Arranger or Lender who was an Agent, Arranger or Lender prior to the Amendment No. 4 Effective Date and identified as a Cash Management Bank to the Administrative Agent prior to the Amendment No. 4 Effective Date) or, in each case, an Affiliate of any such person that, in each case, enters into or is a party to a Cash Management Agreement with the Borrower or any of its Subsidiaries, in each case, in its capacity as a party to such Cash Management Agreement or (ii) the Administrative Agent (under and as defined in the Existing Credit Agreement) under the Existing Credit Agreement (or any of its Affiliates), that is a party to a Cash Management Agreement on the Closing Date or enters into a Cash Management Agreement within 30 days after the Closing Date with the Borrower or any of its Subsidiaries, in each case, in its capacity as a party to such Cash Management Agreement.

“Central Bank Rate” shall mean, (A) the greater of (i) for any Loan denominated in (a) Sterling, the Bank of England’s “Bank Rate” as published by the Bank of England from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank, or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank, each as published by the European Central Bank from time to time, (2) the rate for the marginal lending facility of the European Central Bank, as published by the European Central Bank from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank from time to time, (c) Yen, the “short-term prime rate” as publicly announced by the Bank of Japan from time to time, (d) Swiss Francs, the policy rate of the Swiss National Bank as published by the Swiss National Bank from time to time and (e) any other Alternate Currency determined after the Closing Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) 0.00%, plus (B) the applicable Central Bank Rate Adjustment.

“Central Bank Rate Adjustment” shall mean, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, (c) Swiss Francs, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SARON for the five most recent RFR Business Days preceding such day for which SARON was available (excluding, from such averaging, the highest and the lowest SARON applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Swiss Francs in effect on the last RFR Business Day in such period, (d) Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the TIBOR Rate for the five most recent Business Days preceding such day for which the TIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest TIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Yen in effect on the last Business Day in such period and (e) any other Alternate Currency determined after the Closing Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) each of the EURIBOR Rate and the TIBOR Rate on any day shall be based on the EURIBOR Screen Rate or the TIBOR Screen Rate, as applicable, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month; provided that if such rate shall be less than 0.00%, such rate shall be deemed to be 0.00%.

“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided, however, that notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (y) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, and any compliance by a Lender with any request or directive relating to International Settlements, the Basel Committee on Banking Supervision or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case under clauses (x) and (y) be deemed to be a “Change in Law” but only to the extent it is the general policy of a Lender to impose applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a) and (b) of Section 2.15 generally on other similarly situated borrowers under similar circumstances under agreements permitting such impositions.

“Change of Control” shall mean (1) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof, but excluding any employee benefit plan and/or person acting as the trustee or other fiduciary or administrator therefor) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or (2) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person. Notwithstanding the foregoing, a transaction will not be deemed a Change of Control if (a) the Borrower becomes a direct or indirect wholly owned Subsidiary of a holding company or other Person and (b) (x) the direct or indirect holders of Equity Interests of such holding company or other Person immediately following that transaction are substantially the same as the holders of the Borrower’s Equity Interests immediately prior to that event or (y) immediately following that transaction, the holders of the Borrower’s Equity Interest immediately prior to that transaction are the beneficial owners, directly or indirectly, of more than 50% of aggregate ordinary voting power represented by the issued and outstanding Equity Interests of such holding company or other Person.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class” shall mean, (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Initial Term A Loans, 2025 Incremental Term A Loans, Initial Term B Loans, Term B-1 Loans, Term B-2 Loans, Term B-3 Loans, Other Term A Loans, Other Term B Loans, Initial Revolving Loans, 2025 Revolving Loans or Other Revolving Loans; and (b) when used in respect of any Commitment, whether such Commitment is in respect of a commitment to make Initial Term A Loans, 2025 Incremental Term A Loans, Initial Term B Loans, Term B-1 Loans, Term B-2 Loans, Term B-3 Loans, Other Term A Loans, Other Term B Loans, Initial Revolving Loans, 2025 Revolving Loans or Other Revolving Loans. Other Term A Loans, Other Term B Loans or Other Revolving Loans that have different terms and conditions (together with the Commitments in respect thereof) from the Initial Term A Loans, the 2025 Incremental Term A Loans, the Initial Term B Loans, the Term B-1 Loans, the Term B-2 Loans, Term B-3 Loans, the Initial Revolving Loans or the 2025 Revolving Loans, respectively, or from other Other Term A Loans, other Other Term B Loans or other Other Revolving Loans, as applicable, shall be construed to be in separate and distinct Classes.

“Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Closing Date” shall mean the first date on which the conditions set forth in Section 4.01 are satisfied (or waived in accordance with Section 9.08).

“Closing Date Refinancing” shall mean (i) the termination of the commitments under the Existing Target Credit Agreement and the repayment of all outstanding principal and accrued and unpaid interest and fees owing thereunder and (ii) the termination of the commitments under the Existing Credit Agreement and the repayment of all principal and accrued and unpaid interest and fees owing thereunder.

“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR).

“Code” shall mean the Internal Revenue Code of 1986.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include all other property that is subject to any Lien in favor of the Administrative

Agent, the Collateral Agent or any Subagent for the benefit of the Secured Parties pursuant to any Security Document; provided, that notwithstanding anything to the contrary herein or in any Security Document or other Loan Document, in no case shall the Collateral include any Excluded Property.

“Collateral Agent” shall mean the Administrative Agent acting as collateral agent for the Secured Parties.

“Collateral Agreement” shall mean the Collateral Agreement substantially in the form of Exhibit L dated as of the Closing Date, among the Borrower, each Guarantor and the Collateral Agent.

“Collateral and Guarantee Requirement” shall mean the requirement that (in each case, subject to the last five paragraphs of Section 5.10, and subject to Schedule 5.14 (which, for the avoidance of doubt, shall override the applicable clauses of this definition of “Collateral and Guarantee Requirement”)):

(a) on the Closing Date, the Collateral Agent shall have received from the Borrower and each Guarantor, a counterpart of the Collateral Agreement and a counterpart of the Guarantee Agreement, in each case duly executed and delivered on behalf of such person;

(b) on the Closing Date, (i)(x) all outstanding Equity Interests directly owned by the Loan Parties, other than Excluded Securities, and (y) all Indebtedness owing to any Loan Party, other than Excluded Securities, shall have been pledged or assigned for security purposes pursuant to the Security Documents and (ii) the Collateral Agent shall have received certificates, updated share registers (where necessary under the laws of any applicable jurisdiction in order to create a perfected security interest in such Equity Interests) or other instruments (if any) representing such Equity Interests and any notes or other instruments required to be delivered on the Closing Date pursuant to the applicable Security Documents, together with stock powers, note powers or other instruments of transfer with respect thereto (as applicable) endorsed in blank;

(c) in the case of any person that becomes a Guarantor after the Closing Date, the Collateral Agent shall have received (i) a supplement to the Guarantee Agreement and (ii) other than during a Collateral Suspension Period, supplements to the Collateral Agreement and any other Security Documents, if applicable, in the form specified therefor or otherwise reasonably acceptable to the Administrative Agent, in each case, duly executed and delivered on behalf of such Guarantor;

(d) other than during a Collateral Suspension Period, after the Closing Date (x) all outstanding Equity Interests of any person that becomes a Guarantor after the Closing Date and that are held by a Loan Party and (y) all Equity Interests directly acquired by a Loan Party after the Closing Date, in each case, other than Excluded Securities, shall have been pledged pursuant to the Security Documents, together with stock powers or other instruments of transfer with respect thereto (as applicable) endorsed in blank;

(e) other than during a Collateral Suspension Period, except as otherwise contemplated by this Agreement or any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, and filings with the United States Copyright Office and the United States Patent and Trademark Office, and all other actions reasonably requested by the Collateral Agent (including those required by applicable Requirements of Law) to be delivered, filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been delivered, filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording substantially concurrently with, or promptly following, the execution and delivery of each such Security Document;

(f) evidence of the insurance (if any) required by the terms of Section 5.02 hereof shall have been received by the Collateral Agent; and

(g) other than during a Collateral Suspension Period, after the Closing Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.10 or the Security Documents and (ii) upon reasonable request by the Collateral Agent, evidence of compliance with any other requirements of Section 5.10.

Notwithstanding anything to the contrary in this Agreement or in the other Loan Documents, it is understood that to the extent any Collateral (other than Collateral with respect to which a Lien may be perfected by (A) the filing of a Uniform Commercial Code financing statement or (B) delivery and taking possession of stock certificates of the Target and the respective subsidiaries of (x) the Borrower constituting Collateral (to the extent such stock certificates are pledged under the Existing Credit Agreement, so long as the Borrower has used commercially reasonable efforts to obtain such stock certificates from the existing agent thereunder, solely to the extent such stock certificates are received from such existing agent on or prior to the Closing Date) and (y) the Target constituting Collateral (so long as the Borrower has used commercially reasonable efforts to obtain such stock certificates from the Target, solely to the extent such stock certificates are received from the Target on or prior to the Closing Date)) is not or cannot be provided or the security interest of the Collateral Agent therein is not or cannot be perfected on the Closing Date (or, as applicable, the closing date of any Incremental Facility) after the use of commercially reasonable efforts by the Borrower to do so and without undue burden and expense, then the provision and/or perfection of the security interest in such Collateral shall not constitute a condition precedent to any Credit Event on the Closing Date (or, as applicable, the closing date of any Incremental Facility) but, instead, shall be required to be delivered and perfected within 90 days after the Closing Date (or, as applicable, the closing date of any Incremental Facility) (in each case, subject to extension by the Administrative Agent in its reasonable discretion).

“Collateral Reinstatement Date” shall have the meaning assigned to such term in Section 5.10(i).

“Collateral Suspension Period” means any Business Day after the Investment Grade Rating Trigger Date until the subsequent Collateral Reinstatement Date.

“Co-Documentation Agents” shall mean Bank of Montreal, Capital One, N.A., First National Bank and Truist Bank.

“Co-Managers” shall mean TD Securities (USA) LLC and First National Bank of Pennsylvania.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).

“Commitment Letter” shall mean that certain Second Amended and Restated Commitment Letter dated as of October 25, 2021 by and among the Borrower, the Administrative Agent, the Arrangers and the Co-Managers.

“Commitments” shall mean, with respect to any Lender, such Lender’s Revolving Facility Commitment and Term Facility Commitments.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” shall mean a Compliance Certificate substantially in the form of Exhibit B which is certified by a Financial Officer of the Borrower, or another form reasonably satisfactory to the Administrative Agent and the Borrower.

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.15, 2.16, 2.17 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender unless the designation of such Conduit Lender is made with the prior written consent of the Borrower (not to be unreasonably withheld or delayed), which consent shall specify that it is being made pursuant to the proviso in the definition of “Conduit Lender” and provided that the designating Lender provides such information as the Borrower reasonably requests in order for the Borrower to determine whether to provide its consent or (b) be deemed to have any Commitment.

“Consolidated Debt” shall mean, as of any date of determination, the sum of (without duplication) the principal amount of (x) all Indebtedness for borrowed money and all Indebtedness evidenced by bonds, debentures, notes, or other similar instruments of the Borrower and the Subsidiaries and (y) guarantees by the Borrower and the Subsidiaries of the foregoing, in each case determined on a consolidated basis on such date. For the avoidance of doubt, it is understood that obligations (i) under Capitalized Lease Obligations, Hedging

Agreements, Cash Management Agreements, and any Qualified Receivables Facility or (ii) owed by Unrestricted Subsidiaries, do not constitute Consolidated Debt.

“Consolidated Interest Expense” shall mean, with reference to any period, the sum of:

(a) cash interest expense (including that attributable to Capitalized Lease Obligations), net of cash interest income, of the Borrower and the Subsidiaries with respect to all outstanding Indebtedness of the Borrower and the Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements, plus

(b) non-cash interest expense resulting solely from (i) the amortization of original issue discount from the issuance of Indebtedness of the Borrower and the Subsidiaries at less than par and (ii) pay in kind interest expense of the Borrower and the Subsidiaries, plus

(c) the amount of cash dividends or distributions made by the Borrower and the Subsidiaries in respect of preferred Equity Interests,

but excluding, for the avoidance of doubt, (i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest other than specifically referred to in clause (b) above (including as a result of the effects of acquisition method accounting or pushdown accounting), (ii) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging, (iii) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (iv) commissions, discounts, yield and other fees and charges (including any interest expense) incurred in connection with any Qualified Receivables Facilities, (v) all non-recurring cash interest expense or “additional interest” for failure to timely comply with registration rights obligations, (vi) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect to any Investment, all as calculated on a consolidated basis in accordance with GAAP, (vii) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, (viii) penalties and interest relating to Taxes, (ix) accretion or accrual of discounted liabilities not constituting Indebtedness, (x) any interest expense attributable to a direct or indirect parent entity resulting from push down accounting and (xi) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting.

“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate net income of such person and its Subsidiaries for such period, on a consolidated basis, in accordance with GAAP, excluding, without duplication:

(a) extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (other than as described in clause (a)(x) of the definition of Adjusted Consolidated EBITDA) (including any such accruals or reserves in respect of any extraordinary, non-recurring or unusual items),

(b) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period to the extent included in Consolidated Net Income,

(c) Transaction Costs,

(d) the net income for such period of any person that is an Unrestricted Subsidiary and any person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Permitted Investments (or, if not paid in cash or Permitted Investments, but later converted into cash or Permitted Investments, upon such conversion) by such person to the Borrower or a Subsidiary thereof during such period,

(e) any fees and expenses (including any transaction or retention bonus or similar payment, any earnout, contingent consideration obligation or purchase price adjustment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or any amendment, restatement, amendment and restatement, supplement or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460),

(f) any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments,

(g) accruals and reserves that are established or adjusted as a result of the Transactions or within 12 months (i) after the Closing Date in accordance with GAAP (including any adjustment of estimated payouts on existing earn-outs) or changes as a result of the adoption or modification of accounting policies during such period and (ii) of the date of any Permitted Business Acquisition or similar Investment, in each case, in accordance with GAAP or as a result of the adoption or modification of accounting policies,

(h) all Non-Cash Compensation Expenses,

(i) any income (loss) attributable to deferred compensation plans or trusts,

(j) any income (loss) from investments recorded using the equity method of accounting (but including any cash dividends or distributions actually received by the Borrower or any Subsidiary in respect of such investment),

(k) any gain (loss) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or income (loss) from discontinued operations (provided that, notwithstanding anything to the contrary herein or in any classification under GAAP of any person, business, assets or operations in respect of which a definitive agreement for the disposition, abandonment, transfer, closure or discontinuation of operations thereof has been entered into as discontinued operations, no pro forma effect shall be given to any discontinued operations (and the income or loss attributable to any such person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition, abandonment, transfer, closure or discontinuation of operations shall have been consummated),

(l) any non-cash gain (loss) attributable to the mark to market movement in the valuation of hedging obligations or other derivative instruments pursuant to FASB Accounting Standards Codification 815-Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification 825-Financial Instruments in such Test Period; provided that any cash payments or receipts relating to transactions realized in a given period shall be taken into account in such period,

(m) any non-cash gain (loss) related to currency remeasurements of Indebtedness, net loss or gain resulting from hedging agreements for currency exchange, interest rate or commodities risk and revaluations of intercompany balances and other balance sheet items,

(n) any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures (provided, in each case, that the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income for the period in which such cash payment was made),

(o) any impairment charge or asset write-off or write-down (other than with respect to inventory or accounts but including related to intangible assets (including goodwill), long-lived assets and investments in debt and equity securities),

(p) to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 90 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability, casualty, business interruption or other insured loss charge or expense shall be excluded,

(q) non-cash charges for deferred Tax asset valuation allowances shall be excluded (except to the extent reversing a previously recognized increase to Consolidated Net Income), and

(r) solely for purposes of calculating the Available Amount, the Consolidated Net Income for such period of any Subsidiary of such person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its Consolidated Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such subsidiary or its equityholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Subsidiary to such person or a Subsidiary of such person (subject to the provisions of this clause (r)), to the extent not already included therein.

There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Subsidiaries), as a result of any acquisition or Investment consummated prior to the Closing Date and any permitted acquisitions or other Investment permitted hereunder or the amortization or write-off of any amounts thereof.

Consolidated Net Income presented in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency during, and applied to, each fiscal year, fiscal quarter or fiscal month (at the Borrower’s option) in the period for which Consolidated Net Income is being calculated in the financial statements of such person.

For the purpose of Section 6.06 only, there shall be excluded from Consolidated Net Income any income arising from the sale or other disposition of Investments, from repurchases or redemptions of Investments, from repayments of loans or advances that constituted Investments or from any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries, in each case to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to subclause (b) of the definition of Cumulative Qualified Equity Proceeds Amount.

“Consolidated Net Tangible Assets” means, with respect to the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, the aggregate amounts of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) which under GAAP would be included on a balance sheet after deducting therefrom (a) all liability items except deferred income taxes, commercial paper, short-term Indebtedness, other long term liabilities and shareholders’ equity and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet.

“Consolidated Total Assets” shall mean, as of any date of determination, the total assets of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, but excluding amounts attributable to Investments in Unrestricted Subsidiaries, as set forth on the consolidated balance sheet of the Borrower as of the last day of the Test Period ending immediately prior to such date for which financial statements of the Borrower have been delivered (or were required to be delivered) pursuant to Section 4.01(j), 5.04(a) or 5.04(b), as applicable. Consolidated Total Assets shall be determined on a Pro Forma Basis.

“Consolidated Total Net Debt” shall mean, as of any date of determination, (i) Consolidated Debt on such date less (ii) the Unrestricted Cash Amount on such date.

“Consolidated Working Capital” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided, that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Continuing Letter of Credit” shall have the meaning assigned to such term in Section 2.05(k).

“Continuing Term A Lender” shall mean each Existing Term A Lender that has executed Amendment No. 4 and that has a 2025 Incremental Term A Commitment thereunder.

“Contract Consideration” shall have the meaning assigned to such term in the definition of the term “Excess Cash Flow.”

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controls,” “Controlled” and “Controlling” shall have meanings correlative thereto.

“Converted Restricted Subsidiary” shall have the meaning assigned to such term in the definition of the term “Unrestricted Subsidiary.”

“Converted Unrestricted Subsidiary” shall have the meaning assigned to such term in the definition of the term “Adjusted Consolidated EBITDA”.

“Cool Down Period” shall have the meaning assigned to such term in Section 6.11.

“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a

“covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning assigned to such term in Section 9.24.

“Credit Event” shall mean each Borrowing (but not, for the avoidance of doubt, the continuation of any Loan or conversion of any Loan from one Type to another) and each issuance, amendment, extension or renewal of a Letter of Credit or increase of the stated amount of a Letter of Credit.

“Cumulative Qualified Equity Proceeds Amount” shall mean, at any date of determination, an amount equal to, without duplication:

(a) 100% of the aggregate net proceeds (determined in a manner consistent with the definition of “Net Proceeds”), including cash and the Fair Market Value of tangible assets other than cash, received by the Borrower after the Closing Date from the issue or sale of its Qualified Equity Interests, including Qualified Equity Interests of the Borrower issued upon conversion of Indebtedness or Disqualified Stock to the extent the Borrower or its Subsidiaries had received the Net Proceeds of such Indebtedness or Disqualified Stock, plus

(b) 100% of the aggregate amount received by the Borrower or its Subsidiaries in cash and the Fair Market Value of assets other than cash received by the Borrower or its Subsidiaries after the Closing Date from (without duplication of amounts, and without including the items described below to the extent same are already included in Excess Cash Flow):

(i) the sale or other disposition (other than to the Borrower or any Subsidiary) of any Investment made by the Borrower and its Subsidiaries and repurchases and redemptions of such Investment from the Borrower and its Subsidiaries by any person (other than the Borrower and its Subsidiaries) to the extent that (x) such Investment was justified as using a portion of the Available Amount pursuant to clause (Y) of Section 6.04(j) and (y) the Net Proceeds thereof are not required to be applied pursuant to Section 2.11(b);

(ii) the sale (other than to the Borrower or a Subsidiary) of the Equity Interests of an Unrestricted Subsidiary to the extent that (x) the designation of such Unrestricted Subsidiary was justified as using a portion of the Available Amount pursuant to clause (Y) of Section 6.04(j) and (y) the Net Proceeds thereof are not required to be applied pursuant to Section 2.11(b); or

(iii) to the extent not included in the calculation of Consolidated Net Income for the relevant period, a distribution, dividend or other payment from an Unrestricted Subsidiary to the extent relating to any portion of the Investment therein made pursuant to clause (Y) of Section 6.04(j), plus

(c) 100% of the aggregate amount of contributions to the capital of the Borrower received in cash and the Fair Market Value of assets of assets other than cash after the Closing Date (other than Excluded Equity), plus

(d) the principal amount of any Indebtedness or maximum repurchase price of any Disqualified Stock, in each case, of the Borrower or any Subsidiary thereof issued after the Closing Date (other than Indebtedness or Disqualified Stock issued to a Subsidiary or an employee stock ownership plan or trust established by the Borrower or any Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Borrower or any Subsidiary)) that, in each case, has been converted into or exchanged for Equity Interests in the Borrower or any direct or indirect parent of the Borrower (other than Excluded Equity).

“Current Assets” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, the sum of all assets that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and the Subsidiaries as current assets at such date of determination, but excluding (a) cash, (b) Permitted Investments and other cash equivalents, (c) the termination value of any hedging agreements or similar derivative contracts to the extent that the termination value would be reflected as an asset on the consolidated balance sheet of such person, (d) deferred financing fees, (e) amounts related to current or deferred Taxes based on income or profits, (f) in the event that a Qualified Receivables Facility is accounted for off balance sheet, (x) gross accounts receivable comprising part of the Permitted Receivables Facility Assets subject to such Qualified Receivables Facility less (y) collections against the amounts sold pursuant to clause (x) and (g) the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition.

“Current Liabilities” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and the Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is past due), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations, (f) accruals for exclusions from Consolidated Net Income included in clause (a) of the definition of such term and clause (m) of the definition of such term, (g) deferred financing fees, (h) escrow account balances, (i) the current portion of pension liabilities, (j) liabilities in respect of unpaid earn-outs, (k) amounts related to derivative financial instruments (including, if applicable, the termination value of any hedging agreements or similar derivative contracts) and assets held for sale, (l) any obligations in respect of letters of credit or revolving credit loans, including any letter-of-credit obligations, swingline loans, or revolving loans under any other revolving credit facility, and (m) the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition.

“Daily Simple RFR” shall mean, for any day (an “RFR Interest Day”), an interest rate per annum equal to the greater of (a) for any RFR Loan denominated in (i) Sterling, SONIA for the day that is five RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the Business Day immediately preceding such RFR Interest Day, (ii) Swiss Francs, SARON for the day that is five RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the Business Day immediately preceding such RFR Interest Day and (iii) Dollars (if applicable pursuant to Section 2.14), Daily Simple SOFR and (b) Floor. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower.

“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that, in each case, any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.

“Declined Prepayment Amount” shall have the meaning assigned to such term in Section 2.10(d).

“Declining Term Lender” shall have the meaning assigned to such term in Section 2.10(d).

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Defaulting Lender” shall mean, subject to Section 2.24, any Revolving Facility Lender that (a) has failed to (i) fund all or any portion of its Revolving Facility Loans within two (2) Business Days of the date such Loans were required to be funded hereunder or (ii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank in writing that it does not intend or expect to comply with its funding obligations hereunder or generally under other agreements in which it commits to extend credit, or has made a public statement to that effect, (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the

Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, (iii) taken any action in furtherance of, or indicated its consent to, approval or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24) upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each Lender.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Delaware Divided LLC” shall mean any Delaware LLC which has been formed as a consequence of a Delaware LLC Division (excluding any dividing Delaware LLC that survives a Delaware LLC Division).

“Delaware LLC” shall mean any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” shall mean the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Convertible Preferred Stock” shall mean shares of the Borrower’s (i) Series B-1 Convertible Preferred Stock as in effect on December 8, 2021 and (ii) Series B-2 Convertible Preferred Stock issued pursuant to the terms of the of the Investment Agreement as in effect on December 8, 2021, which are each excluded from the calculation of the Available Amount. For the avoidance of doubt, the Designated Convertible Preferred Stock is not Disqualified Stock.

“Designated Jurisdiction” shall mean each of the United States, any state or territory thereof or the District of Columbia, Ireland, the United Kingdom (including England and Wales), Germany, Luxembourg, the Netherlands, Sweden and Switzerland, and with the consent of each

Revolving Facility Lender and Term A Lender, any additional participating member state of the European Union.

“Designated Mandatory Preferred Stock” shall mean shares (as of the date of issuance) of the Borrower’s 6.00% Series A Mandatory Convertible Preferred Stock, which is excluded from the calculation of the Available Amount.

“Designated Non-Cash Consideration” shall mean the Fair Market Value of non-cash consideration received by the Borrower or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth such valuation, less the amount of cash or cash equivalents received in connection with a subsequent disposition of such Designated Non-Cash Consideration.

“Disinterested Director” shall mean, with respect to any person and transaction, a member of the Board of Directors of such person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Dispose” or “Disposed of” shall mean to convey, sell, lease, exclusively license, sell and lease-back, assign, farm-out, transfer or otherwise dispose (other than non-exclusive licenses) of any property, business or asset (including to a Delaware Divided LLC pursuant to a Delaware LLC Division). The term “Disposition” shall have a correlative meaning to the foregoing.

“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Adjusted Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Subsidiaries in the definition of the term “Adjusted Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries or to such Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disqualified Lender” shall mean (i) the persons identified as “Disqualified Institutions” in writing to the Administrative Agent by the Borrower on or prior to the Amendment No. ~~4~~5 Effective Date, (ii) any other person identified by name in writing to the Administrative Agent after the Amendment No. ~~4~~5 Effective Date to the extent such person is or becomes a competitor of the Borrower or its Subsidiaries, (iii) any other person identified by name in writing to the Administrative Agent after the Amendment No. ~~4~~5 Effective Date to the extent such person does not otherwise qualify for clause (ii) above, subject to the consent of the Administrative Agent or and (iv) any Affiliate of any person referred to in clause (i), (ii) or (iii) above that is reasonably identifiable solely on the basis of or by similarity of such name; provided that a “competitor” or an Affiliate of a competitor shall not include any Bona Fide Debt Fund; provided, further, that no updates to the list of Disqualified Lenders shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of the Loans or the Commitments. The Borrower shall deliver any list of Disqualified Lenders delivered after the date hereof and any updates, supplements or modifications thereto after the date hereof to JPMDQ_Contact@jpmorgan.com, and any such updates, supplements or modifications thereto shall only become effective three Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) after such update, supplement or modification has been sent to such email address. In the event the list of Disqualified Lenders is not delivered in accordance with the foregoing, it shall be deemed not received and not effective.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures (excluding any maturity as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Qualified Equity Interests of the Borrower or cash in lieu of fractional shares of such Equity Interest), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests of the Borrower or cash in lieu of fractional shares of such Equity Interest), in whole or in part, (c) [reserved], or (d) is convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in the case of each of the foregoing clauses (a), (b) and (d), prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of issuance thereof and except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Loan Obligations that are accrued and payable and the termination of the Commitments; provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock. Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or consultant or to any plan for the benefit of employees or consultants of the Borrower or its subsidiaries or by any such plan to such employees or consultants shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such currency.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” shall mean an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“EMU Legislation” shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, binding agreements, decrees or judgments, promulgated or entered into by or with any Governmental Authority, relating to the protection of the Environment, preservation or reclamation of natural resources, the release or threatened release of any Hazardous Materials or, to the extent relating to exposure to Hazardous Materials, the protection of human health or safety.

“Environmental Permits” shall have the meaning assigned to such term in Section 3.16.

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock (including any preferred equity certificates (and any other similar instruments)), any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing, but excluding (a) any of the foregoing that arises only by reason of the happening of a contingency or any Indebtedness or debt security that is convertible into, or exchangeable for, any of the foregoing and (b) Permitted Call Spread Swap Agreements.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make by its due date any required contribution or other payment to a Multiemployer Plan; (e) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (j) the withdrawal of any of the Borrower, a Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; or (k) any Foreign Plan Event.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association, as in effect from time to time.

“EURIBOR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” shall mean the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

If the EURIBOR Screen Rate shall be less than 0.00%, the EURIBOR Screen Rate shall be deemed to be 0.00% for purposes of this Agreement.

“Euro” shall mean the single currency of the Participating Member States.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” shall mean, for any period, an amount (if positive) equal:

(a) the sum, without duplication, of

(i) Consolidated Net Income of the Borrower for such period,

(ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income (provided, in each case, that if any non-cash charges represents an accrual or reserve for cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Excess Cash Flow in such future period),

(iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions, Asset Sales, the application of purchase accounting or any third party indemnity payments (including insurance proceeds)), long-term receivables and long-term prepaid assets and increases in long-term deferred revenue for such period,

(iv) an amount equal to the aggregate net non-cash loss on dispositions by the Borrower and the Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, and

(v) cash receipts by the Borrower and its Subsidiaries in respect of Hedging Agreements during such fiscal year to the extent not otherwise included in such Consolidated Net Income, minus

(b) the sum, without duplication, of

(i) an amount equal to the amount of (x) all non-cash gains and income included in calculating Consolidated Net Income for such period and (y) all cash expenses, charges and losses excluded in calculating Consolidated Net Income for such period, in each case, except to the extent financed with the proceeds of long-term Indebtedness of the Borrower or the Subsidiaries (other than under any revolving credit facility, including the Revolving Facility),

(ii) without duplication of amounts deducted pursuant to clause (ix) below in prior years, to the extent not already deducted from Consolidated Net Income, the amount of Permitted Business Acquisitions or any other similar Investment permitted by Section 6.04, Capital Expenditures or acquisitions of intellectual property made in cash during such period by the Borrower and its Subsidiaries, except to the extent that such Permitted

Business Acquisitions or any other similar Investment permitted by Section 6.04, Capital Expenditures or acquisition of intellectual property were financed with the proceeds of long-term Indebtedness of the Borrower or the Subsidiaries (other than under any revolving credit facility, including the Revolving Facility),

(iii) the aggregate amount of all principal payments of Indebtedness (including principal represented by capitalized interest) of the Borrower and the Subsidiaries for such period (including (A) the principal component of payments in respect of Capitalized Lease Obligations, (B) the amount of any mandatory prepayments of Loans and Permitted Debt secured by Other First Liens to the extent required due to an Asset Sale or Recovery Event that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, (C) the amount of any scheduled repayment of Term Loans and (D) all premiums, make-wholes and penalty payments, but excluding (x) all other prepayments of Term Loans, (y) all prepayments of Revolving Facility Loans and (z) all prepayments in respect of any other revolving credit facility, except in the case of clauses (y) and (z) to the extent there is an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness (other than under any revolving credit facility, including the Revolving Facility) of the Borrower or the Subsidiaries,

(iv) increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions, Asset Sales, the application of purchase accounting or any third party indemnity payments (including insurance proceeds)), long-term receivables, long-term prepaid assets and decreases in long-term deferred revenue for such period,

(v) payments by the Borrower and the Subsidiaries during such period in respect of purchase price holdbacks, earn out obligations, or long-term liabilities of the Borrower and the Subsidiaries other than Indebtedness, to the extent not already deducted from Consolidated Net Income and not financed with the proceeds of other long term Indebtedness (other than under any revolving credit facility, including the Revolving Facility),

(vi) without duplication of amounts deducted pursuant to clause (ix) below in prior fiscal years, the aggregate amount of cash consideration paid by the Borrower and the Subsidiaries (on a consolidated basis) in connection with Investments (including acquisitions) made during such period pursuant to Section 6.04 (except for those Investments made under Sections 6.04(b), (c), and (j)(Y) (other than any Investments made in reliance on clause (a) of the definition of “Available Amount” or amounts accrued during such period under clause (b) of the definition of “Available Amount”)) to the extent that such Investments were not financed with the proceeds of other long term Indebtedness (other than under any revolving credit facility, including the Revolving Facility),

(vii) the amount of Restricted Payments during such period (on a consolidated basis) by the Borrower and the Subsidiaries made in compliance with Section 6.06 (other than Section 6.06(a) and (c)) to the extent such Restricted Payments were not financed with the proceeds of other long term Indebtedness (other than under any revolving credit facility, including the Revolving Facility),

(viii) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent that such payments are not deducted in calculating Consolidated Net Income,

(ix) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Business Acquisitions or any other similar Investment permitted by Section 6.04, Capital Expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Business Acquisitions or any other similar Investment permitted by Section 6.04, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(x) (A) the amount of Taxes (including penalties and interest) paid in cash or Tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of Tax expense deducted in determining Consolidated Net Income for such period and (B) cash payments that will be required to be made in respect of Taxes within 180 days after the end of such period; provided that amounts described in this clause (B) will not reduce Excess Cash Flow in subsequent periods, and, to the extent not paid, will increase Excess Cash Flow in the subsequent period,

(xi) cash expenditures in respect of Hedging Agreements during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income,

(xii) any cash payments actually made during such period that represent a non-cash charge from a previous period and that were deducted in calculating Excess Cash Flow in a previous period,

(xiii) the aggregate amount of expenditures actually made by the Borrower or any of its Subsidiaries in cash during such period for the payment of financing fees, rent and pension and other retirement benefits to the extent that such expenditures are not from such period and have not been deducted in arriving at such Consolidated Net Income, and

(xiv) an amount equal to the aggregate net non-cash gain on dispositions by the Borrower and the Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income.

“Excess Cash Flow Period” shall mean each fiscal year of the Borrower, commencing with the fiscal year of the Borrower ending June 30, 2024.

“Exchanged Term B Loans” shall mean each Initial Term B Loan extended on the Closing Date (or portion thereof) and held by a Rollover Term B Lender on the Amendment No. 2 Effective Date immediately prior to the extension of credit hereunder on the Amendment No. 2 Effective Date and as to which the Rollover Term B Lender thereof has consented to exchange into a Term B-1 Loan and the Administrative Agent has allocated into a Term B-1 Loan.

“Exchanged Term B-1 Loans” shall mean each Term B-1 Loan extended on the Amendment No. 2 Effective Date (or portion thereof) and held by a Rollover Term B-1 Lender on the Amendment No. 3 Effective Date immediately prior to the extension of credit hereunder on the Amendment No. 3 Effective Date and as to which the Rollover Term B-1 Lender thereof has consented to exchange into a Term B-2 Loan and the Administrative Agent has allocated into a Term B-2 Loan.

“Exchanged Term B-2 Loans” shall mean each Term B-2 Loan extended on the Amendment No. 3 Effective Date (or portion thereof) and held by a Rollover Term B-2 Lender on the Amendment No. 5 Effective Date immediately prior to the extension of credit hereunder on the Amendment No. 5 Effective Date and as to which the Rollover Term B-2 Lender thereof has consented to exchange into a Term B-3 Loan and the Administrative Agent has allocated into a Term B-3 Loan.

“Excluded Contributions” shall mean the net cash proceeds and cash equivalents, or the Fair Market Value of other assets, received by the Borrower after the Closing Date from the sale of Equity Interests (other than Excluded Equity) of the Borrower, that are designated as Excluded Contributions by the Borrower. Excluded Contributions will be excluded from the calculation of the Available Amount.

“Excluded Equity” shall mean (i) Disqualified Stock, (ii) any Equity Interests issued or sold to a Subsidiary or any employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries or a direct or indirect parent of the Borrower (to the extent such employee stock ownership plan or trust has been funded by the Borrower or any Subsidiary or a direct or indirect parent of the Borrower), and (iii) any Equity Interest that has already been used or designated as Designated Convertible Preferred Stock, Designated Mandatory Preferred Stock or an Excluded Contribution.

“Excluded Indebtedness” shall mean all Indebtedness not incurred in violation of Section 6.01.

“Excluded Property” shall have the meaning assigned to such term in Section 5.10(f).

“Excluded Securities” shall mean any of the following:

(a) any Equity Interests or Indebtedness with respect to which the Collateral Agent and the Borrower reasonably agree that the cost or other consequences of pledging such Equity Interests or Indebtedness in favor of the Secured Parties under the Security

Documents (including Tax consequences) are likely to be excessive in relation to the value to be afforded thereby;

(b) any Equity Interests or Indebtedness to the extent, and for so long as, the pledge thereof would be prohibited by any Requirement of Law (in each case, except to the extent such prohibition is unenforceable after giving effect to applicable provisions of the Uniform Commercial Code and other applicable law);

(c) any Equity Interests of any person that is not a Wholly Owned Subsidiary to the extent (A) that a pledge thereof to secure the Secured Obligations (as defined in the Collateral Agreement) is prohibited by (i) any applicable organizational documents, joint venture agreement, shareholder agreement, or similar agreement or (ii) any other bona fide contractual obligation (as reasonably determined by the Borrower in good faith) but, in the case of this subclause (A), only to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code or any other Requirement of Law, (B) any organizational documents, joint venture agreement, shareholder agreement, or similar agreement (or other contractual obligation referred to in subclause (A)(ii) above) prohibits such a pledge without the consent of any other party thereto; provided, that this clause (B) shall not apply if (1) such other party is a Loan Party or a Wholly Owned Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent) and for so long as such organizational documents, joint venture agreement, shareholder agreement or similar agreement (or other contractual obligation referred to in subclause (A)(ii) above) or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Secured Obligations (as defined in the Collateral Agreement) would give any other party (other than a Loan Party or a Wholly Owned Subsidiary) to any organizational documents, joint venture agreement, shareholder agreement or similar agreement governing such Equity Interests the right to terminate its obligations thereunder, but only to the extent, and for so long as, such right of termination is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code or any other Requirement of Law;

(d) any Equity Interests of any (A) Unrestricted Subsidiary or (B) any Receivables Entity (to the extent they are restricted from being pledged by the applicable Qualified Receivables Facility);

(e) any Margin Stock;

(f) voting Equity Interests (and any other interests constituting “voting stock” within the meaning of Treasury Regulations Section 1.956-2(c)(2)) in excess of 65% of all such voting Equity Interests in (A) any Foreign Subsidiary or (B) any FSHCO; and

(g) equity interests of Immaterial Subsidiaries, Captive Insurance Subsidiaries, not-for-profit entities and special purpose vehicles.

“Excluded Subsidiary” shall mean any of the following:

(a) each Immaterial Subsidiary,

(b) each Domestic Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary), provided, that any Subsidiary that is a Loan Party shall not be released as a Loan Party and become an Excluded Subsidiary solely because such Subsidiary is no longer a Wholly Owned Subsidiary unless such Subsidiary became a non-Wholly Owned Subsidiary pursuant to a permitted transaction with a person that is not an Affiliate (other than to the extent such person becomes a non-Affiliate as a result of such transaction) for a bona fide business purpose (other than to release such Loan Party from its Guarantee) (as determined in good faith by the Borrower),

(c) each Domestic Subsidiary that is prohibited from Guaranteeing or granting Liens to secure the Obligations by any Requirement of Law or that would require consent, approval, license or authorization of a Governmental Authority to Guarantee or grant Liens to secure the Obligations (unless such consent, approval, license or authorization has been received, it being understood that no Loan Party shall be required to seek any such consent, approval, license or authorization) or to the extent the provision of such guaranty would conflict with the fiduciary duties of such Domestic Subsidiary’s directors or result in, or would reasonably be expected to result in, a risk of personal, civil or criminal liability for any officer or director of such Domestic Subsidiary,

(d) each Domestic Subsidiary that is prohibited by any applicable contractual requirement from Guaranteeing or granting Liens to secure the Obligations on the Closing Date or at the time such Subsidiary becomes a Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect),

(e) any special purpose vehicle, including any Receivables Entity,

(f) any Foreign Subsidiary,

(g) any Domestic Subsidiary (i) that is a FSHCO or (ii) that is a Subsidiary of a Foreign Subsidiary of the Borrower that is a CFC,

(h) any other Domestic Subsidiary with respect to which the Administrative Agent and the Borrower reasonably agree that the cost or other consequences (including Tax consequences) of providing a Guarantee of or granting Liens to secure the Obligations are likely to be excessive in relation to the value to be afforded thereby,

(i) each Unrestricted Subsidiary and

(j) any Captive Insurance Subsidiary and any not-for-profit entity.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of (a) such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act, in each case at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation, unless otherwise agreed between the Administrative Agent and the Borrower. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (i) Taxes imposed on or measured by such recipient’s overall net income (however denominated, and including, for the avoidance of doubt, franchise and similar Taxes imposed on such recipient in lieu of net income Taxes), or any branch profits or similar Taxes, in each case, imposed by a jurisdiction (including any political subdivision thereof) (a) as a result of such recipient being organized under the laws of, having its principal office in, or in the case of any Lender, having its applicable Lending Office in, such jurisdiction, or (b) as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from any such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced any Loan Document or sold or assigned an interest in any Loan or Loan Document), (ii) U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document to a Lender (other than to the extent such Lender is an assignee pursuant to a request by the Borrower under Section 2.19(b) or 2.19(c)) pursuant to laws in force at the time such Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts or indemnification payments from any Loan Party with respect to such withholding Tax pursuant to Section 2.17, (iii) any withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder that is attributable to such recipient’s failure to comply with Section 2.17(e) or Section 2.17(g) or (iv) any withholding Tax imposed under FATCA.

“Existing Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Existing Credit Agreement” shall mean that certain Amended and Restated Credit Agreement, dated as of September 24, 2019, by and among the Borrower, as borrower, the lenders and other parties thereto from time to time, Bank of America, N.A., as administrative agent, and as may be amended, supplemented, amended and restated or otherwise modified prior to the Closing Date.

“Existing Target Credit Agreement” shall mean that certain Credit Agreement, dated as of November 7, 2016, by and among the Target, as borrower, the financial institutions and other parties thereto from time to time, and Barclays Bank PLC, as administrative agent, and as may be amended, supplemented, amended and restated or otherwise modified prior to the Closing Date.

“Existing Term A Lender” shall mean each Term A Lender holding Existing Term A Loans immediately prior to the Amendment No. 4 Effective Date.

“Existing Term A Loans” shall mean all Initial Term A Loans outstanding immediately prior to the Amendment No. 4 Effective Date.

“Extended Revolving Facility Commitment” shall have the meaning assigned to such term in Section 2.22(a).

“Extended Revolving Loan” shall have the meaning assigned to such term in Section 2.22(a).

“Extended Term A Loan” shall have the meaning assigned to such term in Section 2.22(a).

“Extended Term B Loan” shall have the meaning assigned to such term in Section 2.22(a).

“Extended Term Loan” shall mean, as the context may require, an Extended Term A Loan and/or Extended Term B Loan.

“Extending Lender” shall have the meaning assigned to such term in Section 2.22(a).

“Extension” shall have the meaning assigned to such term in Section 2.22(a).

“Extension Amendment” shall have the meaning assigned to that term in Section 2.22(b).

“Facility” shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that, (i) as of the Closing Date, there were three Facilities (i.e., the Initial Term A Facility, the Initial Term B Facility and the Initial Revolving Facility), (ii) as of the Amendment No. 4 Effective Date (after giving effect to Amendment No. 4), there are three Facilities (i.e., the 2025 Incremental Term A Facility, the Term B-2 Facility and the 2025 Revolving Facility) and (iii) thereafter, the term “Facility” may include any other Class of Commitments and the extensions of credit thereunder.

“Fair Market Value” shall mean, with respect to any asset or property, the price (as determined in good faith by the management of the Borrower) that could be negotiated in an arm’s-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into pursuant to the foregoing, and any laws, fiscal or regulatory legislation, or official guidance, notes, or practices, in each case adopted by a non-U.S. jurisdiction to implement the foregoing.

“Federal Funds Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall deemed to be zero for the purposes of this Agreement.

“Fee Letter” shall mean that certain Second Amended and Restated Fee Letter dated as of October 25, 2021 by and among the Borrower, the Administrative Agent, the Arrangers and the Co-Managers.

“Fees” shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and the Administrative Agent Fees.

“Financial Covenant” and “Financial Covenants” shall have the meaning assigned to such term in Section 6.11.

“Financial Covenant Step-Up” shall have the meaning assigned to such term in Section 6.11.

“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer, Controller or other executive responsible for the financial affairs of such person.

“First Lien Secured Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) (i) the sum of, without duplication, (x) the aggregate principal amount of any Consolidated Debt consisting of Loan Obligations outstanding as of the last day of the Test Period most recently ended as of such date that are then secured by first-priority Liens on the Collateral and (y) the aggregate principal amount of any other Consolidated Debt of the Borrower and its Subsidiaries outstanding as of the last day of such Test Period that is then secured by Liens on the Collateral that are Other First Liens less (ii) the Unrestricted Cash Amount as of the last day of such Test Period, to (b) Adjusted Consolidated EBITDA for the last day of such Test Period, all determined on a consolidated basis in accordance with GAAP.

“Fitch” shall mean Fitch Ratings, Inc., a subsidiary of Fitch, Inc.

“Fixed Amounts” shall have the meaning assigned to such term in Section 1.07(b).

“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Term SOFR, EURIBOR Rate, TIBOR Rate, STIBOR Rate or each Daily Simple RFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, Adjusted STIBOR Rate or each Daily Simple RFR, as applicable shall be (i) with respect to the Initial

Term A Facility, the 2025 Incremental Term A Facility, the Initial Revolving Facility and the 2025 Revolving Facility, 0.00% and (ii) with respect to the Term B Facility, 0.50%.

“Foreign Benefit Arrangement” shall mean any employee benefit arrangement mandated by non-US law that is maintained or contributed to by the Borrower or any of its Subsidiaries.

“Foreign Disposition” shall have the meaning assigned to such term in Section 2.11(h).

“Foreign Excess Cash Flow” shall have the meaning assigned to such term in Section 2.11(h).

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Foreign Plan” shall mean each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to United States law or the Code and is maintained or contributed to by the Borrower or any of its Subsidiaries primarily for the benefit of employees employed and residing outside of the United States (other than plans, funds or others similar programs that are maintained exclusively by a Governmental Authority).

“Foreign Plan Event” shall mean with respect to any Foreign Benefit Arrangement or Foreign Plan, (a) the failure to make any employer or employee contributions required by applicable law or by the terms of such Foreign Benefit Arrangement or Foreign Plan on or before the due date for such contributions; (b) the failure to register or loss of good standing with any applicable regulatory authorities of any such Foreign Benefit Arrangement or Foreign Plan required to be registered; or (c) the failure of any Foreign Benefit Arrangement or Foreign Plan to comply with any provisions of applicable law and regulations or with the terms of such Foreign Benefit Arrangement or Foreign Plan.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, with respect to any Issuing Bank, such Defaulting Lender’s Revolving Facility Percentage of Revolving L/C Exposure with respect to Letters of Credit issued by such Issuing Bank other than such Revolving L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FSHCO” shall mean any Domestic Subsidiary of the Borrower that owns no material assets other than the Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries of the Borrower that are CFCs or Equity Interests and/or Indebtedness of one or more other FSHCOs.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis, subject to the provisions of Section 1.02.

“General Debt Basket” shall have the meaning assigned to such term in Section 6.01(k).

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness or other obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith. The amount of the Indebtedness or other obligation subject to any Guarantee provided by any person for purposes of clause (b) above shall (unless the applicable Indebtedness has been assumed by such person or is otherwise recourse to such person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness or other obligation and (B) the Fair Market Value of the property encumbered thereby; and “Guaranteeing” shall have a meaning correlative thereto.

“Guarantee Agreement” shall mean the Guarantee Agreement substantially in the form of Exhibit M dated as of the Closing Date among the Borrower, each Guarantor and the Collateral Agent.

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Guarantors” shall mean (a) the Borrower (only with respect to Obligations of the other Guarantors in respect of Secured Cash Management Agreements or Secured Hedge Agreements, as applicable) and (b) each Subsidiary of the Borrower that is or becomes a Loan Party pursuant to Section 5.10(c), whether existing on the Closing Date or established, created or acquired after the Closing Date, unless and until such time as the respective Subsidiary is released from its obligations under the Guarantee Agreement in accordance with the terms and provisions hereof or thereof.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum byproducts or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas or pesticides, fungicides, fertilizers or other agricultural chemicals, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Hedge Bank” shall mean any person that is (i) an Agent, an Arranger or a Lender on the Closing Date (or any person that becomes an Agent, Arranger or Lender after the Closing Date) (or, in each case, an Affiliate of any such person) that, in each case, enters into or is a party to a Hedging Agreement with the Borrower or any of its Subsidiaries, in each case, in its capacity as a party to such Hedging Agreement or (ii) the Administrative Agent (under and as defined in the Existing Credit Agreement) under the Existing Credit Agreement (or any of its Affiliates), that, in each case, is a party to a Hedging Agreement on the Closing Date or enters into a Hedging Agreement within 30 days after the Closing Date with the Borrower or any of its Subsidiaries, in each case, in its capacity as a party to such Hedging Agreement.

“Hedging Agreement” shall mean (a) any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or are governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement, including any obligations or liabilities under any such master agreement; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of the Subsidiaries shall be a Hedging Agreement.

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 4.01(j), 5.04(a) or 5.04(b), as applicable, have assets with a value in excess of 5.0% of the Consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of the Borrower and the Subsidiaries on a consolidated basis as of such date, and (b) taken together with all such Subsidiaries as of such date, did not have assets with a value in excess of 10.0% of Consolidated Total Assets or revenues representing in excess of 10.0% of total revenues of the Borrower and the Subsidiaries on a consolidated basis as of such date.

“Impacted EURIBOR Rate Interest Period” shall have the meaning assigned to such term in the definition of “EURIBOR Rate.”

“Impacted STIBOR Rate Interest Period” shall have the meaning assigned to such term in the definition of “STIBOR Rate.”

“Impacted TIBOR Rate Interest Period” shall have the meaning assigned to such term in the definition of “TIBOR Rate.”

“Increased Amount” shall have the meaning assigned to such term in Section 1.08(b).

“Incremental Amount” shall mean, at any time on or after the Amendment No. 4 Effective Date, the sum of:

(x) (1) the greater of (i) $1,428,000,000 and (ii) 100% of Adjusted Consolidated EBITDA for the most recently ended Test Period, on a Pro Forma Basis plus (2) amounts available under the General Debt Basket at such time (this subclause (2), the “Reallocated Amount”, and, this clause (x), the “Cash-Capped Incremental Facility”), plus

(y) an unlimited amount (the “Ratio-Based Incremental Facility”) so long as, on a Pro Forma Basis after giving effect to the incurrence of any such Incremental Facility, the use of proceeds thereof, any acquisition consummated concurrently therewith or to be consummated therewith with such Incremental Facility, and all other related transactions or events (calculated (a) in the event the Borrower is incurring Incremental Revolving Facility Commitments, as if such Incremental Revolving Facility Commitments were fully drawn on the effective date thereof, (b) in the event the Borrower is incurring delayed draw Term Facility Commitments, as if such delayed draw Term Facility Commitments were fully drawn, at the Borrower’s election, (1) on the effective date thereof or (2) on the date of the funding of such delayed draw Term Loans (provided that once such election is made, such delayed draw Term Facility Commitments shall be included in the calculation of Consolidated Debt until funding of the Term Loans or termination of such Term Facility Commitments solely for purposes of determining compliance on a Pro Forma Basis with any financial ratio or incurrence test (and not, for the avoidance of doubt, for purposes of determining any Commitment Fee Rate, Applicable Margin or compliance with any Financial Covenants)) and (c) excluding any cash constituting proceeds of such Incremental Facility), (i) in the case of any Incremental Facility secured by Liens on the Collateral that rank pari passu with the Liens on the Collateral securing the Initial Term Loans, the 2025 Incremental Term A Loans, the Term B-1 Loans, the Term B-2 Loans, the Term B-3 Loans, the Initial Revolving Facility and the 2025 Revolving Facility, the First Lien Secured Net Leverage Ratio is equal to or less than 2.75:1.00 or (ii) in the case of any Incremental Facility that is unsecured or that is secured by Liens on the Collateral on a junior basis to the Liens on the Collateral securing the Initial Term Loans, the Term B-1 Loans, the Term B-2 Loans, the Term B-3 Loans and the Revolving Facility, the Total Net Leverage Ratio is not greater than the then-applicable ratio in the Financial Covenant set forth in Section 6.11(a), plus

(z) (i) an amount equal to all voluntary prepayments and repurchases of Term Loans (including Incremental Term Loans) and term Indebtedness secured by Liens on the Collateral that are Other First Liens (including pursuant to Section 6.01(v)) and voluntary prepayments of Revolving Facility Loans and revolving Indebtedness secured by Liens on the Collateral that are Other First Liens (including pursuant to Section 6.01(v)) to the extent accompanied by a corresponding reduction in Revolving Facility Commitments or such other revolving commitments (and any other commitment established hereunder after the Amendment No. 4 Effective Date, other than a permanent reduction as the result of the funding of such commitment), in the case of this clause (z), to the extent not financed with the proceeds of long-term Indebtedness, other than, without duplication, to the extent funded with Revolving Facility Loans or loans under any other revolving facility, (ii) an amount equal to all amounts paid in cash in respect of any reduction in the outstanding amount of any Term Loan (including Incremental Term Loans) or term Indebtedness secured by Liens on the Collateral that are Other First Liens (including pursuant to Section 6.01(v)) resulting from any assignment of such Term Loan or term Indebtedness to (and/or purchase of such Term Loan or term Indebtedness by) the Borrower or any Subsidiary so long as the relevant prepayment or assignment and/or purchase was not funded with the proceeds of long-term Indebtedness, other than, without duplication, to the extent funded with Revolving Facility Loans or loans under any other revolving facility and (iii) in the case of any Incremental Facility that serves to effectively replace, reprice, refinance and/or extend the maturity of any then existing Revolving Facility Commitment (and any other commitment established hereunder after the Amendment No. 4 Effective Date, prior to the funding of such commitment) or any Term Loan repaid pursuant to Section 2.19, an amount equal to the relevant terminated, replaced, repriced, refinanced and/or extended Revolving Facility Commitment or such other commitment or Term Loans so prepaid (the “Prepayment-Based Incremental Facility”);

provided, that, in the case of Incremental Facilities used to finance a Limited Condition Transaction, Section 1.07 shall be applicable; provided, further, that for purposes of any Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments established pursuant to Section 2.21 and any Permitted Debt secured by Other First Liens or Junior Liens on the Collateral pursuant to Section 6.01(v), (A) the Borrower shall be deemed to have used amounts under the Ratio-Based Incremental Facility (to the extent permitted thereby) prior to utilization of the Cash-Capped Incremental Facility and the Prepayment-Based Incremental Facility, and the Borrower shall be deemed to have used the Prepayment-Based Incremental Facility (to the extent permitted thereby) prior to utilization of the Cash-Capped Incremental Facility, (B) (1) Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments established pursuant to Section 2.21 and any Permitted Debt secured by Other First Liens or Junior Liens on the Collateral pursuant to Section 6.01(v) or that is unsecured may be incurred under the Cash-Capped Incremental Facility, the Ratio-Based Incremental Facility and/or the Prepayment-Based Incremental Facility and (2) proceeds from any such incurrence under the Cash-Capped Incremental Facility, the Ratio-Based Incremental Facility and/or the Prepayment-Based Incremental Facility may be utilized in a single transaction by first calculating the incurrence under the Ratio-Based Incremental Facility (without inclusion of any amounts utilized pursuant to the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility) and then calculating the incurrence under the Prepayment-Based Incremental Facility (without inclusion of any amounts utilized pursuant to the Cash-Capped Incremental Facility) and then calculating the incurrence under the Cash-Capped Incremental Facility and (C) any Indebtedness originally designated as incurred under the Cash-Capped Incremental Facility will, unless Borrower provides written notice to the contrary, automatically be redesignated as having been incurred under the Ratio-Based

Incremental Facility so long as, at the time of such redesignation, the Borrower would be permitted to incur the aggregate principal amount of Indebtedness being so redesignated under the Ratio-Based Incremental Facility (which, for the avoidance of doubt, shall have the effect of increasing the remaining availability under the Cash-Capped Incremental Facility by the amount of such redesignated Indebtedness).

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and, if applicable, one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders.

“Incremental Commitment” shall mean an Incremental Term Loan Commitment or an Incremental Revolving Facility Commitment.

“Incremental Facility” shall mean the Incremental Commitments and the Incremental Loans made thereunder.

“Incremental Loan” shall mean an Incremental Term Loan or an Incremental Revolving Loan.

“Incremental Revolving Facility” shall mean the Incremental Revolving Facility Commitments and the Incremental Revolving Loans made thereunder.

“Incremental Revolving Facility Commitment” shall mean (i) the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Revolving Loans to the Borrower and (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, the commitment of any Lender in respect of an Other Incremental Revolving Facility Commitment.

“Incremental Revolving Facility Lender” shall mean a Lender with an Incremental Revolving Facility Commitment or an outstanding Incremental Revolving Loan.

“Incremental Revolving Loan” shall mean Revolving Facility Loans made by one or more Revolving Facility Lenders to the Borrower pursuant to an Incremental Revolving Facility Commitment to make additional Initial Revolving Loans or 2025 Revolving Loans.

“Incremental Term A Lender” shall mean a Lender with an Incremental Term A Loan Commitment or an outstanding Incremental Term A Loan.

“Incremental Term A Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Term A Loans to the Borrower.

“Incremental Term A Loans” shall mean (i) Term A Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(c) consisting of additional Initial Term A Loans or 2025 Incremental Term A Loans and (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Incremental Term A Loans.

“Incremental Term B Lender” shall mean a Lender with an Incremental Term B Loan Commitment or an outstanding Incremental Term B Loan.

“Incremental Term B Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Term B Loans to the Borrower.

“Incremental Term B Loans” shall mean (i) Term B Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(c) consisting of additional Initial Term B Loans, additional Term B-1 Loans ~~or~~, additional Term B-2 Loans or additional Term B-3 Loans and (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Incremental Term B Loans.

“Incremental Term Lender” shall mean, as the context may require, an Incremental Term A Lender and/or Incremental Term B Lender.

“Incremental Term Loan Commitment” shall mean, as the context may require, an Incremental Term A Loan Commitment and/or Incremental Term B Loan Commitment.

“Incremental Term Loans” shall mean, as the context requires, Incremental Term A Loans and/or Incremental Term B Loans.

“Incurrence Based Amounts” shall have the meaning assigned to such term in Section 1.07(b).

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments (except any such obligation issued in the ordinary course of business with a maturity date of no more than six months in a transaction intended to extend payment terms of trade payables or similar obligations to trade creditors incurred in the ordinary course of business), (c) [reserved], (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (except (i) any such balance that constitutes accrued expenses, trade payables, accruals for payroll and similar expenses and obligations incurred in the ordinary course of business, (ii) any obligations in connection with purchase price hold-backs in the ordinary course of business, (iii) any earn-out or similar obligations until any such obligation becomes a liability on the balance sheet of such person in accordance with GAAP and if not paid within 60 days after being due and payable, and (iv) liabilities accrued in the ordinary course of business) which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (e) all Attributable Receivables Indebtedness with respect to a Qualified Receivables Facility, (f) all Capitalized Lease Obligations of such person, (g) obligations under any Hedging Agreements, to the extent the foregoing would appear on a balance sheet of such person as a liability, (h) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (i) the principal component of all obligations of such person in respect of bankers’ acceptances, (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock), (k) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person (other than Liens on Equity Interests of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries), whether or not the Indebtedness secured thereby has been assumed, and (l) all Guarantees by such person in respect of the indebtedness of other persons described in the foregoing clauses (a) through (k). The amount of Indebtedness of any person for purposes of clause (k) above shall (unless such Indebtedness has been assumed by such person or is otherwise recourse to such person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby. For the avoidance of doubt, and without limitation of the foregoing, Indebtedness convertible into or exchangeable for Equity Interests shall at all times prior to the repurchase, conversion or payment thereof be valued at the full stated principal amount thereof (taking into account any partial repurchases, conversions or payments of such Indebtedness) and shall not include any reduction or appreciation in value of the shares and/or cash deliverable upon conversion thereof. Notwithstanding anything in this Agreement to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, (i) deferred or prepaid revenue, (ii) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (iii) accrued expenses and royalties, (iv) any joint and several Tax liabilities arising by operation of consolidated return, fiscal unity or similar provisions of applicable law shall not constitute Indebtedness for purposes hereof, (v) intercompany advances in the ordinary course in respect of operating costs (such as cash management obligations, royalty fees, “cost-plus” arrangements and/or transfer pricing) shall not constitute Indebtedness for purposes hereof, (vi) obligations which would otherwise constitute Indebtedness but which have been cash collateralized or amounts for the repayment thereof placed in escrow or otherwise deposited in defeasance or discharge of such obligations shall not constitute Indebtedness to the extent of such cash collateral or amounts escrowed or otherwise deposited in defeasance or discharge thereof and (vii) the effects of Financial Accounting Standards Board Accounting Standards Codification 825 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Agreement.

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document other than (a) Excluded Taxes and (b) Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 3.14(a).

“Initial Revolving Facility” shall mean the Revolving Facility Commitments in effect prior to the Amendment No. 4 Effective Date and the Initial Revolving Loans made hereunder.

“Initial Revolving Loan” shall mean a Revolving Facility Loan made (i) pursuant to the Revolving Facility Commitments in effect on the Closing Date (as the same may be amended from time to time in accordance with this Agreement) or (ii) pursuant to any Incremental

Revolving Facility Commitment made on the same terms as (and forming a single Class with) the Revolving Facility Commitments referred to in clause (i) of this definition.

“Initial Term A Facility” shall mean the Initial Term A Loan Commitments and the Initial Term A Loans made hereunder.

“Initial Term A Facility Maturity Date” shall mean the fifth anniversary of the Closing Date.

“Initial Term A Loan Commitment” shall mean, with respect to each Term Lender, the commitment of such Term Lender to make Initial Term A Loans hereunder on the Closing Date. The amount of each Term Lender’s Initial Term A Loan Commitment as of the Closing Date is set forth on Schedule 2.01. The aggregate amount of the Initial Term A Loan Commitments as of the Closing Date was $850,000,000.

“Initial Term A Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(i).

“Initial Term A Loans” shall mean (x) the term loans made by the Term Lenders to the Borrower on the Closing Date pursuant to Section 2.01(a) and (y) any Incremental Term Loans in the form of additional Initial Term A Loans made by the Incremental Term Lenders to the Borrower pursuant to Section 2.01(c). The Initial Term A Loans were refinanced and replaced in full by the 2025 Incremental Term A Loans as of the Amendment No. 4 Effective Date.

“Initial Term B Facility” shall mean the Initial Term B Loan Commitments and the Initial Term B Loans made hereunder.

“Initial Term B Facility Maturity Date” shall mean the seventh anniversary of the Closing Date.

“Initial Term B Loan Commitment” shall mean, with respect to each Term Lender, the commitment of such Term Lender to make Initial Term B Loans hereunder. The amount of each Term Lender’s Initial Term B Loan Commitment as of the Closing Date is set forth on Schedule 2.01. The aggregate amount of the Initial Term B Loan Commitments as of the Closing Date is $2,800,000,000.

“Initial Term B Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(i).

“Initial Term B Loans” shall mean (x) the term loans made by the Term Lenders to the Borrower on the Closing Date pursuant to Section 2.01(a) and (y) any Incremental Term Loans in the form of additional Initial Term B Loans made by the Incremental Term Lenders to the Borrower pursuant to Section 2.01(c). All Initial Term B Loans shall be repaid in full or exchanged for Term B-1 Loans on the Amendment No. 2 Effective Date pursuant to Amendment No. 2 and Section 2.01(d).

“Initial Term Borrowing” shall mean any Borrowing comprised of Initial Term Loans.

“Initial Term Facilities” shall mean, collectively, the Initial Term A Facility and the Initial Term B Facility.

“Initial Term Loan Commitments” shall mean, collectively, the Initial Term A Loan Commitments and Initial Term B Loan Commitments.

“Initial Term Loans” shall mean, collectively, Initial Term A Loans and Initial Term B Loans.

“Inside Maturity Amount” means an aggregate principal amount of Incremental Facilities equal to (a) the greater of (i) $286,000,000 and (ii) 20% of Adjusted Consolidated EBITDA for the most recently ended Test Period, determined on a Pro Forma Basis, minus (b) to the extent previously or simultaneously incurred, the aggregate principal amount of all Incremental Facilities incurred or issued in reliance on the Inside Maturity Amount.

“Intellectual Property” shall mean all intellectual property rights, both statutory and common law rights, if applicable, including: (a) copyrights, registrations and applications for registration thereof, (b) trademarks, service marks, trade names, slogans, domain names, logos, trade dress and registrations and applications of registrations thereof, (c) patents, as well as any reissued and reexamined patents and extensions corresponding to the patents and any patent applications, as well as any related continuation, continuation in part and divisional applications and patents issuing therefrom and (d) trade secrets and confidential information, including ideas, designs, concepts, compilations of information, methods, techniques, procedures, processes and other know-how, whether or not patentable.

“Intercompany Subordination Agreement” shall mean an intercompany subordination agreement, in substantially the form of Exhibit N hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

“Intercreditor Agreement” shall have the meaning assigned to such term in Section 8.11.

“Interest Coverage Ratio” shall mean, as of any date, the ratio of (a) Adjusted Consolidated EBITDA as of the last day of the Test Period most recently ended as of such date to (b) the Cash Interest Expense for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided, that the Interest Coverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07 and substantially in the form of Exhibit E or another form reasonably satisfactory to the Administrative Agent and the Borrower.

“Interest Payment Date” shall mean, (a) with respect to any ABR Loan, (1) the last day of each March, June, September and December and (2) the Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date and (c) with respect to any Term Benchmark Loan, (1) the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (2) the Maturity Date; provided, that if any Interest Payment Date would end on a day other than a Business Day, such Interest Payment Date shall be extended to the next succeeding Business Day.

“Interest Period” shall mean, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, with the consent of each Lender, twelve months) thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Term Benchmark Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(f) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Facility Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, with respect to a person, to (i) purchase or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of any other person, (ii) make any loans or advances to or Guarantees of the Indebtedness of any other person, or (iii) purchase or otherwise acquire, in one transaction or a series of related transactions, (x) all or substantially all of the property and assets or business of another person or (y) assets constituting a business unit, line of business or division of such person. Notwithstanding the foregoing, expenditures pursuant to intercompany advances in the ordinary course in respect of operating costs (such as cash management obligations, royalty fees, “cost-plus” arrangements and/or transfer pricing) among the Borrower and/or any of the Subsidiaries shall not constitute “Investments” for purposes hereof.

“Investment Agreement” shall mean that certain Amended and Restated Investment Agreement, dated as of March 30, 2021, with BCPE Watson (DE) SPV, LP, an affiliate of Bain Capital Private Equity, LP.

“Investment Grade Rating” means (a) as to S&P, a Public Debt Rating of BBB- or better (with stable outlook or better), (b) as to Moody’s, a Public Debt Rating of Baa3 or better (with stable outlook or better) and (c) as to Fitch, a Public Debt Rating of BBB- or better (with stable outlook or better).

“Investment Grade Rating Trigger Date” means the first date after the Amendment No. 4 Effective Date or, if applicable, after any Collateral Reinstatement Date when (a) the Borrower has an Investment Grade Rating from at least two of S&P, Moody’s, and Fitch, (b) no Default or Event of Default has occurred and is continuing under this Agreement, (c) no Indebtedness secured by Liens on the Collateral permitted by Section 6.02(hh) is outstanding (unless the Liens securing such Indebtedness are contemporaneously released) and (d) a Responsible Officer of the Borrower has delivered an officer’s certificate to the Administrative Agent that (1) certifies to the satisfaction or concurrent satisfaction of the foregoing and (2) requests the Administrative Agent to take any reasonably requested actions to evidence such release of Collateral in accordance with Section 5.10(h); provided that no Investment Grade Rating Trigger Date shall occur prior to the date on which the aggregate outstanding principal amount of all Term B Loans and any accrued but unpaid interest and fees related thereto have been paid in full.

“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc., or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc.

“Issuing Bank” shall mean, as the context may require, (i) initially, each of JPMorgan Chase Bank, N.A., Citibank, N.A., MUFG Bank, Ltd., PNC Bank, National Association, HSBC Bank USA, National Association, Citizens Bank, N.A., Mizuho Bank, Ltd., Bank of Montreal, TD Bank, N.A. and First National Bank of Pennsylvania, (ii) as of the Amendment No. 4 Effective Date (after giving effect to Amendment No. 4), each of JPMorgan Chase Bank, N.A., Bank of America, N.A., Citizens Bank, N.A., Credit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., Morgan Stanley Bank, N.A., MUFG Bank, Ltd. and PNC Bank, National Association and (iii) each other Issuing Bank designated pursuant to Section 2.05(l), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(b).

“Judgment Currency” shall have the meaning assigned to such term in Section 9.22.

“Junior Debt Restricted Payment” shall mean, any payment or other distribution (whether in cash, securities or other property), directly or indirectly made by the Borrower or any if its Subsidiaries, of or in respect of principal of or interest on any Indebtedness (excluding permitted Indebtedness among the Borrower and its Subsidiaries) that is by its terms subordinated in right of payment to the Loan Obligations (each of the foregoing, a “Junior Financing”); provided, that the following shall not constitute a Junior Debt Restricted Payment:

(a) Refinancings with any Permitted Refinancing Indebtedness permitted to be incurred under Section 6.01;

(b) payments of regularly-scheduled interest and fees due thereunder, other non-principal payments thereunder, any mandatory prepayments of principal, interest and fees thereunder, scheduled payments thereon necessary to avoid the Junior Financing from constituting “applicable high yield discount obligations” within the meaning of

Section 163(i)(l) of the Code, and, to the extent this Agreement is then in effect, principal on the scheduled maturity date of any Junior Financing;

(c) payments or distributions in respect of all or any portion of the Junior Financing with the proceeds from the issuance, sale or exchange by the Borrower of Qualified Equity Interests within eighteen months after the date of such issuance, sale or exchange; provided, that such proceeds are not included in any determination of the Available Amount;

(d) the prepayment, redemption, purchase, defeasance or other satisfaction of any Junior Financing (x) existing at the time a Person becomes a Subsidiary or (y) assumed in connection with the acquisition of assets, in each case so long as such Junior Financing was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition; or

(e) the conversion of any Junior Financing to Qualified Equity Interests of the Borrower.

“Junior Financing” shall have the meaning assigned to such term in the definition of the term “Junior Debt Restricted Payment.”

“Junior Liens” shall mean Liens on the Collateral that are junior to the Liens thereon securing the Initial Term Loans, the 2025 Incremental Term A Loans, the Term B-1 Loans ~~and~~, the Term B-2 Loans and the Term B-3 Loans (and other Loan Obligations, other than Other Incremental Term Loans and Refinancing Term Loans that rank junior in right of security with the Initial Term Loans, the 2025 Incremental Term A Loans, the Term B-1 Loans ~~and~~, the Term B-2 Loans and the Term B-3 Loans) pursuant to a Permitted Junior Intercreditor Agreement (it being understood that Junior Liens are not required to rank equally and ratably with other Junior Liens, and that Indebtedness secured by Junior Liens may be secured by Liens that are senior in priority to, or rank equally and ratably with, or junior in priority to, other Liens constituting Junior Liens), which Permitted Junior Intercreditor Agreement (together with such amendments to the Security Documents and any other Intercreditor Agreements, if any, as are reasonably necessary or advisable (and reasonably acceptable to the Collateral Agent) to give effect to such Liens) shall be entered into in connection with a permitted incurrence of any such Liens (unless a Permitted Junior Intercreditor Agreement and/or Security Documents (as applicable) covering such Liens are already in effect).

“Latest Maturity Date” shall mean, at any date of determination, the later of (x) the latest Revolving Facility Maturity Date and (y) the latest Term Facility Maturity Date, in each case then in effect on such date of determination.

“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.12(b).

“LCT Election” shall have the meaning assigned to such term in Section 1.07(a).

“LCT Test Date” shall have the meaning assigned to such term in Section 1.07(a).

“Lender” shall mean each bank, financial institution and other lender listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04, Section 2.21 (including pursuant to Amendment No. 4), Section 2.22 or Section 2.23.

“Lender Presentation” shall mean the Lender Presentation dated November 30, 2021, as modified or supplemented prior to the Closing Date.

“Lender-Related Person” shall mean the Administrative Agent, any Arranger, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons.

“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“Letter of Credit” shall have the meaning assigned to such term in Section 2.05(a).

“Letter of Credit Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.05.

“Letter of Credit Individual Sublimit” shall mean, with respect to any Issuing Bank, the amount set forth opposite such Issuing Bank’s name on Schedule 1.01 hereto or such other amount as specified in the agreement pursuant to which such person becomes an Issuing Bank hereunder or, in each case, such larger amount not to exceed the Revolving Facility Commitment as the Administrative Agent and the applicable Issuing Bank may agree.

“Letter of Credit Sublimit” shall mean the aggregate Letter of Credit Commitments of the Issuing Banks, in an aggregate amount not to exceed $100,000,000 (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof), as such amount may be reduced pursuant to Section 2.08. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility.

“Level” shall mean the level (whether 1, 2, 3, 4 or 5) in the applicable table set forth in the definition of “Applicable Margin” that corresponds to an applicable item in any other column in such table. For purposes of comparing Levels, Level 1 is referred to as the lowest Level and Level 5 as the highest Level.

“Liabilities” shall mean any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Acquisition” shall mean any purchase or other acquisition (including by means of a merger, amalgamation, consolidation or otherwise) of, or Investment by one or more of the Borrower and its Subsidiaries (other than intercompany Investments) in, any assets, business or person.

“Limited Condition Transaction” shall mean any (a) Limited Condition Acquisition, (b) redemption, prepayment, repayment, purchase, repurchase, defeasance or satisfaction and discharge of Indebtedness requiring irrevocable advance notice or any irrevocable offer to consummate such redemption, prepayment, repayment, purchase, repurchase, defeasance or satisfaction, (c) any declaration of a distribution or dividend in respect of, or irrevocable advance notice of, or any irrevocable offer to, purchase, redeem or otherwise acquire or retire for value, any Equity Interests of the Borrower, (d) any Asset Sale or (e) any incurrence or assumption of Indebtedness.

“Liquidity” shall mean, on any date, the sum of (i) the Unrestricted Cash Amount plus (ii) the amount by which the Revolving Facility Commitment exceeds the Revolving Facility Credit Exposure.

“Loan Documents” shall mean (i) this Agreement, (ii) the Guarantee Agreement, (iii) the Security Documents (other than during a Collateral Suspension Period), (iv) each Incremental Assumption Agreement (including Amendment No. 4), (v) each Extension Amendment, (vi) each Refinancing Amendment (including Amendment No. 2, Amendment No. 3 ~~and~~, Amendment No. 4 and Amendment No. 5), (vii) any Intercreditor Agreement and (viii) any Note issued under Section 2.09(e).

“Loan Obligations” shall mean (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest, fees and expenses (including interest, fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest, fees and expenses thereon (including interest, fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide Cash Collateral and (iii) all other monetary obligations of the Borrower owed under or pursuant to this Agreement and each other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all obligations of each other Loan Party under or pursuant to each of the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Loan Parties” shall mean the Borrower and the Guarantors.

“Loans” shall mean the Term Loans and the Revolving Facility Loans.

“Local Time” shall mean New York City time (daylight or standard, as applicable); provided that, with respect to any Alternate Currency Loan, “Local Time” shall mean the local time in the place of settlement for such Alternate Currency Loan as may be determined by the Administrative Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Facility and unused Commitments under such Facility at such time (subject to the last paragraph of Section 9.08(b)).

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Acquisition” shall mean any Permitted Business Acquisition or similar Investment that involves the payment of consideration or assumption of Indebtedness by the Borrower and its Subsidiaries in excess of $500,000,000.

“Material Adverse Effect” shall mean a material adverse effect on the business, property, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder taken as a whole.

“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit and other than Indebtedness owing to the Borrower or a Subsidiary) of any one or more of the Borrower or any Subsidiary in an aggregate outstanding principal amount exceeding the greater of $215,000,000 and 15% of Adjusted Consolidated EBITDA for the most recently ended Test Period, determined on a Pro Forma Basis; provided that in no event shall any Qualified Receivables Facility be considered Material Indebtedness.

“Material IP” shall mean Intellectual Property that is material to the business of the Borrower and its Subsidiaries (taken as a whole), as reasonably determined by the Borrower in good faith.

“Material Subsidiary” shall mean any Subsidiary, other than an Immaterial Subsidiary; provided that in no event shall any Receivables Entity be considered a Material Subsidiary.

“Maturity Date” shall mean, as the context may require, the Revolving Facility Maturity Date and/or the applicable Term Facility Maturity Date.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Merger” shall have the meaning assigned to such term in the first recital of this Agreement.

“Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of March 25, 2021, by and among the Borrower, the Target and Merger Sub (including, but not limited to, all schedules and exhibits thereto, and after giving effect to any alteration, amendment, modification, supplement or waiver permitted by Section 4.01(i)).

“Merger Agreement Target Representations” shall mean such of the representations made by the Target in the Merger Agreement as are material to the interests of the Lenders (in their capacities as such), but only to the extent that the Borrower or its applicable Affiliate has the right to terminate the obligations of the Borrower and Merger Sub (or to refuse to consummate the Merger) under the Merger Agreement as a result of the failure of such representations to be accurate.

“Merger Sub” shall mean Watson Merger Sub Inc., a Delaware corporation.

“Minimum L/C Collateral Amount” shall mean, at any time, in connection with any Letter of Credit, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 102% of the Revolving L/C Exposure with respect to such Letter of Credit at such time and (ii) otherwise, an amount sufficient to provide credit support with respect to such Revolving L/C Exposure as determined by the Administrative Agent and the Issuing Banks in their sole discretion.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any Subsidiary or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Net Proceeds” shall mean:

(a) 100% of the cash proceeds actually received by the Borrower or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) from any Asset Sale under Section 6.05(d) (except for any Permitted Sale Lease-Back Transaction described in clauses (i) through (iii) of the definition thereof) or Section 6.05(g), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) required payments of Indebtedness (other than Indebtedness incurred under the Loan Documents or Other First Lien Debt) and required payments of other obligations relating to the applicable assets to the extent such Indebtedness or other obligations are secured by a Lien on such applicable assets permitted hereunder (other than pursuant to the Loan Documents, Other First Lien Debt and other than obligations secured by a Junior Lien), (iii) repayments of Other First Lien Debt (limited to its proportionate share of such prepayment, based on the amount of such then outstanding Indebtedness under such Other First Lien Debt as a percentage of all then outstanding Indebtedness incurred under the Loan Documents (other than Other Incremental Term Loans and Refinancing Term Loans that rank junior in right of security with the Initial Term Loans, the 2025 Incremental Term A Loans, the Term B-1 Loans ~~and~~, the Term B-2 Loans and the Term B-3 Loans) and Other First Lien Debt), (iv) Taxes paid or payable (as determined in good faith by the Borrower) as a direct result thereof, and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to clause (i) or (iv) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of the Subsidiaries including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (provided that (1) the amount of any reduction of such reserve (other than in connection with a payment in respect of any such liability), prior to the date occurring 18 months after the date of the respective Asset Sale, shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction and (2) any such reserve that is maintained as of the date occurring 18 months after the date of the applicable Asset Sale shall not be deemed to be Net Proceeds from such Asset Sale at any date); provided, that, if the Borrower or any Subsidiary intends, within 545 days of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and the Subsidiaries or to make Permitted Business Acquisitions and other Investments permitted hereunder (excluding Permitted Investments or intercompany Investments in Subsidiaries) or to reimburse the cost of any of the foregoing incurred prior to such receipt (but no earlier than the earliest of (x) notice to the Administrative Agent of the intent to pursue the relevant Asset Sale, (y) execution of a definitive agreement for the relevant Asset Sale and (z) consummation of the relevant Asset Sale), such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 545 days of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 545 day period but within such 545 day period are contractually committed to be used, then such remaining portion if not so used within 180 days following the end of such initial 545 day period shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, that no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds hereunder unless such net cash proceeds shall exceed the greater of (i) $215,000,000 and (ii) 15% of Adjusted Consolidated EBITDA for the most recently ended Test Period, determined on a Pro Forma Basis for a single transaction or a series of related transactions (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds);

(b) 100% of the cash proceeds actually received by the Borrower or any Loan Party (including casualty insurance settlements and condemnation awards, but only as and when received) from any Recovery Event, net of (i) attorneys’ fees, accountants’ fees, fees of appraisers and other consultants, transfer Taxes, deed or mortgage recording Taxes on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) required payments of Indebtedness (other than Indebtedness incurred under the Loan Documents or Other First Lien Debt) and required payments of other obligations relating to the applicable assets to the extent such Indebtedness or other obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents, Other First Lien Debt and other than obligations secured by a Junior Lien), (iii) repayments of Other First Lien Debt (limited to its proportionate share of such prepayment, based on the amount of such then outstanding Indebtedness under such Other First Lien Debt as a percentage of all then outstanding Indebtedness incurred under the Loan Documents (other than Other Incremental Term Loans and Refinancing Term Loans that rank junior in right of security with the Initial Term Loans, the 2025 Incremental Term A Loans, the Term B-1 Loans ~~and~~, the Term B-2 Loans and the Term B-3 Loans) and Other First Lien Debt), and (iv) Taxes paid or payable (as determined in good faith by the Borrower) as a direct result thereof; provided, that, if the Borrower or any Subsidiary intends, within 545 days of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and the Subsidiaries or to make Permitted Business Acquisitions and other Investments permitted hereunder (excluding Permitted Investments or intercompany Investments in Subsidiaries) or to reimburse the cost of any of the foregoing incurred prior to receipt (other than inventory, except to the extent the proceeds of such Recovery Event are received in respect of inventory), such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 545 days of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 545 day period but within such 545 day period are contractually committed to be used, then such remaining portion if not so used within 180 days following the end of such initial 545 day period shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, that no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds hereunder unless such net cash proceeds shall exceed the greater of (i) $215,000,000 and (ii) 15% of Adjusted Consolidated EBITDA for the most recently ended Test Period, determined on a Pro Forma Basis for a single transaction or a series of related transactions (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds); and

(c) 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any Subsidiary of any Indebtedness (other than Excluded Indebtedness, except for Refinancing Notes and Refinancing Term Loans), net of all fees (including investment banking fees), underwriting discounts and commissions, premiums, fees, costs and expenses and Taxes reasonably estimated to be payable, in each case incurred in connection with such incurrence, issuance or sale.

“Net Short Lender” shall have the meaning set forth in Section 9.08(h)(i).

“New Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“New Project” shall mean (a) each facility, branch, office or business unit which is either a new facility, branch, office or business unit or an expansion, relocation, remodeling or substantial modernization of an existing facility, branch, office or business unit owned by the Borrower or the Subsidiaries which in fact commences operations and (b) each creation (in one or a series of related transactions) of a business unit, product line or information technology offering to the extent such business unit commences operations or such product line or information technology is offered or each expansion (in one or a series of related transactions) of business into a new market.

“Non-Cash Compensation Expense” shall mean any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Exchanged Term B Loan” shall mean each Initial Term B Loan extended on the Closing Date (or portion thereof) other than an Exchanged Term B Loan.

“Non-Exchanged Term B-1 Loan” shall mean each Term B-1 Loan extended on the Amendment No. 2 Effective Date (or portion thereof) other than an Exchanged Term B-1 Loan.

“Non-Exchanged Term B-2 Loan” shall mean each Term B-2 Loan extended on the Amendment No. 3 Effective Date (or portion thereof) other than an Exchanged Term B-2 Loan.

“Note” shall have the meaning assigned to such term in Section 2.09(e).

“NYFRB” shall mean the Federal Reserve Bank of New York.

“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” shall mean the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” shall mean, collectively, (a) the Loan Obligations, (b) obligations of the Borrower or any Subsidiary in respect of any Secured Cash Management Agreement and (c) obligations of any Loan Party in respect of any Secured Hedge Agreement (including, in each case, monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“OECD” shall mean the Organization for Economic Cooperation and Development.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Original Lead Arrangers” shall mean, collectively, JPMorgan Chase Bank, N.A., Citibank, N.A. (only with respect to the Revolving Facility and Term A Facility as in effect prior to the Amendment No. 4 Effective Date), MUFG Bank, Ltd., PNC Capital Markets LLC, HSBC Bank USA, National Association, Citizens Bank, N.A., Mizuho Bank, Ltd. And BMO Capital Markets Corp.

“Other First Lien Debt” shall mean obligations secured by Other First Liens.

“Other First Liens” shall mean Liens on the Collateral that are equal and ratable with the Liens thereon securing the Initial Term Loans, the 2025 Incremental Term A Loans, the Term B-1 Loans ~~and~~, the Term B-2 Loans and the Term B-3 Loans (and other Loan Obligations that are secured by Liens on the Collateral ranking equally and ratably with the Initial Term Loans, the 2025 Incremental Term A Loans, the Term B-1 Loans ~~and~~, the Term B-2 Loans and the Term B-3 Loans) pursuant to a Permitted First Lien Intercreditor Agreement, which Permitted First Lien Intercreditor Agreement (together with such amendments to the Security Documents and any other Intercreditor Agreements, if any, as are reasonably necessary or advisable (and reasonably acceptable to the Collateral Agent) to give effect to such Liens) shall be entered into in connection with a permitted incurrence of any such Liens (unless a Permitted First Lien Intercreditor Agreement and/or Security Documents (as applicable) covering such Liens are already in effect).

“Other Incremental Revolving Facility” shall have the meaning assigned to such term in Section 2.21(a).

“Other Incremental Revolving Facility Commitments” shall have the meaning assigned to such term in Section 2.21(a).

“Other Incremental Revolving Loans” shall mean Revolving Facility Loans made by one or more Revolving Facility Lenders to the Borrower pursuant to an Other Incremental Revolving Facility Commitment to make additional Initial Revolving Loans.

“Other Incremental Term A Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Other Incremental Term B Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Other Incremental Term Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Other Revolving Facility Commitments” shall mean, collectively, (a) Other Incremental Revolving Facility Commitments, (b) Extended Revolving Facility Commitments to make Extended Revolving Loans and (c) Replacement Revolving Facility Commitments.

“Other Revolving Loans” shall mean, collectively (a) Other Incremental Revolving Loans, (b) Extended Revolving Loans and (c) Replacement Revolving Loans.

“Other Taxes” shall mean all present or future stamp or documentary Taxes or any other excise, transfer, sales, property, intangible, mortgage recording or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, registration, delivery or enforcement of, consummation or administration of, from the receipt or perfection of security interest under, or otherwise with respect to, the Loan Documents.

“Other Term A Facilities” shall mean the Other Term A Loan Commitments and the Other Term A Loans made thereunder.

“Other Term A Loan Commitments” shall mean, collectively, (a) Incremental Term A Loan Commitments, (b) commitments to make Extended Term A Loans and (c) commitments to make Refinancing Term A Loans.

“Other Term A Loan Installment Date” shall mean an Other Term Loan Installment Date with respect to Other Term A Loans.

“Other Term A Loans” shall mean, collectively, (a) Other Incremental Term A Loans, (b) Extended Term A Loans and (c) Refinancing Term A Loans.

“Other Term B Facilities” shall mean the Other Term B Loan Commitments and the Other Term B Loans made thereunder.

“Other Term B Loan Commitments” shall mean, collectively, (a) Incremental Term B Loan Commitments, (b) commitments to make Extended Term B Loans and (c) commitments to make Refinancing Term B Loans.

“Other Term B Loan Installment Date” shall mean an Other Term Loan Installment Date with respect to Other Term B Loans.

“Other Term B Loans” shall mean, collectively, (a) Other Incremental Term B Loans, (b) Extended Term B Loans and (c) Refinancing Term B Loans.

“Other Term Facilities” shall mean the Other Term Loan Commitments and the Other Term Loans made thereunder.

“Other Term Loan Commitments” shall mean, collectively, (a) Incremental Term Loan Commitments, (b) commitments to make Extended Term Loans and (c) commitments to make Refinancing Term Loans.

“Other Term Loan Installment Date” shall have, with respect to any Class of Other Term Loans established pursuant to an Incremental Assumption Agreement, an Extension Amendment or a Refinancing Amendment, the meaning assigned to such term in Section 2.10(a)(ii).

“Other Term Loans” shall mean, collectively, (a) Other Incremental Term Loans, (b) Extended Term Loans and (c) Refinancing Term Loans.

“Outbound Investment Rules” shall mean the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight Term Benchmark borrowings denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” shall mean, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Alternate Currency, an overnight rate determined by the Administrative Agent or the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” shall have the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(c).

“Participating Member State” shall mean each state so described in any EMU Legislation.

“Payment” shall have the meaning assigned to such term in Section 8.15.

“Payment Notice” shall have the meaning assigned to such term in Section 8.15.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate with respect to the Borrower and the other Loan Parties in the form attached hereto as Exhibit I, or such other form as is reasonably satisfactory to the Administrative Agent and the Borrower, as the same may be supplemented from time to time to the extent required by Section 5.04(d) of this Agreement as in effect immediately prior to the Amendment No. 3 Effective Date or any Compliance Certificate.

“Permitted Business Acquisition” shall mean any acquisition by the Borrower or a Subsidiary of all or substantially all of the assets or business of, or all or substantially all of the Equity Interests (other than directors’ qualifying shares) not previously held by the Borrower and its Subsidiaries in, or merger, consolidation or amalgamation with, a person or business unit or division or line of business of a person (or any subsequent investment made in a person or business unit or division or line of business previously acquired in a Permitted Business Acquisition), if (i) no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing immediately after giving effect thereto or would result therefrom; (ii) subject to Section 1.07, the Borrower shall be in Pro Forma Compliance with the Financial Covenants immediately after giving effect to such acquisition or investment and any related transactions; (iii) to the extent required by Section 5.10, any person acquired in such acquisition shall be merged into a Loan Party or become upon consummation of such acquisition a Guarantor and (iv) the aggregate cash consideration in respect of all such acquisitions and investments in assets that are not owned by the Loan Parties or in Equity Interests in persons that are not Guarantors or do not become Guarantors, in each case upon consummation of such acquisition, shall not exceed the sum of (A) an amount equal to any returns (in the form of dividends or other distributions or net sale proceeds) received by any Loan Party in respect of any assets not owned directly by Loan Parties or Equity Interests in persons that are not Guarantors or do not become Guarantors that were acquired in such Permitted Business Acquisitions and (B) any amounts in excess thereof that can be, and are, permitted as Investments (and treated as Investments) made under a clause of Section 6.04 other than clause (k) thereof; provided that that the limitation described in this clause (iv) shall not apply to any such acquisition, merger, consolidation or amalgamation to the extent the target (or the assets) so acquired or subject to such acquisition, merger, consolidation or amalgamation becomes a Guarantor within the timeframe set forth in Section 5.10 (or some of the assets so acquired are purchased by Guarantors) even though such target owns Equity Interests in persons that do not become Guarantors (or assets are purchased by persons that are not Guarantors) if not less than 65% of the Adjusted Consolidated EBITDA of such target (or generated by such assets) is represented by persons that become Guarantors (or assets that are acquired by Guarantors).

“Permitted Call Spread Swap Agreements” shall mean (a) a Hedging Agreement pursuant to which the Borrower acquires a call or a capped call option requiring the counterparty thereto to deliver to the Borrower shares of common stock of the Borrower (or other Equity Interests, securities, property or assets following a merger event or other event or circumstance resulting in the common stock of the Borrower generally being converted into, or exchanged for, other Equity Interests, securities, property or assets), the cash value thereof or a combination thereof from time to time upon exercise of such option and (b) if entered into by the Borrower in connection with any Hedging Agreement described in clause (a) above, a Hedging Agreement pursuant to which the Borrower issues to the counterparty thereto warrants or other rights to acquire common stock of the Borrower (or other Equity Interests, securities, property or assets following a merger event or other event or circumstance resulting in the common stock of the Borrower generally being converted into, or exchanged for, other Equity Interests, securities, property or assets), whether such warrant or other right is settled in shares (or such other Equity Interests, securities, property or assets), cash or a combination thereof, in each case entered into by the Borrower in connection with the issuance of Permitted Convertible Notes; provided that the terms, conditions and covenants of each such Hedging Agreement shall be customary or more favorable to the Borrower than customary for Hedging Agreements of such type (as reasonably determined by the Borrower in good faith).

“Permitted Convertible Notes” shall mean any notes issued by the Borrower or any direct or indirect parent of the Borrower that are convertible into common stock of the Borrower or any direct or indirect parent of the Borrower (or other Equity Interests, securities, property or assets following a merger event or other event or circumstance resulting in the common stock of the Borrower or any direct or indirect parent of the Borrower generally being converted into, or exchanged for, other Equity Interests, securities, property or assets), cash (the amount of such cash being determined by reference to the price of such common stock or such other Equity Interests, securities, property or assets), or any combination of any of the foregoing, and cash in lieu of fractional shares of common stock; provided that the issuance of such notes is permitted under Section 6.01.

“Permitted Debt” shall mean Indebtedness for borrowed money incurred by the Borrower or any Guarantor, provided that (i) any such Permitted Debt, if guaranteed, shall not be guaranteed by any Subsidiary other than a Guarantor and, if secured (as permitted by Sections 6.01 and 6.02), shall be secured solely by all or some portion of the Collateral (or on assets on which the Collateral Agent obtains a perfected Lien substantially concurrently with the effectiveness thereof), (ii) any such Permitted Debt, if secured, shall be subject to an Intercreditor Agreement reasonably satisfactory to the Administrative Agent and (iii) except in connection with the Inside Maturity Amount or customary bridge financings (to the extent such bridge financing is convertible on customary terms into a permanent instrument otherwise meeting the conditions in this clause (iii)), escrow or other similar indebtedness with a maturity date of not longer than one (1) year so long as the indebtedness subject to such escrow or other similar arrangement otherwise meets the conditions in this clause (b) upon the release of such escrow or other similar arrangement meets the conditions in this clause (iii) upon the release of such escrow or other similar arrangement, such Permitted Debt (other than with respect to Permitted Debt that is unsecured in an aggregate principal amount outstanding not to exceed $500,000,000) shall not mature prior to the date that is the Latest Maturity Date of the Loans and Revolving Facility Commitments existing at the time of such incurrence (or in the case of unsecured Indebtedness, Indebtedness secured by Junior Liens or Junior Financing, until the date that is 91 days thereafter) (provided, however, that if the Borrower or any such Guarantor has the right to elect to pay, or elects to pay, the principal amount of any such Permitted Debt in cash upon a holder’s exercise of its conversion or exchange right under such Permitted Debt, such right or payment is not limited by this clause (iii)) and the Weighted Average Life to Maturity of any such Permitted Debt (other than with respect to Permitted Debt that is unsecured in an aggregate principal amount outstanding not to exceed $500,000,000) shall be no shorter than the remaining Weighted Average Life to Maturity of the Loans with the latest final maturity at the time of such incurrence.

“Permitted First Lien Intercreditor Agreement” shall mean, with respect to any Liens on Collateral that are intended to be equal and ratable with the Liens securing the Initial Term Loans, the 2025 Incremental Term A Loans, the Term B-1 Loans ~~and~~, the Term B-2 Loans and the Term B-3 Loans (and other Loan Obligations that are secured by Liens on the Collateral ranking equally and ratably with the Liens securing the Initial Term Loans, the 2025 Incremental Term A Loans, the Term B-1 Loans ~~and~~, the Term B-2 Loans and the Term B-3 Loans), one or more customary intercreditor agreements, each of which shall be substantially in the form of Exhibit K or otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

“Permitted Investments” shall mean:

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America, any member of the European Union or, in the case of Foreign Subsidiaries or foreign operations, any country that is a member of the OECD, or in each case any agency or instrumentality thereof, with maturities not exceeding two years from the date of acquisition thereof;

(b) (i) time deposits with, or certificates of deposit, money market deposits or banker’s acceptances and other bank deposits of, any commercial bank or (ii) overnight federal funds transactions that are issued or sold by any bank or its holding company or by a commercial banking institution that (A)(1)(x) is a Lender or (y) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (2) issues (or the parent of which issues) commercial paper rated as described in clause (d)(i) of this definition and (3) has combined capital and surplus of at least $250,000,000 or (B) a non-U.S. commercial banking institution organized under the laws of any country that (I) has combined capital and surplus of at least $100,000,000 (or the dollar equivalent as of the date of determination, as determined by the Borrower) or (II) whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof, in each case with maturities of not more than one year from the date of acquisition thereof;

(c) repurchase obligations with a term of not more than 2 years for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d) (i) commercial paper, and variable or fixed rate notes, maturing not more than two years after the date of acquisition thereof, issued by any person organized under the laws of any state of the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act)) or (ii) tax-exempt variable rate commercial paper, tax-exempt adjustable rate option tender bonds and other tax-exempt bonds or notes issued by municipalities in the United States of America, having a short-term rating of at least MIG-1 or VMIG-1 or SP-1 or a long term rating of at least AA by S&P or Aa2 by Moody’s;

(e) securities with maturities of two years or less from the date of acquisition, issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, or by any corporation, or any asset backed securities of such maturity, in each case rated at least A by S&P or A2 by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(f) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e);

(g) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs that are (i) registered under the Investment Company Act of 1940, (ii) rated AA by S&P or Aa2 by Moody’s or (iii) that are administered by financial institutions having capital of at least $250,000,000;

(h) time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Borrower and the Subsidiaries, on a consolidated basis, as of the end of the Borrower’s most recently completed fiscal year;

(i) with respect to any Foreign Subsidiary or foreign operations: (i) readily marketable obligations issued by the national government of the country in which such Foreign Subsidiary maintains its chief executive office or such Foreign Subsidiary or foreign operations conduct business provided such country is a member of the OECD, in each case maturing within two years after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office or such Foreign Subsidiary or foreign operations conduct business provided such country is a member of the OECD, and whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than two years from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;

(j) instruments equivalent to those referred to in clauses (a) through (i) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by the Borrower or any Subsidiary organized in such jurisdiction;

(k) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency);

(l) U.S. dollars, Canadian Dollars, Yen, Sterling, Euros or the national currency of any participating member state of the European Union (as it is constituted on the Closing Date) and, with respect to any Foreign Subsidiaries, other currencies held by such Foreign Subsidiary in the ordinary course of business; and

(m) other financial instruments or investments as agreed by the Borrower and the Administrative Agent from time to time.

“Permitted Junior Intercreditor Agreement” shall mean, with respect to any Liens on Collateral that are intended to be junior to any Liens securing the Initial Term Loans, the Term B-1 Loans ~~and~~, the Term B-2 Loans and the Term B-3 Loans (and other Loan Obligations that are secured by Liens on the Collateral ranking equally and ratably with the Liens securing the Initial Term Loans, the Term B-1 Loans ~~and~~, the Term B-2 Loans and the Term B-3 Loans) (including, for the avoidance of doubt, junior Liens pursuant to Section 2.21(b)(ii)), one or more customary intercreditor agreements, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Receivables Facility Assets” shall mean (i) Receivables Assets (whether now existing or arising in the future) of the Borrower and its Subsidiaries which are transferred, sold and/or pledged to a Receivables Entity or a bank, investment fund, other financial institution or a commercial paper conduit or other conduit facility established and maintained by a bank, investment fund or other financial institution, pursuant to a Qualified Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred, sold and/or pledged to such Receivables Entity, bank, investment fund, other financial institution or commercial paper conduit or other conduit facility, and all proceeds thereof and (ii) loans to the Borrower and its Subsidiaries secured by Receivables Assets (whether now existing or arising in the future) and any Permitted Receivables Related Assets of the Borrower and its Subsidiaries which are made pursuant to a Qualified Receivables Facility.

“Permitted Receivables Facility Documents” shall mean each of the documents and agreements entered into in connection with any Qualified Receivables Facility, including all documents and agreements relating to the sale of receivables, the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable.

“Permitted Receivables Related Assets” shall mean any assets that are customarily transferred, sold and/or pledged or in respect of which security interests are customarily granted in connection with asset securitization or factoring transactions involving receivables similar to Receivables Assets and any collections or proceeds of any of the foregoing (including lock-boxes, deposit accounts, contracts and records in respect of Receivables Assets, guarantees or other payment support obligations (including letters of credit, promissory notes or trade credit insurance) and collections in respect of Receivables Assets).

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, refund or satisfy and discharge (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing

Indebtedness does not exceed the principal amount (and/or committed amount and/or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses related thereto (including fees, costs and expenses associated with the repayment of the Indebtedness being so Refinanced)), except as otherwise permitted under Section 6.01, (b) in the case of Indebtedness pursuant to Section 6.01(p), 6.01(v) or 6.01(bb), in each case, that is in a principal amount in excess of $50,000,000, except in connection with the Inside Maturity Amount or customary bridge financings (to the extent such bridge financing is convertible on customary terms into a permanent instrument otherwise meeting the conditions in this clause (b)), escrow or other similar indebtedness with a maturity date of not longer than one (1) year so long as the indebtedness subject to such escrow or other similar arrangement otherwise meets the conditions in this clause (b) upon the release of such escrow or other similar arrangement, the final maturity date of such Permitted Refinancing Indebtedness is on or after the earlier of (x) the final maturity date of the Indebtedness being Refinanced and (y) the 91st day following the Latest Maturity Date in effect at the time of incurrence thereof, (c) if the Indebtedness being Refinanced is by its terms subordinated in right of payment to any Loan Obligations, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Loan Obligations on terms in the aggregate not materially less favorable to the applicable Lenders as those contained in the documentation governing the Indebtedness being Refinanced (as reasonably determined by the Borrower in good faith), (d) no Permitted Refinancing Indebtedness shall have any borrower which is different than the borrower of the respective Indebtedness being so Refinanced or have guarantors that are not (or would not have been required to become) guarantors with respect to the Indebtedness being so Refinanced (except as otherwise permitted under Section 6.04), (e) if the Indebtedness being Refinanced is secured (and permitted to be secured), such Permitted Refinancing Indebtedness may be secured by Liens on the same (or any subset of the) assets as secured (or would have been required to secure) the Indebtedness being Refinanced, or on terms otherwise permitted by Section 6.02 (as reasonably determined by the Borrower in good faith) and (f) if the Indebtedness being Refinanced was subject to a Permitted First Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, and if the respective Permitted Refinancing Indebtedness is to be secured by the Collateral, the Permitted Refinancing Indebtedness shall likewise be subject to a Permitted First Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable.

“Permitted Sale Lease-Back Transaction” shall mean (i) any sale and lease-back transaction entered into prior to the Closing Date, (ii) sale and lease-back transactions by the Borrower or any of its Subsidiaries (including the Target and its Subsidiaries) with aggregate net proceeds in any fiscal year not to exceed $50,000,000 (with one year carry-forward of any unused amount of such base amount), (iii) any sale and lease-back of the Target Headquarters and (iv) any other sale and lease-back transaction, the proceeds of which shall constitute Net Proceeds.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (ii) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by the Borrower, any Subsidiary or any ERISA Affiliate, and (iii) in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.17.

“Pledged Collateral” shall have the meaning assigned to such term in the Collateral Agreement.

“Prepayment-Based Incremental Facility” shall have the meaning assigned to such term in the definition of the term “Incremental Amount.”

“Pricing Level” shall mean, with respect to the Applicable Margin, at any date, the Level in the table set forth in the definition of “Applicable Margin” that corresponds to the then-current Level of the Total Net Leverage Ratio.

“primary obligor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the most recent Test Period ended on or before the occurrence of such event (the “Reference Period”): (i) (x) any Asset Sale or other disposition and any asset acquisition, Investment (or series of related Investments), merger, amalgamation, consolidation (including the Transactions) (or any similar transaction or transactions), (y) any dividend, distribution or other similar payment, and (z) any capital expenditure, construction, repair, replacement, improvement, development, (ii) any operational changes or restructurings of the business of the Borrower or any of its Subsidiaries that the Borrower or any of its Subsidiaries has determined to make and/or made during or subsequent to the Reference Period (including in connection with an Asset Sale or asset acquisition described in clause (i)) and which are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and other operational changes and other cost savings in connection therewith, (iii) the designation of any Subsidiary as an Unrestricted Subsidiary or of any Unrestricted Subsidiary as a Subsidiary and (iv) any incurrence, assumption, repayment, repurchase or redemption of Indebtedness (or any issuance, repurchase or redemption of Disqualified Stock or preferred stock), other than fluctuations in revolving borrowings in the ordinary course of business (and not resulting from a transaction as described in clause (i) above).

Pro forma calculations made pursuant to the definition of this term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower. Any such pro forma calculation may include adjustments to reflect operating expense reductions, other operating improvements, synergies or such operational changes or restructurings described in clause (ii) of the immediately preceding paragraph that are (a) reasonably expected to result from the Merger and (b) reasonably expected to result from any other applicable pro forma event in the thirty-six (36) month period following the consummation of such other pro forma event. The Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower setting forth such demonstrable or additional operating expense reductions and other operating improvements, or synergies and information and calculations supporting them in reasonable detail.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date on which the relevant calculation is being made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness if such hedging obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a Pro Forma Basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period, except to the extent the outstandings thereunder are reasonably expected to increase as a result of any transactions described in clause (i) of the first paragraph of this definition of “Pro Forma Basis” which occurred during the respective period or thereafter and on or prior to the date of determination. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

“Pro Forma Compliance” shall mean, at any date of determination, that the Borrower and its Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect on a Pro Forma Basis to the relevant transactions (including the assumption, the issuance, incurrence and permanent repayment of Indebtedness), with the Financial Covenants recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which the financial statements and certificates required pursuant to Section 5.04 have been delivered.

“Pro Forma Entity” shall mean any Acquired Entity or Business or any Converted Restricted Subsidiary.

“Pro Forma Financial Statements” shall have the meaning assigned to such term in Section 4.01(j).

“Projected Savings” shall have the meaning assigned to such term in the definition of the term “Adjusted Consolidated EBITDA.”

“Projections” shall mean the projections of the Borrower, the Target and their respective Subsidiaries included in the Lender Presentation and any other projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of the Borrower, the Target or any of their respective Subsidiaries prior to the Closing Date.

“Pro Rata Extension Offers” shall have the meaning assigned to such term in Section 2.22(a).

“Pro Rata Share” shall have the meaning assigned to such term in Section 9.08(f).

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor.

“Public Debt Rating” means the rating that has been most recently announced (which may be included in any press release that Moody’s, S&P or Fitch issues) by either Moody’s, S&P or Fitch, as the case may be for any class of senior, unsecured, non-credit enhanced, long-term indebtedness for borrowed money of the Borrower.

“Public Lender” shall have the meaning assigned to such term in Section 9.17.

“Purchase Offer” shall have the meaning assigned to such term in Section 2.25(a).

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning assigned to such term in Section 9.24.

“Qualified Equity Interests” shall mean any Equity Interest other than Disqualified Stock.

“Qualified Receivables Facility” shall mean a receivables or factoring facility or facilities created under the Permitted Receivables Facility Documents and which is designated as a “Qualified Receivables Facility” (as provided below), providing for the transfer, sale and/or pledge by the Borrower and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Borrower and/or the Receivables Sellers) to (i) a Receivables Entity (either directly or through another Receivables Seller), which in turn shall transfer, sell and/or pledge interests in the respective Permitted Receivables Facility Assets to third party lenders or investors pursuant to the Permitted Receivables Facility Documents in return for the cash used by such Receivables Entity to acquire the Permitted Receivables Facility

Assets from the Borrower and/or the respective Receivables Sellers or (ii) a bank, investment fund, commercial paper conduit or other financial institution, in each case, either directly or through another Receivables Seller, so long as, in the case of each of clause (i) and clause (ii), no portion of the Indebtedness or any other obligations (contingent or otherwise) under such receivables facility or facilities (x) is guaranteed by the Borrower or any Subsidiary (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (y) is recourse to or obligates the Borrower or any other Subsidiary in any way (other than pursuant to Standard Securitization Undertakings) or (z) subjects any property or asset (other than Permitted Receivables Facility Assets, Permitted Receivables Related Assets or the Equity Interests of any Receivables Entity) of the Borrower or any other Subsidiary (other than a Receivables Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings).

“Ratio-Based Incremental Facility” shall have the meaning assigned to such term in the definition of the term “Incremental Amount.”

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.

“Reallocated Amount” shall have the meaning assigned to such term in the definition of the term “Incremental Amount.”

“Receivables Assets” shall mean any right to payment created by or arising from sales of goods, lease of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise) and all collateral securing such right, and all contracts, guarantees or other payment support obligations (including, without limitation, letters of credit, promissory notes or trade credit insurance) in respect of such right, all proceeds thereof and all other assets which are customarily transferred or pledged in connection therewith.

“Receivables Entity” shall mean any direct or indirect wholly owned Subsidiary of the Borrower which engages in no activities other than in connection with the transfer, sale, pledge, factoring or financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as a “Receivables Entity” (a) with which neither the Borrower nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Borrower (as reasonably determined by the Borrower in good faith) and (b) to which neither the Borrower nor any other Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings).

“Receivables Repurchase Obligation” means (i) any obligation of a seller of receivables in a Qualified Receivables Facility to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, or (ii) any right of a seller of receivables in a Qualified Receivables Facility to repurchase defaulted receivables for the purposes of claiming sales tax bad debt relief.

“Receivables Seller” shall mean the Borrower or those Subsidiaries that are from time to time party to the Permitted Receivables Facility Documents (other than any Receivables Entity).

“Recovery Event” shall mean any event that gives rise to the receipt by the Borrower or any Loan Party of any casualty insurance proceeds or condemnation awards in respect of any equipment, fixed assets or Real Property (including any improvements thereon).

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“Reference Time” with respect to any setting of the then-current Benchmark shall mean (1) if such Benchmark is Term SOFR, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is TIBOR Rate, 11:00 a.m. Japan time two Business Days preceding the date of such setting, (4) if such Benchmark is STIBOR Rate, 11:00 a.m. London time two Business Days preceding the date of such setting, (5) if the RFR for such Benchmark is SONIA, then five Business Days prior to such setting, (6) if the RFR for such Benchmark is SARON, then five Business Days prior to such setting, (7) if the RFR for such Benchmark is Daily Simple SOFR (if applicable pursuant to Section 2.14), then four Business Days prior to such setting, and (8) if such Benchmark is none of the Term SOFR, Daily Simple SOFR, the EURIBOR Rate, the TIBOR Rate, the STIBOR Rate, SONIA or SARON, the time determined by the Administrative Agent in its reasonable discretion.

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” and “Refinancing” shall have meanings correlative thereto.

“Refinanced Term Loans” shall have the meaning assigned to such term in Section 9.08(b).

“Refinancing Amendment” shall have the meaning assigned to such term in Section 2.23(e).

“Refinancing Effective Date” shall have the meaning assigned to such term in Section 2.23(a).

“Refinancing Notes” shall mean any secured or unsecured notes or loans issued by the Borrower or any Guarantor (whether under an indenture, a credit agreement or otherwise) and the Indebtedness represented thereby; provided, that (a) 100% of the Net Proceeds of such

Refinancing Notes are used to permanently reduce Loans and/or replace Commitments substantially simultaneously with the issuance thereof; (b) the principal amount (or accreted value, if applicable) of such Refinancing Notes does not exceed the principal amount (or accreted value, if applicable) of the aggregate portion of the Loans so reduced and/or Commitments so replaced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts and commissions, premiums, defeasance costs, fees, costs, and expenses); (c) except in connection with the Inside Maturity Amount or customary bridge financings (to the extent such bridge financing is convertible on customary terms into a permanent instrument otherwise meeting the conditions in this clause (c)), escrow or other similar indebtedness with a maturity date of not longer than one (1) year so long as the indebtedness subject to such escrow or other similar arrangement otherwise meets the conditions in this clause (c) upon the release of such escrow or other similar arrangement upon the release of such escrow or other similar arrangement, (i) the final maturity date of such Refinancing Notes is on or after the applicable Term Facility Maturity Date or the Revolving Facility Maturity Date, as applicable, of the Term Loans so reduced or the Revolving Facility Commitments so replaced and (ii) the Weighted Average Life to Maturity of such Refinancing Notes is greater than or equal to the Weighted Average Life to Maturity of the Term A Loans or Term B Loans, as applicable, so reduced; (d) the terms of such Refinancing Notes in the form of notes do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the applicable Term Facility Maturity Date of the Term Loans so reduced or the Revolving Facility Maturity Date of the Revolving Facility Commitments so replaced, as applicable (other than customary offers to repurchase or mandatory prepayment provisions upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default); (e) there shall be no obligor with respect thereto that is not a Loan Party; (f) [reserved]; (g) if such Refinancing Notes are secured, such Refinancing Notes may be secured by Liens on the same (or any subset of the) assets as secured (or would have been required to secure) the Loans so reduced and/or Commitments so replaced, or on terms otherwise permitted by Section 6.02 (as reasonably determined by the Borrower in good faith); (h) if the Loans so reduced and/or Commitments so replaced were subject to a Permitted First Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, and if the respective Refinancing Notes are to be secured by the Collateral, the Refinancing Notes shall likewise be subject to a Permitted First Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable; and (i) such Refinancing Notes shall have terms (including pricing, interest, fees, premiums, optional prepayment and redemption terms) as may be agreed to by the Borrower and the lenders party thereto.

“Refinancing Term A Loans” shall have the meaning assigned to such term in Section 2.23(a).

“Refinancing Term B Loans” shall have the meaning assigned to such term in Section 2.23(a).

“Refinancing Term Loans” shall have the meaning assigned to such term in Section 2.23(a).

“Refunding Capital Stock” shall have the meaning assigned to such term in Section 6.06(o)(i).

“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulatory Authority” shall have the meaning assigned to such term in Section 9.16.

“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any specified person, such person’s Controlled and Controlling Affiliates and the respective directors, trustees, officers, employees, agents, advisors and members of such person and such person’s Controlled and Controlling Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment.

“Relevant Governmental Body” shall mean (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Swiss Francs, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank, (v) with respect to a Benchmark Replacement in respect of Loans denominated in Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan, and (vi) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” shall mean (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the Adjusted TIBOR Rate, (iv) with respect to any Term Benchmark Borrowing denominated in Swedish Kroner, the Adjusted STIBOR Rate, as applicable or (v) with respect to any Borrowing denominated in Sterling or Swiss Francs, the applicable Daily Simple RFR, as applicable.

“Relevant Screen Rate” shall mean (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the TIBOR Screen Rate or (iv) with respect to any Term Benchmark Borrowing denominated in Swedish Kroner, the STIBOR Screen Rate, as applicable, as applicable.

“Replacement Revolving Facility” shall have the meaning assigned to such term in Section 2.23(c).

“Replacement Revolving Facility Commitments” shall have the meaning assigned to such term in Section 2.23(c).

“Replacement Revolving Facility Effective Date” shall have the meaning assigned to such term in Section 2.23(c).

“Replacement Revolving Loans” shall have the meaning assigned to such term in Section 2.23(c).

“Replacement Term Loans” shall have the meaning assigned to such term in Section 9.08(b).

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan.

“Repricing Event” shall mean (i) any prepayment or repayment of Term B~~-2~~-3 Loans with the proceeds of, or conversion of all or any portion of the Term B~~-2~~-3 Loans into, any new or replacement Indebtedness bearing interest with an All-in Yield less than the All-in Yield applicable to the Term B~~-2~~-3 Loans subject to such event (as such comparative yields are determined by the Administrative Agent) and (ii) any amendment to this Agreement which reduces the All-in Yield applicable to the Term B~~-2~~-3 Loans (it being understood that any prepayment premium with respect to a Repricing Event shall apply to any required assignment by a Non-Consenting Lender in connection with any such amendment pursuant to Section 2.19(c)); provided that in no event shall any prepayment or repayment of Term B~~-2~~-3 Loans or amendment to this Agreement that is not (in the good faith determination of the Borrower)

consummated for the primary purpose of lowering the All-in Yield applicable to the Term B~~-2~~-3 Loans, including in the context of a Change of Control or a Transformative Event, constitute a Repricing Event.

“Required Financial Covenants Lenders” shall mean, at any time, Lenders having Revolving Facility Commitments (or, if the Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure), Term A Facility Commitments and Term A Loans outstanding at such time that, taken together, represent more than 50% of all Revolving Facility Commitments (or, if the Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure), Term A Facility Commitments and Term A Loans outstanding at such time at such time; provided, that the Revolving Facility Commitments, Revolving Facility Credit Exposure, Term A Facility Commitments and Term A Loans of any Defaulting Lender shall be disregarded in determining Required Financial Covenants Lenders at any time.

“Required Lenders” shall mean, at any time, Lenders having Term Loans outstanding at such time and Revolving Facility Commitments (or, if the Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure) outstanding at such time that, taken together, represent more than 50% of (x) all Term Loans outstanding at such time and (y) all Revolving Facility Commitments (or, if the Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure) outstanding at such time at such time; provided, that the Term Loans, Revolving Facility Commitments and Revolving Facility Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Percentage” shall mean, (a) with respect to any Excess Cash Flow Period, 50%; provided, that, if the First Lien Secured Net Leverage Ratio as of the end of such Excess Cash Flow Period is (x) less than or equal to 2.25 to 1.00 but greater than 1.75 to 1.00, such percentage shall be 25% or (y) less than or equal to 1.75 to 1.00, such percentage shall be 0%, (b) with respect to an Asset Sale or Recovery Event, 100%; provided, that, if the First Lien Secured Net Leverage Ratio as of such Test Period is (x) less than or equal to 1.75 to 1.00 but greater than 1.25 to 1.00, such percentage shall be 50% or (y) less than or equal to 1.25 to 1.00, such percentage shall be 0% and (c) with respect to Indebtedness (other than Excluded Indebtedness), 100%.

“Required Revolving Facility Lenders” shall mean, at any time, Revolving Facility Lenders having Revolving Facility Commitments (or if the Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure) outstanding at such time that, taken together, represent more than 50% of the sum of all Revolving Facility Commitments (or, if the Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure) outstanding at such time; provided, that the Revolving Facility Commitments and Revolving Facility Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Facility Lenders at any time.

“Requirement of Law” shall mean, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement, official administrative pronouncement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any person shall mean any manager, executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement, or any other duly authorized employee or signatory of such person.

“Restricted Payments” shall have the meaning assigned to such term in Section 6.06. The amount of any Restricted Payment made other than in the form of cash or cash equivalents shall be the Fair Market Value thereof.

“Retired Capital Stock” shall have the meaning assigned to such term in Section 6.06(o)(i).

“Returns of Scheduled Equity” shall have the meaning assigned to such term in Section 6.04(b).

“Reuters” shall mean Thompson Reuters Corp.

“Revaluation Date” shall mean (a) with respect to any Loan denominated in any Alternate Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement, as applicable; (b) with respect to any Letter of Credit denominated in an Alternate Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“Revolving Facility” shall mean the Revolving Facility Commitments of any Class and the extensions of credit made hereunder by the Revolving Facility Lenders of such Class and, for purposes of Section 9.08(b), shall refer to all such Revolving Facility Commitments as a single Class.

“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans of the same Class and currency.

“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01(b), expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04, and (c) increased, extended or replaced as provided under Section 2.21, 2.22 or

2.23. The initial amount of each Lender’s Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance, Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed its Revolving Facility Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Facility Commitments on the Closing Date was $350,000,000. The aggregate amount of the Lenders’ Revolving Facility Commitments (which consist entirely of 2025 Revolving Facility Commitments) on the Amendment No. 4 Effective Date is $700,000,000. On the Closing Date, there is only one Class of Revolving Facility Commitments. After the Closing Date, additional Classes of Revolving Facility Commitments may be added or created pursuant to Extension Amendments or Refinancing Amendments.

“Revolving Facility Credit Exposure” shall mean, at any time with respect to any Class of Revolving Facility Commitments, the sum of (a) the aggregate principal amount of the Revolving Facility Loans of such Class outstanding at such time (calculated, in the case of Alternate Currency Loans, based on the Dollar Equivalent thereof) and (b) the Revolving L/C Exposure applicable to such Class at such time minus, for the purpose of Section 6.11 only, the amount of Letters of Credit that have been Cash Collateralized in an amount equal to the Minimum L/C Collateral Amount at such time. The Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the product of (x) such Revolving Facility Lender’s Revolving Facility Percentage of the applicable Class and (y) the aggregate Revolving Facility Credit Exposure of such Class of all Revolving Facility Lenders, collectively, at such time.

“Revolving Facility Lender” shall mean a Lender (including an Incremental Revolving Facility Lender, and a Lender providing Extended Revolving Facility Commitments or Replacement Revolving Facility Commitments) with a Revolving Facility Commitment or with outstanding Revolving Facility Loans.

“Revolving Facility Loan” shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01(b). Unless the context otherwise requires, the term “Revolving Facility Loans” shall include the Other Revolving Loans.

“Revolving Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Revolving Facility in effect on the Closing Date, the fifth anniversary of the Closing Date, (b) with respect to the 2025 Revolving Facility, the 2025 Revolving Facility Maturity Date and (c) with respect to any other Classes of Revolving Facility Commitments, the maturity dates specified therefor in the applicable Extension Amendment or Refinancing Amendment.

“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender of any Class, the percentage of the total Revolving Facility Commitments of such Class represented by such Lender’s Revolving Facility Commitment of such Class. If the Revolving Facility Commitments of such Class have terminated or expired, the Revolving Facility Percentages of such Class shall be determined based upon the Revolving Facility Commitments of such Class most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“Revolving Facility Termination Event” shall have the meaning assigned to such term in Section 2.05(k).

“Revolving L/C Exposure” of any Class shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit applicable to such Class outstanding at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof) and (b) the aggregate principal amount of all L/C Disbursements applicable to such Class that have not yet been reimbursed at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof). The Revolving L/C Exposure of any Class of any Revolving Facility Lender at any time shall mean its applicable Revolving Facility Percentage of the aggregate Revolving L/C Exposure applicable to such Class at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or Rule 3.14 of the International Standard Practices, International Chamber of Commerce No. 590 or similar terms in the governing rules or laws or of the Letter of Credit itself, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“RFR” shall mean, for any RFR Loan denominated in (a) (if applicable pursuant to Section 2.14) Dollars, Daily Simple SOFR, (b) Sterling, SONIA and (c) Swiss Francs, SARON.

“RFR Borrowing” shall mean, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” shall mean, for any Loan denominated in (a) Dollars, a U.S. Government Securities Business Day, (b) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (c) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich.

“RFR Interest Day” shall have the meaning specified in the definition of “Daily Simple RFR.”

“RFR Loan” shall mean a Loan that bears interest at a rate based on Daily Simple RFR.

“Rollover Term B Lender” shall mean each Term B Lender with a Term B Loan extended on the Closing Date that has consented to exchange such Term B Loan into a Term B-1 Loan, and that has been allocated such Term B-1 Loan by the Administrative Agent.

“Rollover Term B-1 Lender” shall mean each Term B-1 Lender with a Term B-1 Loan extended on the Amendment No. 2 Effective Date that has consented to exchange such Term B-1 Loan into a Term B-2 Loan, and that has been allocated such Term B-2 Loan by the Administrative Agent.

“Rollover Term B-2 Lender” shall mean each Term B-2 Lender with a Term B-2 Loan extended on the Amendment No. 3 Effective Date that has consented to exchange such Term B-2 Loan into a Term B-3 Loan, and that has been allocated such Term B-3 Loan by the Administrative Agent.

“S&P” shall mean Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions (on the Closing Date, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” shall mean, at any time, (a) any person listed in any Sanctions-related list of designated persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, (b) any person operating, organized or resident in a Sanctioned Country or (c) any person owned or controlled by any such person or persons described in the foregoing clauses (a) or (b).

“Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom or (c) other relevant sanctions authority.

“SARON” shall mean, with respect to any Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website.

“SARON Administrator” shall mean the SIX Swiss Exchange AG.

“SARON Administrator’s Website” shall mean SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

“SEC” shall mean the Securities and Exchange Commission.

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between the Borrower or any Subsidiary and any Cash Management Bank, including any such Cash Management Agreement that is in effect on the Closing Date, unless when entered into such Cash Management Agreement is designated in writing by the

Borrower and such Cash Management Bank to the Administrative Agent to not be included as a Secured Cash Management Agreement.

“Secured Covenant Reinstatement Event” means any day following an Investment Grade Rating Trigger Date on which (a) the Borrower’s Public Debt Rating from at least two of S&P, Moody’s, and Fitch shall be less than either (i) as to S&P, BBB-, (ii) as to Moody’s, Baa3 and (iii) as to Fitch, BBB-, (b) upon the Borrower no longer having a Public Debt Rating from at least two of S&P, Moody’s and Fitch, (c) any other Indebtedness is secured by Liens on the Collateral (as defined in this Agreement immediately prior to the Investment Grade Rating Trigger Date) in reliance on Section 6.02(hh) or (d) the Borrower notifies the Administrative Agent in writing that it has elected to terminate the Collateral Suspension Period.

“Secured Covenants Period” means any period of time prior to the first Investment Grade Rating Trigger Date and after a Secured Covenant Reinstatement Event but prior to the subsequent Investment Grade Rating Trigger Date.

“Secured Hedge Agreement” shall mean any Hedging Agreement that is entered into by and between any Loan Party and any Hedge Bank, including any such Hedging Agreement that is in effect on the Closing Date, unless when entered into such Hedging Agreement is designated in writing by the Borrower and such Hedge Bank to the Administrative Agent to not be included as a Secured Hedge Agreement. Notwithstanding the foregoing, for all purposes of the Loan Documents, any Guarantee of, or grant of any Lien to secure, any obligations in respect of a Secured Hedge Agreement by a Guarantor shall not include any Excluded Swap Obligations with respect to such Guarantor.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each Lender, each Issuing Bank, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is party to any Secured Cash Management Agreement and each Subagent appointed pursuant to Section 8.02 by the Administrative Agent with respect to matters relating to the Loan Documents or by the Collateral Agent with respect to matters relating to any Security Document.

“Securities Act” shall mean the Securities Act of 1933.

“Security Documents” shall mean the Collateral Agreement, each Notice of Grant of Security Interest in Intellectual Property (as defined in the Collateral Agreement) and each other security agreement, pledge agreement or other instruments or documents executed and delivered pursuant to the foregoing or entered into or delivered after the Closing Date to the extent required by this Agreement or any other Loan Document, including pursuant to Section 5.10.

“Senior Notes” shall mean the $990 million aggregate principal amount of 5.00% Senior Notes due 2029 of the Borrower.

“Senior Notes Documents” shall mean the Senior Notes Indenture, the Senior Notes, and all other instruments, agreements and other documents evidencing or governing the Senior Notes or providing for any guarantee, obligation, security or other right in respect thereof.

“Senior Notes Indenture” shall mean the Indenture dated as of December 10, 2021, under which the Senior Notes are issued.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the NYFRB.

“SOFR Administrator’s Website” shall mean the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Sold Entity or Business” shall have the meaning assigned to such term in the definition of “Adjusted Consolidated EBITDA.”

“SONIA” shall mean, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” shall mean the Bank of England.

“SONIA Administrator’s Website” shall mean the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Representations” shall mean (i) on the Closing Date, those representations and warranties with respect to the Borrower and the Guarantors set forth in (A) Sections 3.01(a), 3.01(d), 3.02(a), 3.02(b)(i)(B), and 3.03, (B) Sections 3.10, 3.11, 3.17 (subject to the limitations set forth in the last paragraph of the definition of “Collateral and Guarantee Requirement”) and 3.18, and (C) Section 3.22 and the second sentence of Section 3.23 and (ii) thereafter, with respect to any Incremental Facility, customary specified representations for transactions of such type.

“Specified Transaction” shall mean, with respect to any period, any Investment, Asset Sale, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation, New Project or other event or occurrence that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”

“Spot Rate” shall mean, with respect to any currency, the rate determined by the Administrative Agent, using the rate of exchange for the purchase of Dollars with the Alternate Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day, Local Time, immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Alternate Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service cease to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion).

“Springing Maturity Date” shall mean the day that is 91 days prior to the scheduled maturity date of any Senior Notes and any Term B Loans (each such 91st day, a “Trigger Date”) if as of such 91st day, (a) in respect of the Trigger Date in respect of the Senior Notes, the aggregate outstanding principal amount of the Senior Notes is greater than $0 and Liquidity is less than (x) $250,000,000 plus (y) the aggregate outstanding principal amount of the Senior Notes and (b) in respect of the Trigger Date in respect of the Term B Loans, the aggregate outstanding principal amount of the Term B Loans is greater than $0 and Liquidity is less than (x) $250,000,000 plus (y) the aggregate outstanding principal amount of the Term B Loans.

“Standard Securitization Undertakings” shall mean representations, warranties, covenants, indemnities and guarantees of performance entered into by the Borrower or any Subsidiary thereof in connection with a Qualified Receivables Facility which are reasonably customary (as determined in good faith by the Borrower) in an accounts receivable factoring or financing transaction, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Standby Letters of Credit” shall have the meaning assigned to such term in Section 2.05(a).

“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate, Adjusted TIBOR Rate or Adjusted STIBOR Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” shall mean the lawful currency of the United Kingdom.

“STIBOR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Swedish Kroner and for any Interest Period, the STIBOR Screen Rate at

approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“STIBOR Screen Rate” shall mean, with respect to any Interest Period, the Stockholm interbank offered rate administered by the Swedish Bankers’ Association ( or any other person that takes over the administration of that rate) for deposits in Swedish Kroner with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) as of 11:00 a.m. London time two business days prior to the commencement of such Interest Period. If the STIBOR Screen Rate shall be less than 0.00%, the STIBOR Screen Rate shall be deemed to be 0.00% for purposes of this Agreement.

“Subagent” shall have the meaning assigned to such term in Section 8.02.

“subsidiary” shall mean, with respect to any person (referred to in this definition as the “parent”), any corporation, limited liability company, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of the Borrower. Notwithstanding the foregoing (and except for purposes of the definition of “Unrestricted Subsidiary” contained herein) an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its Subsidiaries for purposes of this Agreement.

“Subsidiary Redesignation” shall have the meaning provided in the definition of the term “Unrestricted Subsidiary.”

“Successor Borrower” shall have the meaning assigned to such term in Section 6.05(n).

“Supported QFC” shall have the meaning assigned to such term in Section 9.24.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swedish Kroner” shall mean the lawful currency of Sweden.

“Swiss Francs” shall mean the lawful currency of Switzerland.

“T2” shall mean the real time gross settlement system operated by the Eurosystem, or any successor system.

“Target” shall have the meaning assigned to such term in the first recital of this Agreement.

“TARGET Day” shall mean any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement in its reasonable discretion) is open for the settlement of payments in Euro.

“Target Headquarters” shall mean 5100 Patrick Henry Drive, Santa Clara, CA 95054.

“Taxes” shall mean all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis, and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Term A Facility” shall mean the Initial Term A Facility, the 2025 Incremental Term A Facility and/or any or all of the Other Term A Facilities.

“Term A Facility Commitment” shall mean the commitment of a Term A Lender to make Term A Loans, including Initial Term A Loans, 2025 Incremental Term A Loans and/or Other Term A Loans.

“Term A Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Initial Term A Facility, the Initial Term A Facility Maturity Date, (b) with respect to the 2025 Incremental Term A Loan Facility, the 2025 Incremental Term A Loan Maturity Date and (c) with respect to any other Class of Term A Loans, the maturity dates specified therefor in the applicable Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment.

“Term A Lender” shall mean a Lender (including an Incremental Term Lender), an Extended Term Loan Lender and a Refinancing Term Loan Lender with a Term A Facility Commitment or with outstanding Term A Loans.

“Term A Loan Installment Date” shall mean any Initial Term A Loan Installment Date, the 2025 Incremental Term A Loan Installment Date or any Other Term A Loan Installment Date.

“Term A Loans” shall mean the Initial Term A Loans, the 2025 Incremental Term A Loans and/or the Other Term A Loans.

“Term B-1 Commitment” shall mean, with respect to a Lender, the agreement of such Lender to exchange the entire principal amount of its Term B Loans (or such lesser amount allocated to it by the Administrative Agent) for an equal principal amount of Term B-1 Loans on the Amendment No. 2 Effective Date.

“Term B-1 Facility” shall mean the credit facility for the Term B-1 Loans described in Section 2.01(d) hereof.

“Term B-1 Facility Maturity Date” shall mean the seventh anniversary of the Closing Date.

“Term B-1 Lender” shall mean a Lender with an outstanding Term B-1 Commitment or an outstanding Term B-1 Loan.

“Term B-1 Loan” shall mean an Additional Term B-1 Loan or a Loan that is deemed made pursuant to Section 2.01(d) hereof. All Term B-1 Loans shall be repaid in full or exchanged for Term B-2 Loans on the Amendment No. 3 Effective Date pursuant to Amendment No. 3 and Section 2.01(~~d~~e).

“Term B-1 Loan Installment Date”shall have the meaning assigned to such term in Section 2.10(a)(i).

“Term B-2 Commitment” shall mean, with respect to a Lender, the agreement of such Lender to exchange the entire principal amount of its Term B-1 Loans (or such lesser amount allocated to it by the Administrative Agent) for an equal principal amount of Term B-2 Loans on the Amendment No. 3 Effective Date.

“Term B-2 Facility” shall mean the credit facility for the Term B-2 Loans described in Section 2.01(~~d~~e) hereof.

“Term B-2 Facility Maturity Date” shall mean the seventh anniversary of the Closing Date.

“Term B-2 Lender” shall mean a Lender with an outstanding Term B-2 Commitment or an outstanding Term B-2 Loan.

“Term B-2 Loan” shall mean an Additional Term B-2 Loan or a Loan that is deemed made pursuant to Section  2.01(~~d~~e) hereof. All Term B-2 Loans shall be repaid in full or exchanged for Term B-3 Loans on the Amendment No. 5 Effective Date pursuant to Amendment No. 5 and Section 2.01(g).

“Term B-2 Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(i).

“Term B-3 Commitment” shall mean, with respect to a Lender, the agreement of such Lender to exchange the entire principal amount of its Term B-2 Loans (or such lesser amount allocated to it by the Administrative Agent) for an equal principal amount of Term B-3 Loans on the Amendment No. 5 Effective Date.

“Term B-3 Facility” shall mean the credit facility for the Term B-3 Loans described in Section 2.01(g) hereof.

“Term B-3 Facility Maturity Date” shall mean the seventh anniversary of the Closing Date.

“Term B-3 Loan” shall mean an Additional Term B-3 Loan or a Loan that is deemed made pursuant to Section 2.01(g) hereof.

“Term B Facility” shall mean the Initial Term B Facility, the Term B-1 Facility, the Term B-2 Facility, the Term B-3 Facility and/or any or all of the Other Term B Facilities.

“Term B Facility Commitment” shall mean the commitment of a Term B Lender to make Term B Loans, including Initial Term B Loans, Term B-1 Loans, Term B-2 Loans, Term B-3 Loans and/or Other Term B Loans.

“Term B Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Initial Term B Facility, the Initial Term B Facility Maturity Date, (b) with respect to the Term B-1 Facility, the Term B-1 Facility Maturity Date, (c) with respect to the Term B-2 Facility, the Term B-2 Facility Maturity Date ~~and~~, (d) with respect to the Term B-3 Facility, the Term B-3 Facility Maturity Date and (e) with respect to any other Class of Term B Loans, the maturity dates specified therefor in the applicable Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment.

“Term B Lender” shall mean a Lender (including an Incremental Term Lender, an Extended Term Loan Lender and a Refinancing Term Loan Lender) with a Term B Facility Commitment or with outstanding Term B Loans.

~~“Term B Loans” shall mean the Initial Term B Loans, the Term B-1 Loans, the Term B-2 Loans and/or the Other Term B Loans.~~

“Term B Loan Installment Date” shall mean any Initial Term B Loan Installment Date, Term B-1 Loan Installment Date, Term B-2 Loan Installment Date or any Other Term B Loan Installment Date.

“Term B Loans” shall mean the Initial Term B Loans, the Term B-1 Loans, the Term B-2 Loans, the Term B-3 Loans and/or the Other Term B Loans.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate or the Adjusted STIBOR Rate.

“Term Benchmark Loan” shall mean a Loan that bears interest at a rate based on a Term Benchmark.

“Term Borrowing” shall mean any Initial Term Borrowing, 2025 Incremental Term A Borrowing, Term B-1 Borrowing, Term B-2 Borrowing, Term B-3 Borrowing or any Borrowing of Other Term Loans.

“Term Facility” shall mean the Initial Term Facilities, the 2025 Incremental Term A Loan Facility, the Term B-1 Facility, the Term B-2 Facility, the Term B-3 Facility and/or any or all of the Other Term Facilities.

“Term Facility Commitments” shall, collectively, Term A Facility Commitments and Term B Facility Commitments.

“Term Facility Maturity Date” shall mean, as the context may require, (a) the Term A Facility Maturity Date and (b) the Term B Facility Maturity Date.

“Term Lender” shall mean, as the context may require, a Term A Lender and/or Term B Lender.

“Term Loan A Borrowing” shall mean a Borrowing comprised of Term A Loans.

“Term Loan Installment Date” shall mean any Term A Loan Installment Date or any Term B Loan Installment Date.

“Term Loans” shall, collectively, the Term A Loans and the Term B Loans.

“Termination Date” shall mean the date on which (a) all Commitments shall have been terminated, (b) the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full in cash (other than in respect of contingent indemnification and expense reimbursement claims not then due), and (c) all Letters of Credit (other than those that have been Cash Collateralized with the Minimum L/C Collateral Amount in accordance with Section 2.05(k)) have been cancelled or have expired and all amounts drawn or paid thereunder have been reimbursed in full in cash.

“Term SOFR” shall mean, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Term Yield Differential” shall have the meaning assigned to such term in Section 2.21(b)(v).

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Borrower then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b); provided that prior to the first date financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b), the Test Period in effect shall be the most recently ended full four fiscal quarter period prior to the Closing Date for which financial statements would have been required to be delivered hereunder had the Closing Date occurred prior to the end of such period.

“Third Party Funds” shall mean any accounts or funds, or any portion thereof, received by the Borrower or any of its Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon the Borrower or one or more of its Subsidiaries to collect and remit those funds to such third parties.

“TIBOR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Yen and for any Interest Period, the TIBOR Screen Rate at approximately 11:00 a.m., Japan time, two Business Days prior to the commencement of such Interest Period.

“TIBOR Screen Rate” shall mean the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as of 11:00 a.m. Japan time two Business Days prior to the commencement of such Interest Period. If the TIBOR Screen Rate shall be less than 0.00%, the TIBOR Screen Rate shall be deemed to be 0.00% for purposes of this Agreement.

“Total Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Net Debt outstanding as of the last day of the Test Period most recently ended as of such date to (b) Adjusted Consolidated EBITDA for the last day of such Test Period, all determined on a consolidated basis in accordance with GAAP.

“Trade Letters of Credit” shall have the meaning assigned to such term in Section 2.05(a).

“Transaction Costs” shall mean any fees or expenses incurred or paid by the Borrower or any Subsidiary in connection with the Transactions, the Transaction Documents and the transactions contemplated hereby and thereby.

“Transaction Documents” shall mean the Merger Agreement, the Senior Notes Documents, the Loan Documents, the Statement with Respect to Shares related to the

Designated Convertible Preferred Stock, the Investment Agreement and any other documents or agreements related to the foregoing.

“Transactions” shall mean, collectively (a) the consummation of the Merger, (b) the Closing Date Refinancing, (c) the offering and issuance of the Senior Notes and the entry into the Senior Notes Documents, (d) the entry into this Credit Agreement and the other Loan Documents, (e) the issuance of the Designated Convertible Preferred Stock and any other related documents, (f) the other transactions to occur pursuant to or in connection with the Transaction Documents, and (g) the payment of all fees and expenses to be paid and owing in connection with the foregoing (including the Transaction Costs).

“Transformative Event” shall mean any merger, acquisition, investment, dissolution, liquidation, consolidation or disposition that is either (a) not permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction, would not provide the Borrower and its Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such transaction, as reasonably determined by the Borrower acting in good faith.

“Trigger Date” shall have the meaning assigned to such term in the definition of “Springing Maturity Date”.

“Type” shall mean, when used in respect of any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Adjusted STIBOR Rate, the ABR or the Daily Simple RFR.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” shall mean the United States of America.

“Unpaid Amount” shall have the meaning assigned to such term in Section 6.06(o)(iii).

“Unreimbursed Amount” shall have the meaning assigned to such term in Section 2.05(e).

“Unrestricted Cash Amount” shall mean, on any date, the amount of cash, cash equivalents or Permitted Investments of the Borrower or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Subsidiaries (other than as a result of appearing “restricted” in favor of the Facility (which may also include cash and cash equivalents securing other Indebtedness secured by a Lien on any Collateral along with the Facility)).

“Unrestricted Subsidiary” shall mean (a) any Subsidiary of the Borrower, whether now owned or acquired or created after the Closing Date, that is designated on or after the Closing Date by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that the Borrower shall only be permitted to so designate a new Unrestricted Subsidiary on or after the Closing Date so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) immediately after giving effect to such designation, the Borrower shall be in Pro Forma Compliance with the Financial Covenants as of the last day of the then most recently ended Test Period, (iii) all Investments in such Unrestricted Subsidiary at the time of designation (as contemplated by the immediately following sentence) are permitted in accordance with the relevant requirements of Section 6.04, (iv) such Subsidiary being designated as an “Unrestricted Subsidiary” shall also, concurrently with such designation and thereafter, constitute an “unrestricted subsidiary” under any Material Indebtedness issued or incurred on or after the Closing Date, and (v) if such designation is on the Closing Date, the designation shall not occur until the conditions set forth in Section 4.01 are satisfied (or waived in accordance with Section 9.08) and the funding of the Initial Term Loans has occurred; and (b) any subsidiary of an Unrestricted Subsidiary (unless transferred to such Unrestricted Subsidiary or any of its subsidiaries by the Borrower or one or more of its Subsidiaries after the date of the designation of the parent entity as an “Unrestricted Subsidiary” hereunder, in which case the subsidiary so transferred would be required to be independently designated in accordance with preceding clause (a) as an Unrestricted Subsidiary). The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower (or its Subsidiaries) therein at the date of designation in an amount equal to the Fair Market Value of the Borrower’s (or its Subsidiaries’) Investments therein, which shall be required to be permitted on such date in accordance with Section 6.04 (and not as an Investment permitted thereby in a Subsidiary). The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation” and any Unrestricted Subsidiary so designated, a “Converted Restricted Subsidiary”); provided, that (x) no Default or Event of Default has occurred and is continuing or would result therefrom (after giving effect to the provisions of the immediately succeeding sentence), (y) immediately after giving effect to such redesignation, the Borrower shall be in Pro Forma Compliance with the Financial Covenants as of the last day of the most recently ended Test Period and (z) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying to such officer’s knowledge, compliance with the requirements of the preceding clause (x). The designation of any Unrestricted Subsidiary as a Subsidiary on or after the Closing Date shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the applicable Loan Party (or its relevant Subsidiaries) in

Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of such Loan Party’s (or its relevant Subsidiaries’) Investment in such Subsidiary. Other than any bona fide operational joint venture established for legitimate business purposes as determined by Borrower in good faith, no Unrestricted Subsidiary may own or exclusively license or exclusively sublicense Material IP and the Borrower may not designate any Subsidiary as an Unrestricted Subsidiary to the extent such Subsidiary owns or is the exclusive licensee or the exclusive sublicensee of any Material IP (it being understood that if, at any time, any Unrestricted Subsidiary acquires or is granted an exclusive license or exclusive sublicence of Material IP, or any Intellectual Property owned or exclusively licensed or exclusively sublicensed by such Unrestricted Subsidiary becomes Material IP, such Unrestricted Subsidiary will, without any further action necessary, immediately cease to be an Unrestricted Subsidiary and will automatically be deemed to be designated as a Subsidiary, in each case, other than any bona fide operational joint venture established for legitimate business purposes as determined by Borrower in good faith); for the avoidance of doubt, it is understood and agreed that such restriction shall not restrict any non-exclusive licenses, non-exclusive sublicenses or non-exclusive cross licenses of rights in Intellectual Property.

“Unsecured Covenants Period” shall mean the period of time between an Investment Grade Rating Trigger Date and the date of the subsequent Secured Covenant Reinstatement Event.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean for all other purposes, any person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” shall have the meaning assigned to such term in Section 9.24.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.17(e)(ii)(A)(3).

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness (it being agreed, for the avoidance of doubt, that when calculating the Weighted

Average Life to Maturity of any Indebtedness being refinanced, the effects of any amortization or prepayments made on such Indebtedness vis-à-vis the amortization schedule prior to the date of the applicable refinancing shall be disregarded).

“Wholly Owned Domestic Subsidiary” shall mean a Wholly Owned Subsidiary that is also a Domestic Subsidiary.

“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person. Unless the context otherwise requires, “Wholly Owned Subsidiary” shall mean a Subsidiary of the Borrower that is a Wholly Owned Subsidiary of the Borrower.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” shall mean the lawful currency of Japan.

Section 1.02 Terms Generally; GAAP. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein and unless the context otherwise requires, (i) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time (subject to any restrictions on such amendments, amendments and restatements, supplements, refinancings, replacements or modifications set forth herein), (ii) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, and (iii) any reference herein to any person shall be construed to include such person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority or any self-regulating entity, any other Governmental Authority or entity that shall have succeeded to any or all functions thereof. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that if at any time, any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document and the Borrower notifies the Administrative Agent that the Borrower requests an amendment (or if the Administrative Agent notifies the Borrower that the Required Lenders request such an amendment), the Administrative Agent, the Lenders and the Borrower shall, at no cost to the Borrower, negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders (or, in the case of a change affecting the computation of only the Financial Covenants calculations, the Required Financial Covenants Lenders)), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such financial ratio or requirement shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such provision is amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of covenants, amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value,” as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) for the avoidance of doubt, except as provided in the definition of “Consolidated Net Income,” without giving effect to the financial condition, results and performance of the Unrestricted Subsidiaries.

Section 1.03 Effectuation of Transactions. Each of the representations and warranties of the Borrower contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions.

Section 1.04 Timing of Payment or Performance. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

Section 1.05 Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to Local Time.

Section 1.06 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Facility Loan”

or a “Term Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan” or an “RFR Revolving Facility Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Facility Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Facility Borrowing” or an “RFR Revolving Facility Borrowing”).

Section 1.07 Certain Conditions, Calculations and Tests.

(a) In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(i) determining compliance with any provision of this Agreement which requires the calculation of Adjusted Consolidated EBITDA (including, without limitation, tests measured as a percentage of Adjusted Consolidated EBITDA), the First Lien Secured Net Leverage Ratio, the Total Net Leverage Ratio or the Interest Coverage Ratio (other than for purposes of any Applicable Margin);

(ii) determining the accuracy of representations and warranties and/or whether a Default or Event of Default shall have occurred and be continuing (or any subset of Defaults or Events of Defaults shall have occurred and be continuing); or

(iii) testing availability under baskets set forth in this Agreement (including, without limitation, baskets measured as a percentage of Adjusted Consolidated EBITDA or by reference to the First Lien Secured Net Leverage Ratio or the Total Net Leverage Ratio),

in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be (i) in the case of a Limited Condition Acquisition or Asset Sale, the date on which the definitive agreements for such Limited Condition Acquisition or Asset Sale, as applicable, are entered into or solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer is published on a regulatory information service in respect of a target of a Limited Condition Transaction, (ii) in the case of any redemption, purchase, retirement or other acquisition of Indebtedness requiring irrevocable advance notice or any irrevocable offer to purchase Indebtedness, the date of such irrevocable advance notice or irrevocable offer and (iii) in the case of any declaration of a distribution or dividend in respect of, or irrevocable advance notice of, or any irrevocable offer to, purchase, redeem or otherwise acquire or retire for value any Equity Interests of, the Borrower, the date of such declaration, irrevocable advance notice or irrevocable offer (each, an “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including any incurrence and/or assumption of Indebtedness and the use of proceeds thereof and any repayment, repurchase, redemption or other retirement of Indebtedness) as if they had occurred at the beginning of the most recent Test Period ended prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such test, ratio or basket, calculated on a Pro Forma Basis, then such test, ratio or basket shall be deemed to have been complied with; provided that if financial statements for one or more subsequent fiscal quarters shall have become available, the Borrower may, in its sole discretion, redetermine all such tests, ratios or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such test, ratio or basket. If the Borrower has made an LCT Election and any of the tests, ratios or baskets for which compliance was determined or tested as of the LCT Test Date are subsequently exceeded as a result of fluctuations in any such test, ratio or basket, including due to fluctuations in Adjusted Consolidated EBITDA of the Borrower and its Subsidiaries, at or prior to the consummation of the relevant transaction or action, such tests, baskets or ratios will be deemed not to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; however, if any ratios improve or baskets increase as a result of such fluctuations, such improved ratios or baskets may be utilized. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any test, ratio or basket availability (other than the testing of any ratio for purposes of the Financial Covenants and the definition of “Applicable Margin”) on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement or announcement, as applicable, for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such test, ratio, basket or amount shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and any actions or transactions related thereto (including any incurrence, assumption or discharge of Indebtedness and/or Liens and the use of proceeds thereof) have been consummated.

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Event of Default or Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower, be deemed satisfied, so long as no Event of Default or Default, as applicable, exists on the LCT Test Date. If the Borrower has exercised its option under this Section 1.07 and any Event of Default or Default occurs following the LCT Test Date and prior to the consummation of the applicable transaction, any such Event of Default or Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

(b) Notwithstanding anything to the contrary, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision or covenant of this Agreement that does not require compliance with a financial ratio or test (including any First Lien Secured Net Leverage Ratio, Total Net Leverage Ratio and/or Interest Coverage Ratio, but excluding any basket based on a certain percentage of Adjusted Consolidated EBITDA) (any such amounts, the “Fixed Amounts”) substantially concurrently or in a series of related transactions with any amounts incurred or transactions entered into (or consummated) in reliance on a provision or covenant of this Agreement that does require compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that (x) the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based

Amounts in connection with such substantially concurrent incurrence and (y) the entire transaction (or series of related transactions) shall be calculated on a Pro Forma Basis (including the use of proceeds of all Indebtedness to be incurred and/or assumed and any repayments, repurchases, redemptions or other retirements of Indebtedness). Notwithstanding anything herein to the contrary, if at any time any applicable ratio or financial test for any category based on an Incurrence Based Amount permits Indebtedness, Liens, Restricted Payments, Asset Sales and Investments, as applicable, previously incurred under a category based on a Fixed Amount, such Indebtedness, Liens, Restricted Payments, Asset Sales and Investments, as applicable, shall be deemed to have been automatically reclassified as incurred under such category based on an Incurrence Based Amount.

Section 1.08 Exchange Rate; Currency Equivalents.

(a) The Administrative Agent shall determine the Spot Rate as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Alternate Currency Letters of Credit and Alternate Currency Loans. Such Spot Rate shall become effective as of such Revaluation Date and shall be the Spot Rate employed in converting any amounts between the Dollars and each Alternate Currency until the next Revaluation Date to occur.

(b) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or outstanding in reliance on a provision of any covenant (including Indebtedness, Disqualified Stock, Liens, Restricted Payments, Asset Sales, Permitted Sale Lease-Back Transactions and Investments, as applicable) whereby the amount incurred or outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in value of the applicable property (the “Increased Amount”) will not be deemed to be an incurrence under such covenant or to be an increase in the amount outstanding under such covenant and, for the avoidance of doubt, any such Increased Amount shall be permitted hereunder.

(c) Other than as expressly set forth in Article II, no Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the date on which such determination occurs or in respect of which such determination is being made.

(d) For purposes of determining compliance with any Dollar-denominated restriction set forth in any covenant, including the incurrence of Indebtedness, the incurrence of Liens, or the making of Restricted Payments, Asset Sales, Permitted Sale Lease-Back Transactions and Investments, as applicable, whereby the amount of such Indebtedness, Liens, Restricted Payment, Asset Sale, Permitted Sale Lease-Back Transaction or Investment, as applicable, is denominated in a foreign currency, the U.S. dollar-denominated equivalent amount shall be calculated based on the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Section 5.04(a) or (b), as applicable, for the relevant four fiscal quarter period (whichever yields the lower Dollar-equivalent); provided that any Dollar-denominated restriction set forth in any covenant, including Indebtedness, Liens, Restricted Payment, Asset Sale, Permitted Sale Lease-Back Transaction or Investment, incurred or issued prior to the Closing Date, may be determined based on the relevant currency exchange rate in effect on the Closing Date, in the Borrower’s discretion; provided, further, that if any

Indebtedness that is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced) and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing; provided further that the principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred or issued in a different currency from the Indebtedness, being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(e) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternate Currency, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Alternate Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.

Section 1.09 Additional Alternate Currencies for Loans.

(a) The Borrower may from time to time request that any a currency other than Dollars, Yen, Euros, Sterling, Swiss Francs or Swedish Kroner become an Additional Alternate Currency for purposes hereof; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. Such request shall be subject to the approval of the Administrative Agent and each Revolving Facility Lender.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten (10) Business Days prior to the date upon which the Borrower desires such currency to become an Additional Alternate Currency (or such other time or date as may be agreed by the Administrative Agent, in its sole discretion). The Administrative Agent shall promptly notify each Revolving Facility Lender thereof. Each Revolving Facility Lender shall notify the Administrative Agent, not later than 11:00 a.m., five (5) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Facility Loans in such requested currency.

(c) Any failure by a Revolving Facility Lender to respond to such request within the time period specified in clause (b) shall be deemed to be a refusal by such Revolving Facility Lender to permit such currency from being designated as an Additional Alternate Currency. If the Administrative Agent and all the Revolving Facility Lenders consent to making such currency an Additional Alternate Currency, the Administrative Agent

shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Additional Alternate Currency hereunder for purposes of any Revolving Borrowing and the issuance of any Letter of Credit; provided, that, if the Administrative Agent notifies the Borrower that the Administrative Agent requests an amendment to any provision hereof to facilitate that Revolving Facility Loans be made and Letters of Credit be issued in a currency other than Dollars, the Borrower and the Administrative Agent shall negotiate such amendment in good faith and such amendment shall be deemed approved by the Required Revolving Facility Lenders if the Revolving Facility Lenders shall have received at least five Business Days’ prior written notice of such change and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Revolving Facility Lenders, a written notice from the Required Revolving Facility Lenders stating that the Required Revolving Facility Lenders object to such amendment. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.09 or approval of the amendment contemplated by this Section 1.09(c), the Administrative Agent shall promptly so notify the Borrower.

Section 1.10 Change of Currency.

(a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent and the Borrower may from time to time reasonably agree to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent and the Borrower may from time to time reasonably agree to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Section 1.11 Interest Rates; Benchmark Notification(a). The interest rate on a Loan denominated in Dollars or an Alternate Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) and (c) provide a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.14(e), of any change to the reference rate upon which the interest rate on Term Benchmark Loans is based. Notwithstanding anything to the contrary in this Agreement, the Administrative Agent and, to the extent any other party hereto shall have any consent or consultation right in respect of the selection of the Benchmark Replacement, each such applicable party, shall use commercially reasonable efforts to satisfy any applicable Internal Revenue Service guidance, including to meet the standards set forth in Proposed Treasury Regulations Section 1.1001-6 and any future guidance, to the effect that a Benchmark Replacement will not result in a deemed exchange for U.S. federal income tax purposes of any Borrowing under this Agreement if the Borrower determines that such deemed exchange would cause the Borrower, or its direct or indirect beneficial owners, any adverse tax consequences. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to interest rate used in this Agreement or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b) or (c), whether upon the occurrence of a Benchmark Transition Event, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of the interest rate being replaced or have the same volume or liquidity prior to its discontinuance or unavailability (it being understood that this sentence does not limit the Administrative Agent’s obligation to make any determination or calculation of such reference rate as expressly required to be made by the Administrative Agent pursuant to the terms of this Agreement). The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement, any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

The Credits

Section 2.01 Commitments. Subject to the terms and conditions set forth herein:

(a) (i) each Term A Lender agrees, severally and not jointly, to make Initial Term A Loans in Dollars to the Borrower on the Closing Date in an aggregate principal amount not to exceed its Initial Term A Loan Commitment and (ii) each Term B Lender agrees, severally and not jointly, to make Initial Term B Loans in Dollars to the Borrower on the

Closing Date in an aggregate principal amount not to exceed its Initial Term B Loan Commitment,

(b) each Revolving Facility Lender agrees, severally and not jointly, to make Revolving Facility Loans of a Class in Dollars or any Alternate Currency to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Revolving Facility Lender’s Revolving Facility Credit Exposure of such Class exceeding such Revolving Facility Lender’s Revolving Facility Commitment of such Class, (ii) the Revolving Facility Credit Exposure of such Class exceeding the total Revolving Facility Commitments of such Class or (iii) the outstanding amount of Alternate Currency Loans, together with the stated amount of all outstanding Alternate Currency Letters of Credit, exceeding the Dollar Equivalent of $300,000,000 in the aggregate. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Facility Loans,

(c) each Lender having an Incremental Commitment agrees, severally and not jointly, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Commitment and at such time set forth in the applicable Incremental Assumption Agreement,

(d) subject to the terms and conditions set forth herein and in Amendment No. 2, each Rollover Term B Lender severally agrees to exchange its Exchanged Term B Loans for a like principal amount of Term B-1 Loans on the Amendment No. 2 Effective Date. Subject to the terms and conditions set forth herein and in Amendment No. 2, each Additional Term B-1 Lender severally agrees to make an Additional Term B-1 Loan to the Borrower on the Amendment No. 2 Effective Date in the principal amount equal to its Additional Term B-1 Commitment on the Amendment No. 2 Effective Date. The Borrower shall prepay the Non-Exchanged Term B Loans with a like amount of the gross proceeds of the Additional Term B-1 Loans, concurrently with the receipt thereof. The Borrower shall pay to the Term B Lenders immediately prior to the effectiveness of Amendment No. 2 all accrued and unpaid interest on the Term B Loans to, but not including, the Amendment No. 2 Effective Date on such Amendment No. 2 Effective Date. The Term B-1 Loans shall have the same terms as the Term B Loans as set forth herein and Loan Documents before giving effect to Amendment No. 2, except as modified by Amendment No. 2; it being understood and confirmed that the Term B-1 Loans (and all principal, interest and other amounts in respect thereof) constitute “Obligations” hereunder and under the other Loan Documents and shall have the same rights and obligations hereunder and under the Loan Documents as the Term B Loans prior to the Amendment No. 2 Effective Date. As provided in Section 2.07 and subject to the terms hereof, the Borrower may elect that the Term B-1 Loans comprising the Borrowing hereunder of Term B-1 Loans be either ABR Loans or Term Benchmark Loans,

(e) subject to the terms and conditions set forth herein and in Amendment No. 3, each Rollover Term B-1 Lender severally agrees to exchange its Exchanged Term B-1 Loans for a like principal amount of Term B-2 Loans on the Amendment No. 3 Effective Date. Subject to the terms and conditions set forth herein and in Amendment No. 3, each Additional Term B-2 Lender severally agrees to make an Additional Term B-2 Loan to the Borrower on the Amendment No. 3 Effective Date in the principal amount equal to its Additional Term B-2 Commitment on the Amendment No. 3 Effective Date. The Borrower shall prepay the Non-Exchanged Term B-1 Loans with a like amount of the gross proceeds of the Additional Term B-2 Loans, concurrently with the receipt thereof. The Borrower shall pay to the Term B-1 Lenders immediately prior to the effectiveness of Amendment No. 3 all accrued and unpaid interest on the Term B-1 Loans to, but not including, the Amendment No. 3 Effective Date on such Amendment No. 3 Effective Date. The Term B-2 Loans shall have the same terms as the Term B-1 Loans as set forth herein and Loan Documents before giving effect to Amendment No. 3, except as modified by Amendment No. 3; it being understood and confirmed that the Term B-2 Loans (and all principal, interest and other amounts in respect thereof) constitute “Obligations” hereunder and under the other Loan Documents and shall have the same rights and obligations hereunder and under the Loan Documents as the Term B-1 Loans prior to the Amendment No. 3 Effective Date. As provided in Section 2.07 and subject to the terms hereof, the Borrower may elect that the Term B-2 Loans comprising the Borrowing hereunder of Term B-2 Loans be either ABR Loans or Term Benchmark Loans,

(f) subject to the terms and conditions set forth herein and in Amendment No. 4, each 2025 Incremental Term A Lender agrees, severally and not jointly, to make 2025 Incremental Term A Loans in Dollars to the Borrower on the Amendment No. 4 Effective Date in an aggregate principal amount not to exceed its 2025 Incremental Term A Commitment. On the Amendment No. 4 Effective Date, (x) the outstanding aggregate principal amount of the Existing Term A Loans of each Existing Term A Lender that is not a Continuing Term A Lender shall be repaid in full in cash with the proceeds of the 2025 Incremental Term A Loans and (y) each Continuing Term A Lender agrees to “fund” its 2025 Incremental Term A Loans as follows:

(i) the outstanding aggregate principal amount of Existing Term A Loans of each Continuing Term A Lender shall, subject to clauses (ii) and (iii) below, automatically be converted into 2025 Incremental Term A Loans hereunder in a principal amount equal to such Continuing Term A Lender’s 2025 Incremental Term A Commitment on the Amendment No. 4 Effective Date;

(ii) to the extent any Continuing Term A Lender has a 2025 Incremental Term A Commitment under Amendment No. 4 that is less than the full outstanding principal amount of the Existing Term A Loans of such Continuing Term A Lender, such Continuing Term A Lender shall be repaid in cash with the proceeds of the 2025 Incremental Term A Loans in an amount equal to the difference between the outstanding principal amount of the Existing Term A Loans of such Continuing Term A Lender and such Continuing Term A Lender’s 2025 Incremental Term A Commitment thereunder; and

(iii) to the extent any Continuing Term A Lender has a 2025 Incremental Term A Commitment under Amendment No. 4 that is greater than the full outstanding principal amount of the Existing Term A Loans of such Continuing Term A Lender, such Continuing Term A Lender shall fund in cash a 2025 Incremental Term A Loan to the Borrower in a principal amount equal to such Continuing Term A Lender’s

Commitment on the Amendment No. 4 Effective Date less the outstanding principal amount of such Continuing Term A Lender’s Existing Term A Loans~~; and~~,

(g) subject to the terms and conditions set forth herein and in Amendment No. 5, each Rollover Term B-2 Lender severally agrees to exchange its Exchanged Term B-2 Loans for a like principal amount of Term B-3 Loans on the Amendment No. 5 Effective Date. Subject to the terms and conditions set forth herein and in Amendment No. 5, each Additional Term B-3 Lender severally agrees to make an Additional Term B-3 Loan to the Borrower on the Amendment No. 5 Effective Date in the principal amount equal to its Additional Term B-3 Commitment on the Amendment No. 5 Effective Date. The Borrower shall prepay the Non-Exchanged Term B-2 Loans with a like amount of the gross proceeds of the Additional Term B-3 Loans, concurrently with the receipt thereof. The Borrower shall pay to the Term B-2 Lenders immediately prior to the effectiveness of Amendment No. 5 all accrued and unpaid interest on the Term B-2 Loans to, but not including, the Amendment No. 5 Effective Date on such Amendment No. 5 Effective Date. The Term B-3 Loans shall have the same terms as the Term B-2 Loans as set forth herein and Loan Documents before giving effect to Amendment No. 5, except as modified by Amendment No. 5; it being understood and confirmed that the Term B-3 Loans (and all principal, interest and other amounts in respect thereof) constitute “Obligations” hereunder and under the other Loan Documents and shall have the same rights and obligations hereunder and under the Loan Documents as the Term B-2 Loans prior to the Amendment No. 5 Effective Date. As provided in Section 2.07 and subject to the terms hereof, the Borrower may elect that the Term B-3 Loans comprising the Borrowing hereunder of Term B-3 Loans be either ABR Loans or Term Benchmark Loans, and

(~~g~~h) (i) the full amount of the Initial Term Loan Commitments must be drawn in a single drawing on the Closing Date, (ii) the full amount of the Term B-1 Commitments must be drawn in a single drawing on the Amendment No. 2 Effective Date, (iii) the full amount of the Term B-2 Commitments must be drawn in a single drawing on the Amendment No. 3 Effective Date, (iv) the full amount of the 2025 Incremental Term A Loan Commitments must be drawn in a single drawing on the Amendment No. 4 Effective Date ~~and~~, (v) the full amount of the Term B-3 Commitments must be drawn in a single drawing on the Amendment No. 5 Effective Date and (vi) amounts of Term Loans borrowed under Section 2.01(a), Section 2.01(c), Section 2.01(d), Section 2.01(e) ~~or~~, Section 2.01(f) or Section 2.01(g) that are repaid or prepaid may not be reborrowed.

Section 2.02 Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility; provided, however, that Revolving Facility Loans of any Class shall be made by the Revolving Facility Lenders of such Class ratably in accordance with their respective Revolving Facility Percentages on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Borrowing shall be comprised (A) in the case of Borrowings in Dollars, entirely of ABR Loans or Term Benchmark Loans (or, if applicable pursuant to Section 2.14, RFR Loans) and (B) in the case of Borrowings in any other Agreed Currency, entirely of Term Benchmark Loans or RFR Loans, as applicable, in each case of this clause (B) of the same Agreed Currency, in each case of clauses (A) and (B) as the Borrower may request in accordance herewith. Each Lender at its option may make any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) [Reserved].

(d) At the commencement of each Interest Period for any Term Benchmark Revolving Facility Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Facility Borrowing and/or RFR Borrowing is made is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided, that an ABR Revolving Facility Borrowing and/or an RFR Revolving Facility Borrowing may be in an aggregate amount that is equal to the entire unused available balance of the Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than (i) ten (or such greater number as shall be agreed by the Administrative Agent) Term Benchmark Borrowings or RFR Borrowings outstanding under all Term Facilities at any time or (ii) ten (or such greater number as shall be agreed by the Administrative Agent) Term Benchmark Borrowings or RFR Borrowings outstanding under all Revolving Facilities at any time. Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date or applicable Term Facility Maturity Date for such Class, as applicable.

Section 2.03 Requests for Borrowings.

(a) To request a Revolving Facility Borrowing and/or a Term Borrowing, the Borrower shall notify the Administrative Agent of such request (a) in the case of a Term Benchmark Borrowing in Dollars, not later than 12:00 noon, Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Term Benchmark Borrowing denominated in Euros, not later than 12:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing, (c) in the case of a Term Benchmark Borrowing denominated in Yen or Swedish Kroner, not later than 12:00 p.m., Local Time, four Business Days before the date of the proposed Borrowing, (d) in the case of an RFR Borrowing denominated in Swiss Francs, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing, (e) in the case of a Term Benchmark Borrowing denominated in an

Alternate Currency other than Euros, Yen or Swedish Kroner, not later than 11:00 a.m., Local Time, four Business Days before the date of the proposed Borrowing, (f) in the case of an RFR Borrowing denominated in an Alternate Currency other than Swiss Francs, not later than 11:00 a.m., Local Time, five Business Days before the date of the proposed Borrowing, (g) in the case of an RFR Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, five U.S. Government Securities Business Days before the date of the proposed Borrowing or (h) in the case of an ABR Borrowing, by telephone, not later than 12:00 p.m., Local Time, on the Business Day of the proposed Borrowing; provided, that, to request a Term Benchmark Borrowing, RFR Borrowing or ABR Borrowing on the Closing Date, the Borrower shall notify the Administrative Agent of such request by telephone no later than 5:00 p.m., Local Time, two Business Days prior to such date (or such later time as the Administrative Agent may agree). Each such Borrowing Request shall be irrevocable and (in the case of telephonic requests) shall be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Borrowing Request signed by the Borrower; provided that a Borrowing Request may be conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied or waived by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether such Borrowing is to be a Borrowing of Initial Term A Loans, 2025 Incremental Term A Loans, Initial Term B Loans, Term B-1 Loans, Term B-2 Loans, the Term B-3 Loans, Other Term Loans or Revolving Facility Loans of a particular Class (including the 2025 Revolving Facility Loans), as applicable;

(ii) the aggregate amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing, Term Benchmark Borrowing or RFR Borrowing;

(v) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi) in the case of a Revolving Facility Borrowing, the currency in which such Borrowing is to be denominated (which shall be an Agreed Currency); and

(vii) the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 [Reserved].

Section 2.05 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of one or more letters of credit denominated in Dollars or any Alternate Currency in the form of (x) trade letters of credit in support of trade obligations of the Borrower and its Subsidiaries incurred in the ordinary course of business (such letters of credit issued for such purposes, “Trade Letters of Credit”) and (y) standby letters of credit issued for any other lawful purposes of the Borrower and its Subsidiaries (such letters of credit issued for such purposes, “Standby Letters of Credit” each such letter of credit issued hereunder, including any Alternate Currency Letter of Credit, a “Letter of Credit” and collectively, the “Letters of Credit”) for its own account or for the account of any Subsidiary (in which case such Letter of Credit shall be deemed issued for the joint and several account of the Borrower and such Subsidiary) in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the applicable Availability Period and prior to the date that is five (5) Business Days prior to the applicable Revolving Facility Maturity Date; provided that, notwithstanding anything to the contrary herein, each Issuing Bank shall only be obligated to issue Standby Letters of Credit unless otherwise agreed by such Issuing Bank. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary: (x) the Issuing Banks shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement and (y) no Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if (i) such issuance would violate one or more of the policies and procedures of such Issuing Bank applicable to letters of credit generally or (ii) such Issuing Bank does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic extension in accordance with paragraph (c) of this Section 2.05) or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (at least three (3) Business Days, in the case of a Letter of Credit denominated in Dollars, or four (4) Business Days, in the case of a Letter of Credit denominated in an Alternate Currency, in advance of the requested date of issuance, amendment or extension or such shorter period as the Administrative Agent and the Issuing Bank in their sole discretion may agree) a notice in the form of Exhibit D-2 or another form reasonably agreed with the Borrower and the applicable

Issuing Bank requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount and currency (which may be Dollars or any Alternate Currency) of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit constitutes a Standby Letter of Credit or a Trade Letter of Credit and such other information as shall be necessary to issue, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form and related documents in connection with any request for a Letter of Credit and in connection with any request for a Letter of Credit to be amended, renewed, modified or extended. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (i) the Revolving Facility Credit Exposure shall not exceed the Revolving Facility Commitments, (ii) unless the applicable Issuing Bank otherwise agrees, the stated amount of all outstanding Letters of Credit issued by such Issuing Bank shall not exceed the Letter of Credit Individual Sublimit of such Issuing Bank then in effect, (iii) with respect to such Issuing Bank, the sum of the aggregate face amount of outstanding Letters of Credit issued by such Issuing Bank, when aggregated with the outstanding Revolving Facility Loans funded by such Issuing Bank, shall not exceed its Revolving Facility Commitment, (iv) the Revolving L/C Exposure shall not exceed the applicable Letter of Credit Sublimit, (v) the stated amount of all outstanding Alternate Currency Letters of Credit shall not exceed the Dollar Equivalent of $100,000,000 in the aggregate and (vi) the stated amount of all outstanding Alternate Currency Letters of Credit, together with the outstanding amount of Alternate Currency Loans, shall not exceed the Dollar Equivalent of $300,000,000 in the aggregate. For the avoidance of doubt, no Issuing Bank shall be obligated to issue an Alternate Currency Letter of Credit if such Issuing Bank does not otherwise issue letters of credit in such Alternate Currency.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months (or as otherwise mutually agreed upon by the Borrower and the applicable Issuing Bank) after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, twelve months (unless otherwise mutually agreed upon by the Borrower and the applicable Issuing Bank) after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the applicable Revolving Facility Maturity Date; provided, that any Letter of Credit may provide for automatic renewal or extension thereof for an additional period of up to twelve months (or as otherwise mutually agreed upon by the Borrower and the applicable Issuing Bank) (which, in no event, shall extend beyond the date referred to in subclause (ii) of this clause (c), except to the extent Cash Collateralized or backstopped pursuant to an arrangement reasonably acceptable to the relevant Issuing Bank) so long as such Letter of Credit (any such Letter of Credit, an “Auto Renewal Letter of Credit”) permits the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Auto Renewal Letter of Credit) by giving prior notice to the beneficiary thereof within a time period during such twelve-month period to be agreed upon at the time such Auto Renewal Letter of Credit is issued; provided, further, that if the Issuing Bank consents in its sole discretion, the expiration date on any Letter of Credit may extend beyond the date referred to in subclause (ii) above but the participations of the Lenders with Revolving Facility Commitments of the applicable Class shall terminate on the applicable Revolving Facility Maturity Date. If any such Letter of Credit is outstanding or is issued under the Revolving Facility Commitments of any Class after the date that is five (5) Business Days prior to the Revolving Facility Maturity Date for such Class the Borrower shall provide Cash Collateral pursuant to documentation reasonably satisfactory to the Collateral Agent and the relevant Issuing Bank in an amount equal to the face amount of each such Letter of Credit on or prior to the date that is five (5) Business Days prior to such Revolving Facility Maturity Date or, if later, such date of issuance. Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such renewal. Once an Auto Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than such Revolving Facility Maturity Date (except as otherwise provided in the second proviso to this clause (c)).

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) under the Revolving Facility Commitments of any Class and without any further action on the part of the applicable Issuing Bank or the Revolving Facility Lenders, such Issuing Bank hereby grants to each Revolving Facility Lender under such Class, and each such Revolving Facility Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Facility Lender’s applicable Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit (calculated, in the case of an Alternate Currency Letter of Credit, based on the Dollar Equivalent thereof). In consideration and in furtherance of the foregoing, each Revolving Facility Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Facility Lender’s applicable Revolving Facility Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower for any reason (calculated, in the case of an Alternate Currency Letter of Credit, based on the Dollar Equivalent thereof). Each Revolving Facility Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement (in the case of an Alternate Currency Letter of Credit, in the Alternate Currency in which the L/C Disbursement was made) not later than 12:00 noon, Local Time, on the day that is one Business Day after notice of such L/C Disbursement is received by the Borrower, together with accrued interest thereon from the date of such L/C Disbursement at the rate applicable to ABR Revolving Loans of the applicable Class; provided, that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Facility Borrowing of the applicable Class denominated in Dollars in an amount equal to the Dollar Equivalent to such L/C Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing (and with interest owing thereon from the date of the respective L/C Disbursement). If the Borrower fails to reimburse any L/C Disbursement when due, then the Administrative Agent shall promptly notify the applicable Issuing Bank and each other applicable Revolving Facility Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof (the “Unreimbursed Amount”) and, in the case of a Revolving Facility Lender, such Lender’s Revolving Facility Percentage thereof. Promptly following receipt of such notice, each Revolving Facility Lender with a Revolving Facility Commitment of the applicable Class shall pay to the Administrative Agent its Revolving Facility Percentage of the Unreimbursed Amount in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Facility Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Facility Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this clause (e), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Facility Lenders have made payments pursuant to this clause (e) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Facility Lender pursuant to this clause (e) to reimburse an Issuing Bank for any L/C Disbursement (other than the funding of an ABR Revolving Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligations to reimburse such L/C Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse L/C Disbursements as provided in clause (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by electronic means) of any such demand for payment under a Letter of Credit and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligations to reimburse such Issuing Bank and the Revolving Facility Lenders with respect to any such L/C Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any L/C Disbursement, then, unless the Borrower reimburses such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Revolving Loans of the applicable Class; provided, that, if such L/C Disbursement is not reimbursed by the Borrower when due pursuant to clause (e) of this Section 2.05, then Section 2.13(c) shall apply. Interest accrued pursuant to this clause (e) shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Facility Lender pursuant to clause (e) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Revolving Facility Lender to the extent of such payment.

(i) Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Facility Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization Following Certain Events. If and when the Borrower is required to Cash Collateralize any Revolving L/C Exposure relating to any outstanding Letters of Credit pursuant to any of Section 2.11(d), 2.11(e), 2.24(a)(v) or 7.01, the Borrower shall deposit in an account with or at the direction of the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Revolving Facility Lenders, an amount in cash equal to 102% of the Revolving L/C Exposure as of such date plus any accrued but unpaid interest thereon (or, in the case of Sections 2.11(d), 2.11(e) and 2.24(a)(v), the portion thereof required by such Sections). Each deposit of Cash Collateral (x) made pursuant to this paragraph or (y) made by the Administrative Agent pursuant to Section 2.24(a)(ii), in each case, shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grants the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such account. Other than any interest earned on the investment of such deposits, which investments shall be made (unless an Event of Default shall be continuing) at Borrower’s request in Permitted Investments and at the risk and expense of the Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Collateral Agent to reimburse each Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure), be applied to satisfy other Loan Obligations. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender or the occurrence of a limit under Sections 2.11(d) or (e) being exceeded, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived or the termination of the Defaulting Lender status or the limits under Sections 2.11(d) and (e) no longer being exceeded, as applicable.

(k) Cash Collateralization Following Termination of the Revolving Facility. Notwithstanding anything to the contrary herein, in the event of the prepayment in full of all outstanding Revolving Facility Loans and the termination of all Revolving Facility Commitments (a “Revolving Facility Termination Event”) in connection with which the Borrower notifies any one or more Issuing Banks that it intends to maintain one or more Letters of Credit initially issued under this Agreement in effect after the date of such Revolving Facility Termination Event (each, a “Continuing Letter of Credit”), then the security interest of the Collateral Agent in the Collateral under the Security Documents may be terminated in accordance with Section 9.18 if each such Continuing Letter of Credit is Cash Collateralized (in the same currency in which such Continuing Letter of Credit is denominated) in an amount equal to the Minimum L/C Collateral Amount, which shall be deposited with or at the direction of each such Issuing Bank.

(l) Additional Issuing Banks. From time to time, the Borrower may by notice to the Administrative Agent designate any Lender (in addition to the initial Issuing Banks) which agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent as an Issuing Bank. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.

(m) Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank (other than the Administrative Agent or its Affiliates) shall (i) provide to the Administrative Agent copies of any notice received from the Borrower pursuant to Section 2.05(b) no later than the next Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (A) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), and the Issuing Bank shall be permitted to issue, amend or extend such Letter of Credit if the Administrative Agent shall not have advised the Issuing Bank that such issuance, amendment or extension would not be in conformity with the requirements of this Agreement, (B) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date of such L/C Disbursement and the amount of such L/C Disbursement and (C) on any other Business Day, such other information with respect to the outstanding Letters of Credit issued by such Issuing Bank as the Administrative Agent shall reasonably request.

Section 2.06 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower as specified in the applicable Borrowing Request; provided, that Borrowings made to finance the reimbursement of an L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) the Overnight Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate then applicable to ABR Loans, or in the case of Alternate Currencies, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. The foregoing shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.07 Interest Elections.

(a) Each Borrowing initially shall be of the Type, and under the applicable Class, specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding any other provision of this Section 2.07, the Borrower shall not be permitted to change the Class of any Borrowing. Notwithstanding the foregoing, Alternate Currency Loans may not be made as, or be converted to, an ABR Borrowing.

(b) To make an election pursuant to this Section 2.07, the Borrower shall notify the Administrative Agent of such election (by telephone or irrevocable written notice), by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type and Class resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Interest Election Request signed by the Borrower. Notwithstanding any contrary provision herein, this Section 2.07 shall not be construed to permit the Borrower to (i) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d) or (ii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments or Loans pursuant to which such Borrowing was made.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to subclauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing; and

(iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. If less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall be in an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and satisfy the limitations specified in Section 2.02(d) regarding the maximum number of Borrowings of the relevant Type.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall automatically be continued as a Term Benchmark Borrowing in Dollars with an Interest Period of one month at the end of such Interest Period. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term Benchmark Borrowing in an Alternate Currency prior to the end of the Interest Period therefor, then, unless such Term Benchmark Borrowing is repaid as provided herein, the Borrower shall be deemed to have selected that such Term Benchmark Borrowing shall automatically be continued as a Term Benchmark Borrowing in its original Agreed Currency with an Interest Period of one month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, (x) each Term Benchmark Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (y) each Term Benchmark Borrowing denominated in an Alternate Currency shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternate Currency other than Dollars shall either be (A) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternate Currency) at the end of the Interest Period, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period, as applicable, in full; provided that if no election is made by the Borrower by the earlier of (x) the date that is three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, the Borrower shall be deemed to have elected clause (A) above.

Section 2.08 Termination and Reduction of Commitments.

(a) Unless previously terminated, the Revolving Facility Commitments of each Class shall automatically and permanently terminate on the applicable Revolving Facility Maturity Date for such Class. On the Closing Date (i) (after giving effect to the funding of the Initial Term A Loans to be made on such date), the Initial Term A Loan Commitments of each Term Lender with an Initial Term A Loan Commitment as of the Closing Date will automatically and permanently terminate and (ii) (after giving effect to the funding of the Initial Term B Loans to be made on such date), the Initial Term B Loan Commitments of each Term Lender with an Initial Term B Loan Commitment as of the Closing Date will automatically and permanently terminate. On the Amendment No. 2 Effective Date, (after giving effect to the funding of the Term B-1 Loans to be made on such date), the Term B-1 Commitments of each Term Lender with a Term B-1 Commitment as of the Amendment No. 2 Effective Date will automatically and permanently terminate. On the Amendment No. 3 Effective Date~~,~~ (after giving effect to the funding of the Term B-2 Loans to be made on such date), the Term B-2 Commitments of each Term Lender with a Term B-2 Commitment as of the Amendment No. 3 Effective Date will automatically and permanently terminate. On the

Amendment No. 4 Effective Date (after giving effect to the funding of the 2025 Incremental Term A Loans to be made on such date), the 2025 Incremental Term A Commitments of each 2025 Incremental Term A Lender as of the Amendment No. 4 Effective Date will automatically and permanently terminate. On the Amendment No. 5 Effective Date (after giving effect to the funding of the Term B-3 Loans to be made on such date), the Term B-3 Commitments of each Term Lender with a Term B-3 Commitment as of the Amendment No. 5 Effective Date will automatically and permanently terminate.

(b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Facility Commitments of any Class; provided, that (i) each reduction of the Revolving Facility Commitments of any Class shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 (or, if less, the remaining amount of the Revolving Facility Commitments of such Class) and (ii) the Borrower shall not terminate or reduce the Revolving Facility Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11 and any Cash Collateralization of Letters of Credit in accordance with Section 2.05(j) or (k), as applicable, the Revolving Facility Credit Exposure of such Class (excluding any Cash Collateralized Letter of Credit, to the extent so Cash Collateralized) would exceed the total Revolving Facility Commitments of such Class.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments of any Class under clause (b) of this Section 2.08 at least three (3) Business Days prior to the effective date of such termination or reduction (or such shorter period acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided, that a notice of termination or reduction of the Revolving Facility Commitments of any Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied or waived by the Borrower. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.09 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan on the Revolving Facility Maturity Date applicable to such Revolving Facility Loans and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility, Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to clause (b) or (c) of this Section 2.09 shall be prima facie evidence (absent manifest error) of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form attached hereto as Exhibit H, or in another form reasonably acceptable to such Lender, the Administrative Agent and the Borrower. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if requested by such payee, to such payee and its registered assigns).

Section 2.10 Repayment of Term Loans and Revolving Facility Loans.

(a) Subject to the other clauses of this Section 2.10:

(i) the Borrower shall repay principal of (A) outstanding Initial Term A Loans on the last day of each March, June, September and December of each year (commencing on the applicable day of the first full fiscal quarter of the Borrower after the Closing Date) and on the applicable Term A Facility Maturity Date or, if any such date is not a Business Day, on the immediately preceding Business Day (each such date being referred to as an “Initial Term A Loan Installment Date”), in an aggregate principal amount of such Initial Term A Loans equal to (1) in the case of quarterly payments due prior to the Initial Term A Facility Maturity Date, an amount equal to (x) 1.25% of the aggregate principal amount of such Initial Term A Loans incurred on the Closing Date for the first twelve quarterly installments following the Closing Date and (y) 1.875% of the aggregate principal amount of such Initial Term A Loans incurred on the Closing Date thereafter, and (2) in the case of such payment due on the Initial Term A Facility Maturity Date, an amount equal to the then unpaid principal amount of such Initial Term A Loans outstanding, (B) outstanding 2025 Incremental Term A Loans on the last day of each March, June, September and December of each year (commencing on the applicable day of the first full fiscal quarter of the Borrower after the Amendment No. 4 Effective

Date) and on the 2025 Incremental Term A Facility Maturity Date or, if any such date is not a Business Day, on the immediately preceding Business Day (each such date being referred to as a “2025 Incremental Term A Loan Installment Date”), in an aggregate principal amount of such 2025 Incremental Term A Loans equal to (1) in the case of quarterly payments due prior to the 2025 Incremental Term A Facility Maturity Date, an amount equal to (x) 0.625% of the aggregate principal amount of such 2025 Incremental Term A Loans incurred on the Amendment No. 4 Effective Date for the first four quarterly installments following the Amendment No. 4 Effective Date and (y) 1.25% of the aggregate principal amount of such 2025 Incremental Term A Loans incurred on the Amendment No. 4 Effective Date thereafter and (2) in the case of such payment due on the 2025 Incremental Term A Facility Maturity Date, an amount equal to the then unpaid principal amount of such 2025 Incremental Term A Loans outstanding, (C) outstanding Initial Term B Loans on the last day of each March, June, September and December of each year (commencing on the applicable day of the first full fiscal quarter of the Borrower after the Closing Date) and on the applicable Term B Facility Maturity Date or, if any such date is not a Business Day, on the immediately preceding Business Day (each such date being referred to as an “Initial Term B Loan Installment Date”), in an aggregate principal amount of such Initial Term B Loans equal to (1) in the case of quarterly payments due prior to the Initial Term B Facility Maturity Date, an amount equal to 0.25% of the aggregate principal amount of such Initial Term B Loans incurred on the Closing Date, and (2) in the case of such payment due on the Initial Term B Facility Maturity Date, an amount equal to the then unpaid principal amount of such Initial Term B Loans outstanding, (D) outstanding Term B-1 Loans on the last day of each March, June, September and December of each year (commencing on the applicable day of the first fiscal quarter of the Borrower after the Amendment No. 2 Effective Date, which for the avoidance of doubt, shall be June 30, 2024) and on the applicable Term B Facility Maturity Date or, if any such date is not a Business Day, on the immediately preceding Business Day (each such date being referred to as an “Term B-1 Loan Installment Date”), in an aggregate principal amount of such Term B-1 Loans equal to (1) in the case of quarterly payments due prior to the Term B-1 Facility Maturity Date, an amount equal to 0.25% of the aggregate principal amount of such Term B-1 Loans incurred on the Amendment No. 2 Effective Date, and (2) in the case of such payment due on the Term B-1 Facility Maturity Date, an amount equal to the then unpaid principal amount of such Term B-1 Loans outstanding ~~and~~, (E) outstanding Term B-2 Loans on the last day of each March, June, September and December of each year (commencing on the applicable day of the first fiscal quarter of the Borrower after the Amendment No. 3 Effective Date, which for the avoidance of doubt, shall be March 31, 2025) and on the applicable Term B Facility Maturity Date or, if any such date is not a Business Day, on the immediately preceding Business Day (each such date being referred to as an “Term B-2 Loan Installment Date”), in an aggregate principal amount of such Term B-2 Loans equal to (1) in the case of quarterly payments due prior to the Term B-2 Facility Maturity Date, an amount equal to 0.25% of the aggregate principal amount of such Term B-2 Loans incurred on the Amendment No. 3 Effective Date, and (2) in the case of such payment due on the Term B-2 Facility Maturity Date, an amount equal to the then unpaid principal amount of such Term B-2 Loans outstanding~~;~~ and (F) outstanding Term B-3 Loans on the Term B-3 Facility Maturity Date or, if such date is not a Business Day, on the immediately preceding Business Day, in an amount equal to the then unpaid principal amount of such Term B-3 Loans outstanding;

(ii) in the event that any Other Term Loans are made, the Borrower shall repay such Other Term Loans on the dates and in the amounts set forth in the related Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment (each such date being referred to as an “Other Term Loan Installment Date”); and

(iii) to the extent not previously paid, all outstanding (x) Term A Loans shall be due and payable on the applicable Term A Facility Maturity Date and (y) Term B Loans shall be due and payable on the applicable Term B Facility Maturity Date.

(b) To the extent not previously paid, all outstanding Revolving Facility Loans shall be due and payable on the applicable Revolving Facility Maturity Date.

(c) Any mandatory prepayment of Term Loans pursuant to (x) Section 2.11(b) shall be applied so that the aggregate amount of such prepayment is allocated among the Initial Term Loans, 2025 Incremental Term A Loans, Term B-1 Loans, Term B-2 Loans, Term B-3 Loans and the Other Term Loans, if any, pro rata based on the aggregate principal amount of outstanding Initial Term Loans, 2025 Incremental Term A Loans, Term B-1 Loans, Term B-2 Loans, Term B-3 Loans and Other Term Loans, if any, to reduce amounts due on the succeeding Term Loan Installment Dates for such Classes as the Borrower may in each case direct (and absent such direction, in direct order of maturity) and (y) Section 2.11(c) shall be applied so that the aggregate amount of such prepayment is allocated among the Initial Term B Loans, Term B-1 Loans, Term B-2 Loans, Term B-3 Loans and the Other Term B Loans, if any, pro rata based on the aggregate principal amount of outstanding Initial Term B Loans, Term B-1 Loans, Term B-2 Loans, Term B-3 Loans and Other Term B Loans, if any, to reduce amounts due on the succeeding Term B Loan Installment Dates for such Classes as the Borrower may in each case direct (and absent such direction, in direct order of maturity); provided, that, subject to the pro rata application to Loans outstanding within any respective Class of Loans, (x) with respect to mandatory prepayments of the applicable Class of Term Loans pursuant to Section 2.11(b)(1) and 2.11(c), any applicable Class of Other Incremental Term Loans may receive less than its pro rata share thereof (so long as the amount by which its pro rata share exceeds the amount actually applied to such Class is applied to repay (on a pro rata basis) the applicable Class of outstanding Initial Term Loans, 2025 Incremental Term A Loans, Term B-1 Loans, Term B-2 Loans, Term B-3 Loans and any other applicable Classes of then outstanding Other Incremental Term Loans, in each case to the extent the respective Class receiving less than its pro rata share has consented thereto and (y) the Borrower shall allocate any repayments pursuant to Section 2.11(b)(2) to repay the respective Class or Classes being refinanced, as provided in Section 2.11(b)(2)). Any optional prepayments of the Term Loans pursuant to Section 2.11(a) shall be applied to the remaining installments of the Term Loans under the applicable Class or Classes as the Borrower may in each case direct (and absent such direction, in direct order of maturity).

Prior to any prepayment of any Loan under any Facility hereunder, the Borrower shall select the Borrowing or Borrowings under the applicable Facility to be prepaid and shall notify the Administrative Agent by telephone (confirmed by electronic means) of such selection not later than, (i) in the case of prepayment of a Term Benchmark Revolving Borrowing denominated in Dollars, not later than 12:00 p.m., Local Time, three Business Days before the scheduled date of prepayment, (ii) in the case of prepayment of a Term Benchmark Revolving Borrowing denominated in Euros, not later than 12:00 p.m., Local Time, three Business Days before the scheduled date of prepayment, (iii) in the case of prepayment of a Term Benchmark Revolving Borrowing denominated in Yen or Swedish Kroner, not later than 12:00 p.m., Local Time, four Business Days before the scheduled date of prepayment, (iv) in the case of prepayment of an RFR Revolving Borrowing denominated in Swiss Francs, not later than 11:00 a.m., Local Time, five Business Days before the scheduled date of prepayment, (v) in the case of prepayment of a Term Benchmark Borrowing denominated in an Alternate Currency other than Euros, Yen or Swedish Kroner, not later than 11:00 a.m., Local Time, four Business Days before the date of the proposed Borrowing, (vi) in the case of an RFR Borrowing denominated in an Alternate Currency other than Swiss Francs, not later than 11:00 a.m., Local Time, five Business Days before the scheduled date of prepayment, (vii) if applicable pursuant to Section 2.14, in the case of an RFR Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, five U.S. Government Securities Business Days before the scheduled date of prepayment and (viii) in the case of prepayment of an ABR Revolving Facility Borrowing, not later than 11:00 a.m., Local Time, on the scheduled date of prepayment (or, in each case, such shorter period acceptable to the Administrative Agent). Each such notice shall be irrevocable; provided, that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied or waived by the Borrower. Each repayment of a Borrowing (x) in the case of the Revolving Facility of any Class, shall be applied to the Revolving Facility Loans included in the repaid Borrowing such that each Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Revolving Facility Lenders of such Class at the time of such repayment) and (y) in all other cases, shall be applied ratably to the Loans included in the repaid Borrowing. All repayments of Loans shall be accompanied by (1) accrued interest on the amount repaid to the extent required by Section 2.13(d) and (2) break funding payments pursuant to Section 2.16.

(d) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 2.11(b)(1) or 2.11(c) at least four (4) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Term Lender of the contents of any such prepayment notice and of such Term Lender’s ratable portion of such prepayment (based on such Lender’s pro rata share of each relevant Class of the Term Loans). Any Term Lender (a “Declining Term Lender,” and any Term Lender which is not a Declining Term Lender, an “Accepting Term Lender”) may elect, by delivering written notice to the Administrative Agent and the Borrower no later than 5:00 p.m., Local Time, one (1) Business Day after the date of such Term Lender’s receipt of notice from the Administrative Agent regarding such prepayment, that the full amount of any mandatory prepayment otherwise required to be made with respect to the Term Loans held by such Term Lender pursuant to Section 2.11(b)(1) or 2.11(c) not be made (the aggregate amount of such prepayments declined by the Declining Term Lenders, the “Declined Prepayment Amount”). If a Term Lender fails to deliver notice setting forth such rejection of a prepayment to the Administrative Agent within the time frame specified above, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Prepayment Amount shall be retained by the Borrower. Each Term Lender’s ratable portion of such Declined Prepayment Amount (unless declined by the respective Term Lender as described in the preceding sentence) shall be applied to the remaining installments of the respective Term Loans of such Lenders under the applicable Class or Classes as the Borrower may in each case direct (and absent such direction, in direct order of maturity). For the avoidance of doubt, the Borrower may, at its option, apply any amounts retained in accordance with the immediately preceding sentence to prepay loans in accordance with Section 2.11(a) below.

Section 2.11 Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (but subject to Section 2.12(d) and Section 2.16 and subject to prior notice in accordance with the provisions of Section 2.10(c)), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10(d). This Section 2.11(a) shall permit any prepayment of Loans on a Facility by Facility basis and on a non-pro rata basis across Facilities (but not within a single Facility), in each case, as selected by the Borrower in its sole discretion.

(b) Beginning on the Closing Date, the Borrower shall apply (1) the Required Percentage of Net Proceeds of any Asset Sale or Recovery Event, within five (5) Business Days after receipt thereof (or, if the Borrower or any Subsidiary intends to exercise its reinvestment rights as set forth in the definition of “Net Proceeds”, within five (5) Business Days after the end of the 545-day period following receipt of such Net Proceeds (or the 725-day period following receipt of such Net Proceeds if any portion of such proceeds are not so used within such 545 day period but within such 545 day period are contractually committed to be used)) to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10, (2) all Net Proceeds from any issuance or incurrence of Refinancing Notes, Refinancing Term Loans and Replacement Revolving Facility Commitments (other than solely by means of extending or renewing then existing Refinancing Notes, Refinancing Term Loans and Replacement Revolving Facility Commitments without resulting in any Net Proceeds), no later than three (3) Business Days after the date on which such Refinancing Notes, Refinancing Term Loans and Replacement Revolving Facility Commitments are issued or incurred, to prepay Term Loans and/or Revolving Facility Commitments in accordance with Section 2.23 and the definition of “Refinancing Notes” (as applicable) and (3) all Net Proceeds from any issuance or incurrence of Indebtedness (other than Excluded Indebtedness), no later than five (5) Business Days after the date on which such Indebtedness is issued or incurred, to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10.

(c) Not later than five (5) Business Days after the date on which the annual financial statements are, or are required to be, delivered under Section 5.04(a) with respect to each Excess Cash Flow Period (commencing with the Excess Cash Flow Period ending June 30, 2024), the Borrower shall calculate Excess Cash Flow for such Excess Cash Flow Period and, if and to the extent the amount of such Excess Cash Flow exceeds $0, the Borrower shall apply to prepay Initial Term B Loans, Term B-1 Loans, Term B-2 Loans, Term B-3 Loans and Other Term B Loans in accordance with clauses (c) and (d) of Section 2.10 an amount equal to (i) the Required Percentage of such Excess Cash Flow minus (ii) the sum of (A) to the extent not financed using the proceeds of funded Indebtedness, the amount of any voluntary payments of Term Loans and amounts used to repurchase outstanding principal of Term Loans during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (ii), the amount of any such voluntary payments and amounts so used to repurchase principal of Term Loans after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (c)) pursuant to Sections 2.11(a) and Section 2.25 (it being understood that the amount of any such payments pursuant to Section 2.25 shall be calculated to equal the amount of cash used to repay principal and not the principal amount deemed prepaid therewith), (B) to the extent not financed using the proceeds of funded Indebtedness, the amount of any voluntary payments of Revolving Facility Loans to the extent that Revolving Facility Commitments are terminated or reduced pursuant to Section 2.08 by the amount of such payments and (C) to the extent not financed using the proceeds of funded Indebtedness, the amount of any voluntary payments of Other First Lien Debt and amounts used to repurchase outstanding principal of such Indebtedness during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (ii), the amount of any such voluntary payments and amounts so used to repurchase principal of such Indebtedness after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (c)). Such calculation will be set forth in a certificate signed by a Financial Officer of the Borrower delivered to the Administrative Agent setting forth the amount, if any, of Excess Cash Flow for such fiscal year, the amount of any required prepayment in respect thereof and the calculation thereof in reasonable detail.

(d) Subject to Section 2.11(f), in the event that the aggregate amount of Revolving Facility Credit Exposure of any Class exceeds the total Revolving Facility Commitments of such Class, the Borrower shall prepay Revolving Facility Borrowings of such Class (or, if no such Borrowings are outstanding, provide Cash Collateral in respect of outstanding Letters of Credit pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

(e) In the event that the aggregate amount of Revolving L/C Exposure of any Class exceeds the total Revolving Facility Commitments of such Class, the Borrower shall provide Cash Collateral in respect of outstanding Letters of Credit pursuant to Section 2.05(j) in an aggregate amount equal to such excess.

(f) If as a result of changes in currency exchange rates, within two (2) days of any Revaluation Date the Administrative Agent notifies the Borrower that (i) the Dollar Equivalent of the total Revolving Facility Credit Exposure of any Class exceeds 105% of the total Revolving Facility Commitments of such Class, (ii) the Dollar Equivalent of the Revolving L/C Exposure exceeds 105% of the Letter of Credit Sublimit, or (iii) the Dollar Equivalent of the aggregate principal amount of all Alternate Currency Loans outstanding at any time, together with the aggregate amount of all Alternate Currency Letters of Credit issued at such time, exceeds $300,000,000, then the Borrower shall, at the request of the Administrative Agent, within ten (10) days of such Revaluation Date (A) prepay Revolving

Facility Borrowings or (B) provide Cash Collateral in respect of outstanding Letters of Credit pursuant to Section 2.05(j), in an aggregate amount such that the applicable exposure does not exceed 105% of the applicable commitment sublimit or amount set forth above.

(g) In connection with any prepayment of any Loan of any Lender hereunder that would otherwise occur from the proceeds of new Loans being funded hereunder on the date of such prepayment, if agreed to by the Borrower and such Lender in a writing provided to the Administrative Agent, the portion of the existing Loan of such Lender that would otherwise be prepaid on such date may instead be converted on a “cashless roll” basis into a like principal amount of the new Loans being funded on such date.

(h) Notwithstanding any other provisions of this Agreement, (i) to the extent that the repatriation to the United States of any or all of the Net Proceeds of any Asset Sale or Recovery Event by a Foreign Subsidiary (a “Foreign Disposition”) or Excess Cash Flow attributable to a Foreign Subsidiary (“Foreign Excess Cash Flow”) is or would be (x) prohibited or delayed by applicable local law, (y) restricted by applicable bona fide organizational documents (as reasonably determined by the Borrower in good faith) or (z) conflicting with the fiduciary duties of such Foreign Subsidiary’s directors, an amount equal to the portion of such Net Proceeds or Foreign Excess Cash Flow that is or would be so affected will not be required to be applied to repay the applicable Term Loans at the times provided in this Section 2.11 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law or applicable organizational documents or such conflict or impediment exists (and the Borrower hereby agrees to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law or applicable organizational documents to overcome or eliminate such impediment to permit such repatriation), and once such repatriation is permitted under applicable local law or applicable organizational documents or the impediment to such repatriation has ceased to exist, such prepayment will promptly (and in any event not later than five (5) Business Days thereafter) be made (in an amount equal to the amount of the prepayment so deferred, net of an amount equal to the additional taxes and other costs that are would reasonably be expected to be incurred, payable or reserved against as a result of such repatriation) pursuant to this Section 2.11; provided that any such prepayment shall no longer be required to be made with respect to any such amounts that have not been repatriated prior to the date that is two years after the date the original prepayment was required to be made under Section 2.11(b) or (c), as applicable, and (ii) to the extent that the Borrower has determined in good faith that repatriation to the United States of any or all of the Net Proceeds of any Foreign Disposition or Foreign Excess Cash Flow would have material adverse tax consequences to the Borrower (as reasonably determined by the Borrower in good faith), an amount equal to such Net Proceeds or Foreign Excess Cash Flow so affected will not be required to be applied to prepay the applicable Loans at the times provided in this Section 2.11, provided that if the Borrower determines in good faith that repatriation of any of or all the Net Proceeds or Foreign Excess Cash Flow would no longer have a material adverse tax consequence (as reasonably determined by the Borrower in good faith) with respect to such Net Proceeds or Foreign Excess Cash Flow, an amount equal to such Net Proceeds or Foreign Excess Cash Flow shall be promptly applied (net of additional taxes that would be payable or reserved against as a result of repatriating such amounts to the extent not taken into account by the definition of Net Proceeds or Foreign Excess Cash Flow, as applicable) to the repayment pursuant to this

Section 2.11; provided further that that any such prepayment shall no longer be required to be made after the date that is two years after the date the original prepayment was required to be made under Section 2.11(b) or (c), as applicable.

Section 2.12 Fees.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender, on the date that is 15 days after the last day of each fiscal quarter (commencing on the date that is 15 days after the last day of the first full fiscal quarter after the Closing Date) (provided, that if such date is a day other than a Business Day, such payment shall be extended to the next succeeding Business Day) and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) in Dollars on the daily amount of the applicable Available Unused Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Revolving Facility Commitments of such Lender shall be terminated) at a rate equal to the Applicable Commitment Fee. All Commitment Fees shall be computed on the basis of the actual number of days elapsed (including the first day but excluding the last) in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Revolving Facility Commitments of such Lender shall be terminated as provided herein.

(b) The Borrower agrees to pay from time to time (i) to the Administrative Agent for the account of each Revolving Facility Lender of each Class, on the date that is 15 days after the last day of each fiscal quarter (commencing on the date that is 15 days after the last day of the first full fiscal quarter after the Closing Date) (provided, that if such date is a day other than a Business Day, such payment shall be extended to the next succeeding Business Day) and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fee (an “L/C Participation Fee”) in Dollars on such Lender’s Revolving Facility Percentage of the daily average Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) of such Class, during the preceding quarter (or other period commencing with the Closing Date or ending with the Revolving Facility Maturity Date or the date on which the Revolving Facility Commitments of such Class shall be terminated; provided, that any such fees accruing after the date on which such Revolving Facility Commitments terminate shall be payable on demand) at the rate per annum equal to the Applicable Margin for Term Benchmark Revolving Facility Borrowings of such Class effective for each day in such period, and (ii) to each Issuing Bank, for its own account (x) on the last Business Day of each fiscal quarter (commencing on the last Business Day of the first full fiscal quarter after the Closing Date) and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated, a fronting fee in Dollars in respect of each Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 0.125% per annum (or such lesser rate as may be agreed by the Borrower and the applicable Issuing Bank from time to time) of the Dollar Equivalent of the daily stated amount of such Letter of Credit), plus (y) in connection with the issuance, amendment, cancellation, negotiation, presentment, renewal, extension or transfer of any such Letter of Credit or any L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing fees and charges (collectively, “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed (including the first day but excluding the last) in a year of 360 days.

(c) The Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the “Agency Fee” as set forth in the Fee Letter, in the amounts and, at the times specified therein (the “Administrative Agent Fees”).

(d) If any Repricing Event occurs prior to the date occurring six months after the Amendment No. ~~3~~5 Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Term B Lender with Term B~~-2~~-3 Loans that are subject to such Repricing Event (including any Term B Lender which is replaced pursuant to Section 2.19(c) as a result of its refusal to consent to an amendment giving rise to such Repricing Event), a fee in an amount equal to 1.00% of the aggregate principal amount of the Term B~~-2~~-3 Loans subject to such Repricing Event. Such fees shall be earned, due and payable upon the date of the occurrence of the respective Repricing Event.

(e) All Fees shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.13 Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at the ABR plus the Applicable Margin.

(b) The Loans comprising each Term Benchmark Borrowing denominated in Dollars shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) The Revolving Facility Loans comprising each Term Benchmark Borrowing denominated in an Alternate Currency shall bear interest at the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate or the Adjusted STIBOR Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(d) Each RFR Loan shall bear interest at (i) with respect to each RFR Loan denominated in Dollars (if applicable pursuant to Section 2.14), a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Margin and (ii) in all other cases hereunder, a rate per annum equal to the applicable Daily Simple RFR plus the Applicable Margin.

(e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, and an Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding clauses of this Section 2.13 or (ii) in the case of any other overdue amount, 2% plus the rate applicable to ABR Loans as provided in clause (a) of this Section 2.13; provided, that this clause (e) shall not apply to any such Event of Default that has been waived by the Lenders pursuant to Section 9.08.

(f) Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans, upon termination of the applicable Revolving Facility Commitments and (iii) in the case of the Term Loans, on the applicable Term Facility Maturity Date; provided, that (A) interest accrued pursuant to clause (c) of this Section 2.13 shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Facility Loan that is an ABR Loan that is not made in conjunction with a permanent commitment reduction), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(g) Interest computed by reference to the Term SOFR, the EURIBOR Rate, the STIBOR Rate, Daily Simple RFR with respect to Swiss Francs hereunder or the Daily Simple SOFR shall be computed on the basis of a year of 360 days. Interest computed by reference to the Daily Simple RFR with respect to Sterling, the TIBOR Rate or the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable ABR, Term SOFR, Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, Adjusted TIBOR Rate, TIBOR Rate, Adjusted STIBOR Rate, STIBOR Rate, Daily Simple RFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14 Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.14:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, Term SOFR, the Adjusted EURIBOR Rate, the EURIBOR Rate, the Adjusted TIBOR Rate, the TIBOR Rate, the Adjusted STIBOR Rate or the STIBOR Rate, as applicable (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR or RFR for the applicable Agreed Currency; or

(ii) the Administrative Agent is advised by the Majority Lenders of any Class that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate, Term SOFR, the Adjusted EURIBOR Rate, the EURIBOR Rate, the Adjusted TIBOR Rate, the TIBOR Rate, the Adjusted STIBOR Rate or the STIBOR Rate, as applicable, for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Daily Simple RFR or RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests (or any deemed request for) the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing shall be ineffective, (B) if any Borrowing Request requests a Term Benchmark Borrowing in Dollars, such Borrowing shall be made as an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above and (y) otherwise, an ABR Borrowing and (C) if any Borrowing Request requests a Term Benchmark Borrowing or an RFR Borrowing for the Relevant Rate above in an Alternate Currency, then such request shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) if such Term Benchmark Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute an RFR Loan denominated in Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above and (y) otherwise, an ABR Loan denominated in Dollars on such day, (ii) if such Term Benchmark Loan is denominated in any Agreed Currency other than Dollars, then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency other than Dollars shall, at the Borrower’s election prior to such day either: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Agreed Currency other than Dollars shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time or (iii) if such RFR Loan is denominated in any Agreed Currency other than Dollars, then such Loan shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected RFR Loans denominated in any Agreed Currency other than Dollars, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternate Currency) immediately or (B) be prepaid in full on such day.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” (as provided in such definition) with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders of each affected Class.

(c) [reserved].

(d) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(f) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR, EURIBOR Rate, TIBOR Rate or STIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (i) the Borrower will be deemed to have converted any such request for a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Loan denominated in Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above and (B) otherwise, ABR Loans or (ii) any request for a Term Benchmark Borrowing or RFR Borrowing denominated in an Alternate Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (x) if such Term Benchmark Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, (1) an RFR Loan denominated in Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above and (2) otherwise, an ABR Loan denominated in Dollars on such day, (y) if such Term Benchmark Loan is denominated in any Agreed Currency other than

Dollars, then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency other than Dollars shall, at the Borrower’s election prior to such day, either: (I) be prepaid by the Borrower on such day or (II) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Agreed Currency other than Dollars shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time or (z) if such RFR Loan is denominated in any Agreed Currency other than Dollars, then such Loan shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected RFR Loans denominated in any Agreed Currency, at the Borrower’s election, either (1) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternate Currency) immediately or (2) be prepaid in full immediately.

Section 2.15 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate or Adjusted STIBOR Rate as applicable) or Issuing Bank; or

(ii) subject any Lender or any Issuing Bank to any Tax with respect to any Loan Document (other than (x) Indemnified Taxes and Other Taxes indemnifiable under Section 2.17 or (y) Excluded Taxes); or

(iii) impose on any Lender or Issuing Bank or the London or other applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Term Benchmark Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder, whether of principal, interest or otherwise, then the Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered as reasonably determined by such Administrative Agent, such Lender or Issuing Bank, as applicable (which determination shall be made in good faith).

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans or Commitments made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered as reasonably determined by such Administrative Agent, such Lender or Issuing Bank, as applicable (which determination shall be made in good faith).

(c) A certificate of a Lender or an Issuing Bank describing in reasonable detail the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in clause (a) or (b) of this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error; provided, that any such certificate claiming amounts described in clause (x) or (y) of the definition of “Change in Law” shall, in addition, state the basis upon which such amount has been calculated and certify that such Lender’s or Issuing Bank’s demand for payment of such costs hereunder, and such method of allocation, is not inconsistent with its treatment of other borrowers, which as a credit matter, are similarly situated to the Borrower and which are subject to similar provisions. The Borrower shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Promptly after any Lender or Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Borrower thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments.

(a) With respect to Term Benchmark Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (unless such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, or (v) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternate Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender (it being understood that the deemed amount shall not exceed the actual amount) to be the excess, if any, of (x) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate or the Adjusted STIBOR Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (y) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable Agreed Currency of a comparable amount and period from other banks in the applicable offshore interbank market for such Agreed Currency, whether or not such Term Benchmark Loan was in fact so funded. A certificate of any Lender describing in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16(a) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

(b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (unless such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, or (iv) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternate Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender describing in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16(b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(c) Each Lender delivering a Consent (pursuant to, and as defined in, Amendment No. 2) or Amendment No. 2 Joinder waives any right to compensation for losses incurred by such Lender to which it may otherwise be entitled pursuant this Section 2.16 in respect of the transactions contemplated by such Amendment No. 2.

(d) Each Lender delivering a Consent (pursuant to, and as defined in, Amendment No. 3) or Amendment No. 3 Joinder waives any right to compensation for losses incurred by such Lender to which it may otherwise be entitled pursuant this Section 2.16 in respect of the transactions contemplated by such Amendment No. 3.

(e) Each Lender delivering a Consent (pursuant to, and as defined in, Amendment No. 5) or Amendment No. 5 Joinder waives any right to compensation for losses incurred by such Lender to which it may otherwise be entitled pursuant this Section 2.16 in respect of the transactions contemplated by such Amendment No. 5.

Section 2.17 Taxes.

(a) All payments made by or on behalf of a Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided, that if a Loan Party, the Administrative Agent or any other applicable withholding agent shall be required by any applicable Requirement of Law to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions or withholdings as are reasonably determined by the applicable withholding agent to be required by any applicable Requirement of Law, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirements of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) each Lender (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent), as applicable, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. After any payment of Taxes by any Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 2.17, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable Requirements of Law to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(b) The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or, at the option of the Administrative Agent and without duplication, timely reimburse the Administrative Agent for the payment of, any Other Taxes.

(c) The Borrower shall, without duplication of any additional amounts paid pursuant to Section 2.17(a)(iii) or any amounts paid pursuant to Section 2.17(b), indemnify and hold harmless the Administrative Agent and each Lender within fifteen (15) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent or such Lender, as applicable, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error. If the Borrower determines that there is a reasonable basis to contest any Indemnified Tax or Other Tax for which it is responsible hereunder, without limiting the Borrower’s indemnification obligations hereunder, the Administrative Agent or Lender (as applicable) shall reasonably cooperate in pursuing such contest (at the Borrower’s expense) so long as pursuing such contest would not, in the sole reasonable determination of such Administrative Agent or Lender, result in any additional unreimbursed costs or expenses or be otherwise disadvantageous to the Administrative Agent or such Lender.

(d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(d).

(e) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time(s) prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent and in the manner(s) prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.17(e)(i), 2.17(e)(ii)(A)(1), 2.17(e)(ii)(A)(2), 2.17(e)(ii)(A)(3), 2.17(e)(ii)(A)(4) and 2.17(g) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Each person that shall become a Participant pursuant to Section 9.04 or a Lender pursuant to Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 2.17(e) and Section 2.17(g); provided, that a Participant shall furnish all such required forms and statements solely to the participating Lender.

Without limiting the foregoing:

(i) Each Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as required by applicable Requirements of Law or upon the reasonable request of the Borrower or the Administrative Agent) a properly completed and duly executed United States Internal Revenue Form W-9 or any successor form, certifying that such person (or, if a Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the person treated as its owner for U.S. federal income tax purposes) is exempt from United States federal backup withholding Tax on payments made hereunder.

(ii) (A) any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(1) in the case of a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the person treated as its owner for U.S. federal income tax purposes) claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, two duly completed and executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other payments under any Loan Document, two duly completed and executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) two duly completed and executed copies of IRS Form W-8ECI (or any successor form) with respect to such Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, with respect to the person treated as its owner for U.S. federal income tax purposes);

(3) in the case of a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the person treated as its owner for U.S. federal income tax purposes) entitled to the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender (or such owner, as applicable) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments under any Loan Document are effectively connected with a U.S. trade or business of the Foreign Lender (or such owner, as applicable) (a “U.S. Tax Compliance Certificate”) and (y) two duly completed and executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), as applicable;

(4) to the extent a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the person treated as its owner for U.S. federal income tax purposes) is not the beneficial owner of such payments, two duly completed and executed copies of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), whichever is applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-3 or Exhibit J-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable (and including any other information required to be provided by IRS Form W-8IMY (or any successor form)); provided, that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 on behalf of such direct and indirect partner(s); or

(5) executed copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) Each Lender (A) shall promptly notify the Borrower and the Administrative Agent of any change in circumstance which would modify or render invalid any claimed exemption from or reduction of withholding Tax, and (B) agrees that if any documentation it previously delivered pursuant to this Section 2.17(e) expires or becomes obsolete or inaccurate in any respect, it shall promptly (x) update and deliver such documentation to the Borrower and the Administrative Agent or (y) promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

(f) If any Lender or the Administrative Agent, as applicable, determines in good faith that it has received a refund of an Indemnified Tax or Other Tax for which it has been indemnified by any Loan Party pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section), then the Lender or the Administrative Agent, as the case may be, shall promptly pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund) (net of all reasonable out-of-pocket expenses (including Taxes) of such Lender or the Administrative Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund); provided, that the Loan Party, upon the request of the Lender or the Administrative Agent, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest (solely with respect to the time period during which the Loan Party actually held such funds, except to the extent that the refund was initially claimed at the written request of such Loan Party) or other charges imposed by the relevant Governmental Authority) to the Lender or the Administrative Agent in the event the Lender or the Administrative Agent is required to repay such refund to such Governmental Authority. In such event, such Lender or the Administrative Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided, that such Lender or the Administrative Agent may delete any information therein that it reasonably deems confidential). Notwithstanding anything to the contrary in this Section 2.17(f), in no event will a Lender or the Administrative Agent be required to pay any amount to a Loan Party pursuant to this Section 2.17(f) the payment of which would place such Lender or the Administrative Agent in a less favorable net after-Tax position than such Lender or the Administrative Agent would have been in if the Indemnified Tax or Other Tax giving rise to such refund had not been imposed in the first instance. Neither any Lender nor the Administrative Agent shall be obliged to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party in connection with this Section 2.17(f) or any other provision of this Section 2.17.

(g) If a payment made to any Lender or any Agent under this Agreement or any other Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or such Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the

Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender or Agent has or has not complied with such Lender’s or Agent’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.17(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) Each Lender authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided by the Lender to the Administrative Agent pursuant to Section 2.17(e) or Section 2.17(g). Notwithstanding any other provision of this Section 2.17, a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

(i) The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable under any Loan Document.

For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank.

Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. Except as otherwise expressly provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments made under the Loan Documents shall be made in Dollars (or, in the case of Alternate Currency Loans (including interest thereon) or Alternate Currency Letters of Credit, in the applicable Alternate Currency). Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) With respect to any proceeds of Collateral received by the Administrative Agent (whether as a result of any realization on the Collateral, any setoff rights,

any distribution in connection with any proceedings or other action of any Loan Party in respect of Debtor Relief Laws or otherwise and whether received in cash or otherwise) (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied on a pro rata basis among the relevant Lenders under the Class of Loans being prepaid as specified by the Borrower) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied, subject to the provisions of any applicable Intercreditor Agreement, ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent, the Collateral Agent and any Issuing Bank from the Borrower, second, to pay any fees, indemnities or expense reimbursements then due to the Lenders (in their capacities as such) from the Borrower, third, to pay interest (including post-petition interest, whether or not an allowed claim in any claim or proceeding under any Debtor Relief Laws) then due and payable on the Loans ratably, fourth, to repay principal on the Loans and unreimbursed L/C Disbursements, to Cash Collateralize all outstanding Letters of Credit, and any other amounts owing with respect to Secured Cash Management Agreements and Secured Hedge Agreements ratably; provided, that amounts which are applied to Cash Collateralize outstanding Letters of Credit that remain available after expiry of the applicable Letter of Credit shall be applied in the manner set forth herein and fifth, to the payment of any other Obligation due to any Secured Party by the Borrower.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Term Loans, Revolving Facility Loans or participations in L/C Disbursements of a given Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Facility Loans and participations in L/C Disbursements of such Class and accrued interest thereon than the proportion received by any other Lender entitled to receive the same proportion of such payment, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans, Revolving Facility Loans and participations in L/C Disbursements of such Class of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the principal amount of each such Lender’s respective Term Loans, Revolving Facility Loans and participations in L/C Disbursements of such Class and accrued interest thereon; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, (ii) the provisions of this clause (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant and (iii) nothing in this clause (c) shall be construed to limit the applicability of Section 2.18(b) in the circumstances where Section 2.18(b) is applicable in accordance with its terms. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders or the applicable Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the relevant Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

(e) Subject to Section 2.24, if any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06, or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or mitigate the applicability of Section 2.20 or any event that gives rise to the operation of Section 2.20, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.20, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (iii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments of such Lender and repay the outstanding principal of its Loans of the relevant Class or Classes, accrued interest thereon, accrued fees and all other amounts payable to it hereunder as of such termination date or (y) require any such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) in the case of clause (y), the Borrower shall have received the prior written consent of the Administrative Agent (and, if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Issuing Bank), to the extent consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consent, in each case, shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15, payments required to be made pursuant to Section 2.17 or a notice given under Section 2.20, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation (and such termination and repayment shall not occur) if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment, delegation or termination and repayment cease to apply (in the case of a termination and repayment, prior to the date fixed in the applicable notice to such lender for such termination and repayment). Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender. No action by or consent of the removed Lender shall be necessary in connection with such assignment, delegation or termination and repayment, which shall be immediately and automatically effective upon payment of such purchase price or repayment amount. In connection with any such assignment, delegation or termination and repayment, the Borrower, the Administrative Agent, such removed Lender and, if applicable, the replacement Lender shall otherwise comply with Section 9.04, provided, that if such removed Lender does not comply with Section 9.04 within one Business Day after the Borrower’s request, compliance with Section 9.04 (but only on the part of the removed Lender) shall not be required to effect such assignment, delegation or termination and repayment.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver or consent which pursuant to the terms of Section 9.08 or another provision hereof requires the consent of all of the Lenders or all of the Lenders affected (or all the Lenders or all affected Lenders of a certain Class) and with respect to which the Required Lenders (or the Majority Lenders of the affected Class, as applicable) shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 9.04(b)(ii)(C)) to replace such Non-Consenting Lender by (x) terminating the applicable Commitments of such Lender and repaying the outstanding principal of its Loans of the relevant Class or Classes, accrued interest thereon, accrued fees and all other amounts payable to it hereunder as of such termination date or (y) requiring such Non-Consenting Lender to (and any such Non-Consenting Lender agrees that it shall, upon the Borrower’s request) assign its Loans and its Commitments (or, at the Borrower’s option, the Loans and Commitments under the Facility that is the subject of the proposed amendment, waiver or consent) hereunder to one or more assignees reasonably acceptable to, in the case of clause (y), (i) the Administrative Agent (unless such assignee is a Lender, an Affiliate of a Lender or an Approved Fund) and (ii) if in respect of any Revolving

Facility Commitment or Revolving Facility Loan, the Issuing Bank; provided, that: (i) all Loan Obligations of the Borrower owing to such Non-Consenting Lender being terminated and/or replaced (including, for the avoidance of doubt, pursuant to Section 2.12(d), if applicable) shall be paid in full in same day funds to such Non-Consenting Lender concurrently with such assignment and (ii) in the case of an assignment, (A) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and the replacement Lender or, at the option of the Borrower, the Borrower shall pay to such Non-Consenting Lender any amount required by Section 2.12(d), if applicable, and (B) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver or consent. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrower, Administrative Agent, and the replacement Lender shall otherwise comply with Section 9.04, it being understood that the cooperation and/or signature of the Non-Consenting Lender shall not be required to effect such assignment.

Section 2.20 [Reserved].

Section 2.21 Incremental Commitments.

(a) After the Closing Date has occurred, the Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term A Loan Commitments, Incremental Term B Loan Commitments and/or Incremental Revolving Facility Commitments, as applicable, in an amount not to exceed the Incremental Amount available at the time such Incremental Term A Loans or Incremental Term B Loans are funded or Incremental Revolving Facility Commitments are established (except as set forth in Section 1.07) from one or more Incremental Term A Lenders, Incremental Term B Lenders and/or Incremental Revolving Facility Lenders (which, in each case, may include any existing Lender, but shall be required to be persons which would qualify as assignees of a Lender in accordance with Section 9.04) willing to provide such Incremental Term A Loans, Incremental Term B Loans and/or Incremental Revolving Facility Commitments, as the case may be, in their sole discretion; provided, that each Incremental Revolving Facility Lender providing a commitment to make revolving loans shall be subject to the approval of the Administrative Agent and the Issuing Banks, in each case, to the extent their approval would be required by Section 9.04 (which approvals shall not be unreasonably withheld, conditioned or delayed). Such notice shall set forth (i) the amount of the Incremental Term A Loan Commitments, Incremental Term B Loan Commitments and/or Incremental Revolving Facility Commitments being requested (which shall be in minimum increments of the Dollar Equivalent of $5,000,000 and a minimum amount of the Dollar Equivalent of $10,000,000, or equal to the remaining Incremental Amount or, in each case, such lesser amount approved by the Administrative Agent), (ii) the date on which such Incremental Term A Loan Commitments, Incremental Term B Loan Commitments and/or Incremental Revolving Facility Commitments are requested to become effective, (iii) in the case of Incremental Term A Loan Commitments and Incremental Term B Loan Commitments, whether such Incremental Term A Loan Commitments or Incremental Term B Loan Commitments are to be (x) commitments to make term loans, Initial Term A Loans, 2025 Incremental Term A Loans or Term B~~-2~~-3 Loans, as applicable (and which shall together with any then outstanding Initial Term A Loans, 2025 Incremental Term

A Loans or Term B~~-2~~-3 Loans, as applicable, form a single Class of Initial Term A Loans, 2025 Incremental Term A Loans or Term B~~-2~~-3 Loans, as applicable), or (y) commitments to make one or more new tranches of “term loan A” (“Other Incremental Term A Loans”) or one or more tranches of “term loan B” (“Other Incremental Term B Loans”, together with the Other Incremental Term A Loans, “Other Incremental Term Loans”) and (iv) in the case of Incremental Revolving Facility Commitments, whether such Incremental Revolving Facility Commitments are (x) commitments to increase the Commitments under any Revolving Facility to make Revolving Facility Loans pursuant to Section 2.01(b), or (y) commitments to add one or more new revolving credit facilities (an “Other Incremental Revolving Facility”, and the commitments thereunder, “Other Incremental Revolving Facility Commitments”). Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to increase its Commitment, or to provide a Commitment, pursuant to this Section 2.21 and any election to do so shall be in the sole discretion of such Lender.

(b) The Borrower and each Incremental Term A Lender, Incremental Term B Lender and/or Incremental Revolving Facility Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term A Loan Commitment of such Incremental Term A Lender, Incremental Term B Loan Commitment of such Incremental Term B Lender and/or Incremental Revolving Facility Commitment of such Incremental Revolving Facility Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term A Loans, Incremental Term B Loans and/or Incremental Revolving Facility Commitments; provided, that:

(i) [reserved],

(ii) the Other Incremental Term Loans incurred pursuant to clause (a) of this Section 2.21 shall rank equally and ratably in right of security with the Initial Term Loans, 2025 Incremental Term A Loans, Term B-1 Loans, Term B-2 Loans, Term B-3 Loans or, at the option of the Borrower, shall rank junior in right of security with the Initial Term Loans, the 2025 Incremental Term A Loans, the Term B-1 Loans or, the Term B-2 Loans or the Term B-3 Loans (provided, that if such Other Incremental Term Loans rank junior in right of security with the Initial Term Loans, the 2025 Incremental Term A Loans, the Term B-1 Loans ~~or~~, the Term B-2 Loans or the Term B-3 Loans, such Other Incremental Term Loans shall be subject to a Permitted Junior Intercreditor Agreement and, for the avoidance of doubt, shall not be subject to clause (v) below) or be unsecured,

(iii) subject to exceptions for the Inside Maturity Amount and customary bridge financings (to the extent such bridge financing is convertible on customary terms into a permanent instrument otherwise meeting the conditions in this clause (iii)), escrow or other similar indebtedness with a maturity date of not longer than one (1) year so long as the indebtedness subject to such escrow or other similar arrangement otherwise meets the conditions in this clause (iii) upon the release of such escrow or other similar arrangement, the final maturity date of any such (x) Other Incremental Term A Loans shall be no earlier than the Initial Term A Facility Maturity

Date, and (y) Other Incremental Term B Loans shall be no earlier than the Term B~~-2~~-3 Facility Maturity Date,

(iv) subject to exceptions for the Inside Maturity Amount and customary bridge financings (to the extent such bridge financing is convertible on customary terms into a permanent instrument otherwise meeting the conditions in this clause (iv)), escrow or other similar indebtedness with a maturity date of not longer than one (1) year so long as the indebtedness subject to such escrow or other similar arrangement otherwise meets the conditions in this clause (iv) upon the release of such escrow or other similar arrangement, the Weighted Average Life to Maturity of any such (x) Other Incremental Term A Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the 2025 Incremental Term A Loan Facility, and (y) Other Incremental Term B Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term B~~-2~~-3 Facility,

(v) with respect to any Other Incremental Term B Loan, the All-in Yield shall be as agreed by the respective Incremental Term Lenders and the Borrowers, except that with respect to any Other Incremental Term B Loan incurred on or prior to the date that is twelve months following the Closing Date that is secured by Liens on the Collateral that are pari passu with the Liens thereon securing the Initial Term B Loans, the All-in Yield in respect of any such Other Incremental Term B Loan may exceed the All-in Yield in respect of the Initial Term B Loans by no more than 0.50%, or if it does so exceed such All-in Yield (such difference, the “Term Yield Differential”) then the Applicable Margin (or the Floor as provided in the following proviso) applicable to such Initial Term B Loans shall be increased such that after giving effect to such increase, the Term Yield Differential shall not exceed 0.50%; provided, that to the extent any portion of the Term Yield Differential is attributable to a higher Floor being applicable to such Other Incremental Term B Loans, such floor shall only be included in the calculation of the Term Yield Differential to the extent such floor is greater than the Relevant Rate in effect for an Interest Period of three months’ duration (if applicable) at such time, and, with respect to such excess, the Floor applicable to the outstanding Initial Term B Loans shall be increased to an amount not to exceed the Floor applicable to such Other Incremental Term B Loans prior to any increase in the Applicable Margin applicable to such Initial Term B Loans then outstanding,

(vi) such (x) Other Incremental Term A Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the 2025 Incremental Term A Loans in any mandatory prepayment hereunder, and (y) Other Incremental Term B Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Term B~~-2~~-3 Loans in any mandatory prepayment hereunder,

(vii) there shall be no borrower (other than the Borrower) or guarantor (other than the Guarantors) in respect of any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments,

(viii) to the extent secured, the Other Incremental Term Loans and Incremental Revolving Facility Commitments shall not be secured by any asset of the Borrower or its Subsidiaries other than all or a portion of the Collateral (or on assets on which the Collateral Agent obtains a perfected Lien substantially concurrently with the effectiveness thereof), and

(ix) any Other Incremental Term Loans and Incremental Revolving Facility Commitments not denominated in Dollars may be in an Alternate Currency; provided that any Alternate Currency that is not already approved hereunder shall be in an alternate currency acceptable to the Administrative Agent and each Revolving Facility Lender providing any such Incremental Revolving Facility Commitments.

Except with respect to pricing, fees, amortization, final maturity date, weighted average life to maturity, participation in mandatory prepayments and ranking as to security (which shall, subject to the preceding clauses (i) through (ix)), which shall be determined by the Borrower and the relevant Incremental Lenders in their discretion, all terms with respect to any Incremental Facility which are materially more restrictive (taken as a whole) than those with respect to the Loans under the existing applicable Class of Facility (as reasonably determined by the Borrower in good faith) shall be (x) permitted by clauses (i) through (ix) of the preceding sentence, (y) applicable only after the Latest Maturity Date of the relevant Facility outstanding on the Closing Date (which may be achieved by an amendment solely among the Borrower and the Administrative Agent (and the Required Lenders hereby authorize the Administrative Agent to enter into such amendment)), or (z) otherwise be reasonably satisfactory to the Administrative Agent; provided that documentation governing any Incremental Facility may include such materially more restrictive terms so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such term for the benefit of each Facility of the same Class (which may be achieved by an amendment solely among the Borrower and the Administrative Agent (and the Required Lenders hereby authorize the Administrative Agent to enter into such amendment)). The Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such covenant for the benefit of each Facility of the same Class. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement. Each party hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term A Loan Commitments, Incremental Term B Loan Commitments and/or Incremental Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e), including, for the avoidance of doubt, to (x) provide that the Lenders providing Incremental Term A Loans or Other Incremental Revolving Facilities shall have the benefit of the Financial Covenants and be included in the “Required Financial Covenants Lenders” and (y) make appropriate changes to Section 6.11, 7.01 and 9.08 with respect to the control of remedies in the event of a default in respect of the Financial Covenants. Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.21 and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(c) Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Facility Commitment shall become effective under this Section 2.21 unless (i) no Default or Event of Default shall exist (subject, in the case of any tranche of Incremental Term Loans or any Incremental Revolving Loan that is used to finance a Limited Condition Transaction, to Section 1.07); (ii) the representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect,” in which case, such representations and warranties shall be true and correct); provided, that in the event that the tranche of Incremental Term Loans or any Incremental Revolving Loan is used to finance a Limited Condition Transaction and to the extent the Incremental Term Lenders or Incremental Revolving Facility Lenders, as applicable, participating in such tranche of Incremental Term Loans or Incremental Revolving Facility Commitment, as applicable, agree, the foregoing clause (ii) shall be limited to the Specified Representations, and in the case of any Limited Condition Acquisition, those representations of the seller or the target company (as applicable) included in the acquisition agreement related to such Limited Condition Acquisition that are material to the interests of the Lenders and only to the extent that the Borrower or its applicable Subsidiary has the right to terminate its obligations under such acquisition agreement as a result of a failure of such representations to be accurate; and (iii) the Administrative Agent shall have received documents and legal opinions consistent with those delivered on the Closing Date as to such matters as are reasonably requested by the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Incremental Term Loans), when originally made, are included in each Borrowing of the outstanding applicable Class of Term Loans on a pro rata basis, and (ii) all Revolving Facility Loans in respect of Incremental Revolving Facility Commitments, when originally made, are included in each Borrowing of the applicable Class of outstanding Revolving Facility Loans on a pro rata basis. The Borrower agrees that Section 2.16 shall apply to any conversion of Term Benchmark Loans in Dollars to ABR Loans reasonably required by the Administrative Agent to effect the foregoing.

Section 2.22 Extensions of Loans and Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to this Section 2.22), pursuant to one or more offers made from time to time by the Borrower to all Lenders of any Class of Term Loans and/or Revolving Facility Commitments on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Term Loans, on the aggregate outstanding Term Loans of such Class and, in the case of an offer to the Lenders under any Revolving Facility, on the aggregate outstanding Revolving Facility Commitments under such Revolving Facility, as applicable), and on the same terms to each such Lender of such Class (“Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Lenders that agree to such transactions from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata

Extension Offer (including increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, (i) in the case of an offer to the Lenders under any Class of Term Loans, that all of the Term Loans of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same and (ii) in the case of an offer to the Lenders under any Revolving Facility, that all of the Revolving Facility Commitments of such Facility are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (an “Extension”) agreed to between the Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Other Term A Loan for such Lender if such Lender is extending an existing Term A Loan (such extended Term A Loan, an “Extended Term A Loan”), an Other Term B Loan for such Lender if such Lender is extending an existing Term B Loan (such extended Term A Loan, an “Extended Term B Loan”) or an Other Revolving Facility Commitment for such Lender if such Lender is extending an existing Revolving Facility Commitment (such extended Revolving Facility Commitment, an “Extended Revolving Facility Commitment,” and any Revolving Facility Loan made pursuant to such Extended Revolving Facility Commitment, an “Extended Revolving Loan”). Each Pro Rata Extension Offer shall specify the date on which the Borrower proposes that the Extended Term A Loan or Extended Term B Loan shall be made or the proposed Extended Revolving Facility Commitment shall become effective, which shall be a date not earlier than five (5) Business Days after the date on which notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion). Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to extend the maturity date of such Lender’s Loans and/or Commitments pursuant to this Section 2.22 and any election to do so shall be in the sole discretion of such Lender.

(b) The Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an amendment to this Agreement (an “Extension Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term A Loans, Extended Term B Loans and/or Extended Revolving Facility Commitments of such Extending Lender. Each Extension Amendment shall specify the terms of the applicable Extended Term A Loans, Extended Term B Loans and/or Extended Revolving Facility Commitments; provided, that (i) except as to interest rates, fees (including original issue discount and upfront fees), any other pricing terms, amortization, final maturity date, mandatory and optional prepayments, commitment reductions and redemptions (which shall, subject to clauses (ii) and (iii) of this proviso, be determined by the Borrower and set forth in the Pro Rata Extension Offer), the Extended Term A Loans and Extended Term B Loans shall have terms that are not materially more restrictive to the Borrower and its Subsidiaries than the terms, taken as a whole, of the existing Class of Term A Loans or Term B Loans from which they are extended (as reasonably determined by the Borrower in good faith), except to the extent (w) such other terms apply solely to any period after the then-Latest Maturity Date, (x) the Borrower elects to add such more restrictive terms for the benefit for the benefit of the existing Class of Term A Loans or Term B Loans, as applicable, (y) such other terms are consistent with then-current market terms for the applicable type of Indebtedness (as reasonably determined by the Borrower in good faith) or (z) such other terms are reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Term A Loans shall be no earlier than the latest Term A Facility Maturity Date in effect on the date of incurrence, (iii) the final maturity date of any Extended Term B Loans shall be no earlier than the latest Term B Facility Maturity Date in effect on the date of incurrence, (iv) the Weighted Average Life to Maturity of any Extended Term A Loans or Extended Term B Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans to which such offer relates, (v) except as to interest rates, fees (including original issue discount and upfront fees), any other pricing terms, amortization, final maturity date, mandatory and optional prepayments, commitment reductions and redemptions (which shall be determined by the Borrower and set forth in the Pro Rata Extension Offer), any Extended Revolving Facility Commitment shall have terms that are not materially more restrictive to the Borrower and its Subsidiaries than the terms, taken as a whole, of the existing Class of Revolving Facility Commitments from which they are extended (as reasonably determined by the Borrower in good faith), except to the extent (w) such other terms apply solely to any period after the then-Latest Maturity Date, (x) the Borrower elects to add such more restrictive terms for the benefit for the benefit of the existing Class of Term A Loans or Term B Loans, as applicable, (y) such other terms are consistent with then-current market terms for the applicable type of Indebtedness (as reasonably determined by the Borrower in good faith) or (z) such other terms are reasonably satisfactory to the Administrative Agent and, in respect of any other terms that would affect the rights or duties of any Issuing Bank, such terms as shall be reasonably satisfactory to such Issuing Bank, (vi) any Extended Term A Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the 2025 Incremental Term A Loans in any mandatory prepayment hereunder, and (vii) any Extended Term B Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Term B~~-2~~-3 Loans in any mandatory prepayment hereunder. Upon the effectiveness of any Extension Amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term A Loans, Extended Term B Loans and/or Extended Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e). Notwithstanding the foregoing, if any financial maintenance covenant applicable to the Borrower is added to (I) any Extended Term B Loans pursuant to clause (v)(y) and such financial covenant is more restrictive than (or in addition to) those applicable to the 2025 Incremental Term A Loan Facility and the 2025 Revolving Facility, then such financial covenant will be included in this Agreement for the benefit of the 2025 Incremental Term A Lenders and the 2025 Revolving Facility Lenders, (II) any Extended Term A Loans pursuant to clause (v)(y) and such financial covenant is more restrictive than (or in addition to) those applicable to the 2025 Incremental Term A Loan Facility and the 2025 Revolving Facility, then such financial covenant will be included in this Agreement for the benefit of the 2025 Incremental Term A Lenders and the 2025 Revolving Facility Lenders and (III) any Extended Revolving Facility Commitments pursuant to clause (v) and such financial covenant is more restrictive than (or in addition to) those applicable to the 2025 Revolving Facility, then such financial covenant will be included in this Agreement for the benefit of the 2025 Revolving Facility Lenders and, for the avoidance of doubt, it being understood that if any such financial covenant is a “springing” financial maintenance covenant applicable only to a certain Class of Indebtedness, such financial covenant shall be included in this Agreement only for the benefit of such similarly situated Class and not for the benefit of any other Class hereunder. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto. If provided in any Extension Amendment with respect to any Extended Revolving Facility Commitments, and with the consent of each Issuing Bank, participations in Letters of Credit shall be reallocated to lenders holding such Extended Revolving Facility Commitments in the manner specified in such Extension Amendment, including upon effectiveness of such Extended Revolving Facility Commitment or upon or prior to the maturity date for any Class of Revolving Facility Commitments.

(c) Upon the effectiveness of any such Extension, the applicable Extending Lender’s (i) Term A Loan will be automatically designated an Extended Term A Loan, (ii) Term B Loan will be automatically designated an Extended Term B Loan, (iii) and/or Revolving Facility Commitment will be automatically designated an Extended Revolving Facility Commitment. For purposes of this Agreement and the other Loan Documents, (i) if such Extending Lender is extending a Term A Loan, such Extending Lender will be deemed to have an Other Term A Loan having the terms of such Extended Term A Loan, (ii) if such Extending Lender is extending a Term B Loan, such Extending Lender will be deemed to have an Other Term B Loan having the terms of such Extended Term B Loan and (iii) if such Extending Lender is extending a Revolving Facility Commitment, such Extending Lender will be deemed to have an Other Revolving Facility Commitment having the terms of such Extended Revolving Facility Commitment.

(d) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including this Section 2.22), (i) the aggregate amount of Extended Term Loans and Extended Revolving Facility Commitments will not reduce the Incremental Amount, (ii) no Extended Term Loan or Extended Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Facility Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Facility Commitment), (iv) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Facility Commitment implemented thereby, (v) all Extended Term Loans, Extended Revolving Facility Commitments and all obligations in respect thereof shall be Loan Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that rank equally and ratably in right of security with all other Obligations of the Class being extended (and all other Obligations secured by Other First Liens or Junior Liens, as applicable), (vi) no Issuing Bank shall be obligated to issue Letters of Credit under such Extended Revolving Facility Commitments unless it shall have consented thereto and (vii) there shall be no borrower (other than the Borrower) and no guarantors (other than the Guarantors) in respect of any such Extended Term Loans or Extended Revolving Facility Commitments.

(e) Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided, that the Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including timing, rounding and other adjustments.

Section 2.23 Refinancing Amendments.

(a) Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to this Section 2.23), the Borrower may by written notice to the Administrative Agent establish one or more additional tranches of term “a” loans or term “b” loans under this Agreement (such loans, respectively, “Refinancing Term A Loans” and “Refinancing Term B Loans”, and collectively “Refinancing Term Loans”), all Net Proceeds of which are used to Refinance in whole or in part any Class of Term Loans pursuant to Section 2.11(b)(2). Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not earlier than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its sole discretion); provided, that:

(i) before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date, each of the conditions set forth in Section 4.02 shall be satisfied;

(ii) except in connection with the Inside Maturity Amount or customary bridge financings (to the extent such bridge financing is convertible on customary terms into a permanent instrument otherwise meeting the conditions in this clause (ii)), escrow or other similar indebtedness with a maturity date of not longer than one (1) year so long as the indebtedness subject to such escrow or other similar arrangement otherwise meets the conditions in this clause (ii) upon the release of such escrow or other similar arrangement, the final maturity date of the Refinancing Term Loans shall be no earlier than the Term Facility Maturity Date of the refinanced Term Loans;

(iii) except in connection with the Inside Maturity Amount or customary bridge financings (to the extent such bridge financing is convertible on customary terms into a permanent instrument otherwise meeting the conditions in this clause (iii)), escrow or other similar indebtedness with a maturity date of not longer than one (1) year so long as the indebtedness subject to such escrow or other similar arrangement otherwise meets the conditions in this clause (iii) upon the release of such escrow or other similar arrangement, the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Term Loans;

(iv) the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Term Loans plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;

(v) all other terms applicable to such Refinancing Term Loans (other than provisions relating to interest rates, fees (including original issue discount and upfront fees), any other pricing terms, amortization, final maturity date, mandatory and optional prepayments, commitment reductions and redemptions, which shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans and which, in each case, shall not be subject to the provisions set forth in this Section 2.21(b)(v)) taken as a whole shall (as reasonably determined by the Borrower in good faith) are not materially more restrictive to the Borrower and its Subsidiaries than the terms, taken as a whole, applicable to the Term Loans being refinanced, except to the extent (w) such other terms apply solely to any period after the Latest Maturity Date, (x) the Borrower elects to add such more restrictive terms for the benefit of the other Facilities, (y) such other terms are consistent with then-current market terms for the applicable type of Indebtedness (as reasonably determined by the Borrower in good faith) or (z) such other terms are otherwise reasonably acceptable to the Administrative Agent;

(vi) Refinancing Term Loans shall rank equally and ratably in right of security with the Initial Term Loans, the 2025 Incremental Term A Loans, the Term B-1 Loans ~~and~~, the Term B-2 Loans and the Term B-3 Loans, or at the option of the Borrower, shall rank junior in right of security with the Initial Term Loans, the 2025 Incremental Term A Loans, the Term B-1 Loans ~~and~~, the Term B-2 Loans and the Term B-3 Loans (provided, that if such Refinancing Term Loans rank junior in right of security with the Initial Term Loans, the 2025 Incremental Term A Loans, the Term B-1 Loans ~~or~~, the Term B-2 Loans or the Term B-3 Loans, such Refinancing Term Loans shall be subject to a Permitted Junior Intercreditor Agreement) or be unsecured;

(vii) there shall be no borrower (other than the Borrower) and no guarantors (other than the Guarantors) in respect of such Refinancing Term Loans;

(viii) to the extent secured, the Refinancing Term Loans shall not be secured by any asset of the Borrower and its subsidiaries other than all or a portion of the Collateral (or on assets on which the Collateral Agent obtains a perfected Lien substantially concurrently with the effectiveness thereof); and

(ix) Refinancing Term A Loans or Refinancing Term B Loans, as applicable, may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments (other than as provided otherwise in the case of such prepayments pursuant to Section 2.11(b)(2)) hereunder for Term A Loans or Term B Loans, as applicable, as specified in the applicable Refinancing Amendment.

(b) The Borrower may approach any Lender or any other person that would be a permitted Assignee pursuant to Section 9.04 to provide all or a portion of the Refinancing Term Loans; provided, that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided, further, that any Refinancing Term Loans may, to the extent provided in the applicable

Refinancing Amendment governing such Refinancing Term Loans, be designated as an increase in any previously established Class of Term Loans made to the Borrower.

(c) Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to this Section 2.23), the Borrower may by written notice to the Administrative Agent establish one or more additional Facilities (“Replacement Revolving Facilities”) providing for revolving commitments (“Replacement Revolving Facility Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Class of Revolving Facility Commitments under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Borrower proposes that the Replacement Revolving Facility Commitments shall become effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided, that:

(i) before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 4.02 shall be satisfied;

(ii) after giving effect to the establishment of any Replacement Revolving Facility Commitments and any concurrent reduction in the aggregate amount of any other Revolving Facility Commitments, the aggregate amount of Revolving Facility Commitments shall not exceed the aggregate amount of the Revolving Facility Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;

(iii) except in connection with the Inside Maturity Amount or customary bridge financings (to the extent such bridge financing is convertible on customary terms into a permanent instrument otherwise meeting the conditions in this clause (iii)), escrow or other similar indebtedness with a maturity date of not longer than one (1) year so long as the indebtedness subject to such escrow or other similar arrangement otherwise meets the conditions in this clause (iii) upon the release of such escrow or other similar arrangement, no Replacement Revolving Facility Commitments shall have a final maturity date (or require commitment reductions or amortizations) prior to the Revolving Facility Maturity Date for the Revolving Facility Commitments being replaced;

(iv) all other terms applicable to such Replacement Revolving Facility (relating to (1) interest rates, fees (including original issue discount and upfront fees), any other pricing terms, amortization, final maturity date, mandatory and optional prepayments, commitment reductions and redemptions, which shall be as agreed between the Borrower and the Lenders providing such Replacement Revolving Facility Commitments and (2) the amount of any letter of credit sublimit under such Replacement Revolving Facility, which shall be as agreed between the Borrower, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent

and the replacement issuing banks, if any, under such Replacement Revolving Facility and which, in each case, shall not be subject to the provisions set forth in this clause (iv)) taken as a whole shall (as reasonably determined by the Borrower in good faith) are not materially more restrictive to the Borrower and its Subsidiaries than those, taken as a whole, applicable to the Revolving Facility Commitments so replaced, except to the extent (w) such other terms apply solely to any period after the latest Revolving Facility Maturity Date in effect at the time of incurrence, (x) the Borrower elects to add such more restrictive terms for the benefit of the other Facilities, (y) such other terms are consistent with then-current market terms for the applicable type of Indebtedness (as reasonably determined by the Borrower in good faith) or (z) such other terms are otherwise reasonably acceptable to the Administrative Agent;

(v) there shall be no borrower (other than the Borrower) and no guarantors (other than the Guarantors) in respect of such Replacement Revolving Facility;

(vi) to the extent secured, Replacement Revolving Facility Commitments and extensions of credit thereunder shall not be secured by any asset of the Borrower and its subsidiaries other than all or a portion of the Collateral (or on assets on which the Collateral Agent obtains a perfected Lien substantially concurrently with the effectiveness thereof); and

(vii) if such Replacement Revolving Facility is secured by Liens on the Collateral that rank junior in right of security to the Initial Revolving Loans, such Liens will be subject to a Permitted Junior Intercreditor Agreement.

Notwithstanding the foregoing, if any financial maintenance covenant applicable to the Borrower is added to (I) any Refinancing Term B Loan pursuant to clause (a)(v)(y) and such financial covenant is more restrictive than (or in addition to) those applicable to the 2025 Incremental Term A Loan Facility and the 2025 Revolving Facility, then such financial covenant will be included in this Agreement for the benefit of the 2025 Incremental Term A Lenders and the 2025 Revolving Facility Lenders, (II) any Refinancing Term A Loan pursuant to clause (a)(v)(y) and such financial covenant is more restrictive than (or in addition to) those applicable to the 2025 Incremental Term A Loan Facility and the 2025 Revolving Facility, then such financial covenant will be included in this Agreement for the benefit of the 2025 Incremental Term A Lenders and the 2025 Revolving Facility Lenders and (III) any Replacement Revolving Facility pursuant to clause (c)(iv)(y) and such financial covenant is more restrictive than (or in addition to) those applicable to the 2025 Revolving Facility, then such financial covenant will be included in this Agreement for the benefit of the 2025 Revolving Facility Lenders and, for the avoidance of doubt, it being understood that if any such financial covenant is a “springing” financial maintenance covenant applicable only to a certain Class of Indebtedness, such financial covenant shall be included in this Agreement only for the benefit of such similarly situated Class and not for the benefit of any other Class hereunder.

In addition, notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to this Section 2.23), the Borrower may establish Replacement Revolving Facility Commitments to refinance and/or replace all or any portion of a Term Loan hereunder (regardless of whether such Term Loan is repaid with the proceeds of Replacement Revolving Loans or otherwise), so long as the aggregate amount of such Replacement Revolving Facility Commitments does not exceed the aggregate amount of Term Loans repaid at the time of establishment thereof plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith (it being understood that such Replacement Revolving Facility Commitment may be provided by the Lenders holding the Term Loans being repaid and/or by any other person that would be a permitted Assignee hereunder) so long as (A) before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 4.02 shall be satisfied to the extent required by the relevant agreement governing such Replacement Revolving Facility Commitments, (B) except in connection with the Inside Maturity Amount or customary bridge financings (to the extent such bridge financing is convertible on customary terms into a permanent instrument otherwise meeting the conditions in this clause (B)), escrow or other similar indebtedness with a maturity date of not longer than one (1) year so long as the indebtedness subject to such escrow or other similar arrangement otherwise meets the conditions in this clause (B) upon the release of such escrow or other similar arrangement, the remaining life to termination of such Replacement Revolving Facility Commitments shall be no shorter than the Weighted Average Life to Maturity then applicable to the refinanced Term Loans, (C) except in connection with the Inside Maturity Amount or customary bridge financings (to the extent such bridge financing is convertible on customary terms into a permanent instrument otherwise meeting the conditions in this clause (C)), escrow or other similar indebtedness with a maturity date of not longer than one (1) year so long as the indebtedness subject to such escrow or other similar arrangement otherwise meets the conditions in this clause (C) upon the release of such escrow or other similar arrangement, the final termination date of the Replacement Revolving Facility Commitments shall be no earlier than the Term Facility Maturity Date of the refinanced Term Loans, (D) with respect to Replacement Revolving Loans secured by Liens on Collateral that rank junior in right of security to the Initial Revolving Loans, such Liens will be subject to a Permitted Junior Intercreditor Agreement, (E) there shall be no borrower (other than the Borrower) and no guarantors (other than the Guarantors) in respect of such Replacement Revolving Facility and (F) all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) interest rates, fees (including original issue discount and upfront fees), any other pricing terms, amortization, final maturity date, mandatory and optional prepayments, commitment reductions and redemptions, which shall be as agreed between the Borrower and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any letter of credit sublimit under such Replacement Revolving Facility, which shall be as agreed between the Borrower, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the replacement issuing banks, if any, under such Replacement Revolving Facility and which, in each case, shall not be subject to the provisions set forth in this clause (F)) taken as a whole shall (as reasonably determined by the Borrower in good faith) are not materially more restrictive to the Borrower and its Subsidiaries than those, taken as a whole, applicable to the Revolving Facility Commitments under this Agreement, except to the extent (w) such covenants and other terms apply solely to any period after the Latest Maturity Date, (x) the Borrower elects to add such more restrictive terms for the benefit of the other Facilities, (y) such other terms are consistent with then-current market terms for the applicable type of Indebtedness (as reasonably determined by the Borrower in good faith)

or (z) such other terms are otherwise reasonably acceptable to the Administrative Agent. Notwithstanding the foregoing, if any financial maintenance covenant applicable to the Borrower is added to Replacement Revolving Facility Commitment pursuant to this clause (F)(y) and such financial covenant is more restrictive than (or in addition to) those applicable to the 2025 Revolving Facility, then such financial covenant will be included in this Agreement for the benefit of the 2025 Revolving Facility Lenders and, for the avoidance of doubt, it being understood that if any such financial covenant is a “springing” financial maintenance covenant applicable only to a certain Class of Indebtedness, such financial covenant shall be included in this Agreement only for the benefit of such similarly situated Class and not for the benefit of any other Class hereunder. Solely to the extent that an Issuing Bank is not a replacement issuing bank under a Replacement Revolving Facility, it is understood and agreed that such Issuing Bank shall not be required to issue any letters of credit under such Replacement Revolving Facility and, to the extent it is necessary for such Issuing Bank to withdraw as an Issuing Bank at the time of the establishment of such Replacement Revolving Facility, such withdrawal shall be on terms and conditions reasonably satisfactory to such Issuing Bank in its sole discretion. The Borrower agrees to reimburse each Issuing Bank in full upon demand for any reasonable and documented out-of-pocket cost or expense attributable to such withdrawal.

(d) The Borrower may approach any Lender or any other person that would be a permitted Assignee of a Revolving Facility Commitment pursuant to Section 9.04 to provide all or a portion of the Replacement Revolving Facility Commitments; provided, that any Lender offered or approached to provide all or a portion of the Replacement Revolving Facility Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Facility Commitment. Any Replacement Revolving Facility Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Facility Commitments for all purposes of this Agreement; provided, that any Replacement Revolving Facility Commitments may, to the extent provided in the applicable Refinancing Amendment, be designated as an increase in any previously established Class of Revolving Facility Commitments.

(e) The Borrower and each Lender providing the applicable Refinancing Term Loans and/or Replacement Revolving Facility Commitments (as applicable) shall execute and deliver to the Administrative Agent an amendment to this Agreement (a “Refinancing Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence such Refinancing Term Loans and/or Replacement Revolving Facility Commitments (as applicable). For purposes of this Agreement and the other Loan Documents, (A) if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have an Other Term Loan having the terms of such Refinancing Term Loan and (B) if a Lender is providing a Replacement Revolving Facility Commitment, such Lender will be deemed to have an Other Revolving Facility Commitment having the terms of such Replacement Revolving Facility Commitment.

(f) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including this Section 2.23), (i) the incurrence of Refinancing Term Loans and Replacement Revolving Facility Commitments will not reduce the Incremental Amount, (ii) no Refinancing Term Loan or Replacement Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) there shall be no condition to any incurrence of any Refinancing Term Loan or Replacement Revolving Facility Commitment at any time or from time to time other than those set forth in clauses (a) or (c) above, as applicable, and (iv) all Refinancing Term Loans, Replacement Revolving Facility Commitments and all obligations in respect thereof shall be Loan Obligations under this Agreement and the other Loan Documents that rank equally and ratably in right of security with the Initial Term Loans, the 2025 Incremental Term A Loans, the Term B-1 Loans, the Term B-2 Loans, the Term B-3 Loans and other Loan Obligations (other than Other Incremental Term Loans and Refinancing Term Loans that rank junior in right of security with the Initial Term Loans, the 2025 Incremental Term A Loans, the Term B-1 Loans ~~and~~, the Term B-2 Loans and the Term B-3 Loans, and except to the extent any such Refinancing Term Loans are secured by the Collateral on a junior lien basis in accordance with the provisions above, or are unsecured).

Section 2.24 Defaulting Lender.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders”, “Required Revolving Facility Lenders” or “Required Financial Covenants Lenders” as applicable, and Section 9.08.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, following an Event of Default or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder, third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.05(j), fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.05(j), sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.24 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and, except as provided in clause (C) below, the Borrower shall not be required to pay any such fee that otherwise would have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral.

(C) With respect to any Commitment Fee or L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit shall be reallocated among the Non-Defaulting Lenders in accordance with their respective pro rata Revolving Facility Commitments (calculated without regard to such Defaulting Lender’s Revolving Facility Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower has otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Facility Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Facility Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting

Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within three (3) Business Days following the written request of (i) the Administrative Agent or (ii) any Issuing Bank (with a copy to the Administrative Agent), Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.05(j).

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par (together with any break funding costs incurred by the non-Defaulting Lenders as a result of such purchase) that portion of outstanding Revolving Facility Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with their Revolving Facility Commitments (without giving effect to Section 2.24(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that all amendments, waivers or other modifications effected without its consent in accordance with the provisions of Section 9.08 and this Section 2.24 during such period shall be binding on it; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Letters of Credit. So long as any Lender is a Defaulting Lender, the Issuing Banks shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.25 Loan Repurchases.

(a) Subject to the terms and conditions set forth or referred to below, the Borrower may from time to time, at its discretion, conduct modified Dutch auctions and/or open market purchases in order to, in each case, purchase Term B Loans of one or more Classes of Term B Loans (as determined by the Borrower) (each, a “Purchase Offer”), each such Purchase Offer in respect of a Dutch auction to be managed by a financial institution chosen by the Borrower (in such capacity, the “Auction Manager”). In furtherance of the foregoing:

(i) each Purchase Offer in respect of a Dutch auction shall be conducted in accordance with the procedures, terms and conditions established by the

Administrative Agent and the Borrower consistent with this Section 2.25 and the Auction Procedures;

(ii) no Default or Event of Default shall have occurred and be continuing at the time of acceptance of bids for the Dutch auction or entry into a binding agreement with respect to open market purchases;

(iii) the principal amount (calculated on the face amount thereof) of each and all Classes of Term B Loans that the Borrower offers to purchase in any such Purchase Offer shall be no less than U.S. $25,000,000 (unless another amount is agreed to by the Administrative Agent in its reasonable discretion) (across all such Classes);

(iv) the aggregate principal amount (calculated on the face amount thereof) of all Term B Loans of the applicable Class or Classes so purchased by the Borrower shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant purchase (and may not be resold) (without any increase to Adjusted Consolidated EBITDA as a result of any gains associated with cancellation of debt), and in no event shall the Borrower be entitled to any vote hereunder in connection with such Term B Loans;

(v) [reserved];

(vi) [reserved];

(vii) [reserved];

(viii) any Purchase Offer with respect to any Class shall be offered to all Term B Lenders holding Term B Loans of such Class on a pro rata basis; and

(ix) no purchase of any Term B Loans shall be made from the proceeds of any Revolving Facility Loan.

(b) The Borrower must terminate any Purchase Offer if it fails to satisfy one or more of the applicable conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term B Loans pursuant to such Purchase Offer. If the Borrower commences any Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Purchase Offer have in fact been satisfied), and if at such time of commencement the Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Purchase Offer shall be satisfied, then the Borrower shall have no liability to any Term B Lender for any termination of such Purchase Offer as a result of its failure to satisfy one or more of the applicable conditions set forth above which are required to be met at the time which otherwise would have been the time of consummation of such Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term B Loans of any Class or Classes made by the Borrower pursuant to this Section 2.25, (x) the Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term B Loans of the applicable Class or

Classes up to the settlement date of such purchase and (y) such purchases (and the payments made by the Borrower and the cancellation of the purchased Term B Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 hereof.

(c) The Administrative Agent and the Lenders hereby consent to the Purchase Offers and the other transactions effected pursuant to and in accordance with the terms of this Section 2.25; provided, that notwithstanding anything to the contrary contained herein, no Lender shall have an obligation to participate in any such Purchase Offer. For the avoidance of doubt, it is understood and agreed that the provisions of Sections 2.16, 2.18 and 9.04 will not apply to the purchases of Term B Loans pursuant to Purchase Offers made pursuant to and in accordance with the provisions of this Section 2.25. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article VIII and Section 9.05 to the same extent as if each reference therein to the “Agents” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Purchase Offer.

(d) This Section 2.25 shall supersede any provisions in Section 2.18 or 9.06 to the contrary.

ARTICLE III

Representations and Warranties

On (i) the Closing Date (after giving effect to the Transactions), solely with respect to the Specified Representations, and (ii) the date of each Credit Event (other than any Credit Event occurring on the Closing Date), as provided in Section 4.02, the Borrower represents and warrants to the Lenders that:

Section 3.01 Organization; Powers. The Borrower and each of the Subsidiaries which is a Loan Party or a Material Subsidiary (a) is a partnership, limited liability company, corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent that each such concept exists in such jurisdiction), (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except in the case of clause (a) (other than with respect to the Borrower), clause (b) and clause (c), where the failure so to be or have, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

Section 3.02 Authorization. The execution, delivery and performance by the Borrower and each of the Guarantors of each of the Loan Documents to which it is a party and the borrowings and other extensions of credit hereunder (a) have been duly authorized by all corporate, stockholder, partnership, limited liability company or other organizational action required to be obtained by the Borrower and such Guarantors and (b) will not (i) violate (A) any provision of law, statute, rule or regulation applicable to the Borrower or any such Guarantor, (B) the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of the Borrower or any such Guarantor, (C) any applicable order of any court or any law, rule, regulation or order of any Governmental Authority applicable to the Borrower or any such Guarantor or (D) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrower or any such Guarantor is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any such Guarantor, other than the Liens created by the Loan Documents and Permitted Liens.

Section 3.03 Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower and each Guarantor that is party thereto constitutes or will constitute, a legal, valid and binding obligation of such Loan Party enforceable against the Borrower and each such Guarantor in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (c) implied covenants of good faith and fair dealing, and (d) the need for filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent.

Section 3.04 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required for the execution, delivery or performance of each Loan Document to which the Borrower or any Guarantor is a party, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) such as have been made or obtained and are in full force and effect, (d) such actions, consents, approvals, registrations or filings the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (e) actions, consents, approvals, registrations or filings listed on Schedule 3.04 or otherwise required to perfect Liens created by the Security Documents.

Section 3.05 Financial Statements. The audited consolidated balance sheets and the related statements of income and cash flows for the Borrower and its consolidated subsidiaries as of and for the fiscal year of the Borrower ended on June 30, 2025 were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby.

Section 3.06 No Material Adverse Effect. Since June 30, 2025, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.07 Title to Properties; Possession Under Leases(a). Each of the Borrower and the Subsidiaries has valid title in fee simple or equivalent to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties and has valid title to, or valid leasehold interests in, its personal property, in each case, free and clear of Liens, other than Permitted Liens or Liens arising by operation of law and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failures to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.08 Subsidiaries. Schedule 3.08(a) sets forth in all material respects as of the Amendment No. 4 Effective Date the name and jurisdiction of incorporation, formation or organization of each subsidiary of the Borrower and, as to each such subsidiary, the percentage of each class of Equity Interests in such subsidiary owned by the Borrower or by any other subsidiary of the Borrower.

Section 3.09 Litigation; Compliance with Laws.

(a) There are no actions, suits, proceedings or investigations at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrower, threatened in writing against the Borrower or any of the Subsidiaries or any business, property or rights of any such person that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except for any action, suit or proceeding at law or in equity or by, before or on behalf of any Governmental Authority or in arbitration which has been disclosed in any of the Borrower’s Annual Report on Form 10-K for the year ended June 30, 2025 or in Schedule 3.09(a).

(b) None of the Borrower, the Subsidiaries or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are the subject of Section 3.16) or any restriction of record or indenture, agreement or instrument affecting any Real Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.10 Federal Reserve Regulations. No part of the proceeds of any Loans or any Letter of Credit will be used by the Borrower and its Subsidiaries in any manner that would result in a violation of Regulation T, Regulation U or Regulation X.

Section 3.11 Investment Company Act. None of the Borrower or any of the other Loan Parties is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940.

Section 3.12 Use of Proceeds.

(a) The Borrower will use the proceeds of the Revolving Facility Loans, and may request the issuance of Letters of Credit, solely for general corporate purposes (including for working capital purposes, for capital expenditures, for the Transactions, for Permitted Business Acquisitions, other Investments, the payment of transaction fees and expenses, Restricted Payments, payments of Indebtedness (including refinancings of existing Indebtedness) and any other purpose not prohibited under the Loan Documents) and, in the case of Letters of Credit, for back-up or replacement of existing letters of credit of the Borrower, the Target or their Subsidiaries); provided, that on the Closing Date, the aggregate amount of undrawn Revolving Facility Commitments shall be at least $250,000,000.

(b) The Borrower will use the proceeds of the Initial Term Loans incurred on the Closing Date to finance a portion of the Transactions and for general corporate purposes (including for working capital and capital expenditures). The Borrower will use the proceeds of the Term B-1 Loans incurred on the Amendment No. 2 Effective Date as set forth in Amendment No. 2. The Borrower will use the proceeds of the Term B-2 Loans incurred on the Amendment No. 3 Effective Date as set forth in Amendment No. 3. The Borrower will use the proceeds of the 2025 Incremental Term A Loans incurred on the Amendment No. 4 Effective Date as set forth in Amendment No. 4. The Borrower will use the proceeds of the Term B-3 Loans incurred on the Amendment No. 5 Effective Date as set forth in Amendment No. 5

Section 3.13 Tax Returns. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or Taxes not overdue by more than thirty (30) days or, if more than thirty (30) days overdue, that are being contested in good faith by appropriate proceedings and for which such Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP, (a) the Borrower and each of the Subsidiaries has filed or caused to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it (including in its capacity as withholding agent) and each such Tax return is true and correct, (b) the Borrower and each of the Subsidiaries has timely paid or caused to be timely paid all Taxes due and payable by it (including in its capacity as withholding agent), except Taxes or assessments which are being contested in good faith by appropriate proceedings and for which the Borrower or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP, and (c) the Borrower and each of the Subsidiaries has made adequate provision (in accordance with GAAP) for the payment of all Taxes not yet due.

Section 3.14 No Material Misstatements.

(a) As of the Closing Date, all written information (other than the Projections, other forward looking information and information of a general economic or industry specific nature) (the “Information”) concerning the Borrower, the Subsidiaries, the Transactions and any other transactions contemplated hereby included in the Lender Presentation or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (to the extent such Information relates to the Target on or prior to the Closing Date, to the Borrower’s knowledge), when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders (and as of the Closing Date, with respect to Information provided prior thereto) and did not, as of the date such Information was furnished to the Lenders (and as of the Closing Date, with respect to Information provided prior thereto), when taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, when taken as a whole, not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates provided thereto).

(b) As of the Closing Date, the Projections and other forward looking information prepared by or on behalf of the Borrower or any of their representatives and that have been made available to any Lender or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof (it being understood that such Projections and other forward looking information are as to inherently uncertain future events and are not to be viewed as facts, such Projections and other forward looking information are subject to significant uncertainties and contingencies and that actual results during the period or periods covered by any such Projections or other forward looking information may differ significantly from the projected results, and that no assurance can be given or is being given that the projected results will be realized), as of the date such Projections and information were furnished to the Lenders.

Section 3.15 Employee Benefit Plans. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) no Reportable Event has occurred during the past five years as to which the Borrower, any of its Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC; (b) no ERISA Event has occurred or is reasonably expected to occur; and (c) none of the Borrower, the Subsidiaries or any of their ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA.

Section 3.16 Environmental Matters. Except (i) as to matters set forth on Schedule 3.16 and (ii) as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) no written notice, request for information, order, complaint or penalty has been received by the Borrower or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Borrower’s knowledge, threatened in writing which allege a violation of or liability under any Environmental Laws, in each case relating to the Borrower or any of its Subsidiaries, (b) each of the Borrower and its Subsidiaries has all environmental permits, licenses, authorizations and other approvals necessary for its operations to comply with all Environmental Laws (“Environmental Permits”) and is, and in the prior eighteen (18) month period, has been, in compliance with the terms of such Environmental Permits and with all other Environmental Laws, (c) no Hazardous Material is located at, on or under any property currently or, to the Borrower’s knowledge, formerly owned, operated or leased by the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of its Subsidiaries under any Environmental Laws or Environmental Permits, and no Hazardous Material has been generated, used, treated, stored, handled, disposed of or controlled, transported or Released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of its Subsidiaries under any Environmental Laws or Environmental Permits, (d) there are no agreements in which the Borrower or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws, and (e) there has been no written environmental assessment or audit conducted (other than customary assessments not revealing anything that would reasonably be expected to result in a Material Adverse Effect) by or on behalf of the Borrower or any of the Subsidiaries of any property currently or, to the Borrower’s knowledge, formerly owned, operated or leased by the Borrower or any of the Subsidiaries that has not been made available to the Administrative Agent prior to the Closing Date.

Section 3.17 Security Documents.

(a) Other than during a Collateral Suspension Period, each Security Document is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. As of the Closing Date, in the case of the Pledged Collateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral and required to be delivered under the applicable Security Document are delivered to the Collateral Agent, and in the case of the other Collateral described in the Collateral Agreement (other than Intellectual Property, which is addressed in clause (b) below), when financing statements and other filings specified in the Perfection Certificate are filed in the offices specified in the Perfection Certificate, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien (subject to all Permitted Liens) on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements or possession, in each case prior and superior in right to the Lien of any other person (except Permitted Liens).

(b) Other than during a Collateral Suspension Period, when the Collateral Agreement or an ancillary document thereunder is properly filed and recorded in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in clause (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the United States Intellectual Property included in the Collateral listed in the Collateral Agreement or such ancillary document, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights and exclusive inbound licenses of U.S. registered or applied for copyrights, in each case, acquired (or, in the case of such exclusive licenses, entered into) by the Loan Parties after the Closing Date).

(c) Notwithstanding anything herein (including this Section 3.17) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law.

Section 3.18 Solvency. Immediately after giving effect to the Transactions on the Closing Date and the making of each Loan on the Closing Date and the application of the proceeds of such Loans, (i) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. For purposes of the foregoing, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

Section 3.19 Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any of the Subsidiaries; (b) the hours worked and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from the Borrower or any of the Subsidiaries or for which any claim may be made against the Borrower or any of the Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which the Borrower or any of the Subsidiaries (or any predecessor) is a party or by which the Borrower or any of the Subsidiaries (or any predecessor) is bound.

Section 3.20 Insurance. Schedule 3.20 sets forth a true, complete and correct description, in all material respects, of all material insurance (excluding any title insurance) maintained by or on behalf of the Borrower or the Subsidiaries as of the Amendment No. 4 Effective Date. As of the Amendment No. 4 Effective Date, such insurance is in full force and effect.

Section 3.21 Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have a Material Adverse Effect or as set forth in Schedule 3.21, (a) the Borrower and each of its Subsidiaries owns, or possesses the right to use, all Intellectual Property reasonably necessary in the operation of their respective businesses, (b) to the knowledge of the Borrower, the Borrower and its Subsidiaries are not interfering with, infringing upon, misappropriating or otherwise violating Intellectual Property of any person, and (c) (i) no claim or litigation regarding any of the Intellectual Property owned by the Borrower and its Subsidiaries is pending or, to the knowledge of the Borrower, threatened in writing and (ii) no claim or litigation regarding any other Intellectual Property described in the foregoing clauses (a) and (b) is pending or, to the knowledge of the Borrower, threatened in writing.

Section 3.22 USA PATRIOT Act. Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Subsidiaries is in compliance with the USA PATRIOT Act.

Section 3.23 Anti-Corruption Laws and Sanctions. None of (a) the Borrower or any Subsidiary or (b) to the knowledge of the Borrower, any director, officer, employee or agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the Facilities, is a Sanctioned Person. No proceeds of the Loans have been or shall be used by the Borrower or any of its Subsidiaries directly or, to the knowledge of the Borrower, indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation in any material respect of any Anti-Corruption Laws or (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any person described in clause (a) of the definition of “Sanctioned Person” or, to the knowledge of the Borrower, any person described in clause (b) or (c) of the definition of “Sanctioned Person,” or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, the United Kingdom or in a European Union member state. The Borrower, its Subsidiaries and their respective officers and directors, and to the knowledge of the Borrower its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

Section 3.24 Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries (a) is or shall become a “covered foreign person”, as that term is defined in the Outbound Investment Rules or (b) will otherwise cause the Administrative Agent or any Lenders to be in in violation of, or legally prohibited from performing under this Agreement by, the Outbound Investment Rules.

ARTICLE IV

Conditions of Lending

Section 4.01 Closing Date. The effectiveness of the Commitments hereunder and the obligations of the Revolving Facility Lenders, each Issuing Bank and each Lender with an Initial Term Loan Commitment with respect to each Credit Event on the Closing Date are subject only to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions:

(a) The Administrative Agent shall have received from each of the Borrower, the Issuing Bank and the Lenders a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.13(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page).

(b) The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 in respect of any Loans to be made on the Closing Date and, in the case of any Letter of Credit to be issued on the Closing Date, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).

(c) To the extent required to be satisfied on the Closing Date, the Collateral and Guarantee Requirement shall be satisfied (or waived in accordance with Section 9.08) as of the Closing Date.

(d) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower stating that (i) the Specified Representations are true and correct in all material respects as of the Closing Date (after giving effect to the Transactions) as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (ii) the Merger Agreement Target Representations are true and correct in all material respects; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(e) The Lenders shall have received a solvency certificate substantially in the form of Exhibit C and signed by the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower confirming the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions on the Closing Date.

(f) The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, a written opinion of (i) Wachtell, Lipton, Rosen & Katz, as special New York counsel for the Loan Parties and (ii) K&L Gates LLP, as California, Delaware, Pennsylvania and Texas counsel for the Loan Parties, in each case (A) dated the Closing Date, (B) addressed to each Issuing Bank, the Administrative Agent and the Lenders on the Closing Date and (C) in form and substance reasonably satisfactory to the Administrative Agent covering such customary matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

(g) The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Closing Date and certifying:

(i) that attached thereto is a true and complete copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, certified as of a recent date by the Secretary of State (or other similar official or Governmental Authority) of the jurisdiction of its organization or by the Secretary or Assistant Secretary or similar officer of such Loan Party or other person duly authorized by the constituent documents of such Loan Party,

(ii) that attached thereto is a true and complete copy of a certificate as to the good standing of such Loan Party (to the extent that such concept exists in such jurisdiction) as of a recent date from such Secretary of State (or other similar official or Governmental Authority),

(iii) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in the following clause (iv),

(iv) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member), authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date, and

(v) as to the incumbency and specimen signature of each officer or authorized signatory executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party.

(h) The Administrative Agent shall have received a completed Perfection Certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby, and the results of a search of the Uniform Commercial Code (or equivalent), Tax and judgment, United States Patent and Trademark Office and United States Copyright Office filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search.

(i) Substantially concurrently with the initial Credit Events on the Closing Date and the consummation of the other Transactions, the Merger shall have been consummated in all material respects in accordance with the terms and conditions of the Merger Agreement, and the Merger Agreement shall not have been altered, amended or otherwise changed or supplemented or any provision or condition therein waived, and neither the Borrower nor any affiliate thereof shall have consented to any action which would require the consent of the Borrower or such affiliate under the Merger Agreement, if such alteration, amendment, change, supplement, waiver or consent would be materially adverse to the interests of the Lenders (in their capacities as such), in any such case without the prior written consent of the Administrative Agent (not to be unreasonably withheld, delayed or conditioned) (it being understood and agreed that any alteration, change, supplement, amendment, modification, waiver or consent (a) that decreases the purchase price in respect of the Merger shall not be deemed to be adverse to the interests of the Lenders in any material respect, so long as any such decrease in excess of 10% of the purchase price is allocated on a dollar-for-dollar basis to reduce the aggregate principal amount of the Initial Term Facility, (b) that results in any increase in the purchase price in respect of the Merger shall not be deemed to be adverse to the interests of the Lenders in any material respect, so long as such increase is funded solely by an issuance of common equity interests of the Borrower and/or cash on the balance sheet of the Acquired Business or the Borrower and (c) that includes any adverse modifications to the definition of “Company Material Adverse Effect” (as defined in the Merger Agreement as in effect on March 25, 2021) shall be deemed to be adverse to the interests of the Lenders in a material respect).

(j) The Administrative Agent shall have received (1) audited consolidated balance sheets and related statements of income (or operations, as applicable) and cash flows of each of the Borrower and the Acquired Business for the three fiscal years of the Borrower or the Acquired Business, as applicable, ended at least 90 days prior to the Closing Date, (2) unaudited condensed consolidated balance sheets and related statements of income and cash flows of the Borrower and the Acquired Business for each fiscal quarter (other than any fourth fiscal quarter) of the Borrower or the Acquired Business, as applicable, ended after the close of its most recent fiscal year and at least 45 days prior to the Closing Date, and (3) a pro forma consolidated balance sheet and related pro forma statement of income of the Borrower and its subsidiaries as of and for the 12-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements are available, prepared after giving pro forma effect to the Transaction as if the Transaction had occurred as of such date (in the case of the balance sheet) or at the beginning of such period (in the case of such statement of income), which financial statements shall, in each case, be presented in all material respects in accordance with Article 11 of Regulation S-X of the Securities Act of 1933 (the “Pro Forma Financial Statements”); provided, that it is understood and agreed that the Administrative Agent has previously received (i) audited consolidated balance sheets and related statements of income and cash flows of the Borrower for each of the fiscal years of Borrower ended June 30, 2021, June 30, 2020 and June 30, 2019, (ii) audited consolidated balance sheets and related statements of income and cash flows of the Acquired Business for each of the fiscal years of the Acquired Business ended October 2, 2021, October 3, 2020 and September 28, 2019, (iii) unaudited condensed consolidated balance sheets and related statements of income and cash flows of the Borrower for each of the fiscal quarters of Borrower ended December 31, 2021, September 30, 2021 and March 31, 2022 and (iv) unaudited condensed consolidated balance sheets and related statements of income and cash flows of the Acquired Business for each of the fiscal quarters of the Acquired Business ended January 1, 2022 and April 2, 2022.

(k) The Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information required with respect to the Loan Parties by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and Beneficial Ownership Regulation to the extent requested in writing at least 10 Business Days prior to the Closing Date.

(l) Since the date of the Merger Agreement, there has not been any event, change, effect, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement).

(m) Prior to, or substantially concurrently with, the initial Credit Events on the Closing Date, the Closing Date Refinancing shall have been consummated and all commitments in respect of, and any security interests and guaranties granted in connection therewith, if any, shall have been terminated and released (or have been authorized to be released pursuant to a customary payoff letter).

(n) [Reserved];

(o) The Agents shall have received all fees payable thereto or to any Lender on or prior to the Closing Date and, to the extent invoiced at least three (3) Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP) required to be reimbursed or paid by the Loan Parties hereunder, under the Fee Letter or under any Loan Document on or prior to the Closing Date (which amounts may be offset against the proceeds of the initial funding under the Facilities).

Section 4.02 Subsequent Credit Events. Each Credit Event after the Closing Date is subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions precedent on the date of such Credit Event:

(a) The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).

(b) Except as set forth in Section 2.21(c) with respect to Incremental Term Loans or Incremental Revolving Loans used to finance a Limited Condition Transaction, the representations and warranties of the Borrowers and each other Loan Party contained in Article III or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event; provided, that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(c) Except as set forth in Section 2.21(c) with respect to Incremental Term Loans or Incremental Revolving Loans used to finance a Limited Condition Transaction, at the time of and immediately after such Credit Event (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.

Section 4.03 Determinations Under Section 4.01. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received written notice from such Lender prior to the Closing Date, specifying its objection thereto in reasonable detail. The Administrative Agent shall promptly notify the Lenders and the Borrower in writing of the occurrence of the Closing Date and such notification shall be conclusive and binding.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees with each Lender that from and after the Closing Date until the Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

Section 5.01 Existence; Business and Properties.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except in the case of a Subsidiary of the Borrower, where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any transactions permitted under Section 6.05.

(b) Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, Intellectual Property, licenses and rights with respect thereto used in the conduct of its business, and (ii) at all times maintain, protect and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear and casualty and condemnation excepted), from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement).

Section 5.02 Insurance.

(a) Maintain, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) (i) (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of the management of the Borrower) is reasonable and prudent in light of the size and nature of its business) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations or (ii) (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of the management of the Borrower) is reasonable and prudent in light of the size and nature of its business) in such amounts and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of the management of the Borrower) are reasonable and prudent in light of the size and nature of its business, and within sixty (60) days after the Closing Date (or such later date as the Collateral Agent may agree in its reasonable discretion), other than during the Collateral Suspension Period, cause the Collateral Agent to be listed as a co-loss payee on property and casualty policies with respect to tangible personal property and assets constituting Collateral located in the United States of America and as an additional insured on all general liability policies. Notwithstanding the foregoing, the Borrower and the Subsidiaries may (i) maintain all such insurance with any combination of primary and excess insurance, (ii) maintain any or all such insurance pursuant to master or so-called “blanket policies” insuring any or all Collateral and/or Real Property and/or other personal property which does not constitute Collateral (and in such event the co-payee endorsement shall be limited or otherwise modified accordingly), and/or self-insure with respect to such risks with respect to which companies of established reputation engaged in the same general line of business in the same general area usually self-insure.

(b) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i) the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks and their respective agents or employees shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders, any Issuing Bank or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then the Borrower, on behalf of itself and behalf of each of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of its Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, any Issuing Bank and their agents and employees;

(ii) the designation of any form, type or amount of insurance coverage by the Collateral Agent (including acting in the capacity as the Collateral Agent) under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties; and

(iii) the amount and type of insurance that the Borrower and its Subsidiaries has in effect as of the Closing Date and the certificates listing the Collateral Agent as a co-loss payee or additional insured, as the case may be, satisfy the requirements of this Section 5.02.

Section 5.03 Taxes. Pay its obligations in respect of all Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where (i) not overdue by more than thirty (30) days or, if more than thirty (30) days overdue, are being contested in good faith by appropriate proceedings and for which such

Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (ii) the failure to make payment would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.04 Financial Statements, Reports, Etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a) within 90 days after the end of each fiscal year (commencing with the first fiscal year ending after the Closing Date), a consolidated balance sheet and related statements of comprehensive income (loss), cash flows and shareholders’ equity showing the consolidated financial position of the Borrower and its subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of comprehensive income (loss), cash flows and shareholders’ equity shall be accompanied by customary management’s discussion and analysis and audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope of audit or as to the status of the Borrower or any Material Subsidiary as a going concern (other than an emphasis of matter or explanatory or like paragraph), other than solely with respect to, or resulting solely from, (i) an upcoming maturity date under any series of Indebtedness incurred under or permitted by this Agreement occurring within one year from the time such opinion is delivered, (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary) to the effect that such consolidated financial statements fairly present, in all material respects, the consolidated financial position and results of operations of the Borrower and its subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the Borrower of annual reports on Form 10-K of the Borrower and its consolidated subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein and are delivered within the time period specified above);

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the first fiscal quarter ending after the Closing Date), a consolidated balance sheet and related unaudited statements of income and cash flows showing the consolidated financial position of the Borrower and its subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail, which consolidated balance sheet and related statements of income and cash flows shall be accompanied by customary management’s discussion and analysis and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, the consolidated financial position and results of operations of the Borrower and its subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the Borrower of quarterly reports on Form 10-Q of the Borrower and its consolidated subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein and are delivered within the time period specified above);

(c) within five Business Days of any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate (i) certifying that, to the knowledge of such Financial Officer, no Event of Default or Default has occurred since the date of the last Compliance Certificate delivered pursuant to this Section 5.04(c) (or since the Closing Date in the case of the first such Compliance Certificate) or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) commencing with the end of the first full fiscal quarter after the Closing Date, setting forth computations in reasonable detail in a form reasonably satisfactory to the Administrative Agent calculating the Total Net Leverage Ratio and the Interest Coverage Ratio and demonstrating compliance with the Financial Covenants (including the elimination of Unrestricted Subsidiaries in such calculations);

(d) to the extent applicable, concurrently with any delivery of consolidated financial statements referred to in Subsections 5.04(a) and (b) above, calculations reflecting the adjustments necessary to eliminate the financial results of Unrestricted Subsidiaries from such consolidated financial statements (other than with respect to immaterial adjustments or eliminations due to Unrestricted Subsidiaries with de-minimis assets (taken as a whole));

(e) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by the Borrower or any of the Subsidiaries with the SEC, or distributed to its stockholders generally, as applicable;

(f) [reserved]; and

(g) promptly, from time to time, (x) such other customary information regarding the operations, business affairs and financial condition of the Borrower or any of the Subsidiaries, or compliance with the terms of any Loan Document, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender) and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation.

Information furnished pursuant to clauses (a), (b) and (e) above shall be deemed delivered for purposes of this Agreement when posted to the website of the Borrower or the website of the SEC. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents. The Borrower acknowledges and agrees that all information furnished pursuant to clauses (a), (b) and (e) above are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated by Section 9.17 and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with Section 9.17 (unless the Borrower otherwise notifies the Administrative Agent in writing on or prior to delivery thereof).

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 5.04 may be satisfied with respect to the consolidated financial information of the Borrower by furnishing the consolidated financial information of any parent of the Borrower that, directly or indirectly, holds all of the Equity Interests of the Borrower.

Section 5.05 Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof:

(a) any Event of Default or Default;

(b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against the Borrower or any of the Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c) any other development specific to the Borrower or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect; and

(d) the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section 5.05 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.06 Compliance with Laws. Comply with all laws (including, without limitation ERISA), rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.

Section 5.07 Maintaining Records; Access to Properties and Inspections.

(a) Maintain all financial records in order to permit the preparation of its financial statements in accordance with GAAP and permit any persons designated by the Administrative Agent to visit and inspect the properties of the Borrower or any of the Subsidiaries and to make extracts from and copies of its financial records (subject to the rights of lessees or sublessees thereof and subject to any restrictions or limitations in the applicable lease, sublease or other written occupancy arrangement pursuant to which such Borrower or such Subsidiary is a party) at reasonable times, upon reasonable prior notice to the Borrower, provided that (i) the Borrower shall be given reasonable prior notice and such visits and inspections shall be coordinated by the Administrative Agent and (ii) except while an Event of

Default has occurred and is continuing, such visits and inspections shall be limited to once per calendar year.

(b) Permit any persons designated by the Administrative Agent to have reasonable discussions regarding the affairs, finances and condition of the Borrower or any of the Subsidiaries with the officers thereof and independent accountants therefor (so long as the Borrower has the opportunity to participate in any such discussions with such accountants), in each case, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract; provided that (i) the Borrower shall be given reasonable prior notice and such discussions shall be coordinated by the Administrative Agent, (ii) except while an Event of Default has occurred and is continuing, any such discussions with the Borrower’s independent certified public accountants shall be limited to one meeting per calendar year and (iii) the Borrower shall not be deemed to be in breach of this requirement to the extent that such accountants refuse to have such discussions in spite of the Borrower’s instructions to such accountants to have such discussions.

(c) Notwithstanding any provision herein to the contrary, (i) the Administrative Agent shall, and shall cause each of its designees and representatives to comply with, all applicable Laws and all reasonable instructions from personnel of the Borrower or any Subsidiary with regards to such individuals’ behavior and working conditions while at any facility of the Borrower or any Subsidiary and (ii) the Borrower and its Subsidiaries shall not be required to disclose to the Administrative Agent or to any Lender or to any of their designees or representatives (A) any confidential information of any third party, (B) any privileged information, (C) any attorney work product or (D) any document, information or other matter which constitutes non-financial trade secrets or non-financial proprietary information of the Borrower or any Subsidiary thereof and/or any customers and/or suppliers of the foregoing.

Section 5.08 Use of Proceeds. Use the proceeds of the Loans made and Letters of Credit issued in the manner contemplated by Section 3.12.

Section 5.09 Compliance with Environmental Laws. Comply with all applicable Environmental Laws, and obtain and renew all required Environmental Permits, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10 Further Assurances; Additional Security(a).

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that the Collateral Agent may reasonably request (including those required by applicable law), to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Collateral Agent, from time to time upon reasonable request, other than during a Collateral Suspension Period, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) If any material asset is acquired by the Borrower or any Guarantor after the Closing Date or owned by an entity at the time it becomes a Guarantor (in each case other than (x) assets constituting Collateral under a Security Document that automatically become subject to the Lien of such Security Document upon acquisition thereof and (y) assets constituting Excluded Property), the Borrower or such Guarantor, as applicable, will (i) notify the Collateral Agent of such acquisition or ownership and (ii) cause such asset to be subjected to a Lien (subject to any Permitted Liens) securing the Obligations by, and take, and cause the Guarantors to take, such actions as shall be reasonably requested by the Collateral Agent to cause the Collateral and Guarantee Requirement to be satisfied with respect to such asset, including actions described in clause (a) of this Section 5.10, all at the expense of the Loan Parties, subject to clause (f) and (g) of this Section 5.10.

(c) If any additional direct or indirect Subsidiary of the Borrower is formed (including by a Delaware LLC Division), acquired or ceases to constitute an Excluded Subsidiary following the Closing Date and such Subsidiary is (1) a Wholly Owned Domestic Subsidiary of the Borrower that is not an Excluded Subsidiary or (2) any other Domestic Subsidiary of the Borrower that may be designated by the Borrower in its sole discretion, within seventy five (75) days after the date such Subsidiary is formed (including by a Delaware LLC Division) or acquired or meets such criteria (or first becomes subject to such requirement) or such longer period as the Collateral Agent may agree in its sole discretion, notify the Collateral Agent thereof and, within one hundred and fifteen (115) days after the date such Subsidiary is formed (including by a Delaware LLC Division) or acquired or meets such criteria (or first becomes subject to such requirement) or such longer period as the Collateral Agent may agree in its sole discretion, cause such Subsidiary to become a Guarantor and cause the Collateral and Guarantee Requirements to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party, subject to clause (f) and (g) of this Section 5.10. Notwithstanding anything to the contrary herein, the Borrower shall have the right, at any time, to (A) designate an Excluded Subsidiary as a Guarantor and (B) to subsequently release such Guarantee in accordance with Section 9.18(b)(i); provided that in no circumstance shall an Excluded Subsidiary become a Guarantor unless so designated as a Guarantor by the Borrower in its sole discretion.

(d) Other than during a Collateral Suspension Period, furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s corporate or organization name, (B) in any Loan Party’s identity or organizational structure, (C) in any Loan Party’s organizational identification number (to the extent relevant in the applicable jurisdiction of organization), (D) in any Loan Party’s jurisdiction of organization and (E) in any Loan Party’s chief executive office; provided, that the Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within ninety (90) days following such change (or such longer period as the Collateral Agent may agree in its sole discretion), under the Uniform Commercial Code (or its equivalent in any applicable jurisdiction) that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral in which a security interest may be perfected by such filing, for the benefit of the Secured Parties.

(e) If any additional Foreign Subsidiary of the Borrower is formed or acquired after the Closing Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a “first tier” Foreign Subsidiary of a Loan Party, within sixty (60) days after the date such Foreign Subsidiary is formed or acquired (or such longer period as the Collateral Agent may agree in its reasonable discretion), notify the Collateral Agent thereof and, within seventy five (75) days after the date such Foreign Subsidiary is formed or acquired or such longer period as the Collateral Agent may agree in its reasonable discretion, cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Foreign Subsidiary owned by or on behalf of any Loan Party, subject to clause (f) and (g) of this Section 5.10.

(f) Notwithstanding anything to the contrary in this Agreement or in the other Loan Documents, the Collateral and Guarantee Requirement and the other provisions of this Section 5.10 and the other Loan Documents with respect to Collateral need not be satisfied with respect to any of the following (collectively, the “Excluded Property”): (i) all Real Property; (ii) motor vehicles and other assets subject to certificates of title; (iii) letter of credit rights (other than to the extent that a security interest therein can be perfected by the filing of a financing statement under the Uniform Commercial Code); (iv) commercial tort claims (as defined in the Uniform Commercial Code); (v) [reserved]; (vi) leases, licenses, permits and other agreements, any property subject to a purchase money security interest, any Lien securing a Capitalized Lease Obligation or similar arrangement to the extent, and so long as, the pledge thereof or the security interest therein would require a consent not obtained or would violate or invalidate the terms thereof or create a right of termination or acceleration in favor of any other party thereto (other than the Borrower or a Guarantor), but only to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code, the Bankruptcy Code or other Requirement of Law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition (it being understood that no Loan Party shall be required to seek any such consent, approval or authorization); (vii) other assets to the extent the pledge thereof or the security interest therein is prohibited by applicable law, rule or regulation (only to the extent such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code, Bankruptcy Code or any other Requirement of Law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition), or by any bona fide contractual obligation existing on the Amendment No. 4 Effective Date or at the time such assets are acquired (in each case, as reasonably determined by the Borrower in good faith), or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received (it being understood that no Loan Party shall be required to seek any such consent, approval, license or authorization)); (viii) those assets as to which the Administrative Agent and the Borrower shall reasonably agree that the costs or other consequences (including, without limitations, Tax consequences) of obtaining such security interest or perfection thereof are excessive in relation to the value of the security to be afforded thereby; (ix) “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent that the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of the applicable grantor’s right, title or interest therein or in any trademark issued as a result of such application under applicable law; (x) receivable and related assets sold pursuant to any Qualified Receivables Facility (including Permitted Receivables Facility Assets, Permitted Receivables Related Assets or the Equity Interests of any Receivables Entity) and any subordinated intercompany Indebtedness issued in connection therewith; (xi) any governmental licenses, permits or state or local franchises, charters and authorizations, to the extent Liens and security interests therein are prohibited or restricted thereby, but only to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code; (xii) any accounts established for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of any Loan Party’s or Subsidiaries’ employees, tax accounts, escrow accounts, fiduciary or trust accounts and any funds and other property held in or maintained in any such accounts; (xiii) Intellectual Property to the extent that a grant of a security interest therein cannot be perfected by filing or recording, as applicable, a financing statement with the applicable office or a short form intellectual property security agreement with the United States Patent and Trademark Office or United States Copyright Office; (xiv) any assets to the extent the pledge thereof or the security interest therein could reasonably be expected to result in material adverse tax consequences to the Borrower or any of its Subsidiaries, as reasonably determined by the Borrower in consultation with the Administrative Agent and (xv) Excluded Securities; provided, that the Borrower may in its sole discretion elect to exclude any property from the definition of “Excluded Property.” In addition, in no event shall (1) control agreements or control, lockbox or similar agreements or arrangements be required with respect to deposit accounts, securities accounts or commodities accounts, (2) landlord, mortgagee and bailee waivers or subordination agreements (other than any subordination agreement expressly contemplated by Sections 6.01(a), (e), or (m) of this Agreement) be required, (3) notices be required to be sent to account debtors or other contractual third parties unless and Event of Default has occurred and is continuing, (4) foreign-law governed security documents or perfection under foreign law be required and (5) estoppels or collateral access letters or similar arrangements be required.

(g) Notwithstanding anything herein to the contrary, (A) the Collateral Agent may grant extensions of time or waiver or modification of requirement for the creation or perfection of security interests in or the obtaining of insurance with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot reasonably be accomplished without undue effort or expense or is otherwise impracticable by the time or times at and/or in the form or manner in which it would otherwise be required by this Agreement or the other Loan Documents and (B) Liens required to be granted from time to time pursuant to, or any other requirements of, the Collateral and Guarantee Requirement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents.

(h) Notwithstanding anything to the contrary contained in this Agreement or any Loan Document, on the Investment Grade Rating Trigger Date, at the election of Borrower, all Liens in favor of the Secured Parties securing the Obligations pursuant to the Security Documents shall be released and terminated, and all rights in and to the Collateral pledged or assigned by any Loan Party thereunder to the Secured Parties shall automatically revert to such Loan Party, and the Collateral Agent shall return promptly any pledged Collateral in its possession to such Loan Party, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to such Loan Party, or to the Person or Persons legally entitled thereto, and to evidence or document the release of the interests of the Secured Parties arising under the Security Documents, all as reasonably requested by, and at the sole expense of, such Loan Party.

(i) If, after any Investment Grade Rating Trigger Date, a Secured Covenant Reinstatement Event occurs, the Collateral Suspension Period shall terminate and all Collateral and the Security Documents, and all Liens granted or purported to be granted therein, shall be reinstated as of the Collateral Reinstatement Date on the same terms as in effect immediately prior to the Investment Grade Rating Trigger Date, and the Loan Parties shall, at their sole cost and expense, take all actions and execute and deliver all documents including the delivery of new pledge and security documents (including short form intellectual property security agreements), UCC-1 financing statements and stock certificates accompanied by stock powers reasonably requested by the Administrative Agent or Collateral Agent as necessary to create and perfect the Liens of the Collateral Agent in such Collateral, in form and substance reasonably satisfactory to the Administrative Agent and Collateral Agent, within 90 days of such Secured Covenant Reinstatement Event (or such longer period as the Administrative Agent may agree in its sole discretion) (the first date on which a new pledge and/or security document is required to be delivered pursuant to the foregoing, the “Collateral Reinstatement Date”). Upon the occurrence of a Secured Covenant Reinstatement Event, a Secured Covenants Period shall be in effect until such time as a subsequent Investment Grade Rating Trigger Date shall occur. Notwithstanding anything to the contrary contained in this Agreement or any Loan Document, no action taken or omitted to be taken by the Borrower or any of its Subsidiaries during a Unsecured Covenants Period shall give rise to a Default or Event of Default on or after a Secured Covenant Reinstatement Event so long as such action or omission was permitted during such Unsecured Covenants Period.

Section 5.11 Rating. Use commercially reasonable efforts to obtain and to maintain (a) public ratings from any two of Moody’s, S&P and Fitch for the Term B~~-2~~-3 Loans and (b) public corporate family ratings from any two of Moody’s, S&P and Fitch in respect of the Borrower; provided, however, that, in each case, that the Borrower and its subsidiaries shall not be required to obtain or maintain any specific rating.

Section 5.12 Subsidiaries and Unrestricted Subsidiaries. Designate any Subsidiary as an Unrestricted Subsidiary or redesignate any Unrestricted Subsidiary as a Subsidiary only in accordance with the definition of “Unrestricted Subsidiary” contained herein. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, other than any bona fide operational joint venture established for legitimate business purposes as reasonably determined by the Borrower in good faith, no Loan Party shall (i) sell, lease, sublease, dispose of or otherwise transfer ownership to an Unrestricted Subsidiary of any Material IP or (ii) grant an exclusive license or an exclusive sublicense to an Unrestricted Subsidiary of any Material IP; for the avoidance of doubt, it is understood and agreed that such restriction shall not restrict any non-exclusive licenses, non-exclusive sublicenses or non-exclusive cross licenses of rights in Intellectual Property.

Section 5.13 Anti-Corruption Laws and Sanctions. Implement and maintain in effect policies and procedures reasonably designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

Section 5.14 Post-Closing. Take all necessary actions to satisfy the items described on Schedule 5.14 within the applicable period of time specified in such Schedule (or such longer period as the Administrative Agent may agree in its sole discretion).

ARTICLE VI

Negative Covenants

The Borrower covenants and agrees with each Lender that from the Closing Date until the Termination Date, unless the Required Lenders (or, in the case of Section 6.11, the Required Financial Covenants Lenders voting as a single Class) shall otherwise consent in writing, the Borrower will not, and will not permit any of the Subsidiaries to:

Section 6.01 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness (other than as described in Section 6.01(b) below) existing or committed on the Amendment No. 4 Effective Date (provided, that any such Indebtedness that is owed to any person other than the Borrower and one or more of its subsidiaries, in an aggregate amount in excess of $5,000,000 shall be set forth in Part A of Schedule 6.01)) and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided, that any Indebtedness outstanding pursuant to this clause (a) which is owed by a Loan Party to any Subsidiary that is not a Loan Party shall be subordinated in right of payment to the same extent required pursuant to Section 6.01(e);

(b) Indebtedness created hereunder (including pursuant to Section 2.21, Section 2.22 and Section 2.23) and under the other Loan Documents and any Refinancing Notes incurred to Refinance such Indebtedness;

(c) Indebtedness of the Borrower or any Subsidiary pursuant to Hedging Agreements entered into for non-speculative purposes;

(d) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits, unemployment insurance and other social security laws or regulations, or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business or consistent with past practice or industry practices;

(e) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided, that (i) Indebtedness of any Subsidiary that is not a Loan Party owing to a Loan Party incurred pursuant to this Section 6.01(e) shall be subject to Section 6.04(b) and (ii) Indebtedness owed by any Loan Party to any Subsidiary that is not a Loan Party incurred pursuant to this Section 6.01(e) (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Borrower and its Subsidiaries) shall be subordinated in right of payment to the Loan Obligations under this Agreement on terms reasonably satisfactory to the Administrative Agent; provided that the Intercompany Subordination Agreement shall be deemed to be on terms reasonably satisfactory to the Administrative Agent;

(f) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business or consistent with past practice or industry practices, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice or industry practices;

(g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services, in each case incurred in the ordinary course of business;

(h) (i) Indebtedness of a Subsidiary acquired after the Closing Date or a person merged, amalgamated or consolidated with the Borrower or any Subsidiary after the Closing Date and Indebtedness otherwise assumed by any Loan Party in connection with the acquisition of assets or Equity Interests (including a Permitted Business Acquisition or other permitted Investment), where such acquisition, merger, amalgamation or consolidation is not prohibited by this Agreement; provided, that (x) Indebtedness incurred pursuant to this subclause (h)(i) shall be in existence prior to the respective acquisition of assets or Equity Interests (including a Permitted Business Acquisition or other permitted Investment) and shall not have been created in contemplation thereof or in connection therewith, and (y) after giving effect to the incurrence of such Indebtedness (whether secured or unsecured) in connection therewith, the Total Net Leverage Ratio shall not be greater than (A) the then applicable ratio in the Financial Covenant set forth in Section 6.11(a) or (B) the Total Net Leverage Ratio in effect immediately prior thereto, in each case calculated on a Pro Forma Basis for the then most recently ended Test Period; and (ii) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(i) (x) Capitalized Lease Obligations, mortgage financings and other Indebtedness incurred by the Borrower or any Subsidiary prior to or within 360 days after the acquisition, lease, construction, repair, replacement or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Equity Interest of any person owning such property) permitted under this Agreement in order to finance such acquisition, lease, construction, repair, replacement or improvement, in an aggregate principal amount that immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(i), would not exceed the greater of $393,000,000 and 27.5% of Adjusted Consolidated EBITDA for the most recently ended Test Period, determined on a Pro Forma Basis, when incurred, created or assumed, and (y) any Permitted Refinancing Indebtedness in respect thereof;

(j) (x) Capitalized Lease Obligations and any other Indebtedness incurred by the Borrower or any Subsidiary arising from any Permitted Sale Lease-Back Transaction, and (y) any Permitted Refinancing Indebtedness in respect thereof;

(k) (x) other Indebtedness of the Borrower or any Subsidiary, in an aggregate principal amount that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(k), would not exceed the greater of $786,000,000 and 55% of Adjusted Consolidated EBITDA for the most recently ended Test Period, determined on a Pro Forma Basis, when incurred, created or assumed (the “General Debt Basket”); provided that the amount of Indebtedness permitted to be incurred, created or assumed pursuant to this clause (k)(x) shall be reduced on a dollar-for-dollar basis by the amount of Indebtedness incurred, created or assumed in reliance on the Reallocated Amount and (y) any Permitted Refinancing Indebtedness in respect thereof;

(l) [reserved];

(m) Guarantees (i) by the Borrower or any Guarantor of any Indebtedness of the Borrower or any Guarantor permitted to be incurred under this Agreement, (ii) by the Borrower or any Guarantor of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Guarantor to the extent such Guarantees are permitted by Section 6.04, (iii) by any Subsidiary that is not a Guarantor of Indebtedness of another Subsidiary that is not a Guarantor, and (iv) by the Borrower or any Guarantor of Indebtedness of Subsidiaries that are not Guarantors incurred for working capital purposes in the ordinary course of business on ordinary business terms so long as such Indebtedness is permitted to be incurred under Section 6.01(q) and to the extent such Guarantees are permitted by Section 6.04); provided, that Guarantees by the Borrower or any Guarantor under this Section 6.01(m) of any other Indebtedness of a person that is subordinated in right of payment to other Indebtedness of such person shall be expressly subordinated in right of payment to the Loan Obligations to at least the same extent as such underlying Indebtedness is subordinated in right of payment;

(n) Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with the Transactions, any Permitted Business Acquisition, other Investments or the disposition of any business, assets or a Subsidiary not prohibited by this Agreement, other than guarantees of Indebtedness incurred or issued by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such Permitted Business Acquisition or Investment;

(o) Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Indebtedness for borrowed money;

(p) (i) Permitted Debt, so long as immediately after giving effect to the incurrence of such Permitted Debt and the use of proceeds thereof (A) the Total Net Leverage Ratio on a Pro Forma Basis is not greater than the applicable ratio in the Financial Covenant set forth in Section 6.11(a) and (B) no Default or Event of Default shall have occurred and be continuing or shall result therefrom, and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(q) (x) Indebtedness of Subsidiaries that are not Guarantors in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(q), would not exceed (i) the greater of $714,000,000 and 50% of Adjusted Consolidated EBITDA for the most recently ended Test Period, determined on a Pro Forma Basis, when incurred, created or assumed and (ii) the amount of Indebtedness outstanding under the Agreement relating to an Amortizing Loan Kreditanstalt fur Wiederaufbau Program: KfW Energy Efficiency Program Energy-efficient Construction and Refurbishment (276), dated as of December 21, 2020, between Coherent LaserSystems GmbH & Co. KG and Commerzbank Aktiengesellschaft, in a maximum principal amount not to exceed €24,000,000 at any time outstanding and (y) any Permitted Refinancing Indebtedness in respect thereof;

(r) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Agreements;

(s) Indebtedness representing deferred compensation to directors, officers, employees, consultants or independent contractors of the Borrower or any Subsidiary incurred in the ordinary course of business;

(t) (x) Indebtedness in connection with Qualified Receivables Facilities in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(t), would not exceed the greater of $143,000,000 and 10% of Adjusted Consolidated EBITDA for the most recently ended Test Period, determined on a Pro Forma Basis, when incurred, created or assumed and (y) any Permitted Refinancing Indebtedness in respect thereof;

(u) obligations in respect of Cash Management Agreements;

(v) Permitted Debt that is either (A) unsecured or (B) secured by Other First Liens or Junior Liens on the Collateral (i) in an aggregate principal amount outstanding not to exceed at the time of incurrence (or with respect to such Permitted Debt that is a delayed draw term loan or a revolver, at the time such commitments are established and assuming that all such commitments were fully drawn or incurred on such date) the Incremental Amount available at such time; provided, that any such Permitted Debt shall (x) if incurred in the form of term “B” loans secured by Other First Liens, comply with the requirements of Section 2.21(b)(v) as if such Permitted Debt was incurred as an Other Incremental Term B Loan thereunder (and with pricing increases with respect to the Initial Term Loans to occur as, and to the extent, provided in Section 2.21(b)(v) as if such Permitted Debt was incurred as an Other Incremental Term B Loan hereunder) and (y) count as a usage of the Incremental Amount for purposes of Section 2.21, and (ii) Permitted Refinancing Indebtedness in respect of any Indebtedness theretofore outstanding pursuant to this clause (v);

(w) Indebtedness of, incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures or Unrestricted Subsidiaries to the extent constituting an Investment permitted by Section 6.04 when incurred, created or assumed;

(x) Indebtedness issued by the Borrower or any Subsidiary to future, current or former officers, directors, employees, consultants or independent contractors and their respective estates, heirs, family members, spouses, former spouses, domestic partners or former domestic partners to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 6.06;

(y) Indebtedness consisting of obligations of the Borrower or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with the Transactions and Permitted Business Acquisitions or any other Investment permitted hereunder;

(z) Indebtedness of the Borrower or any Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Borrower and the Subsidiaries;

(aa) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(bb) Indebtedness represented by the Senior Notes and any Permitted Refinancing Indebtedness in respect thereof;

(cc) Indebtedness consisting of customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business; and

(dd) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law.

For purposes of determining compliance with this Section 6.01, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in Sections 6.01(a) through (dd) but may be permitted in part under any combination thereof (and subject to compliance, where relevant, with Section 6.02), (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in Sections 6.01(a) through (dd), the Borrower may, in its sole discretion, divide, classify or reclassify such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.01 and will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one or more (as relevant) of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof); provided, that all Indebtedness outstanding under this Agreement shall at all times be deemed to have been incurred pursuant to clause (b) of this Section 6.01 and (C) Section 1.07 shall apply. In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence;

This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior in right of payment to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior in right of payment to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 6.02 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person) of the Borrower or any Subsidiary now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

(a) Liens on property or assets of the Borrower and the Subsidiaries existing on the Amendment No. 4 Effective Date and, to the extent securing Indebtedness in an aggregate principal amount in excess of $5,000,000, set forth on Schedule 6.02(a) and any modifications, replacements, renewals or extensions thereof; provided, that such Liens shall secure only those obligations that they secure on the Amendment No. 4 Effective Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01) and shall not subsequently apply to any other property or assets of the Borrower or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof;

(b) any Lien created under the Loan Documents (including Liens created under the Security Documents securing obligations in respect of Secured Hedge Agreements and Secured Cash Management Agreements);

(c) any Lien on any property or asset of the Borrower or any Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(h);

provided, that (i) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Subsidiary, as the case may be, and (ii) such Lien does not apply to any other property or assets of the Borrower or any of the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset and accessions and additions thereto and proceeds and products thereof (other than accessions thereto and proceeds thereof so acquired or any after-acquired property of such person becoming a Subsidiary (but not of the Borrower or any other Loan Party, including any Loan Party into which such acquired entity is merged) required to be subjected to such Lien pursuant to the terms of such Indebtedness (and refinancings thereof));

(d) Liens for Taxes, assessments or other governmental charges or levies (i) not yet delinquent by more than 30 days, that are being contested in good faith in compliance with Section 5.03 or (ii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect;

(e) Liens imposed by law, constituting landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations (i) that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any Subsidiary shall have set aside on its books reserves in accordance with GAAP or (ii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect;

(f) (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary;

(g) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) and deposits securing letters of credit, bank guarantees or similar instruments posted to support payment of the items set forth in this clause (g), in each case to the extent such deposits and other Liens are incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h) zoning, land use and building restrictions, regulations and ordinances, easements, survey exceptions, minor encroachments by and on the Real Property, railroad trackage rights, sidings and spur tracks, leases (other than Capitalized Lease Obligations), subleases, licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, reservations, restrictions and leases of or with respect to oil, gas, mineral, riparian and water rights and water usage, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary;

(i) Liens securing Indebtedness permitted by Section 6.01(i); provided, that such Liens do not apply to any property or assets of the Borrower or any Subsidiary other than the property or assets acquired, leased, constructed, replaced, repaired or improved with such Indebtedness (or the Indebtedness Refinanced thereby), and accessions and additions thereto, proceeds and products thereof, customary security deposits and related property; provided, further, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates) (it being understood that with respect to any Liens on the Collateral being incurred under this clause (i) to secure Permitted Refinancing Indebtedness, if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were Junior Liens, then any Liens on such Collateral being incurred under this clause (i) to secure Permitted Refinancing Indebtedness shall also be Junior Liens);

(j) Liens arising out of any Permitted Sale Lease-Back Transaction, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions and additions thereto or proceeds and products thereof and related property;

(k) non-consensual Liens securing judgments, awards, attachments and/or decrees that do not constitute an Event of Default under Section 7.01(j);

(l) any interest or title of a ground lessor or any other lessor, sublessor or licensor under any ground leases or any other leases, subleases, licenses or sublicenses of real property entered into by the Borrower or any Subsidiary in the ordinary course of business, and all Liens suffered or created by any such ground lessor or any other lessor, sublessor, licensor or sublicensor (or any predecessor in interest) with respect to any such interest or title in such real property which is subject thereof;

(m) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Borrower or any Subsidiary in the ordinary course of business;

(n) Liens (i) arising solely by virtue of any statutory or common law provision encumbering deposits (including relating to banker’s liens, rights of set-off or similar rights), (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (iv) in respect of Third Party Funds, (v) in favor of credit card companies pursuant to agreements therewith, (vi) of a collection bank arising under Section 4-210 of the UCC or (vii) granted in the ordinary course of business by the Borrower or any Subsidiary to any bank with whom it maintains accounts to the extent required by the relevant bank’s (or custodian’s or trustee’s, as applicable) standard terms and conditions which are within the general parameters customary in the banking industry;

(o) Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar obligations permitted under Section 6.01 and incurred in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Indebtedness for borrowed money;

(p) leases or subleases, and licenses or sublicenses (including with respect to any fixtures, furnishings, equipment, vehicles or other personal property, or Intellectual Property), granted to others in the ordinary course of business not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole (as reasonably determined by the Borrower in good faith);

(q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(r) Liens solely on any cash earnest money deposits made by the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(s) Liens with respect to property or assets of any Subsidiary that is not a Loan Party securing obligations of a Subsidiary that is not a Loan Party that is permitted by Section 6.01;

(t) Liens on any amounts held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;

(u) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(v) (i) agreements to subordinate any interest of the Borrower or any Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business and (ii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(w) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or other obligations not constituting Indebtedness;

(x) Liens (i) on Equity Interests in joint ventures (A) securing obligations of such joint venture or (B) pursuant to the relevant joint venture agreement or arrangement and (ii) on Equity Interests in Unrestricted Subsidiaries;

(y) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof;

(z) Liens in respect of Qualified Receivables Facilities entered into in reliance on Section 6.01(t) that extend only to Permitted Receivables Facility Assets, Permitted Receivables Related Assets or the Equity Interests of any Receivables Entity;

(aa) Liens securing insurance premiums financing arrangements; provided, that such Liens are limited to the applicable unearned insurance premiums and rights incidental thereto;

(bb) in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple or freehold interest (or any superior leasehold interest) is subject;

(cc) Liens securing Indebtedness or other obligations (i) of the Borrower or a Subsidiary in favor of the Borrower or any Guarantor and (ii) of any Subsidiary that is not a Guarantor in favor of any Subsidiary that is not a Guarantor;

(dd) Liens (i) on cash or Permitted Investments securing Hedging Agreements in the ordinary course of business submitted for clearing in accordance with applicable Requirements of Law and (ii) securing obligations arising from services of the type described in the definition of the term “Cash Management Agreement”;

(ee) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bank guarantee issued or created for the account of the Borrower or any Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.01;

(ff) subordination, non-disturbance and/or attornment agreements with any ground lessor, lessor or any mortgagor of any of the foregoing, with respect to any ground lease or other lease or sublease entered into by Borrower or any Subsidiary;

(gg) [reserved];

(hh) Liens on Collateral that are Other First Liens or Junior Liens, so long as such Other First Liens or Junior Liens secure Indebtedness permitted by Section 6.01(b) or 6.01(v) and guarantees thereof permitted by Section 6.01(m);

(ii) Liens arising out of conditional sale, title retention or similar arrangements for the sale or purchase of goods by the Borrower or any of the Subsidiaries in the ordinary course of business;

(jj) with respect to any Real Property which is acquired in fee after the Closing Date, Liens which exist immediately prior to the date of acquisition, excluding any Liens securing Indebtedness which is not otherwise permitted hereunder; provided, that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Borrower or any of its Subsidiaries;

(kk) other Liens with respect to property or assets of the Borrower or any Subsidiary securing (x) obligations in an aggregate outstanding principal amount that, together with the aggregate principal amount of other obligations that are secured pursuant to this clause (kk), immediately after giving effect to the incurrence of such Liens, would not exceed the greater of $786,000,000 and 55% of Adjusted Consolidated EBITDA for the most recently ended Test Period, determined on a Pro Forma Basis, and (y) Permitted Refinancing Indebtedness incurred to Refinance obligations secured pursuant to subclause (x);

(ll) in the case of (i) any subsidiary of the Borrower that is not a Wholly Owned Subsidiary or (ii) the Equity Interests in any person that is not a subsidiary of the Borrower, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such subsidiary or such other person set forth in the organizational documents of such subsidiary or such other person or any related joint venture, shareholders’ or similar agreement;

(mm) Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by the Indenture); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal; and

(nn) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that person in the ordinary course of business; and

(oo) Liens incurred or deemed incurred in the ordinary course of business in connection with supply-chain financing programs or similar arrangements.

For purposes of determining compliance with this Section 6.02, (A) a Lien securing an obligation or other item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in Sections 6.02(a) through (oo) but may be permitted in part under any combination thereof, (B) in the event that a Lien securing an obligation or other item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in Sections 6.02(a) through (oo), the Borrower may, in its sole discretion, divide, classify or reclassify such Lien securing such obligation or other item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.02 and will be entitled to only include the amount and type of such Lien or such obligation or other item of Indebtedness secured by such Lien (or any portion thereof) in one or more (as relevant) of the above clauses (or any portion thereof) and such Lien securing such obligation or other item of Indebtedness (or portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof), and (C) Section 1.07 shall apply. In addition, with respect to any Lien securing any obligation or other item of Indebtedness that was permitted to secure such obligation or other item of Indebtedness at the time of incurrence of such obligation or other item of Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such obligation or other item of Indebtedness.

Section 6.03 [Reserved].

Section 6.04 Investments, Loans and Advances. Make any Investment, except:

(a) Investments to effect the Transactions;

(b) Investments among the Borrower and its Subsidiaries (including between or among Subsidiaries and including in connection with the formation of Subsidiaries); provided that any such Investments made by the Borrower or any Guarantor pursuant to this Section 6.04(b) in any Subsidiary that is not a Guarantor shall not exceed the greater of $714,000,000 and 50% of Adjusted Consolidated EBITDA for the most recently ended Test Period, determined on a Pro Forma Basis;

(c) Permitted Investments and Investments that were Permitted Investments when made;

(d) Investments arising out of the receipt by the Borrower or any Subsidiary of non-cash consideration for the Disposition of assets permitted under Section 6.05;

(e) loans and advances to officers, directors, employees, consultants or independent contractors of the Borrower or any Subsidiary (i) in the ordinary course of business in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $15,000,000, (ii) in respect of payroll payments and expenses (including travel and entertainment expenses, relocation costs and similar purposes) in the ordinary course of business and (iii) in connection with such person’s purchase of Equity Interests of the Borrower;

(f) accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(g) Hedging Agreements entered into for non-speculative purposes;

(h) Investments (not in Subsidiaries, which are provided in clause (b) above) existing on, or contractually committed as of, the Amendment No. 4 Effective Date and set forth on Schedule 6.04 and any extensions, renewals, replacements or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or committed on the Amendment No. 4

Effective Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Amendment No. 4 Effective Date or as otherwise permitted by this Section 6.04);

(i) Investments resulting from pledges and deposits under Sections 6.02(f), (g), (n), (q), (r), (dd) and (jj);

(j) other Investments by the Borrower or any Subsidiary in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed at the time made the sum of (X) the greater of $714,000,000 and 50% of Adjusted Consolidated EBITDA for the most recently ended Test Period, determined on a Pro Forma Basis, when made, plus (Y) any portion of the Available Amount on the date of such election that the Borrower elects to apply to this Section 6.04(j)(Y) in a written notice of a Responsible Officer thereof, which notice shall set forth calculations in reasonable detail of the Available Amount immediately prior to such election and the amount thereof elected to be so applied, and plus (Z) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment (excluding any returns in excess of the amount originally invested) pursuant to clause (X) or (Y); provided, that if any Investment pursuant to this Section 6.04(j) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Borrower, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) (to the extent permitted by the provisions thereof) and not in reliance on this Section 6.04(j);

(k) Investments constituting Permitted Business Acquisitions;

(l) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Borrower or a Subsidiary as a result of a foreclosure or deed in lieu of foreclosure by the Borrower or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(m) [reserved];

(n) acquisitions by the Borrower of obligations of one or more directors, officers or other employees of the Borrower or its Subsidiaries in connection with such director’s, officer’s or employee’s acquisition of Equity Interests of the Borrower, so long as no cash is actually advanced by the Borrower or any of the Subsidiaries to such directors, officers or employees in connection with the acquisition of any such obligations;

(o) Guarantees by the Borrower or any Subsidiary of leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness of the kind described in clauses (b), (e), (f), (g), (h), (i), (j) or (k) of the definition thereof, in each case entered into by the Borrower or any Subsidiary in the ordinary course of business;

(p) Investments to the extent that payment for such Investments is made with Qualified Equity Interests of the Borrower; provided, that the issuance of such Equity Interests are not included in any determination of the Available Amount;

(q) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(r) non-cash Investments made in connection with tax planning and reorganization activities so long as, after giving effect thereto, the security interest of the Lenders in the Collateral, taken as a whole, is not materially impaired (as reasonably determined by the Borrower in good faith);

(s) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or such Subsidiary;

(t) advances of payroll payments to employees in the ordinary course of business;

(u) Investments consisting of transfers of Permitted Receivables Facility Assets or arising as a result of Qualified Receivables Facilities;

(v) Investments consisting of the leasing, subleasing, licensing, sublicensing or contribution of Intellectual Property pursuant to joint marketing or other similar arrangements with other persons and which do not interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole (as reasonably determined by the Borrower in good faith);

(w) to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses, sublicenses, leases or subleases of Intellectual Property in each case in the ordinary course of business;

(x) additional Investments, so long as, immediately after giving effect thereto, (x) no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing and (y) the Total Net Leverage Ratio on a Pro Forma Basis is not greater than 3.50 to 1.00;

(y) additional Investments in joint ventures or Unrestricted Subsidiaries in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed at the time made the greater of $572,000,000 and 40% of Adjusted Consolidated EBITDA for the most recently ended Test Period, determined on a Pro Forma Basis;

(z) guarantees of Indebtedness permitted to be incurred under Section 6.01 and obligations relating to such Indebtedness and performance guarantees in the ordinary course of business;

(aa) intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries;

(bb) Investments made pursuant to obligations entered into when the Investment would have been permitted hereunder so long as such Investment when made reduces the amount available under the clause under which the Investment would have been permitted;

(cc) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business; and

(dd) Investments consisting of Indebtedness (including guarantees) permitted under Section 6.01, Liens permitted under Section 6.02, fundamental changes permitted under Section 6.05 and Restricted Payments permitted under Section 6.06 and, in each case other than by reference to Investments permitted under this Section 6.04.

For purposes of determining compliance with this Section 6.04, (A) an Investment need not be permitted solely by reference to one category of permitted Investments (or any portion thereof) described in Sections 6.04(a) through (dd) but may be permitted in part under any combination thereof and (B) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Investments (or any portion thereof) described in Sections 6.04(a) through (dd), the Borrower may, in its sole discretion, divide, classify or reclassify such Investment (or any portion thereof) in any manner that complies with this Section 6.04 and will be entitled to only include the amount and type of such Investment (or any portion thereof) in one or more (as relevant) of the above clauses (or any portion thereof) and such Investment (or any portion thereof) shall be treated as having been made or existing pursuant to only such clause or clauses (or any portion thereof) and (C) Section 1.07 shall apply; provided, that all Investments described in Schedule 6.04 shall be deemed outstanding under Section 6.04(b) or Section 6.04(h), as applicable.

Any Investment in any person other than the Borrower or a Guarantor that is otherwise permitted by this Section 6.04 may be made through intermediate Investments in Subsidiaries that are not Loan Parties and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above. The amount of any Investment made other than in the form of cash or cash equivalents shall be the Fair Market Value thereof valued at the time of the making thereof, and without giving effect to any subsequent increases or decreases in value, write-downs or write-offs thereof.

Section 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions. (x) Merge into, amalgamate with or consolidate with any other person, or permit any other person to merge into, amalgamate with or consolidate with it or (y) Dispose of (in one transaction or in a series of related transactions) all or any part of its assets (whether now owned or hereafter acquired) having a Fair Market Value in excess of the greater of $143,000,000 and 10% of Adjusted Consolidated EBITDA for the most recently ended Test Period, determined on a Pro Forma Basis in a single transaction or a series of related transactions, except that this Section 6.05 shall not prohibit:

(a) (i) the Disposition of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business by the Borrower or any Subsidiary or in the conversion of accounts receivable and related assets to notes receivable or dispositions of accounts receivable and related assets in connection with the collection or compromise thereof, (ii) the lease (pursuant to an operating lease) of any other asset in the ordinary course of business by the Borrower or any Subsidiary or, with respect to operating leases, otherwise for Fair Market Value on market terms (as determined in good faith by the Borrower), (iii) the Disposition of surplus, obsolete, damaged, unnecessary, unsuitable or worn out equipment or other property in the ordinary course of business by the Borrower or any Subsidiary or (iv) the Disposition of Permitted Investments in the ordinary course of business;

(b) (i) the merger, amalgamation or consolidation of any Subsidiary with or into the Borrower, (ii) the merger, amalgamation or consolidation of any Subsidiary with or into any Subsidiary or Unrestricted Subsidiary in a transaction in which the surviving or resulting entity is or becomes a Subsidiary or an Unrestricted Subsidiary; provided to the extent a Subsidiary merges into, amalgamates or consolidates with any Subsidiary that is not a Loan Party or any Unrestricted Subsidiary, such transaction shall otherwise constitute an Investment permitted by Section 6.04 (for the avoidance of doubt, other than pursuant to Section 6.04(dd) by reference to this Section 6.05), (iii) the liquidation or dissolution or change in form of entity of any Subsidiary if the Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided, that Guarantors may not be liquidated into Subsidiaries that are not Loan Parties (except as otherwise permitted by Section 6.04 (other than Section 6.04(dd) by reference to this Section 6.05)), (iv) any Subsidiary may merge, amalgamate or consolidate with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary (unless otherwise permitted by Section 6.04 (other than Section 6.04(dd) by reference to this Section 6.05)) or (v) any Subsidiary may merge, amalgamate or consolidate with any other person in order to effect an Asset Sale otherwise permitted pursuant to this Section 6.05;

(c) Dispositions to and among the Borrower or a Subsidiary; provided, that any Dispositions by a Loan Party to a Subsidiary that is not a Guarantor in reliance on this clause (c) shall be for fair market value (as reasonably determined by the Borrower in good faith) or, if for less than fair market value, such differential shall be permitted by Section 6.04;

(d) Dispositions of any property in connection with any Permitted Sale Lease-Back Transaction;

(e) (i) Investments permitted by Section 6.04 (other than Section 6.04(dd)), Permitted Liens, and Restricted Payments permitted by Section 6.06, (ii) the Transactions to the extent otherwise prohibited by this Section 6.05, and (iii) the Merger;

(f) (i) the discount or sale, in each case without recourse and in the ordinary course of business, of past due receivables (together with any and all other rights and intangibles related thereto) arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables) and (ii) any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(g) other Dispositions of assets; provided, that:

(i) the Net Proceeds thereof, if any, are applied in accordance with Section 2.11(b) to the extent required thereby;

(ii) (x) such Disposition is for Fair Market Value, and (y) at least 75% of the proceeds of such Disposition (except to Loan Parties) consist of cash or Permitted Investments; provided, that the provisions of this clause (y) shall not apply to any individual transaction or series of related transactions involving assets with a Fair Market Value of less than the greater of $143,000,000 and 10% of Adjusted Consolidated EBITDA for the most recently ended Test Period, determined on a Pro Forma Basis; provided, further, that for purposes of this clause (y), each of the following shall be deemed to be cash: (a) the amount of any liabilities (as shown on the Borrower’s or such Subsidiary’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or are otherwise cancelled in connection with such transaction, (b) any notes or other obligations or other securities or assets received by the Borrower or such Subsidiary from the transferee that are converted by the Borrower or such Subsidiary into cash within 180 days after receipt thereof (to the extent of the cash received) and (c) any Designated Non-Cash Consideration received by the Borrower or any of its Subsidiaries in such Disposition or any series of related Dispositions, having an aggregate Fair Market Value not to exceed, in the aggregate, the greater of $286,000,000 and 20% of Adjusted Consolidated EBITDA for the most recently ended Test Period, determined on a Pro Forma Basis, when received (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value); and

(iii) the Borrower may not dispose of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole pursuant to this clause (g) unless the surviving entity is an entity organized or existing under the laws of a Designated Jurisdiction and expressly assumes all obligations of the Borrower under the Loan Documents;

(h) [reserved];

(i) leases, licenses, subleases or sublicenses of any real or personal property in the ordinary course of business that do not interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole (as reasonably determined by the Borrower in good faith);

(j) (A) Dispositions of inventory or (B) Dispositions or abandonment of Intellectual Property of the Borrower and its Subsidiaries, in each case of (A) and (B), to the extent such inventory or Intellectual Property is determined in good faith by the management of the Borrower to be no longer economically practicable to maintain or useful or material to the operation of the business of the Borrower or any of the Subsidiaries (taken as a whole);

(k) any issuance, sale, pledge or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(l) the Disposition (including by capital contribution) of Permitted Receivables Facility Assets including pursuant to Qualified Receivables Facilities;

(m) any exchange or swap of assets (other than cash and Permitted Investments) for other assets (other than cash and Permitted Investments) of comparable or greater value or usefulness to the business of the Borrower and the Subsidiaries as a whole, determined in good faith by the management of the Borrower; provided that if the Total Net Leverage Ratio as of the end of the most recent fiscal quarter for which financial statements are available, is more than the Total Net Leverage Ratio set forth in Section 6.11(a), then the net effect of such exchange or swap of assets shall not require the Borrower or applicable Subsidiary to make a cash payment of an amount in excess of the greater of $150,000,000 and 1.0% of Consolidated Total Assets to the counterparty in connection with such exchange or swap of assets;

(n) any Subsidiary or any other person may be merged, amalgamated or consolidated with or into the Borrower, provided that (A) the Borrower shall be the surviving entity, (B) if the Borrower merges, amalgamates or consolidates with an entity that is not a Subsidiary, then, subject to Section 1.07(a), immediately after giving effect thereto, no Event of Default shall result therefrom or (C) if the surviving entity is not the Borrower (such other person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under a Designated Jurisdiction, (2) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (3) each Guarantor, unless it is the other party to such merger, amalgamation, consolidation, shall have by a supplement to the Guarantee Agreement, as applicable, confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, (4) each Guarantor, unless it is the other party to such merger, amalgamation, consolidation, shall have by a supplement to any applicable Security Document affirmed that its obligations thereunder shall apply to its guarantee as reaffirmed pursuant to clause (3) and (5) the Successor Borrower shall have delivered to the Administrative Agent (x) a certificate of a Responsible Officer stating that such merger, amalgamation, consolidation does not violate this Agreement or any other Loan Document and (y) if requested by the Administrative Agent, an opinion of counsel to the effect that such merger, amalgamation, consolidation does not violate this Agreement or any other Loan Document and covering such other matters as are contemplated by the Collateral and Guarantee Requirement to be covered in opinions of counsel (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the entity succeeded as the Borrower shall be released from the obligation to pay the principal of and interest on the Loans and all of such succeeded Borrower’s other obligations and covenants under this Agreement and the other Loan Documents);

(o) terminations of Hedging Agreements;

(p) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in the joint venture agreement or similar binding agreements entered into with respect to such Investment in such joint venture;

(q) the expiration of any option agreement with respect to real or personal property; and

(r) the Disposition of (i) assets acquired pursuant to any permitted Investment (including any Permitted Business Acquisition), which assets are not used or useful to the core or principal business of the Borrower and its Subsidiaries (taken as a whole) to the extent such Disposition was consummated within two (2) years of such Investment and (ii) assets acquired in an Investment permitted under this Agreement to the extent required to be made to comply with the order of any Governmental Authority or applicable laws.

Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, other than any bona fide operational joint venture established for legitimate business purposes as reasonably determined by the Borrower in good faith, no Loan Party shall sell, transfer ownership of, exclusively license or exclusively sublicense any Material IP to an Unrestricted Subsidiary, it being understood and agreed that such restriction shall not restrict any non-exclusive licenses, non-exclusive sublicenses or non-exclusive cross licenses of rights in Intellectual Property.

Section 6.06 Restricted Payments. (i) Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of Qualified Equity Interests of the person declaring, paying or making such dividends or distributions), (ii) directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of the Borrower’s Equity Interests or set aside any amount for any such purpose (other than through the issuance of Qualified Equity Interests) or (iii) make any Junior Debt Restricted Payment (all of the foregoing, “Restricted Payments”); provided, however, that:

(a) Restricted Payments may be made to the Borrower or any Subsidiary (provided, that Restricted Payments made by a non-Wholly Owned Subsidiary to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary must be made on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on its ownership interests in such non-Wholly Owned Subsidiary);

(b) Restricted Payments may be made by the Borrower to purchase or redeem the Equity Interests of the Borrower (including related stock appreciation rights or similar securities) held by then present, future or former directors, consultants, independent contractors, officers or employees of the Borrower or any of the Subsidiaries (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) or by any Plan or any shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions under this clause (b) shall not exceed in any calendar year the greater of $107,000,000 and 7.5% of Adjusted Consolidated EBITDA for the most recently ended Test Period, determined on a Pro Forma Basis (which, if not used in any calendar year, may be carried forward for the next two subsequent calendar years) (plus (x) the amount of net proceeds contributed to the Borrower that were received by the Borrower during such calendar year from sales of Qualified Equity Interests of the Borrower to directors, consultants, independent contractors, officers or employees of the Borrower or any Subsidiary in connection with permitted employee compensation and incentive arrangements; provided, that such proceeds are not included in any determination of the Available Amount, (y) the amount of net proceeds of any key person life insurance policies received during such calendar year and (z) the amount of cash bonuses otherwise payable to directors, consultants, independent contractors, officers or employees that are foregone in return for the receipt of Equity Interests of the Borrower, which, if not used in any year, may be carried forward to any subsequent calendar year); and provided, further, that cancellation of Indebtedness owing to the Borrower or any Subsidiary from the directors, consultants, independent contractors, officers or employees of the Borrower or any of the Subsidiaries (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Borrower or its Subsidiaries in connection with a repurchase of Equity Interests of the Borrower will not be deemed to constitute a Restricted Payment for purposes of this Section 6.06;

(c) any person may make non-cash repurchases of Equity Interests deemed to occur upon exercise or settlement of stock options or other Equity Interests if such Equity Interests represent a portion of the exercise price of or withholding obligation with respect to such options or other Equity Interests;

(d) so long as, at the time any such Restricted Payment is made and immediately after giving effect thereto (x) no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing and (y) with respect to Restricted Payments made pursuant to this Section 6.06(d) using clause (b) of the definition of the term “Available Amount”, the Borrower would be in Pro Forma Compliance, Restricted Payments may be made in an aggregate amount equal to a portion of the Available Amount on the date of such election that the Borrower elects to apply to this Section 6.06(d), which such election shall be set forth in a written notice of a Responsible Officer of the Borrower, which notice shall set forth calculations in reasonable detail of the Available Amount immediately prior to such election and the amount thereof elected to be so applied;

(e) Restricted Payments may be made in connection with the consummation of the Transactions or as contemplated by the Merger Agreement, including the payment of the appraised value of any Dissenting Shares (as defined in the Merger Agreement) in accordance with the Merger Agreement any dividends, payments or loans made to the Borrower to enable it to make any such payments or any future payments to employees of the Borrower or any Subsidiary under agreements entered into in connection with the Transactions (and related transactions);

(f) Restricted Payments may be made to make payments, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person;

(g) so long as, at the time any such Restricted Payment is made and immediately after giving effect thereto no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing, other Restricted Payments may be made in an aggregate amount not to exceed the greater of $607,000,000 and 42.5% of Adjusted Consolidated EBITDA for the most recently ended Test Period, determined on a Pro Forma Basis, when made;

(h) additional Restricted Payments, so long as, immediately after giving effect thereto, (x) no Default or Event of Default shall have occurred and is continuing and (y) the Total Net Leverage Ratio on a Pro Forma Basis is not greater than 3.25 to 1.00;

(i) the declaration and payment of dividends or distributions to the holders of the Designated Convertible Preferred Stock, provided that the aggregate amount of dividends declared and paid pursuant to this clause (j) shall not exceed the aggregate amount of dividends that may be paid in cash as contemplated by the terms of the definitive documentation (including Exhibit A to Statement with Respect to Shares Amending the Amended and Restated Articles of Incorporation of II-VI Incorporated Series B Convertible Preferred Stock, which statement was filed with the Pennsylvania Department of State on March 30, 2021) for the Designated Convertible Preferred Stock as in effect on December 10, 2021;

(j) so long as, immediately after giving effect thereto, no Default or Event of Default shall have occurred and is continuing, the payment of any dividend or distribution made to repurchase, redeem, retire or otherwise acquire Equity Interests of the Borrower or any direct or indirect parent of the Borrower under any share repurchase plan; provided, that the aggregate amount of Restricted Payments made under this clause (j) does not exceed the greater of $129,000,000 and 9% of Adjusted Consolidated EBITDA for the most recently ended Test Period, determined on a Pro Forma Basis in any calendar year (with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years subject to a maximum of the greater of $258,000,000 and 18% of Adjusted Consolidated

EBITDA for the most recently ended Test Period, determined on a Pro Forma Basis in any calendar year); and

(k) payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of assets that complies with this Agreement;

(l) the distribution, as a dividend or otherwise, of shares of Equity Interests of, or Indebtedness owed to a Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Permitted Investments);

(m) the declaration and payment of dividends on the Borrower’s common stock (or the payment of dividends to any direct or indirect parent of the Borrower to fund the payment by any direct or indirect parent of the Borrower of dividends on such entity’s Equity Interests) of up to 6.0% per annum of the gross cash proceeds, net of any underwriting spread paid in cash, received by the Borrower from any public offering of Equity Interests or contributed to the Borrower by any direct or indirect parent of the Borrower from any public offering of Equity Interests, other than public offerings with respect to the Company’s Equity Interests registered on Form S-4 or S-8 or successor form thereto and other than any public sale constituting an Excluded Contribution; and

(n) the minimum payment that is necessary to be paid (as determined in good faith by the Borrower) to prevent any Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code;

(o) the following types of Restricted Payments:

(i) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Borrower or any direct or indirect parent of the Borrower, or Junior Financing of the Borrower or any Guarantor, in exchange for, or out of the proceeds of the issuance or sale of, Equity Interests of the Borrower or any direct or indirect parent of the Borrower or contributions to the equity capital of the Borrower (other than Excluded Equity) (collectively, including any such contributions, “Refunding Capital Stock”);

(ii) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the issuance or sale (other than to a Subsidiary of the Borrower or to an employee stock ownership plan or any trust established by the Borrower or any of its Subsidiaries) of Refunding Capital Stock; and

(iii) if immediately prior to the retirement of the Retired Capital Stock, the declaration and payment of dividends thereon was permitted pursuant to this Section 6.06 and has not been made as of such time (the “Unpaid Amount”), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of the Borrower or any direct or indirect parent of the Borrower) in an aggregate amount no greater than the Unpaid Amount; and

(p) (i) the prepayment, redemption, defeasance, repurchase or other acquisition or retirement of Junior Financing of the Borrower or any Guarantor made by exchange for, or out of the proceeds of the Incurrence of, Refinancing Indebtedness thereof, and (ii) the prepayment, redemption, purchase, defeasance or other satisfaction of any Indebtedness or Disqualified Stock (x) existing at the time a person becomes a Subsidiary or (y) assumed in connection with the acquisition of assets, in each case so long as such Indebtedness, Disqualified Stock was not incurred in contemplation of such person becoming a Subsidiary or such acquisition.

Notwithstanding anything herein to the contrary, the foregoing provisions of Section 6.06 will not prohibit, and no Default or Event of Default shall occur as a result of, the payment of any Restricted Payment or the consummation of any redemption, purchase, defeasance or other payment within 60 days after the date of declaration thereof or the giving of notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Section 6.06 (it being understood that such Restricted Payment shall be deemed to have been made on the date of declaration or notice for purposes of such provision).

For purposes of determining compliance with this Section 6.06, (A) a Restricted Payment need not be permitted solely by reference to one category of permitted Restricted Payments (or any portion thereof) described in Sections 6.06(a) through (p) but may be permitted in part under any combination thereof and (B) in the event that a Restricted Payment (or any portion thereof) meets the criteria of one or more of the categories of Restricted Payments (or any portion thereof) described in Sections 6.06(a) through (p), the Borrower may, in its sole discretion, divide, classify or reclassify such Restricted Payment (or any portion thereof) in any manner that complies with this Section 6.06 and will be entitled to only include the amount and type of such Restricted Payment (or any portion thereof) in one or more (as relevant) of the above clauses (or any portion thereof) and such Restricted Payment (or any portion thereof) shall be treated as having been made or existing pursuant to only such clause or clauses (or any portion thereof) and (C) Section 1.07 shall apply.

Section 6.07 Transactions with Affiliates.

(a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates (other than the Borrower, the Subsidiaries or any person that becomes a Subsidiary as a result of such transaction) in a transaction (or series of related transactions) involving aggregate consideration in excess of the greater of $215,000,000 and 15% of Adjusted Consolidated EBITDA for the most recently ended Test Period, determined on a Pro Forma Basis unless such transaction is (i) otherwise permitted (or required) under this Agreement (including pursuant to Investments permitted under Section 6.04, fundamental changes and Dispositions permitted under Section 6.05 and Restricted Payments permitted under Section 6.06) or (ii) upon terms that are substantially no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate, as determined by the Board of Directors of the Borrower or such Subsidiary in good faith.

(b) The foregoing clause (a) shall not prohibit, to the extent otherwise permitted under this Agreement:

(i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of the Borrower,

(ii) transactions among the Borrower or any subsidiary, or any entity that becomes a subsidiary as a result of such transaction (including via merger, consolidation or amalgamation in which the Borrower or a subsidiary is the surviving entity), in each case, not prohibited by this Agreement,

(iii) the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants, independent contractors and employees of the Borrower and the Subsidiaries in the ordinary course of business,

(iv) (A) the Transactions (including the payment of all fees, expenses, bonuses and awards relating thereto) and any transactions pursuant to the Transaction Documents, including pursuant to the Designated Convertible Preferred Stock and (B) other permitted transactions, agreements and arrangements in existence on the Amendment No. 4 Effective Date and, to the extent involving aggregate consideration in excess of the greater of $215,000,000 and 15% of Adjusted Consolidated EBITDA for the most recently ended Test Period, set forth on Schedule 6.07 or any amendment thereto or replacement thereof or similar arrangement to the extent such amendment, replacement or arrangement is not adverse to the Lenders when taken as a whole in any material respect (as reasonably determined by the Borrower in good faith),

(v) (A) any employment agreements entered into by the Borrower or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto,

(vi) [reserved],

(vii) transactions for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business,

(viii) any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the Board of Directors of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is in the good faith determination of the Borrower qualified to render such letter, which letter states that (i) such transaction is on terms that are substantially no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an

Affiliate or (ii) such transaction is fair to the Borrower or such Subsidiary, as applicable, from a financial point of view,

(ix) transactions with joint ventures for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business,

(x) transactions pursuant to any Qualified Receivables Facility,

(xi) transactions between the Borrower or any of the Subsidiaries and any person, a director of which is also a director of the Borrower; provided, however, that (A) such director abstains from voting as a director of the Borrower on any matter involving such other person and (B) such person is not an Affiliate of the Borrower for any reason other than such director’s acting in such capacity,

(xii) [reserved],

(xiii) intercompany transactions undertaken in good faith (as certified by a Responsible Officer of the Borrower) for the purpose of improving the consolidated Tax efficiency of the Borrower and the Subsidiaries and not for the purpose of circumventing any covenant set forth herein,

(xiv) payments, loans (or cancellation of loans) or advances to directors, officers, employees, consultants or independent contractors that are (i) approved by a majority of the Disinterested Directors of the Borrower in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement, and

(xv) transactions with customers, clients or suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business that are fair to the Borrower or the Subsidiaries (as determined in good faith by the Borrower or such Subsidiary).

Section 6.08 Business of the Borrower and the Subsidiaries; Etc. Notwithstanding any other provisions hereof, engage at any time in any material respect in any business or business activity substantially different from any business or business activity conducted by any of them on the Closing Date or (i) any business the majority of whose revenues are derived from business or activities conducted by the Borrower and its Subsidiaries on the Closing Date, (ii) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary, adjacent or ancillary to any of the foregoing or (iii) any business that in the Borrower’s good faith business judgment constitutes a reasonable diversification of businesses conducted by the Borrower and its Subsidiaries, and in the case of a Receivables Entity, Qualified Receivables Facilities and related activities.

Section 6.09 Covenant Suspension. Upon the Investment Grade Rating Trigger Date, the Lenders hereby authorize the Administrative Agent and the Borrower to enter into an amendment to this Agreement to modify the negative covenants to effectuate the changes described on Schedule 6.09 at the option of Borrower and to make such other changes incidental thereto to give effect to the changes described on Schedule 6.09; provided that in the event of a Secured Covenant Reinstatement Event, the negative covenants shall be reinstated on the same terms as in effect immediately prior to the Investment Grade Rating Trigger Date, until a subsequent Investment Grade Rating Trigger Date shall occur. Notwithstanding anything to the contrary contained in this Agreement or any Loan Document, no action taken or omitted to be taken by the Borrower or any of its Subsidiaries during an Unsecured Covenants Period shall give rise to a Default or an Event of Default on or after a Secured Covenant Reinstatement Event so long as such action or omission was permitted during such Unsecured Covenants Period.

Section 6.10 Fiscal Quarter and/or Fiscal Year. In the case of the Borrower, permit any change to its fiscal quarter and/or fiscal year; provided, that the Borrower and its Subsidiaries may change their fiscal quarter and/or fiscal year-end one or more times, subject to such adjustments to this Agreement as the Borrower and Administrative Agent shall reasonably agree are necessary or appropriate in connection with such change (and the parties hereto hereby authorize the Borrower and the Administrative Agent to make any such amendments to this Agreement as they jointly deem necessary to give effect to the foregoing).

Section 6.11 Financial Covenants. With respect to the Revolving Facility and Term A Facility only:

(a) Total Net Leverage Ratio. Beginning with the end of the first full fiscal quarter after the Amendment No. 4 Effective Date, permit the Total Net Leverage Ratio as of the end of the last day of each fiscal quarter of the Borrower during each of the periods specified below to exceed 4.25 to 1.00. Notwithstanding the foregoing, for the four fiscal quarters ended immediately following the closing of a Material Acquisition (including the fiscal quarter in which such Material Acquisition occurs) and the delivery by the Borrower or written notice thereof to the Administrative Agent, the applicable Total Net Leverage Ratio level for purposes of this Section 6.11(a) (including for pro forma determinations subsequent to such closing date) shall be 4.75 to 1.00 (a “Financial Covenant Step-Up”); provided, however, that (x) immediately after any such four fiscal quarter period, there shall be at least two consecutive fiscal quarters during which the Total Net Leverage Ratio shall be equal to or less than 4.25 to 1.00 (irrespective of whether any other Material Acquisition has been consummated during such period) (a “Cool Down Period”) and (y) if a Material Acquisition is consummated during any period in which a Cool Down Period is or will be in effect, such Financial Covenant Step-Up will occur for the four fiscal quarters ended immediately following the expiration of such Cool Down Period.

(b) Interest Coverage Ratio. Beginning with the end of the first full fiscal quarter after the Closing Date, permit the Interest Coverage Ratio as of the end of the last day of each fiscal quarter of the Borrower to be less than 2.50 to 1.00.

Clause (a) and (b), are referred to, collectively, as the “Financial Covenants” and each a “Financial Covenant.”

Section 6.12 Restrictions on Subsidiary Distributions and Negative Pledge Clauses. Permit the Borrower or any Subsidiary to enter into any agreement or instrument that by its terms restricts (A) the payment of dividends or other distributions or the making of cash advances to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary or (B) the granting of Liens by the Borrower or any Guarantor pursuant to the Security Documents, in each case other than those arising under any Loan Document (provided, however, that an agreement that conditions the Borrower or any Subsidiary’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not be prohibited by this Section 6.12), except, in each case, restrictions existing by reason of:

(a) restrictions imposed by applicable law or any applicable rule, regulation or order;

(b) contractual encumbrances or restrictions imposed by the Senior Notes, the Designated Convertible Preferred Stock or encumbrances or restrictions in effect on the Amendment No. 4 Effective Date under Indebtedness existing on the Amendment No. 4 Effective Date or contained in any Indebtedness outstanding pursuant to Section 6.01(z), or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness that does not materially expand the scope of any such encumbrance or restriction (as determined in good faith by the Borrower);

(c) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;

(d) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures;

(e) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the specific property or assets securing such Indebtedness;

(f) any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.01 or Permitted Refinancing Indebtedness in respect thereof;

(g) customary provisions contained in leases, subleases, licenses or sublicenses of Intellectual Property and other similar agreements entered into in the ordinary course of business, so long as such restrictions relate to the Intellectual Property subject thereto;

(h) customary provisions restricting subletting or assignment of any lease or sublease governing a leasehold or sub-leasehold interest;

(i) customary provisions restricting assignment, mortgaging or hypothecation of any agreement entered into in the ordinary course of business;

(j) customary restrictions and conditions contained in any agreement relating to any Asset Sale permitted under Section 6.05 pending the consummation of such Asset Sale;

(k) Permitted Liens and customary restrictions and conditions contained in the document relating thereto, so long as (1) such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.12;

(l) customary net worth provisions contained in contracts or required by insurance, surety or bonding companies, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations;

(m) any bona fide agreement in effect at the time a subsidiary becomes a Subsidiary (as reasonably determined by the Borrower in good faith);

(n) restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary that is not a Guarantor that apply only to such Subsidiary and its Subsidiaries that are not Guarantors;

(o) customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(p) restrictions on cash or other deposits (including escrowed funds) imposed under contracts entered into in the ordinary course of business;

(q) encumbrances or restrictions effected in connection with a Qualified Receivables Facility that, in the good faith determination of the Borrower, is necessary or advisable to effect such Qualified Receivables Facility;

(r) any encumbrances or restrictions of the type referred to in clause (A) above imposed by any other instrument or agreement entered into after the Closing Date that contains encumbrances and restrictions that, as reasonably determined by the Borrower in good faith, will not materially adversely affect the Borrower’s ability to make payments on the Loans; and

(s) any encumbrances or restrictions of the type referred to in clause (A) or (B) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements to the contracts, instruments or obligations referred to in clauses (a) through (r) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or similar arrangements are, in the good faith judgment of the Borrower, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions as contemplated by such provisions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement.

ARTICLE VII

Events of Default

Section 7.01 Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):

(a) any representation or warranty made or deemed made by the Borrower or any Guarantor herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or in the payment of any Fee or any other amount (other than an amount referred to in clause

(b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(d) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in, (i) Section 5.01(a) (solely with respect to the Borrower), (ii) Section 5.05(a) (provided that delivery of notice required pursuant to such Section 5.05(a) at any time will cure the related Event of Default arising under this clause (d)(ii) unless a Responsible Officer of the Borrower had actual knowledge that such Default or Event of Default had occurred and was continuing at the time that it failed to deliver such notice, (iii) Section 5.08 or (iv) Article VI; provided, that the failure to observe or perform the Financial Covenants shall not in and of itself constitute an Event of Default with respect to any Term B Facility unless the Required Financial Covenants Lenders have accelerated all Revolving Facility Loans and any Term A Loans then outstanding as a result of such breach and such declaration has not been rescinded on or before the date on which the Term B Lenders declare an Event of Default in connection therewith;

(e) default shall be made in the due observance or performance by the Borrower or any of the Guarantors of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower;

(f) (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable notice periods and grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material

Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, in each case without such Material Indebtedness having been discharged or any such event of or condition having been cured promptly; provided, that any breach of the Financial Covenants giving rise to an event described in clause (B) above shall not, by itself, constitute an Event of Default under any Term B Facility unless the Required Financial Covenants Lenders have accelerated all Revolving Facility Loans and Term A Loans then outstanding as a result of such breach and such declaration has not been rescinded on or before the date on which the Term B Lenders declare an Event of Default in connection therewith; or (ii) the Borrower or any of the Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided, that subclause (i) of this clause (f) shall not apply to (1) any secured Indebtedness that becomes due as a result of a disposition, transfer, condemnation, insured loss or similar event with respect to the property or assets securing such Indebtedness, (2) termination events or similar events occurring under any Hedging Agreement (other than at the stated final maturity thereof and the failure to make a payment required as a result of any such termination or similar event); (3) any breach or default that is (A) remedied by the Borrower or the applicable Subsidiary or (B) waived (including in the form of an amendment) by the required holders of the applicable item of Indebtedness, in each case, prior to the acceleration of Loans and Commitments pursuant to this Section 7.01; (4) any customary offer to repurchase provisions upon an asset sale, (5) customary debt and equity proceeds prepayment requirements contained in any bridge or other interim credit facility, (6) Indebtedness of any person assumed in connection with the acquisition of such person to the extent that such Indebtedness is repaid as required by the terms thereof as a result of the acquisition of such person, (7) the redemption of any Indebtedness incurred to finance an acquisition or other transaction pursuant to any special mandatory redemption feature that is triggered as a result of the failure of such acquisition or other transaction to occur or (8) any redemption, repurchase, conversion, exchange or settlement with respect to any convertible or exchangeable Indebtedness permitted by Section 6.01 pursuant to its terms unless such redemption, repurchase, conversion, exchange or settlement results from a default or event of default thereunder;

(g) there shall have occurred a Change of Control;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Material Subsidiary, or of a substantial part of the property or assets of the Borrower or any Material Subsidiary, under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or any other Debtor Relief Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner, liquidator or similar official for the Borrower or any Material Subsidiary or for a substantial part of the property or assets of the Borrower or any Material Subsidiary or (iii) the winding-up, liquidation, reorganization, dissolution, compromise, arrangement or other relief of the Borrower or any Material Subsidiary (except in a transaction permitted hereunder); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or any other Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner, liquidator or similar official for the Borrower or any Material Subsidiary or for a substantial part of the property or assets of the Borrower or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or fail generally to pay its debts as they become due;

(j) the failure by the Borrower or any Material Subsidiary to pay one or more final judgments aggregating in excess of the greater of $215,000,000 and 15% of Adjusted Consolidated EBITDA for the most recently ended Test Period, determined on a Pro Forma Basis, which judgments are not discharged or effectively waived or stayed for a period of 60 consecutive days, or any action shall be legally taken by a judgment creditor to attach or levy upon assets or properties of the Borrower or any Material Subsidiary to enforce any such judgment;

(k) (i) an ERISA Event shall have occurred, (ii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans or (iii) the Borrower or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA; and in each case in clauses (i) through (iii) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

(l) (i) any security interest purported to be created by any Security Document and to extend to assets that constitute a material portion of the Collateral shall cease to be, or shall be asserted in writing by the Borrower or any other Loan Party not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except (x) to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, (y) as a result of (A) the Collateral Agent no longer having possession of certificates, promissory notes, other instruments or chattel paper delivered to it under any Security Document or (B) Uniform Commercial Code filings and amendments (including continuation statements) not being filed or not being filed in a timely manner (so long as such failure does not result from breach or non-compliance with the Loan Documents by any Loan Party) or (z) in connection with a release of such Collateral in accordance with the terms of this Agreement (including during a Collateral Suspension Period), or (ii) a material portion of the Guarantees pursuant to the Loan Documents by the Guarantors guaranteeing the Obligations, shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by the Borrower or any Guarantor not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof);

provided, that no Event of Default shall occur under this Section 7.01(l) if the Loan Parties cooperate with the Collateral Agent to replace or perfect such security interest and Lien or such Guarantees, such security interest and Lien or Guarantees are promptly replaced or perfected (as needed) and the rights, powers and privileges of the Secured Parties are not materially adversely affected by such replacement;

(m) (i) any material provision of any Loan Document shall for any reason (other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements)) cease to be a legal, valid and binding obligation of any party thereto in accordance with its terms or (ii) any Loan Document shall for any reason be asserted in writing by the Borrower or any Guarantor not to be a legal, valid and binding obligation of any party thereto, then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders (or in the case of a termination of the Revolving Facility Commitments pursuant to clause (i) below, the Required Revolving Facility Lenders or, in the case of a failure to observe or perform the Financial Covenants, unless the Required Financial Covenants Lenders have accelerated all Revolving Facility Loans and Term A Loans then outstanding as a result of such breach and such declaration has not been rescinded on or before the date on which the Term B Lenders declare an Event of Default in connection therewith, the Required Financial Covenants Lenders), shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part (in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) if the Loans have been declared due and payable pursuant to clause (ii) above, demand Cash Collateral pursuant to Section 2.05(k); and in any event with respect to the Borrower described in clause (h) or (i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for Cash Collateral to the full extent permitted under Section 2.05(k), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; provided that, with respect to any Event of Default (other than an Event of Default under clause (d) with respect to Section 5.05(a) or, for the avoidance of doubt, an Event of Default under clause (h) or (i)), neither the Required Lenders nor the Administrative Agent may take any action with respect to any such Event of Default for which notice has been provided to the Administrative Agent or the Lenders, or otherwise reported publicly, more than two years prior to such action provided that, no such two year limitation shall apply if (i) prior to the expiration of such two year period, the Administrative Agent has commenced any remedial action with respect to such Default or Event of Default and (ii) any Loan Party had actual knowledge of such Default or Event of Default and failed to notify to the Administrative Agent as required hereby.

ARTICLE VIII

The Agents

Section 8.01 Appointment.

(a) Each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements) hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, including as the Collateral Agent for such Lender and the other Secured Parties under the Security Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s or any Loan Party’s rights to consent pursuant to and subject to the conditions set forth in this Article VIII or to the extent the Borrower or any Loan Party has any interest under the provisions of this Article VIII (including Section 8.01, Section 8.02, Section 8.08, Section 8.09, Section 8.11, Section 8.12 and Section 8.15 hereof), neither the Borrower nor any other Loan Party shall have any rights as third party beneficiary for any such provisions.

(b) In furtherance of the foregoing, each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements or Secured Hedge Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements) hereby appoints and authorizes the

Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Subagents appointed by the Collateral Agent pursuant to Section 8.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article VIII (including Section 8.07) as though the Collateral Agent (and any such Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.

Section 8.02 Delegation of Duties. The Administrative Agent and the Collateral Agent may execute any of their respective duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof)) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any such agents, employees or attorneys-in-fact selected by it with reasonable care. Each Agent may also from time to time, when it deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided, that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent or the Collateral Agent. Should any instrument in writing from the Borrower or any other Loan Party be required by any Subagent so appointed by an Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by such Agent. If any Subagent shall become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent or the Collateral Agent until the appointment of a new Subagent. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects with reasonable care.

Section 8.03 Exculpatory Provisions. None of the Agents, their respective Affiliates or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence, bad faith or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this

Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the respective Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Laws or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Laws and (c) no Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries or any of their respective Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. The Agents shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Administrative Agent in accordance with Section 8.05. No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans and/or Commitments, or disclosure of confidential information, to any Disqualified Lender.

Section 8.04 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Credit Event that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless such Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to such Credit Event. Each Agent may consult with legal counsel (including counsel to the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent in accordance with Section 9.04. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified and exculpated in a manner satisfactory to it by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

Section 8.05 Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 8.06 Non-Reliance on Agents, Arrangers, Co-Managers, Co-Documentation Agents and Other Lenders. Each Lender and Issuing Bank expressly acknowledges that none of the Agents, any Arranger, any Co-Manager, any Co-Documentation Agent or any of their respective Related Parties have made any representations or warranties to it and that no act by any Agent, any Arranger, any Co-Manager or any Co-Documentation Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent, any Arranger, any Co-Manager or any Co-Documentation Agent to any Lender. Each Lender and Issuing Bank represents to the Agents that it has, independently and without reliance upon any Agent, any Arranger, any Co-Manager, any Co-Documentation Agent or any other Lender or any of their respective Related Parties, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into the business, operations, property, financial and other condition and creditworthiness of, the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent, any Arranger, any Co-Manager, any Co-Documentation Agent or any other Lender or any of their respective Related Parties, and based on such documents and information (which may contain material non-public information within the meaning of the United States securities laws concerning the Loan Parties and their Affiliates) as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents or any related agreement or any document furnished hereunder or thereunder and in deciding whether or the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its Related Parties.

Section 8.07 Indemnification. The Lenders agree to indemnify each Agent and the Revolving Facility Lenders agree to indemnify each Issuing Bank, in each case in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), in the amount of its pro rata share (based on its aggregate Revolving Facility Credit Exposure and, in the case of the indemnification of each Agent, outstanding Term Loans and unused Commitments hereunder; provided, that the aggregate principal amount of L/C Disbursements owing to any Issuing Bank shall be considered to be owed to the Revolving Facility Lenders ratably in accordance with their respective Revolving Facility Credit Exposure) (determined at the time such indemnity is sought or, if the respective Obligations have been repaid in full, as determined immediately prior to such repayment in full), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or such Issuing Bank in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent or Issuing Bank under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent’s or Issuing Bank’s gross negligence, bad faith or willful misconduct. The failure of any Lender to reimburse any Agent or Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent or Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent or Issuing Bank, as the case may be, for such other Lender’s ratable share of such amount. The agreements in this Section 8.07 shall survive the payment of the Loans and all other amounts payable hereunder.

Section 8.08 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued, or Letter of Credit participated in, by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

Section 8.09 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent and Collateral Agent under this Agreement and the other Loan Documents upon 30 days’ notice to the Lenders and the Borrower. Any such resignation by the Administrative Agent hereunder shall also constitute its resignation as an Issuing Bank, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit hereunder and (y) shall maintain all of its rights as Issuing Bank with respect to any Letters of Credit issued by it prior to the date of such resignation. Upon any such resignation, then the Required Lenders shall have the right, subject to the reasonable consent of the Borrower (so long as no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing), to appoint a successor which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and Collateral Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective (except in the case of the Collateral Agent holding collateral security on behalf of such Secured Parties, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed), and the Lenders shall assume and perform all of the duties of the Administrative Agent and Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article VIII and Section 9.05 shall inure to its benefit as to any actions taken or omitted to be taken by it, its Subagents and their respective Related Parties while it was Administrative Agent under this Agreement and the other Loan Documents.

Section 8.10 Arrangers, Etc. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the persons named on the cover page hereof as a Joint Bookrunner, Joint Lead Arranger, Co-Manager or Co-Documentation Agent is named as such for recognition purposes only, and in its capacity as such shall have no rights, duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document, except that each such person and its Affiliates shall be entitled to the rights expressly stated to be applicable to them in Section 9.05 and 9.17 (subject to the applicable obligations and limitations as set forth therein).

Section 8.11 Security Documents and Collateral Agent. The Lenders and the other Secured Parties authorize the Collateral Agent to release any Collateral or Guarantors in accordance with Section 9.18 or if approved, authorized or ratified in accordance with Section 9.08.

The Lenders and the other Secured Parties hereby irrevocably authorize the Collateral Agent to, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify any Permitted Junior Intercreditor Agreement, any Permitted First Lien Intercreditor Agreement and any other intercreditor or subordination agreement (in form reasonably satisfactory to the Collateral Agent and deemed appropriate by it) with the collateral agent or other representative of holders of Indebtedness secured (and permitted to be secured) by a Lien on assets constituting all or a portion of the Collateral that is not prohibited (including with respect to priority) under this Agreement and to subject the Obligations and the Liens on the Collateral securing the Obligations to the provisions thereof (any of the foregoing, an “Intercreditor Agreement”). The Lenders and the other Secured Parties irrevocably agree that (x) the Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower as to whether any such other Liens are permitted hereunder and as to the respective assets constituting Collateral that secure (and are permitted to secure) such Indebtedness hereunder and (y) any Intercreditor Agreement entered into by the Collateral Agent shall be binding on the Secured Parties, and each Lender and the other Secured Parties hereby agrees that it will take no actions contrary to the provisions of, if entered into and if applicable, any Intercreditor Agreement. Furthermore, the Lenders and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) to the holder of any Lien on such property that is permitted by clauses (c), (i), (j), (v), (z) or (ll) of Section 6.02 in each case to the extent the contract or agreement pursuant to which such Lien is granted prohibits any other Liens on such property or (ii) that is or becomes Excluded Property; and the Administrative Agent and the Collateral Agent shall do so upon request of the Borrower; provided, that prior to any such request, the Borrower shall have in each case delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying (x) that such Lien is permitted under this Agreement, (y) in the case of a request pursuant to clause (i) of this sentence, that the contract or agreement pursuant to which such Lien is granted prohibits any other Lien on such property and (z) in the case of a request pursuant to clause (ii) of this sentence, that (A) such property is or has become Excluded Property and (B) if such property has become Excluded Property as a result of a contractual restriction, such restriction does not violate Section 6.12.

Section 8.12 Right to Realize on Collateral and Enforce Guarantees. In case of the pendency of any proceeding under any Debtor Relief Laws or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Secured

Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee set forth in any Loan Document, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent; provided that, notwithstanding the foregoing, the Lenders may exercise the set-off rights contained in Section 9.06 in the manner set forth therein, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other Disposition.

Section 8.13 Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, fines, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out-of-pocket expenses, whether or not such Taxes are correctly or legally imposed. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 8.13. For purposes of this Section 8.13, the term “Lender” includes any Issuing Bank.

Section 8.14 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such

Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 8.15 Erroneous Payments.

(a) Each Lender and Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank, as applicable, that the Administrative Agent has determined in its sole discretion that any funds received by such

Lender or Issuing Bank, as applicable, from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank, as applicable (whether or not known to such Lender or Issuing Bank, as applicable), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank, as applicable, shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank, as applicable, to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank, as applicable, shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.15 shall be conclusive, absent manifest error.

(b) Each Lender and Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank, as applicable, shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank, as applicable, with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(d) Each party’s obligations under this Section 8.15 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

ARTICLE IX

Miscellaneous

Section 9.01 Notices; Communications.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic means as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Loan Party, the Administrative Agent or any Issuing Bank as of the Closing Date, to the address, electronic mail address or telephone number specified for such person on Schedule 9.01;

(ii) on and after the Amendment No. 4 Effective Date, if to the Administrative Agent or an Issuing Bank from the Borrower, to the address or addresses separately provided to the Borrower;

(iii) on and after the Amendment No. 4 Effective Date, if to the Administrative Agent from the Lenders, to the address or addresses separately provided to the Lenders; and

(iv) if to any other Lender or Issuing Bank, to the address, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them; provided, that approval of such procedures may be limited to particular notices or communications.

(c) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 9.01(b) above shall be effective as provided in such Section 9.01(b).

(d) Any party hereto may change its address, telecopy number, electronic mail address or telephone number for notices and other communications hereunder by notice to the other parties hereto.

(e) Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent); provided, that the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Except for such certificates required by Section 5.04(c), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 9.02 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect until the Termination Date. Without prejudice to the survival of any other agreements contained herein, the provisions of Sections 2.15, 2.16, 2.17 and 9.05 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the occurrence of the Termination Date or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

Section 9.03 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Issuing Bank and each Lender and their respective permitted successors and assigns.

Section 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) other than as permitted by Section 6.05, the Borrower may not assign or otherwise transfer any of its respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) no assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Persons who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b) (i) Subject to the conditions set forth in subclause (ii) below, any Lender may assign to one or more assignees (other than any natural person, holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or any Disqualified Lender) (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld, delayed or conditioned), which consent will be deemed to have been given if the Borrower has not responded within ten (10) Business Days after the delivery of any request for such consent; provided, that no consent of the Borrower shall be required (x) for an assignment of a Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund, (y) for an assignment of a Revolving Facility Commitment or Revolving Facility Loan to a Revolving Facility Lender, an Affiliate of a Revolving Facility Lender or Approved Fund with respect to a Revolving Facility Lender or (z) if an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing, for an assignment to any person;

(B) the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided, that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to (x) a Lender, an Affiliate of a Lender, or an Approved Fund, or (y) the Borrower or an Affiliate of the Borrower made in accordance with Section 2.25; and

(C) the Issuing Bank (such consent, in each case, not to be unreasonably withheld, delayed or conditioned); provided, that no consent of the

Issuing Bank shall be required for an assignment of all or any portion of a Term Loan.

(ii) Assignments (other than pursuant to Section 2.25) shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the applicable Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $1,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Term B Loans (or, if less, the remaining amount of the such assignor’s Term B Loans) and (y) $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Revolving Facility Loans or Revolving Facility Commitments and Term A Loans (or, if less, the remaining amount of such assignor’s Revolving Facility Loans, Revolving Facility Commitments or Term A Loans), unless each of the Borrower and the Administrative Agent otherwise consent; provided, that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing; provided, further, that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Related Funds being treated as one assignment), if any;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided, that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Acceptance and any form required to be delivered pursuant to Section 2.17 via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, in each case together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent);

(D) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

(E) the Assignee shall not be (1) the Borrower or any of the Borrower’s Affiliates or Subsidiaries except in accordance with Section 2.25 or (2) a Disqualified Lender.

For the purposes of this Section 9.04, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Notwithstanding the foregoing or anything to the contrary herein, no Lender shall be permitted to assign or transfer any portion of its rights and obligations under this Agreement to any person that, at the time of such assignment or transfer, is a Defaulting Lender. Any assigning Lender shall, in connection with any potential assignment, provide to the Borrower a copy of its request (including the name of the prospective assignee) concurrently with its delivery of the same request to the Administrative Agent irrespective of whether or not an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing.

(iii) Subject to acceptance and recording thereof pursuant to subclause (v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05 (subject to the limitations and requirements of those Sections, including the requirements of Sections 2.17(e) and 2.17(g))). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 9.04 (except to the extent such participation is not permitted by such clause (c) of this Section 9.04, in which case such assignment or transfer shall be null and void).

(iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans and Revolving L/C Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b)(ii)(C) of this Section 9.04, if applicable, and any written consent to such assignment required by clause (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Acceptance and promptly record the information contained therein in the Register; provided, that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(b), 2.18(d) or 8.07, the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subclause (v).

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations in Loans and Commitments to one or more banks or other entities other than any person that, at the time of such participation, is (I) a Defaulting Lender, (II) the Borrower or any of its Subsidiaries or any of their respective Affiliates, (III) a Disqualified Lender or (IV) a natural person (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that both (1) requires the consent of each Lender directly affected thereby pursuant to the first proviso to Section 9.08(b) and (2) directly affects such Participant (but, for the avoidance of doubt, not any waiver of any Default or Event of Default). Subject to clause (c)(iii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of those Sections and Section 2.19, including the requirements of Sections 2.17(e) and 2.17(g) (it being understood that the documentation required under Section 2.17(e) and 2.17(g) shall be delivered solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided, that such Participant shall be subject to Section 2.18(c) as though it were a Lender.

(ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts and interest amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Without limitation of the requirements of this Section 9.04(c), no Lender shall have any obligation to disclose all or any portion of a Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other Loan Obligations under any Loan Document), except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Loan Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(iii) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in clause (d) above; provided, that the Borrower shall not be obligated to issue a Note to any Lender that is or was a party to the Existing Credit Agreement and/or the Existing Target Credit Agreement and received one or more notes pursuant to such agreements unless all such notes (or a customary loss affidavit and indemnity in lieu thereof) has been returned to the Borrower.

(f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent. Each of the Borrower, each Lender and the

Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state or federal bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(g) Each purchase of Term B Loans pursuant to Section 2.25 shall, for purposes of this Agreement, be deemed to be an automatic and immediate cancellation and extinguishment of such Term B Loans and the Borrower shall, upon consummation of any such purchase, notify the Administrative Agent that the Register should be updated to record such event as if it were a prepayment of such Loans.

(h) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank or any other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Revolving Facility Percentage; provided, that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this clause (h), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(i) Disqualified Lenders; Non-Qualified Persons.

(i) No assignment or participation shall be made to any person that was a Disqualified Lender as of the date (the “Trade Date”) on which the assigning or participating, as applicable, Lender entered into a binding agreement to sell and assign or participate in all or a portion of its rights and obligations under this Agreement to such person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such person will not be considered a Disqualified Lender for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of the term “Disqualified Lender”), (x) such assignee shall not retroactively be disqualified from becoming a

Lender and (y) the execution by the Borrower of an Assignment and Acceptance with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment in violation of this clause (i)(i) shall not be void, but the other provisions of this clause (i) shall apply.

(ii) If any assignment or participation is made to any Disqualified Lender without the Borrower’s prior written consent in violation of clause (i)(i) above or to any Affiliate of a Disqualified Lender, or if any person becomes a Disqualified Lender or an Affiliate thereof after the applicable Trade Date, the Borrower may upon notice to the applicable Disqualified Lender or Affiliate and the Administrative Agent, (A) terminate any Revolving Facility Commitment of such Disqualified Lender or Affiliate and repay all Loan Obligations owing to such Disqualified Lender or Affiliate in connection with such Revolving Facility Commitment, (B) in the case of any outstanding Term Loans held by Disqualified Lenders or their respective Affiliates, purchase or prepay such Term Loan by paying the lowest of (x) the par value of the principal amount thereof, (y) the amount that such Disqualified Lender or its Affiliate paid to acquire such Term Loans and (z) the most recent trading price of such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder on such Loans and/or (C) require such Disqualified Lender or Affiliate to assign, without recourse (in accordance with and subject to the restrictions contained in this Section), all of its interest, rights and obligations under this Agreement to one or more assignees at the lowest of (x) the par value of the principal amount thereof, (y) the amount that such Disqualified Lender or its Affiliates paid to acquire such Revolving and/or Term Loans and (z) the most recent trading price of such Revolving and/or Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder in respect thereof; provided that if any Lender (including any Disqualified Lender or Affiliate thereof) does not execute and deliver an Assignment and Acceptance to Administrative Agent by the later of (a) the date the replacement Lender executes and delivers such Assignment and Acceptance to the Administrative Agent and (b) the date as of which the Disqualified Lender or Affiliate shall be paid by the assignee lender (or, at its option, the Borrower) the amount required pursuant to this Section 9.04(i)(ii), then such Disqualified Lender or such Affiliate shall be deemed to have executed and delivered such Assignment and Acceptance and consented to the Administrative Agent effectuating any assignment in full of such Lender’s interests hereunder and taking any such actions as appropriate to facilitate the foregoing.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders or any of their Affiliates (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by or on behalf of the Borrower or its Subsidiaries, the Administrative Agent, the Collateral Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent or Collateral Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent, the Collateral Agent or the Lenders and (B) (x) for purposes of any consent to any waiver, amendment or consent, or any action under, and for the purpose of any direction to the Administrative Agent, the Collateral Agent or any Lender to

undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender or its Affiliates, as applicable, will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws, each Disqualified Lender or its Affiliates, as applicable, party hereto hereby agrees (i) not to vote on such plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws, (ii) if such Disqualified Lender or its Affiliates, as applicable, does vote on such plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Lenders provided by the Borrower (as it may be updated, supplemented or modified from time to time) to each Lender, each prospective Assignee and each prospective Participant requesting the same in connection with an assignment or participation on a confidential basis and such lenders may so provide the Disqualified Lenders list to any potential assignees or participants on a confidential basis.

(v) For the avoidance of doubt, the provisions in Section 9.04(i)(ii), (iii) and (iv) applicable to Affiliates of Disqualified Lenders shall not apply to Bona Fide Debt Funds, unless such Bona Fide Debt Fund is otherwise a Disqualified Lender pursuant to the definition thereof.

Section 9.05 Expenses; Indemnity.

(a) Expenses. The Borrower hereby agrees to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent, the Arrangers and their respective Affiliates in connection with the syndication and distribution (including via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration (other than routine administrative procedures and excluding costs and expenses relating to assignments and participations of lenders) of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), but limited in the case of fees, charges and disbursements of counsel, to the reasonable and documented out-of-pocket fees, charges and disbursements of one primary counsel for the Administrative Agent, the Collateral Agent and the Arrangers, taken as a whole, and, if necessary, the reasonable fees, charges and disbursements of one local counsel in each appropriate jurisdiction (and, in the case of an actual or perceived conflict of interest where such person affected by such conflict informs the Borrower of such conflict, of one additional firm of counsel to all such Persons taken as a whole), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agents, any Issuing Bank or any Lender in connection with the enforcement of their rights in connection with this Agreement and any other Loan Document, in connection with the Loans made or the Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and including, but limited in the case of fees, charges and disbursements of counsel, to the fees, charges and disbursements of a single counsel for the Agents, Lenders and the Issuing Banks, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction and (if appropriate) a single regulatory counsel for all such persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where such person affected by such conflict informs the Borrower of such conflict, of one additional firm of counsel to all such Persons taken as a whole).

(b) Indemnity. The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Arrangers, each Co-Manager, each Co-Documentation Agent, each Issuing Bank, each Lender, each of their respective Affiliates, successors and assigns, and each of their respective Related Parties (each such person being called an “Indemnitee”), against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (excluding the allocated costs of in house counsel and limited to not more than one primary counsel for all such Indemnitees, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction and (if appropriate) a single regulatory counsel for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict, of one additional firm of counsel to all other Indemnitees taken as a whole)), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any violation of or liability under Environmental Laws related in any way to the Borrower or any Subsidiary, (iv) any actual or alleged presence, Release or threatened Release of or exposure to Hazardous Materials at, under, on, from or to any property owned, leased or operated by the Borrower or any Subsidiary or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower or any of their subsidiaries or Affiliates; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of obligations under this Agreement or the other Loan Documents by, such Indemnitee or any of its Related Parties or

(y) arose from any claim, action, suit, inquiry, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, action, suit, inquiry, litigation, investigation or proceeding against any Agent, Co-Manager, Co-Documentation Agent or Arranger in its capacity as such).

(c) Limitation of Liability. None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to the Borrower or any of its subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages which may be alleged as a result of the Facilities or the Transactions. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any Liabilities against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof, provided that nothing contained herein shall limit the Borrower’s obligations pursuant to Section 9.05(b). No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems (including the internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than as a result of such Indemnitee’s gross negligence, bad faith or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(d) General. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the occurrence of the Termination Date, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable within 15 days after written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(e) Taxes. This Section 9.05 shall not apply to any Taxes other than Taxes that represent losses, claims, damages, liabilities and expenses resulting from a non-Tax claim.

(f) Survival. The agreements in this Section 9.05 shall survive the resignation of the Administrative Agent, the Collateral Agent or any Issuing Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations, the occurrence of the Termination Date and the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

Section 9.06 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or such Issuing Bank to or for the credit or the account of the Borrower or any Subsidiary against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided, that any recovery by any Lender or any Affiliate pursuant to its setoff rights under this Section 9.06 is subject to the provisions of Section 2.18(c); provided, further, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.

Section 9.07 Applicable Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK; provided, however, that (a) the interpretation of the definition of “Company Material Adverse Effect” (as defined in the Merger Agreement) and whether there shall have occurred a Company Material Adverse Effect on the Target, (b) the determination of whether the condition in Section 4.01(i) has been satisfied and (c) the determination of whether the representations made by the Target or any of its affiliates are accurate and whether as a result of any inaccuracy of any such representations the Borrower or Merger Sub has the right to terminate the obligations of the Borrower and Merger Sub or has the right to refuse to consummate the Merger under the Merger Agreement, shall be governed by and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 9.08 Waivers; Amendment.

(a) No failure or delay of the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or the applicable Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 1.09, 1.10, 2.14, 2.21, 2.22, 2.23 or 6.10, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (except that any waiver, amendment or modification of Section 6.11 or of any defined term (or component defined term) but only to the extent as used therein (or any Default or Event of Default or exercise of remedies by the Required Financial Covenants Lenders in respect or as a result thereof) or of the definition of “Required Financial Covenants Lenders” shall require the Required Financial Covenants Lenders voting as a single Class, rather than the Required Lenders) and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each Loan Party party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that no such agreement shall:

(i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any reimbursement obligation with respect to any L/C Disbursement, or extend the stated expiration of any Letter of Credit beyond the applicable Revolving Facility Maturity Date, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification); provided, that (x) any amendment to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i) even if the effect of such amendment would be to reduce the rate of interest on any Loan or any reimbursement obligation with respect to any L/C Disbursement or to reduce any fee payable hereunder and (y) only the consent of the Required Lenders shall be necessary to reduce or waive any obligation of the Borrower to pay interest or Fees at the applicable default rate set forth in Section 2.13(c);

(ii) increase or extend the Commitment of any Lender, or decrease the Commitment Fees, L/C Participation Fees or any other Fees of any Lender without the prior written consent of such Lender (which, notwithstanding the foregoing, with respect to any such extension or decrease, such consent of such Lender shall be the only consent required hereunder to make such modification); provided, that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default, mandatory prepayments or of a mandatory reduction in the aggregate Commitments shall not constitute an increase or extension of the Commitments of any Lender for purposes of this clause (ii);

(iii) extend or waive any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date, extend or waive any Revolving Facility Maturity Date or reduce the amount due on any Revolving Facility Maturity Date or extend any date on which payment of interest (other than interest payable at the applicable default rate of interest set forth in Section 2.13(c)) on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification);

(iv) amend the provisions of Section 2.18(b) in a manner that would by its terms alter the payment waterfall, or Section 2.18(c) in a manner that would by its terms alter the pro rata sharing of payments required thereby, in either case, without the prior written consent of each Lender adversely affected thereby;

(v) amend or modify the provisions of this Section 9.08 or the definition of the terms “Required Lenders” or “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date);

(vi) except as provided in Section 9.18, release all or substantially all of the value of the Collateral or all or substantially all of the value of the Guarantees provided by the Guarantors, taken as a whole, without the prior written consent of each Lender; or

(vii) subordinate (x) the Liens securing any of the Obligations on all or substantially all of the Collateral (“Existing Liens”) to the Liens securing any other Indebtedness or other obligations or (y) any Obligations in contractual right of payment to any other Indebtedness or other obligations (any such other Indebtedness or other obligations, to which such Liens securing any of the Obligations or such Obligations, as applicable, are subordinated, “Senior Indebtedness”) without the prior written consent of each Lender adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification), in either the case of subclause (x) or (y), unless each adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are adversely affected thereby held by each Lender) of the Senior Indebtedness on the same terms (other than bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness and to the extent such adversely affected Lender decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness pursuant to a written offer made to each such adversely affected Lender describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each adversely affected Lender for a period of not less than five Business Days;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Banks hereunder without the prior written consent of the Administrative Agent, the Collateral Agent or each Issuing Bank affected thereby, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any Assignee of such Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have the right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all or a portion of the outstanding Term Loans of any Class (“Refinanced Term Loans”) with one or more tranches of replacement term loans (“Replacement Term Loans”) hereunder; provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans (plus accrued interest, fees, expenses and premium), (ii) except in connection with the Inside Maturity Amount or customary bridge financings (to the extent such bridge financing is convertible on customary terms into a permanent instrument otherwise meeting the conditions in this clause (ii)), escrow or other similar indebtedness with a maturity date of not longer than one (1) year so long as the indebtedness subject to such escrow or other similar arrangement otherwise meets the conditions in this clause (ii) upon the release of such escrow or other similar arrangement, the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans, at the time of such refinancing and (iii) all other terms applicable to such Replacement Term Loans shall be as agreed between the Borrower and the Lenders providing such Replacement Term Loans. The amendments to this paragraph and clause (viii) of this Section 9.08(b) pursuant to Amendment No. 4 shall become effective upon the date on which the aggregate outstanding principal amount of all Term B Loans and any accrued but unpaid interest and fees related thereto have been paid in full.

(c) Without the consent of any Lender or Issuing Bank, the Loan Parties and the Administrative Agent and the Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification, supplement or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, to include holders of Other First Liens or (to the extent necessary or advisable under applicable local law) Junior Liens in the benefit of the Security Documents in connection with the incurrence of any Other First Lien Debt or Indebtedness permitted to be secured by Junior Liens and to give effect to any Intercreditor Agreement associated therewith, or as required by local law to give effect to, or protect, any security interest for the benefit of the Secured Parties in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document.

(d) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to permit additional extensions of credit to be outstanding hereunder from time to time and the accrued interest and fees and other obligations in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Facility Loans and the accrued interest and fees and other obligations in respect thereof and (ii) to include appropriately the holders of such extensions of credit in any determination of the requisite lenders required hereunder, including Required Lenders, the Required Revolving Facility Lenders and Required Financial Covenants Lenders, as applicable, and for purposes of the relevant provisions of Section 2.18(b).

(e) Notwithstanding the foregoing, modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent (but without the consent of any Lender) to (A) integrate any Other Term Loan Commitments, Other Revolving Facility Commitments, Other Term Loans and Other Revolving Loans in a manner consistent with Sections 2.21, 2.22 and 2.23 as may be necessary to establish such Other Term Loan Commitments, Other Revolving Facility Commitment, Other Term Loans or Other Revolving Loans as a separate Class or tranche from the existing Term Facility Commitments, Revolving Facility Commitments, Term Loans or Revolving Facility Loans, as applicable, and, in the case of Extended Term Loans, to reduce the amortization schedule of the related existing Class of Term Loans proportionately, (B) integrate any Other First Lien Debt or (C) cure any ambiguity, omission, error, defect or inconsistency.

(f) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be necessary to ensure that all Term Loans established pursuant to Section 2.21 after the Closing Date that will be included in an existing Class of Term Loans outstanding on such date (an “Applicable Date”), when originally made, are included in each Borrowing of outstanding Term Loans of such Class (the “Existing Class Loans”), on a pro rata basis, and/or to ensure that, immediately after giving effect to such new

Term Loans (the “New Class Loans” and, together with the Existing Class Loans, the “Class Loans”), each Lender holding Class Loans will be deemed to hold its Pro Rata Share of each Class Loan on the Applicable Date (but without changing the amount of any such Lender’s Term Loans), and each such Lender shall be deemed to have effectuated such assignments as shall be required to ensure the foregoing. The “Pro Rata Share” of any Lender on the Applicable Date is the ratio of (1) the sum of such Lender’s Existing Class Loans immediately prior to the Applicable Date plus the amount of New Class Loans made by such Lender on the Applicable Date over (2) the aggregate principal amount of all Class Loans on the Applicable Date.

(g) Notwithstanding the foregoing, this Agreement may be amended, with the written consent of each Revolving Facility Lender, the Administrative Agent and the Borrower to the extent necessary to integrate any Alternate Currency.

(h) Notwithstanding anything to the contrary herein:

(i) In connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (other than (x) any Lender that is a regulated bank, (y) any Revolving Facility Lender as of the Closing Date and (z) any Affiliate of the foregoing) or any of its Affiliates (other than Affiliates that (I) make independent investment decisions, (II) have customary information screens in place (that apply to the Borrower) and (III) have investment policies that are not directed by, and whose investment decisions are not influenced by, the holder or a common Affiliate acting in concert with the holder) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans or Commitments (each, a “Net Short Lender”) shall, unless the Borrower otherwise elects (in its sole discretion) have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders.

(ii) In connection with any such determination, each Lender (other than any Lender that is a regulated bank and any Revolving Facility Lender as of the Closing Date) shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Borrower and the Administrative Agent that it is not a Net Short Lender (it being understood and agreed that the Borrower and the Administrative Agent shall be entitled to rely on each such representation and deemed representation). The Administrative Agent (and its sub-agents) shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, any other Lender’s compliance with the provisions hereof relating to Net Short Lenders. Without limiting the generality of the foregoing, the Administrative Agent (and its sub-agents), in such capacity and not in its capacity as a Lender, if applicable, shall not be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Assignee or Participant is a Net Short Lender.

(iii) For purposes of determining whether a Lender has a “net short position” on any date of determination: (A) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars, (B) notional amounts in other currencies shall be converted to the Dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the relevant date of determination, (C) derivative contracts in respect of an index that includes any of the Borrower or any other Loan Party or any instrument issued or guaranteed by the Borrower or any other Loan Party shall not be deemed to create a short position with respect to the Loans or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) the Borrower and the other Loan Parties and any instrument issued or guaranteed by any of the Borrower or any other Loan Party, collectively, shall represent less than five percent (5%) of the components of such index, (D) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivative Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans and/or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction, or (z) any of the Borrower or any other Loan Party is designated as a “Reference Entity” under the terms of such derivative transaction, and (E) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender protection in respect of the Loans or the Commitments, or as to the credit quality of any of the Borrower or any other Loan Party other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrower and the other Loan Parties and any instrument issued or guaranteed by any of the Borrower or any other Loan Party, collectively, shall represent less than five percent (5%) of the components of such index.

(iv) For the avoidance of doubt, the determination of whether a Lender (or its relevant Affiliate) has a “net short position” shall also take into account the other positions held by such person including, but not limited to, (i) whether such person is also a seller of protection, (ii) any holdings by such person with respect to other Indebtedness or credit instruments of the Borrower or any of its Subsidiaries, and (iii) any direct or indirect equity ownership of the Borrower.

Section 9.09 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender or Issuing Bank in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 9.10 Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto (and the Indemnitees) rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby as to such jurisdiction, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13 Counterparts; Electronic Signatures.

(a) This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 9.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15 Jurisdiction; Consent to Service of Process.

(a) The Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, the Collateral Agent, any Lender, any Issuing Bank, any Arranger, any Co-Manager, any Co-Documentation Agent or any Affiliate of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in clause (a) of this Section 9.15. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.

Section 9.16 Confidentiality. Each of the Lenders, each Issuing Bank and each of the Agents agrees that it shall maintain in confidence any information relating to the Borrower and any Subsidiary or their respective businesses furnished to it by or on behalf of the Borrower or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such Issuing Bank or such Agent so long as it has not (i) otherwise breached its confidentiality obligations under this Section 9.16 or (ii) developed such information based on information received by or on behalf of the Borrower or any of its subsidiaries from a third party that, to its knowledge, has breached confidentiality obligations owing to such Lender, such Issuing Bank or such Agent or (c) was available to such Lender, such Issuing Bank or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to the Borrower or any other Loan Party) and shall not reveal the same other than to its Related Parties and any numbering, administration or settlement service providers or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with applicable laws or any legal process or the requirements of any Governmental Authority purporting to have jurisdiction over such person or its Related Parties, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded (in which case such Lender, Issuing Bank or Agent (i) to the extent practicable and not prohibited by applicable law, agrees to inform the Borrower promptly thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (B) as part of reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc. (in which case such Lender, Issuing Bank or Agent agrees to use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (C) to its parent companies, Affiliates and their Related Parties including auditors, accountants, legal counsel and other advisors, and to creditor insurers and reinsurers, on a “need to know” basis (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16; provided that such Lender, Issuing Bank or Agent shall be responsible for its Parent companies’, Affiliates’ and their Related Parties’ (including its and their respective auditors, accountants, legal counsel and other advisors and credit insurers and reinsurers) compliance with this paragraph), (D) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (E) to any pledgee under Section 9.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (F) to any direct or indirect contractual counterparty (or its Related Parties) in Hedging Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16), (G) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the facilities evidenced by this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities evidenced by this Agreement, (H) with the prior written consent of the Borrower and (I) to any other party to this Agreement; provided that notwithstanding anything in this Section 9.16 to the contrary, in no event shall any disclosure of any such information be made to a person that is a Disqualified Lender at the time of disclosure (except to the extent set forth in clause (A)). In addition, the Agents, the Issuing Banks and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents, the Issuing Banks and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments and the extensions of credit hereunder; provided that such person is advised and agrees to be bound by the provisions of this Section 9.16.

For the avoidance of doubt, nothing in this Section 9.16 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision regarding suspected violations of law to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.16 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

Section 9.17 Platform; Borrower Materials. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its Subsidiaries or any of their respective securities) (each, a “Public Lender”). The Borrower may identify portions of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as solely containing information that is either (A) publicly available information or (B) not material (although it may be sensitive and proprietary) with respect to the Borrower or the Subsidiaries or any of their respective securities for purposes of United States Federal securities laws (provided, however, that such Borrower Materials shall be treated as set forth in Section 9.16, to the extent such Borrower Materials constitute information subject to the terms thereof), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor,” and (iv) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” THE PLATFORM IS

PROVIDED “AS IS” AND “AS AVAILABLE.” THE ADMINISTRATIVE AGENT, ITS RELATED PARTIES, THE ARRANGERS, THE CO-MANAGERS AND THE CO-DOCUMENTATION AGENTS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT, ANY OF ITS RELATED PARTIES, ANY ARRANGER, ANY CO-MANAGER ~~OR ANY CO-DOCUMENTATION AGENT~~ IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.

Section 9.18 Release of Liens and Guarantees.

(a) The Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably agree that the Liens granted to the Collateral Agent by the Loan Parties on any Collateral shall (1) be automatically released: (i) in full upon the occurrence of the Termination Date as set forth in Section 9.18(d) below; (ii) upon the Disposition (other than any lease or sublease or any nonexclusive license or sublicense) of such Collateral by any Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction permitted by this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent that such Collateral comprises property leased to a Loan Party, upon termination or expiration of such lease (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.08), (v) to the extent that the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee in accordance with the Guarantee Agreement or clause (b) below (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (vi) as required by the Collateral Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents, (vii) in the case of Permitted Receivables Facility Assets and Permitted Receivables Related Assets, upon the Disposition thereof by any Loan Party pursuant to a Qualified Receivables Facility, (viii) upon any asset or property becoming Excluded Property and (2) be released in the circumstances, and subject to the terms and conditions, provided in Section 8.11 (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without any further inquiry) or (ix) upon the occurrence of a Collateral Suspension Period. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. For the avoidance of doubt, the amendments to this Section 9.18 pursuant to Amendment No. 4 relating to a Collateral Suspension Period shall become effective upon the date on which the aggregate outstanding principal amount of all Term B Loans and any accrued but unpaid interest and fees related thereto have been paid in full.

(b) In addition, the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably agree that the respective Guarantor shall be automatically released from its respective Guarantee (i) upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Subsidiary, (ii) in the case of any Guarantor which would not be required to be a Guarantor because it is or has become an Excluded Subsidiary (provided that the Administrative Agent and Collateral Agent may rely conclusively on such certificate to the foregoing effect without further inquiry); provided, that any such release pursuant to preceding clause (ii) shall only be effective if at the time of such release (and after giving effect thereto), all outstanding Indebtedness of such Subsidiary and any Investments in such Subsidiary would then be permitted to be made in accordance with the relevant provisions of Section 6.01 and 6.04, as applicable (for this purpose, with the Borrower being required to reclassify any such items made in reliance upon the respective Subsidiary being a Guarantor on another basis as would be permitted by such applicable Section) (and all items described above in this proviso shall thereafter be deemed characterized as provided in this proviso) or (iii) if the release of such Guarantor is approved, authorized or ratified by the Required Lenders (or such other percentage of Lenders whose consent is required in accordance with Section 9.08).

(c) The Lenders, the Issuing Banks and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this Section 9.18, all without the further consent or joinder of any Lender or any other Secured Party. Upon the effectiveness of any such release, any representation, warranty or covenant contained in any Loan Document relating to any such Collateral or Guarantor shall no longer be deemed to be made. In connection with any release hereunder, the Administrative Agent and the Collateral Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense in connection with the release of any Liens created by any Loan Document in respect of such Subsidiary, property or asset; provided, that (i) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower containing such certifications as the Administrative Agent shall reasonably request, (ii) the Administrative Agent or the Collateral Agent shall not be required to execute any such document on terms which, in the applicable Agent’s reasonable opinion, would expose such Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (iii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery of documents pursuant to this Section 9.18(c) shall be without recourse to or warranty by the Administrative Agent or Collateral Agent.

(d) Notwithstanding anything to the contrary contained herein or any other Loan Document, on the Termination Date, upon request of the Borrower, the Administrative Agent and/or the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Loan Document, whether or not on the date of such release there may be any (i) obligations in respect of any Secured Hedge Agreements or any Secured Cash Management Agreements and (ii) contingent indemnification obligations or expense reimbursement claims not then due; provided, that the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower containing such certifications as the Administrative Agent shall reasonably request. Any such release of obligations shall be deemed subject to the provision that such obligations shall be reinstated if after such release any portion of any payment in respect of the obligations guaranteed thereby shall be rescinded, avoided or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent (and their respective representatives) in connection with taking such actions to release security interests in all Collateral and all obligations under the Loan Documents as contemplated by this Section 9.18(d).

(e) Obligations of the Borrower or any of its Subsidiaries under any Secured Cash Management Agreement or Secured Hedge Agreement (after giving effect to all netting arrangements relating to such Secured Hedge Agreements) shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed. No person shall have any voting rights under any Loan Document solely as a result of the existence of obligations owed to it under any such Secured Hedge Agreement or Secured Cash Management Agreement. For the avoidance of doubt, no release of Collateral or Guarantors effected in the manner permitted by this Agreement shall require the consent of any holder of obligations under Secured Hedge Agreements or any Secured Cash Management Agreements.

Section 9.19 USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act and Beneficial Ownership Regulations.

Section 9.20 Agency of the Borrower for the Loan Parties. Each of the other Loan Parties hereby appoints the Borrower as its agent for all purposes relevant to this Agreement and the other Loan Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto.

Section 9.21 No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Administrative Agent, the Revolving Facility Lenders nor any Issuing Bank, nor any of their Related Parties, shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank’s willful misconduct, bad faith or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may, in its sole discretion, either accept and make payment upon documents that appear on their face to be in substantial compliance with a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

Section 9.22 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other person who may be entitled thereto under applicable law).

Section 9.23 Acknowledgment and Consent to Bail-In of EEA Affected Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.24 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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